As filed with the Securities and Exchange Commission on January 18, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vertical Aerospace Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3721	Not Applicable
(State or Other Jurisdiction of Incorporation or		(I.R.S. Employers Identification No.)
Organization)

(Primary Standard Industrial Classification Code

Number)

Vertical Aerospace Ltd.

140-142 Kensington Church Street

London, W8 4BN

+44 117 457 2094

(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th Floor

New York, New York 10168

Tel: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Robbie McLaren, Esq. J. David Stewart, Esq. Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom Tel: (+44) (20) 7710-1000	Sanjay Verma Vertical Aerospace Ltd. 140-142 Kensington Church Street London, W8 4BN +44 117 457 2094

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Security(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.0001................	238,424,783	$9.22	$2,198,276,499.26	$203,780.23
Warrants(4)	4,000,000	$0.95	$3,800,000	$352.26
Ordinary Shares issuable on exercise of Warrants(5)	4,000,000	— (6)	— (6)	$204,132.49

(1)

Represents 238,424,783 Ordinary Shares, par value $0.0001 (“Ordinary Shares”), of Vertical Aerospace Ltd. (“Vertical”) offered by the selling securityholders identified in this registration statement. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

Calculated in accordance with Rule 457(c), based on the average of the high ($9.44) and low ($9.00) prices of the Ordinary Shares and the average of the high ($0.99) and low ($0.90) of the warrants on the New York Stock Exchange (“NYSE”) on January 13, 2022.

(4)

Consists of 4,000,000 warrants held by Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates (the “Convertible Notes Warrants”).

(5)  Consists of Ordinary Shares issuable upon exercise of the Convertible Notes Warrants. Each Convertible Notes Warrant will entitle the warrant holder to purchase one Ordinary Share at a price of $11.50 per share (subject to adjustment).

(6)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated                    , 2022.

PRELIMINARY PROSPECTUS

Vertical Aerospace Ltd.

242,424,783 ORDINARY SHARES

4,000,000 WARRANTS TO PURCHASE ORDINARY SHARES

This prospectus relates to the resale, from time to time, by the selling shareholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of up to (i) 242,424,783 of our ordinary shares, par value $0.0001 per share, issued to certain of the Selling Securityholders, (ii) which includes 28,235,810 ordinary shares due upon the conversion of the Convertible Senior Secured Notes and 10,053,990 ordinary shares that are issuable as PIK Interest (as defined below) (collectively, the “Ordinary Shares”) and (ii) 4,000,000 warrants exercisable for one Ordinary Share each, with an exercise price of $11.50 per Ordinary Share, previously issued to the Convertible Senior Secured Notes Investor, as described below (the “Convertible Notes Warrants”).

On December 16, 2021 (the “Closing Date”), we consummated the previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated June 10, 2021, (as amended, the “Business Combination Agreement”) by and among Vertical Aerospace Ltd., a Cayman Islands exempted company (“Vertical”), Broadstone Acquisition Corp., a Cayman Islands exempted company (“Broadstone”), Broadstone Sponsor LLP, a limited liability partnership incorporated under the laws of England and Wales (“Sponsor”), Vertical Merger Sub Ltd., a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), Vertical Aerospace Group Ltd., a private limited company incorporated under the laws of England and Wales (“VAGL”), Vincent Casey (solely in his capacity as the representative of the shareholders of VAGL), and the shareholders of VAGL party thereto (“VAGL Shareholders”). On December 15, 2021, as contemplated by the Business Combination Agreement, Merger Sub merged with and into Broadstone, as a result of which the separate corporate existence of Merger Sub ceased, and Broadstone continued as the surviving entity as a wholly-owned subsidiary of Vertical. Following the Merger, on the Closing Date, Vertical acquired all of the issued and outstanding shares of VAGL from the shareholders of VAGL in exchange for the payment, issuance and delivery of the Ordinary Shares to the shareholders of VAGL (the “Share Acquisition” and together with the Merger, the “Business Combination”). As a result of the Share Acquisition, VAGL became a wholly owned subsidiary of Vertical, and the shareholders of VAGL became shareholders of Vertical.

In addition, we entered into a subscription agreement dated October 26, 2021 (the “Convertible Senior Secured Notes Subscription Agreement”) with a certain third-party investor (the “Convertible Senior Secured Notes Investor”), pursuant to which such investor has agreed to purchase $200 million aggregate principal amount of convertible senior secured notes, which will bear interest at a rate of 7.00% per annum for cash interest or 9.00% per annum paid-in-kind (the “PIK Interest”), selected at our option, will be paid semi-annually and will be convertible for Ordinary Shares (the “Convertible Senior Secured Notes”). In connection with the execution of the Convertible Senior Secured Notes Subscription Agreement, we issued 4,000,000 Convertible Notes Warrants, which are exercisable for one Ordinary Share each, with an exercise price of $11.50 per Ordinary Share (subject to adjustment) to the Convertible Senior Secured Notes Investor. Pursuant to the Convertible Senior Secured Notes Subscription Agreement, we agreed to register 18,181,820 Ordinary Shares underlying the Convertible Senior Secured Notes (the “Convertible Senior Secured Notes Shares”) and are registering up to 10,053,990 Ordinary Shares representing the total amount of PIK Interest that may be issued under the Convertible Senior Secured Notes Subscription Agreement to the Convertible Senior Secured Notes Investor (the “Convertible Senior Secured PIK Shares”).

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer and sell any of the securities from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the securities. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section entitled “Plan of Distribution” elsewhere in this prospectus. We do not know when or in what amounts the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus. All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts.

We are registering these securities for resale by the Selling Securityholders named in this prospectus or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of any securities by the Selling Securityholders. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Ordinary Shares and public warrants (“Public Warrants”) are listed on the New York Stock Exchange under the symbols “EVTL” and “EVTLW,” respectively. On January 13, 2022, the last reported sales price of our Ordinary Shares was $9.05 per share and the last reported sales price of our Public Warrants was $0.93 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the Securities Exchange Commission (the “SEC”). The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the Ordinary Shares being issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Our financial statements included in this prospectus are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this prospectus as “IFRS.” Our interim financial statements are prepared in accordance with “IAS 34: Interim Financial Reporting” as issued by the International Accounting Standards Board. We may refer in various places within this prospectus to non-IFRS financial measures. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, including market size and growth of the market in which we participate that are based on industry publications and reports and forecasts prepared by our management. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Certain estimates of market opportunity, including internal estimates of our addressable market and forecasts of market growth included in this prospectus may prove inaccurate. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this prospectus relating to the size of our target market, market demand and adoption, capacity to address this demand and pricing may prove to be inaccurate. Our addressable market estimates may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates in this prospectus, our business could fail to successfully address or compete in such markets, if at all. We obtained certain information from the following sources:

●	Global Helicopter TAM — Worldwide; Fortune Business Insights; Statista; 2019 and 2020 (“Statista Helicopter Report”);
●	Global TAM Taxi, Commercial Airlines — Statista Mobility Market Outlook, 2020 (“Statista Taxi/Commercial Airlines Report,” taken together with the Statista Helicopter Report, the “Statista Reports”);
●	Leading Business Jet Type Markets Databank — Magna Intelligence (“Magna”); and
●	eVTOL/Urban Air Mobility TAM Update: A Slow Take-Off, But Sky’s the Limit — Morgan Stanley Research (“Morgan Stanley”).

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS

Unless the context otherwise requires, references in this prospectus to the “Company,” “Vertical,” “we,” “us” or “our” refers to Vertical Aerospace Ltd., a Cayman Islands exempted company, after the consummation of the Business Combination (the “Closing,” and, such date of the consummation of the Business Combination, the “Closing Date”) and its consolidated subsidiaries following the Business Combination. References to “VAGL” and “Broadstone” refer to our predecessor companies, Vertical Aerospace Group Ltd., a private limited company incorporated under the laws of England and Wales, and Broadstone Acquisition Corp., a Cayman Islands exempted company, respectively, prior to the consummation of the Business Combination.

In this document, unless otherwise stated in this prospectus or the context requires:

“2021 Incentive Plan” means the Vertical Aerospace Ltd. 2021 Incentive Award Plan filed as Exhibit 10.9 to this prospectus.

“AAM” means advanced air mobility, with reference to the advanced air mobility market.

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of Vertical Aerospace Ltd. adopted on December 1, 2021, a copy of which is filed as Exhibit 3.1 to this prospectus.

“American” means American Airlines Inc.

“American Commercial Warrant Shares” means the Ordinary Shares represented by Warrant B, Warrant C, Warrant D, Warrant E and Warrant F (as such terms are defined in the American Warrant Instrument) to be issued to American in accordance with the American Warrant Instrument.

“American Lock-Up Agreement” means the Lock-Up Agreement entered into by American at the Closing in connection with the Business Combination.

“American SPA” means the share purchase deed, dated as of June 10, 2021, providing for, among other things, the sale of 5,804 Class Z ordinary shares of VAGL to Vertical in consideration for the issuance by Vertical of 6,125,000 Ordinary Shares to American.

“American Warrant Instrument” means the warrant instrument entered into by Vertical immediately following the Closing pursuant to which, among other things, American will receive warrants exercisable for Ordinary Shares.

“Avolon” means Avolon e Limited, its shareholders or a member of the Avolon Group (as applicable).

“Avolon Commercial Warrant Shares” means the Ordinary Shares represented by Warrant C1 and Warrant C2 (as such terms are defined in the Avolon Warrant Instrument) to be issued to the Avolon Warrantholders in accordance with the Avolon Warrant Instrument.

“Avolon Group” means Avolon Holdings Limited and each of its subsidiaries from time to time.

“Avolon Warrantholders” means the shareholders of Avolon e Limited.

“Avolon Lock-Up Agreements” means the Lock-Up Agreements entered into by the Avolon Warrantholders at the Share Acquisition Closing in connection with the Business Combination.

“Avolon Warrant Instrument” means the warrant instrument entered into by Vertical immediately following the Closing pursuant to which, among other things, the Avolon Warrantholders will receive warrants exercisable for Ordinary Shares.

“Bristow” means Bristow Group Inc.

“British pounds sterling” or “£” means the legal currency of the United Kingdom.

v

“Broadstone” means Broadstone Acquisition Corp., a Cayman Islands exempted company.

“Broadstone Initial Public Offering” or “IPO” means the initial public offering of Units of Broadstone, consummated on September 15, 2020.

“Broadstone Ordinary Share” means each issued and outstanding Class A ordinary share of Broadstone, par value $0.0001 per share.

“Broadstone Public Shareholders” means shareholders of ordinary shares of Broadstone issued as part of the Units sold in the Broadstone Initial Public Offering.

“Broadstone Public Warrants” means the warrants included in the Units sold in the Broadstone Initial Public Offering (including the underwriters’ partial exercise of their over-allotment option), each of which is exercisable for one ordinary share of Broadstone, in accordance with its terms.

“Broadstone Private Placement Warrants” means the warrants sold by Broadstone privately to the Sponsor simultaneously with the consummation of the Broadstone Initial Public Offering (including the underwriters’ partial exercise of their over-allotment option).

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 10, 2021, as amended, by and among, inter alia, Broadstone, Merger Sub, Vertical, VAGL and the VAGL Shareholders.

“Business Combination” means the Merger, the Share Acquisition, and any other transactions contemplated by the Business Combination Agreement.

“CDC” means the Center for Disease Control and Prevention.

“Closing” means the closing of the Business Combination on December 16, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” or “Companies Law” means the Companies Act (As Revised) of the Cayman Islands, as amended, modified, re-enacted or replaced.

“Company Loan Note Shares” means the 12,893 Class A ordinary shares of VAGL issued and fully paid immediately prior to the Closing in accordance with the terms of the applicable Loan Notes and a separate deed of conversion dated June 10, 2021.

“constitutional documents” means the formation documents of any of the entities listed herein, including the memorandum and articles of association, as they may be amended.

“Convertible Loan Note Instrument” means the convertible loan note instrument of VAGL dated March 11, 2021.

“Convertible Notes Warrants” means the 4,000,000 warrants, which will be exercisable for one Ordinary Share each, with an exercise price of $11.50 per Ordinary Share (subject to adjustment), and which were issued to the Convertible Senior Secured Notes Investor immediately after Closing pursuant to the Convertible Senior Secured Notes Subscription Agreement.

“Convertible Senior Secured Notes” means the convertible senior secured notes due 2026 of Vertical with an aggregate principal amount of $200,000,000, which bear interest at a rate of 7.00% per annum for cash interest or 9.00% per annum paid-in-kind at our election that is paid semi-annually.

“Convertible Senior Secured Notes Investor” means Mudrick Capital Management L.P., the third-party investor subscribing for the Convertible Senior Secured Notes on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates.

“Convertible Senior Secured Notes Subscription Agreement” means the subscription agreement, dated October 26, 2021, entered into between Vertical, Broadstone and the Convertible Senior Secured Notes Investor, pursuant to which, among other things, Vertical agreed to issue and sell, in a private placement that closed concurrently with the Business Combination, the Convertible Senior Secured Notes.

“Convertible Senior Secured Shares” means the 28,235,810 Ordinary Shares, which is the aggregate of the Convertible Senior Secured Notes Shares and Convertible Senior Secured PIK Shares.

“Convertible Senior Secured Notes Shares” means the 18,181,820 Ordinary Shares into which the Convertible Senior Secured Notes are convertible pursuant to the Convertible Senior Secured Notes Subscription Agreement.

“Convertible Senior Secured PIK Shares” means up to 10,053,990 Ordinary Shares representing the total amount of PIK Interest that may be issued to the Convertible Senior Secured Notes Investor.

“COVID-19” means the disease known as coronavirus disease or COVID-19, the virus known as severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and any evolutions or mutations thereof.

“DTC” means the Depository Trust Company.

“Earn Out Shares” means 35,000,000 Ordinary Shares issued at the Closing to the VAGL Shareholders and Loan Note Holders, which are held subject to restrictions and are subject to forfeiture until Vertical satisfies certain milestones.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means Class B ordinary shares of Broadstone, 7,632,575 of which are currently outstanding and were issued to the Initial Shareholders prior to the Broadstone Initial Public Offering (each a Founder Share).

“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB).

“Iberojet” means Evelop Airlines SL, a subsidiary of Avoris Corporacion Empresarial.

“Indenture” means the indenture governing the Convertible Senior Secured Notes as entered into between Vertical, Broadstone as guarantor, VAGL as guarantor and U.S. Bank National Association as trustee and collateral agent for the Convertible Senior Secured Notes.

“Initial American Warrant Shares” means the Ordinary Shares issued to American upon exercise of the Warrant A (as such term is defined in the American Warrant Instrument) issued to American immediately after Closing in accordance with the American Warrant Instrument.

“Initial Avolon Warrant Shares” means the Ordinary Shares issued to Avolon's shareholders upon exercise of the Warrant A1, Warrant A2, Warrant B1 and Warrant B2 (as such terms are defined in the Avolon Warrant Instrument) issued to Avolon’s shareholders immediately after Closing in accordance with the Avolon Warrant Instrument.

“Initial Virgin Atlantic Warrant Shares” means the Ordinary Shares represented by Warrant A (as such term is defined in the Virgin Atlantic Warrant Instrument) issued to Virgin Atlantic immediately after Closing in accordance with the Virgin Atlantic Warrant Instrument.

“Initial Shareholder” means the holder of the Founder Shares (being the Sponsor).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Loan Notes” means $25,000,000 of convertible loan notes issued by VAGL to the Loan Note Holders pursuant to the Convertible Loan Note Instrument.

“Loan Note Holders” means Microsoft Corporation and Rocket Internet SE (each a Loan Note Holder).

“Lock-Up Agreements” means, collectively, the Vertical Shareholder Lock-Up Agreement, the Sponsor Lock-Up Agreement, the Avolon Lock-Up Agreements, the American Lock-Up Agreement, the LNH Lock-Up Agreement and the Virgin Atlantic Lock-Up Agreement (each a Lock-Up Agreement).

“LNH Lock-Up Agreement” means the Lock-Up Agreement entered into by the Loan Note Holders at the Closing in connection with the Business Combination.

“LNH SPA” means the share purchase deed, dated as of June 10, 2021, providing for, among other things, the sale by the Loan Note Holders at the Closing of the Company Loan Note Shares to Vertical in consideration for the issue by Vertical of 15,701,035 Ordinary Shares to such Loan Note Holders.

“MWC Options” means the options granted by us to Marcus Waley-Cohen for over two million (2,000,000) Ordinary Shares of equivalent value and on equivalent terms as the Broadstone Private Placement Warrants, except that the options represent the right to acquire Ordinary Shares, with such options being granted out of the 2021 Incentive Plan.

“Marubeni” means Marubeni Corporation.

“Merger” means the merger of Merger Sub with Broadstone, with Broadstone surviving such merger, prior shareholders of Broadstone receiving securities of Vertical, and Broadstone becoming a wholly owned subsidiary of Vertical.

“Merger Closing” means the closing of the Merger.

“Merger Closing Date” means the date of the Merger Closing.

“Merger Sub” means Vertical Merger Sub Ltd., a Cayman Islands exempted company.

“New Registration Rights Agreement” means the registration rights agreement entered into by Vertical, the Sponsor, American, the Avolon Warrantholders and the VAGL Shareholders at the Merger Closing Date in connection with the Business Combination.

“NYSE” means the New York Stock Exchange.

“ordinary resolution” means an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting.

“Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Vertical Aerospace Ltd., unless otherwise specified.

“PCAOB” means the Public Company Accounting Oversight Board. “PFIC” means passive foreign investment company.

“PIK Interest” means the 9.00% per annum paid-in-kind interest that can be paid semi-annually, at our option, and will be convertible for Ordinary Shares due under the Convertible Senior Secured Notes.

“PIPE” or “PIPE Financing” means the sale of 9,400,000 Ordinary Shares to the PIPE Investors at a purchase price of $10.00 per Ordinary Share.

“PIPE Investment Amount” or “PIPE Investment” means the aggregate cash consideration of ninety- four million dollars ($94,000,000).

“PIPE Investors” means those certain investors who are party to the Subscription Agreements in connection with the PIPE Financing, which is composed of the following: (i) American ($25,000,000); (ii) Avolon ($15,000,000); (iii) Rolls-Royce Plc ($14,000,000); (iv) Standard Latitude Master Fund Ltd. ($10,000,000); (v) Honeywell International Inc. ($10,000,000); (vi) Microsoft Corporation ($5,000,000); (vii) Stephen Fitzpatrick ($5,000,000); (viii) Kouros SA ($5,000,000); and (ix) the Sponsor ($5,000,000).

“PIPE Shares” means the Ordinary Shares received by PIPE Investors in the PIPE Financing.

“Public Warrants” means the public warrants of Vertical Aerospace Ltd., each one (1) warrant of which entitles the holder thereof to purchase one (1) Ordinary Share.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Senior Management” and “Senior Managers” refer to those persons named as officers of Vertical in the section titled “Management.”

“Share Acquisition” means the acquisition by Vertical all of the issued share capital of VAGL in consideration for the issue to the VAGL Shareholders of Ordinary Shares, such that VAGL will be a direct wholly owned subsidiary of Vertical.

“special resolution” means a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting.

“Sponsor” means Broadstone Sponsor LLP, a United Kingdom limited liability partnership (who is also the Initial Shareholder).

“Sponsor Lock-Up Agreement” means the Lock-Up Agreement entered into by the Sponsor at the Closing in connection with the Business Combination.

“Sponsor Shares” means the Ordinary Shares received by the Sponsor in exchange for Founder Shares held by the Sponsor upon consummation of the Merger.

“Subscription Agreements” means the subscription agreements, each dated as of June 10, 2021, entered into by Broadstone, Vertical and the PIPE Investors, as amended and restated on October 26, 2021, pursuant to which the PIPE Investors have agreed to purchase an aggregate of 9,400,000 Ordinary Shares immediately before the Closing at a purchase price of $10.00 per share.

“Trust Account” means the trust account that holds a portion of the proceeds of Broadstone Initial Public Offering and the concurrent sale of the Private Placement Warrants (as applicable), and any over-allotment option exercised pursuant to Broadstone Initial Public Offering.

“Unit” or “Units” means a unit or the units issued in the Broadstone Initial Public Offering, each consisting of one ordinary share of Broadstone and one-half of one redeemable Broadstone Public Warrant.

“U.K.” means the United Kingdom.

“U.S.” means the United States of America.

“U.S. dollar,” “US$” and “$” mean the legal currency of the United States.

“U.S. GAAP” means United States generally accepted accounting principles.

“VAGL” means Vertical Aerospace Group Ltd., a private limited company incorporated under the laws of England and Wales.

“VAGL Options” means the options granted to the VAGL Option Holders in exchange for the 19,076 options to purchase VAGL B ordinary shares, issued by VAGL (each a VAGL Option).

“VAGL Option Holders” means certain employees and directors of VAGL who hold the VAGL Options and who will become holders of the Vertical Options following the consummation of the Business Combination.

“VAGL Shareholders” means the shareholders of VAGL named as a party to the Business Combination Agreement.

“VAGL Shareholder Lock-Up Agreement” means the Lock-Up Agreement entered into by the VAGL Shareholders at the Closing in connection with the Business Combination.

“VAGL Shares” means the Ordinary Shares received by VAGL Shareholders in exchange for VAGL share capital as a result of the Share Acquisition.

“Vertical” means Vertical Aerospace Ltd., a Cayman Islands exempted company, after the consummation of the Business Combination.

“Vertical Options” means the VAGL Options that are exercisable for Ordinary Shares that are granted to the VAGL Option Holders in connection with the Business Combination.

“Vertical Warrant Agreement” means the warrant agreement governing Vertical’s outstanding warrants.

“Virgin Atlantic” means Virgin Atlantic Limited.

“Virgin Atlantic Lock-Up Agreement” means the Lock-Up Agreement entered into by Virgin Atlantic at the Closing in connection with the Business Combination.

“Virgin Atlantic Commercial Warrant Shares” means the Ordinary Shares represented by Warrant B, Warrant C and Warrant D (as such terms are defined in the Virgin Atlantic Warrant Instrument) to be issued to Virgin Atlantic in accordance with the Virgin Atlantic Warrant Instrument.

“Virgin Atlantic Warrant Instrument” means the warrant instrument by and between Vertical and Virgin Atlantic, dated October 29, 2021, pursuant to which, among other things, immediately after Closing, Virgin Atlantic received warrants exercisable for Ordinary Shares.

“Warrant Shares” means the Initial American Warrant Shares, Initial Avolon Warrant Shares and Initial Virgin Atlantic Warrant Shares.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding to invest in our Ordinary Shares. You should read the entire prospectus carefully, including the “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our audited consolidated financial statements and notes to those audited consolidated financial statements before making an investment decision. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Vertical” and similar terms refer to Vertical Aerospace Ltd. and its consolidated subsidiaries.

Overview

Our mission is to make air travel personal, on-demand and carbon free. We are a leading British electric vertical takeoff and landing (“eVTOL”) manufacturer pioneering the transition to carbon free aviation, focused on designing, manufacturing and selling one of the world’s best zero operating emission eVTOL aircraft for use in the AAM market, using the most cutting-edge technology from the aerospace, automotive and energy industries.

Founded in 2016, we come from a deep aerospace and automotive mindset and have already designed, built and flown two prototype eVTOL aircraft. We are currently developing, and in the process of certifying, our flagship eVTOL, the VX4. Capable of transporting a pilot and four passengers across distances of over 100 miles at top speeds of over 200 miles per hour (“mph”), while producing minimal noise and zero operating emissions.

The VX4 aircraft was designed around existing and certifiable technology, using an experienced team that has previously certified and supported the development of over 30 aircraft and propulsion systems around the world. We are currently one of the only eVTOL designers and original equipment manufacturers (“OEMs”) actively pursuing certification from the United Kingdom’s Civil Aviation Authority (“CAA”) or the European Union Aviation Safety Agency (“EASA”) with a winged vehicle using already-available technology. By achieving certification for our VX4 eVTOL aircraft from CAA, we will be able to leverage the work done with our home regulator in order to have the certification validated by the EASA and the United States Federal Aviation Authority (“FAA”). We are focused on selling globally certified eVTOL aircraft to commercial airlines and in-country partners, targeting a production capacity of 1,000 aircraft per annum by 2026.

We have been researching and innovating for the last six years to bring our best-in-class electric aircraft to the global market. Using superior technology, we are creating aircraft that produce minimal noise and zero operating emissions, and we aim to have our aircraft certified to the same safety standards as commercial airlines, rather than the significantly lower threshold at which helicopters are currently certified. We are developing a sophisticated eVTOL ecosystem that allows us to focus on providing a high-quality experience. Our in-house expertise covers design, certification, assembly and manufacture, pilot experience, end-user experience and base platform performance.

We have forged strong relationships with industry-leading players to develop the various components of our aircraft, such as Rolls-Royce to co-develop our powertrain and flight controls systems; Honeywell, to create safe and simple operating controls; Microsoft, to create our digital systems for both our manufacturing and aircraft; and GKN Aerospace, to provide the electrical wiring systems (“EWIS”) and wings for our aircraft. We believe these relationships, combined with our proprietary battery system, will allow us to provide superior products at scale, while maintaining a lean cost structure and taking advantage of both internal and external research and development synergies.

Our ability to develop industry-leading aircraft is rooted in our team’s unique depth of talent, extensive experience and exceptional culture. Our senior team includes proven entrepreneurs and technical expertise handpicked from the aerospace and advanced automotive industries. As of December 31, 2021, we employed over 140 engineers who share over 1,700 total years of engineering experience where safety, efficiency and scale are paramount, together with more than 400 years of experience in Formula 1, automotive and technology sections, adding technological expertise, performance and agility to our team. The complementary skill sets of our handpicked, high-class team are critical to the success of the aircraft designs and our business.

We aim to be the leading eVTOL aircraft OEM for commercial airlines, aircraft leasing companies, charter airlines, existing helicopter operators as well as new operators in the AAM market, as we believe there are opportunities to expand across a variety of industries beyond the traditional airline and helicopter customers. Our strategy is to forge partnerships in key markets with partners that have existing demand and are local trusted brands with market-specific knowledge. We believe that by partnering with such market players, we can extend their business models and build a market ecosystem that will allow us to expand our proposition over time. Our focus on system integration and establishment of an industrial supply chain is expected to enable rapid scaling of production of our aircraft.

Corporate Information

We founded our business in 2016 and were incorporated as Vertical Aerospace Group Ltd., a private limited company incorporated under the laws of England and Wales on May 7, 2020 in the United Kingdom. Upon closing of the Business Combination on December 16, 2021, we merged with Broadstone Acquisition Corp., a special purpose acquisition company incorporated under the laws of the Cayman Islands, and Vertical Aerospace Group Limited became a wholly owned subsidiary of Vertical Aerospace Ltd., a Cayman Islands exempted company incorporated under the laws of the Cayman Islands on May 21, 2021. The mailing address of our principal executive office is 140-142 Kensington Church Street, London, W8 4BN, United Kingdom and our telephone number is +44-177 457 2094. Our website address is https://www.vertical-aerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Cogency Global Inc.

Risk Factors Summary

Investing in our Ordinary Shares involves substantial risks, and our ability to successfully operate our business and execute our growth plan is subject to numerous risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Ordinary Shares. If any of these risks actually occurs, our business, financial condition and results of operations could be adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

●	We have a limited operating history and has not yet manufactured any non-prototype aircraft or sold any aircraft to eVTOL aircraft customers;
●	We may not be able to produce or launch aircraft in the volumes or timelines projected;
●	We are an early-stage company with a history of losses, and we expect to incur significant expenses and continuing losses in the foreseeable future;
●	Our markets are still in relatively early stages of growth, and such markets may not continue to grow, grow more slowly than Vertical expects or fail to grow as large as it expects;
●	We are dependent on our partners and suppliers for the components in our aircraft and for our operational needs;
●	Any accidents or incidents involving eVTOL aircraft, we or our competitors could harm our business;
●	Our eVTOL aircraft may not be certified by transportation authorities for production and operation within the timeline projected, or at all;
●	All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time in writing prior to July 1, 2023 (or, in the case of American Airlines, July 1, 2025);
●	Our business has grown rapidly and expects to continue to grow significantly, and any failure to manage that growth effectively could harm our business;

●	We identified material weaknesses in our internal controls over financial reporting and may be unable to remediate the material weaknesses; and
●	The other matters described in the section titled “Risk Factors” beginning on page 7.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:

●	an exemption that allows the inclusion in an initial public offering registration statement of only two years of audited financial statements and selected financial data and only two years of related disclosure;
●	reduced executive compensation disclosure;
●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;
●	an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and
●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting.

The JOBS Act also permits an emerging growth company such as us to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have elected to use this extended transition period to enable us to comply with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to take advantage of some but not all of these reduced reporting burdens.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.07 billion;
●	the last day of our fiscal year following the fifth anniversary of the closing of the Business Combination;
●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow Cayman law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;
●	the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and
●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

●	the majority of our executive officers or directors are U.S. citizens or residents;
●	more than 50% of our assets are located in the United States; or
●	our business is administered principally in the United States.

Status as a “Controlled Company”

Upon the completion of the Business Combination, Stephen Fitzpatrick, our majority shareholder and chief executive officer, owned 123,602,235 Ordinary Shares, representing approximately 72.0% of the voting power of our issued and outstanding shares as of December 31, 2021. As a result, we will remain a “controlled company” within the meaning of the listing rules and therefore is eligible for, and, in the event we no longer qualifies as a foreign private issuer, intends to rely on, certain exemptions from the corporate governance listing requirements of the NYSE. See “Management – Controlled Company Exemption.”

THE OFFERING

Securities being Registered

We are registering for resale:

(1) by the Selling Securityholders of an aggregate of 242,424,783 Ordinary Shares, consisting of:

●
up to 9,400,000 PIPE Shares;
●
up to 7,632,575 Sponsor Shares;
●
up to 155,936,731 VAGL Shares;
●
up to 15,701,067 Ordinary Shares received by the Loan Note Holders pursuant to the LNH SPA;
●
up to 6,125,000 Ordinary Shares received by American pursuant to the American SPA;
●
up to 15,393,600 Warrant Shares;
●
up to 28,235,810 Convertible Senior Secured Shares;
●
up to 4,000,000 Ordinary Shares issuable upon exercise of the Convertible Note Warrants; and

(2) by the Convertible Senior Secured Notes Investor of up to 4,000,000 Convertible Notes Warrants, each warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share. The Convertible Note Warrants expire on December 16, 2026 at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

Terms of the Offering

The Selling Securityholders and the Convertible Senior Secured Notes Investor will determine when and how they will dispose of any securities registered under this prospectus for resale. See “Plan of Distribution.”

Use of proceeds

All of the securities offered by the Selling Securityholders and the Convertible Senior Secured Notes Investor pursuant to this prospectus will be sold by the Selling Securityholders and the Convertible Senior Secured Notes Investor for their respective accounts. We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Securityholders or the sale of the Convertible Notes Warrants to be offered by the Convertible Senior Secured Notes Investor.

We will receive up to an aggregate of $46 million from the exercise of the Convertible Note Warrants, assuming the exercise in full of all of the Convertible Note Warrants for cash. If the Convertible Note Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Convertible Note Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Convertible Note Warrants. See “Use of Proceeds.”

The Selling Securityholders and the Convertible Senoir Secured Notes Investor will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling securityholders in disposing of their securities, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

Dividend policy

We do not currently intend to pay cash dividends on our Ordinary Shares for the foreseeable future. Our board of directors has sole discretion regarding the declaration and payment of dividends. See “Dividend Policy.”

Risk factors

Investing in our securities involves a high degree or risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Trading Symbols	Our Ordinary Shares and Public Warrants are listed on the NYSE under the symbol “EVTL” and “EVTLW,” respectively.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Related to Our Business And Industry

We have a limited operating history and have not yet manufactured any non-prototype aircraft or sold any eVTOL aircraft to customers, and we may never develop or manufacture any eVTOL aircraft.

We have a limited operating history in the eVTOL aircraft industry, which is nascent and continuously evolving. eVTOL aircraft are currently in the developmental stage. If we are successful in commercially producing our first VX4, we do not expect to be able to do so until 2024 at the earliest, if at all. We have no experience as an organization in high volume manufacturing of eVTOL aircraft. We cannot assure you that we or our partners will be able to develop efficient, automated, cost-efficient manufacturing capabilities and processes and reliable sources of component supplies that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market our eVTOL aircraft. You should consider our business and prospects in light of the risks and significant challenges we face as a new entrant into our industry, including, among other things, with respect to our ability to:

●	design and produce safe, reliable and quality eVTOL aircraft on an ongoing basis;
●	obtain the necessary regulatory approvals in a timely manner;
●	build a well-recognized and respected brand;
●	establish and expand our customer base;
●	successfully service our aircraft after sales and maintain a good flow of spare parts and customer goodwill;
●	improve and maintain our operational efficiency;
●	predict our future revenues and appropriately budget for our expenses;
●	attract, retain and motivate talented employees;
●	anticipate trends that may emerge and affect our business;
●	anticipate and adapt to changing market conditions, including technological developments and changes in our competitive landscape; and
●	navigate an evolving and complex regulatory environment.

If we fail to adequately address any or all of these risks and challenges, our business, financial condition and results of operations may be materially and adversely affected.

We may not be able to produce or launch aircraft in the volumes and on the timelines projected.

There are significant challenges associated with mass producing aircraft in the volumes that we are projecting. We have not yet developed a manufacturing facility and planning remains at the concept stage. The aerospace industry has traditionally been characterized by significant barriers to entry, including large capital requirements, investment costs of designing and manufacturing aircraft, long lead times to bring aircraft to market from the concept and design stage, the need for specialized design and development expertise, extensive regulatory requirements, creating a brand and the need to establish maintenance and service locations. As a manufacturer of eVTOL aircraft, we face a variety of added challenges to entry that a traditional aircraft manufacturer would not encounter, including additional costs of developing and producing an electric powertrain, regulations associated with the transport of lithium-ion batteries and unproven high-volume customer demand for a fully electric aerial mobility service. Additionally, we are developing assembly lines at volumes for which there is no precedent within the traditional aerospace industry. If we are not able to overcome these barriers, our business, prospects, operating results and financial condition will be negatively impacted, and our ability to grow our business will be harmed.

We have not yet constructed a high-volume production facility in which to manufacture and assemble our aircraft. Our manufacturing facility plans are still in process, and various aspects of the component procurement and manufacturing plans have not yet been determined. We are currently evaluating, qualifying and selecting our suppliers for the planned production aircraft. However, we may not be able to engage suppliers for the remaining components in a timely manner, at an acceptable price or in the necessary quantities.

We also have to obtain all of the necessary regulatory approvals in each of our markets in order to test, produce and create our aircraft. We will have to obtain certification from the United Kingdom’s Civil Aviation Authority (“CAA”), the European Union Aviation Safety Agency (“EASA”) and the United States Federal Aviation Authority (“FAA”) in order to start producing our aircraft in each of those markets, and there can be no assurance that we will obtain certification of our aircraft in the times that we currently expect, or at all, which would impact our overall timetable to produce our aircraft. Should there be any delays to our projected production timetables, this could have a material effect on our ability to deliver any orders to our customers, which could have a material adverse effect on our relationships with our current and existing customers and adversely affect our reputation. We also will be required to obtain and maintain a Production Organization Approval (a “POA”) from the CAA in order to be able to manufacture aircraft pursuant to an approved type design (e.g., type certificate). Maintaining a POA will involve extensive ongoing oversight by the CAA of our production facilities and processes. If we are unable to obtain a POA, or the CAA imposes unanticipated restrictions as a condition of approval, our projected costs of production could increase substantially.

Our POA and the timing of our production ramp up are dependent upon finalizing certain aspects of the design, engineering, component procurement, testing, build out and manufacturing plans in a timely manner and upon our ability to execute these plans within the current timeline. It is also dependent on being able to obtain timely Design Organization Approval (“DOA”) and Type Certification from the CAA. We intend to fund the build out of this manufacturing facility using existing cash, cash from the Business Combination and future financing opportunities. If we are unable to obtain the funds required on the timeline that we anticipate, our plans for building our manufacturing plants could be delayed which may adversely affect our business, financial condition and operating results.

While we are aiming to achieve certification by the end of 2024, there can be no assurance that we will be able to achieve certification on our projected timeline or at all, which would have a material adverse effect on our ability to produce our aircraft and meet our customers’ demands, any of which would have a material adverse effect on our reputation, business, financial condition and results of operations.

We are a pre-revenue, early-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the foreseeable future.

We are a pre-revenue, early-stage company that has incurred losses in the operation of our business related to research and development activities since inception. We anticipate that our expenses will increase and that we will continue to incur losses in the future until at least the time we begin manufacturing our aircraft, which is not expected to occur before 2024. Even if we are able to successfully develop and sell our aircraft, there can be no assurance that the aircraft will be commercially successful and achieve or sustain profitability.

We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things, certify and assemble our aircraft, deploy our facilities, build up inventories of parts and components for our aircraft, increase our sales and marketing activities, develop our manufacturing infrastructure and increase our general and administrative functions to support our growing operations. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenue, which would further increase our losses.

The markets for our offerings are still in relatively early stages of growth, and if such markets do not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be harmed.

The market for eVTOL aircraft is still in a relatively early stage, and our success in these markets is dependent upon our ability to effectively market and sell advanced air mobility as a substitute for conventional methods of transportation and the effectiveness of our other marketing and growth strategies. If the public does not perceive advanced air mobility as beneficial, or chooses not to adopt advanced air mobility as a result of concerns regarding safety, affordability or for other reasons, then the market for our offerings may not further develop, may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could harm our business, financial condition and results of operations.

Our suppliers and partners for the parts and components in our aircraft are an important part of our business model, and any interruptions, disagreements or delays could have a material adverse effect on our business, results of operations and financial condition.

Our suppliers and partners, some of whom are currently single source suppliers for certain components, are a key part of our business model in order to manufacture our aircraft. Our supplier and partner base is located globally, and we strategically partnered with what we believe to be industry leaders in order to supply the highest quality components for our aircraft. Many of the components used in our aircraft are being custom made for us, including our flight controls systems, engine, avionics systems and software, all of which are currently being developed with our partners. This supply chain exposes us to multiple potential sources of delivery failure or component shortages for our aircraft, most of which are out of our control, including shortages of, or disruptions in the supply of, the raw materials used by our partners in the manufacture of components, disruptions to our partners’ workforce (such as strikes or labor shortfalls) and disruptions to, or capacity constraints affecting, shipping and logistics.

While we believe that we may be able to establish alternate supply relationships and can obtain replacement components, we may be unable to do so in the short term or at all at prices that are acceptable to us or may need to recertify components. We may experience source disruptions in our or our partners’ supply chains, which may cause delays in our overall production process for both prototype and commercial production aircraft. We are also, in some cases, subject to key suppliers for certain pieces of manufacturing equipment for which we rely on, or may be reliant on to achieve our projected high-volume production numbers. For example, we expect to procure electric motors primarily from Rolls-Royce, and our flight control system and avionics systems primarily from Honeywell. If we needed to find alternative suppliers for any of the key components of our aircraft, then this could increase our costs and adversely affect our ability to receive such components on a timely basis, or at all, which could cause significant delays in our overall projected timelines for the delivery of our aircraft and adversely affect our relationships with our customers.

In addition, if we experience a significant increase in demand, or need to replace our existing suppliers, there can be no assurance that additional suppliers of component parts will be available when required on terms that are acceptable to us, or at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. Further, if we are unable to manage successfully our relationships with all of our suppliers and partners, the quality and availability of our aircraft may be harmed. Our suppliers or partners could, under some circumstances, decline to accept new purchase orders from, or otherwise reduce their business with, us. Any disruptions in the supply of components from our suppliers and partners could lead to delays in aircraft production, which would materially adversely affect our business, financial condition and operating results.

Further, if any conflicts arise between our suppliers or partners and us, the other party may act in a manner adverse to us and could limit our ability to implement our business strategies, which could impact our projected production timelines and number of aircraft produced. Our suppliers or partners may also develop, either alone or with others, products in related fields that are competitive with our products as a result of any conflicts or disagreements. Any disagreements or conflicts with our suppliers or partners could have an adverse effect on our reputation, which could also negatively impact our ability to source new suppliers or partners.

Also, given the nascent state of the electric aviation industry in comparison to the relatively well established electric automotive industry, we, and the electric aviation industry as a whole, have limited influence over the specifications of certain components manufactured by our suppliers (in particular, certain components used to manufacture our batteries). If such suppliers change the specification of key components required for our aircraft, we may be required to renew our certification or redesign our aircraft. This could have a material adverse impact on our business, and there can be no guarantee that such redesign and re-certification could be achieved on a timely basis, or at all.

Any changes in business conditions, wars, governmental changes, political intervention and other factors beyond our control or which we do not presently anticipate, could also affect our partners’ and suppliers’ abilities to deliver components to us on a timely basis, which could have a material adverse effect on our overall timelines to produce our aircraft. We do not control our suppliers or partners or such parties’ labor and other legal compliance practices, including their environmental, health and safety practices. If our current suppliers or partners, or any other suppliers or partners which we may use in the future, violates any specific laws or regulations, we may be subjected to extra duties, significant monetary penalties, adverse publicity, the seizure and forfeiture of products that we are attempting to import or the loss of our import privileges. The effects of these factors could render the conduct of our business in a particular country undesirable or impractical and have a negative impact on our business, financial condition and results of operations.

Accidents or incidents involving eVTOL aircraft, us or our competitors could have a material adverse effect on our business, financial condition and results of operations.

Test flying prototype aircraft is inherently risky, and accidents or incidents involving our aircraft are possible. Any such occurrence would negatively impact our development, testing and certification efforts, and could result in re-design, certification delay and/or postponements or delays to the sales of our aircraft.

The operation of aircraft is subject to various risks, and we expect demand for our aircraft to be impacted by accidents or other safety issues regardless of whether such accidents or issues involve our aircraft. Such accidents or incidents could also have a material impact on our ability to obtain certification from the CAA, EASA, and/or FAA for our aircraft, or to obtain such certification in a timely manner. Such events could impact confidence in a particular aircraft type or the air transportation services industry as a whole, particularly if such accidents or disasters were due to a safety fault. We believe that regulators and the general public are still forming their opinions about the safety and utility of aircraft that are highly reliant on lithium-ion batteries and/or advanced flight control software capabilities. An accident or incident involving either our aircraft or a competitor’s aircraft during these early stages of opinion formation could have a disproportionate impact on the longer-term view of the emerging AAM market.

There may be heightened public skepticism of this nascent technology and its adopters. In particular, there could be negative public perception surrounding eVTOL aircraft, including the overall safety and the potential for injuries or death occurring as a result of accidents involving eVTOL aircraft, regardless of whether any such safety incidents involve our aircraft. Any of the foregoing risks and challenges could adversely affect Vertical’s prospects, business, financial condition and results of operations.

We are at risk of adverse publicity stemming from any public incident involving our company, our people, our brand or other companies in our industry. Such an incident could involve the actual or alleged behavior of any of our employees or third-party contractors. Further, if our personnel, our aircraft or other types of aircraft are involved in a public incident, accident, catastrophe or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident, catastrophe or action. In the event that our insurance is inapplicable or inadequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident, catastrophe or action involving our employees, our aircraft or other types of aircraft could create an adverse public perception, which could harm our reputation, result in passengers being reluctant to use our services and adversely impact our business, results of operations and financial condition.

Our eVTOL aircraft may not be certified by transportation authorities on the timeline projected, which could adversely affect our prospects, business, financial condition and results of operations.

eVTOL aircraft involve a complex set of technologies, which we and our partners and suppliers must continue to develop and rely on independent third-party aircraft operators to adopt. However, before eVTOL aircraft can fly passengers, the aircraft must receive requisite approvals from the relevant authorities. No eVTOL aircraft are currently certified by the CAA, EASA or FAA for commercial operations, and there is no assurance that our research and development will result in government-certified aircraft that are market-viable or commercially successful in a timely manner, or at all. In order to gain government certification, the safety of our eVTOL aircraft must be proven, none of which can be assured. Even if eVTOL aircraft are certified, individual operators must conform eVTOL aircraft to their licenses and air operator certificates, which requires CAA, EASA and FAA approval, and individual pilots also must be licensed and approved by the CAA, EASA and/or FAA, as applicable, to fly eVTOL aircraft, which could contribute to delays in any widespread use of eVTOL aircraft and potentially limit the number of eVTOL aircraft operators available to purchase our aircraft.

All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time in writing prior to July 1, 2023 (or, in the case of American Airlines, July 1, 2025). If these orders are cancelled, modified, delayed or not placed in accordance with the terms agreed with each party, our business, results of operations, liquidity and cash flow will be materially adversely affected.

All of the pre-orders we have received to date are conditional, and certain of these pre-orders are subject to the occurrence of certain agreed upon conditions with the respective parties, including that all such pre-orders may be terminated in writing by either party prior to July 1, 2023 (or, in the case of American Airlines, July 1, 2025). We have received pre-orders for up to 1,350 aircraft as of the date of this prospectus, which includes pre-orders from:

●	Avolon for up to 310 aircraft (with an option to purchase an additional 190);
●	American Airlines for up to 250 aircraft (with an option to purchase an additional 100);
●	Bristow for up to 25 aircraft (with an option to purchase an additional 25);
●	Iberojet for up to 20 (with an option to purchase an additional 80);
●	Pre-order option for Marubeni for up to 200 aircraft; and
●	Pre-order option for Virgin Atlantic for up to 150 aircraft.

All pre-orders are subject to the execution of a master purchase agreement between us and each party that contains the final terms for the purchase of our aircraft, including, but not limited to, the final number of aircraft to be purchased and the timing for delivery of the aircraft. Such master purchase agreement must be executed prior to certain dates agreed upon with each party, which shall not be later than July 1, 2023 (or, in the case of American Airlines, July 1, 2022).

Each of Avolon, American Airlines, Bristow, Iberojet, Marubeni and Virgin Atlantic have agreed to our ordinary course terms and conditions contained in our standard memorandum of understanding, subject to specific agreed upon conditions precedent with each party. The summary of such differing terms are as follows:

●	There are no special conditions placed upon the pre-orders from Avolon.
●	If the purchase agreement with American Airlines is executed, the pre-orders from American Airlines will be subject to certain conditions, including at minimum: no uncured breach by either party; we and American Airlines reaching full agreement in writing on all terms in a purchase agreement that is subject to negotiation by the parties; no regulatory impediments or other impediments to the full operability of the aircraft for commercial revenue flight operations or the ability of the parties to consummate the transactions contemplated by such purchase agreement; the purchase agreement having been approved by American’s board of directors or other relevant authority; and any other conditions precedent that may be mutually agreed by the parties. Our memorandum of understanding with American Airlines may be terminated if any of the following occurs: either party providing written notice requesting termination after the closing of the PIPE but prior to the execution of a purchase agreement; upon the execution of a purchase agreement; upon the commencement of material litigation or the filing of an injunction against us or our affiliates relating to intellectual property, technology or design of the aircraft and which has a reasonable prospect of success as determined by an independent third-party law firm selected by American Airlines; or on July 1, 2022.
●	The pre-orders from Bristow are subject to the conditions that we and Bristow develop a joint working group with agreed upon activities and we and Bristow enter into a master purchase agreement no later than December 1, 2021.
●	The pre-orders from Iberojet are subject to the condition that we create a joint working group with Iberojet to explore opportunities in certain agreed upon regions in which Iberojet operates. Subject to the satisfactory completion of such research, the parties will agree a letter of intent that will contain the final terms for the purchase of aircraft, which must be approved by Iberojet’s parent company’s board of directors, and then we and Iberojet must execute a master purchase agreement no later than 180 days from September 16, 2021, the date of execution of the memorandum of understanding with Iberojet.
●	The pre-order option from Marubeni is subject to the condition that we and Marubeni execute a master purchase agreement within 12 months of September 2, 2021, the date of our memorandum of understanding with Marubeni.
●	There are no special conditions placed upon the pre-order option from Virgin Atlantic.

The obligations of each of Avolon, American Airlines, Bristow, Iberojet, Marubeni and Virgin Atlantic to consummate the order will arise only after all of such material terms are agreed in the discretion of each party. As a result, there can be no assurance that Avolon, American Airlines, Bristow, Iberojet, Marubeni and/or Virgin Atlantic will place a sufficient number of orders, if any at all, for our aircraft, which could adversely affect our business, prospects and results of operations. If any of these orders are cancelled, modified or delayed, or otherwise not consummated, or if we are otherwise unable to convert our strategic relationships into sales revenue, our business, results of operations, liquidity and cash flow will be affected.

Our aircraft may not perform at the level we expect on the timelines projected and may have potential defects, such as higher than expected noise profile, lower payload than initially estimated, shorter range and/or shorter useful lives than we anticipate.

Our aircraft may not perform at the level we expect on the timelines projected or may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our aircraft may have a higher noise profile than we expect, carry a lower payload or have shorter maximum range than we estimate. Our aircraft will also use a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced.

While we have performed, and will continue to perform, extensive testing, it is not possible to fully replicate every operating condition and validate the long-term durability of every aspect of our aircraft prior to its use in service. In some instances, we may need to continue to rely upon projections and models to validate the projected performance of our aircraft over their lifetime. Therefore, similar to most aerospace products, there is a risk that our aircraft may suffer unforeseen faults, defect or other issues in service. Such faults, defects and other issues may require significant additional research and development to rectify and could involve suspension of operation of our aircraft until any such defects can be cured. There can be no assurance that such research and development efforts would result in viable products or cure any such defects. Obtaining the necessary data and results may take longer than planned or may not be obtained at all. Any such delays or setbacks could have a material adverse effect on our reputation and our ability to achieve our projected timelines and financial goals.

We expect to introduce new and additional features and capabilities to the aircraft and our service over time. For example, while we intend for our aircraft to be capable of operating under instrument flight rules (“IFR”) from the date of their manufacture, they may initially operate either fully or partially under visual flight rules, as operation under IFR is likely to require further testing and certification and may potentially require revisions to the IFR to accommodate eVTOL technology. We may be unable to test and have the aircraft certified in a timely manner, or at all, and any necessary revisions to the IFR may not take place in a timely manner, or at all.

Further, some components of our aircraft may have a lower performance life than we initially expected, such as the life of our batteries, which could have a material adverse effect on our supply chain and our ability to provide aircraft to our customers on the projected timelines.

Any product defects or any other failure of our aircraft to perform as expected could harm our reputation and result in adverse publicity, delays in or inability to obtain certification, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses and could have a material adverse impact on our business, financial condition and results of operations.

Certain of our strategic, development and deployment arrangements could be terminated or may not materialize into long-term contract partnership arrangements and may restrict or limit us from developing our aircraft with or providing services to other strategic partners.

We have agreements with strategic, development and deployment partners and collaborators. Some of these arrangements are evidenced by memoranda of understanding, letters of intent, early stage agreements, some of which are non-binding, that are used for design and development purposes but will require further negotiation at later stages of development or production or master agreements that have yet to be implemented under separately negotiated statements of work, each of which could be terminated or may not materialize into next-stage contracts or long-term contract partnership arrangements. In addition, we do not currently have arrangements in place that will allow us to fully execute our business plan, including, without limitation, final supply and manufacturing agreements. Moreover, existing or future arrangements may contain limitations on our ability to enter into strategic, development and deployment arrangements with other partners. If we are unable to maintain such arrangements and agreements, or if such agreements or arrangements contain other restrictions from, or limitations on, developing aircraft with other strategic partners, our business, financial condition and operating results could be materially and adversely affected.

We intend to grow our business rapidly and expect to expand our operations significantly. Any failure to manage our growth effectively could adversely affect our business, prospects, operating results and financial condition.

Any failure to manage our growth effectively could materially and adversely affect our business, operating results and financial condition. We intend to expand our operations significantly. We expect our future expansion to include:

●	expanding the management team;
●	hiring and training new personnel;
●	leveraging consultants to assist with our growth and development;
●	forecasting production and revenue;
●	controlling expenses and investments in anticipation of expanded operations;
●	establishing or expanding design, production, sales and service facilities; and
●	implementing and enhancing administrative infrastructure, systems and processes.

We intend to continue to hire a significant number of additional personnel, including software engineers, design and production personnel and service technicians for our aircraft. Because our eVTOL aircraft are based on a different technology platform from traditional internal combustion engines, individuals with sufficient training in eVTOL aircraft may not be available to hire, and as a result, we will need to expend significant time and expense training any newly hired employees. Competition for individuals with experience designing, producing and servicing electric aircraft and their software is intense, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business, financial condition and operating results.

Our ability to effectively manage growth and expansion of our operations will also require us to enhance our operational systems, internal controls and infrastructure, human resources policies and reporting systems. These enhancements will require significant capital expenditures and allocation of valuable management and employee resources.

We are dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including engineering, finance, marketing, sales, and technology and support personnel. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and harm our business, financial condition and results of operations. Additionally, our financial condition and results of operations may be adversely affected if we are unable to attract and retain skilled employees to support our operations and growth.

Our forecasted operating and financial results rely in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, our actual operating and financial results may be significantly below our forecasts.

The projected financial and operating information appearing elsewhere in this prospectus reflects current estimates of future performance. Whether actual operating and financial results and business developments will be consistent with our expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside of our control, including, but not limited to:

●	whether we can obtain sufficient capital to begin production and grow our business;
●	our ability to manage our growth;
●	whether we can manage relationships with our partners and suppliers;
●	whether we can rapidly deploy our facilities and successfully execute our production methodologies in such facilities;
●	the ability to obtain necessary regulatory approvals and certifications;
●	demand for our products and services;
●	the timing and costs of new and existing marketing and promotional efforts;
●	inflationary pressures in labor markets and for other resources
●	competition, including from established and future competitors;
●	our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;
●	the overall strength and stability of the economies in the markets in which we operate or intend to operate in the future;
●	customer acceptance and adoption of a novel form of aircraft; and
●	regulatory, legislative and political changes.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, results of operations and financial results.

In addition, our production methodologies (including robotic assembly processes and composite manufacturing) are still being designed and our assumptions may not be accurate. If we are unable to successfully implement our production methodologies, or the assumptions on which such production methodologies are based prove to be incorrect, our business, prospects, financial condition and operating results could be adversely affected.

If we are unable to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry, or we are subject to negative publicity, then our financial condition, operating results, business prospects and access to capital may suffer materially.

Customers may be less likely to purchase our aircraft if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long term. Similarly, partners, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among customers, suppliers, analysts, ratings agencies and other parties in our aircraft, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as our limited operating history, customer unfamiliarity with eVTOL aircraft, any delays in scaling production, delivery and service operations to meet demand, competition and uncertainty regarding the future of electric aircraft, including our electric aircraft and our production and sales performance compared with market expectations.

Our aircraft utilization may be lower than expected, and our aircraft may be limited in its performance during certain weather conditions.

Our aircraft, when produced, may not be able to fly safely in poor weather conditions, including snowstorms, thunderstorms, lightning, hail, known icing conditions and/or fog. This inability to operate in these conditions could reduce our aircraft utilization and cause delays and disruptions in the services provided by our customers and partners. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance events. The success of our business is dependent, in part, on the utilization rate of our aircraft by our customers and reductions in utilization may adversely impact the expected sales of our aircraft and aftermarket service revenue, therefore, our financial performance and results of operations.

Our aircraft may require maintenance at frequencies or at costs that are unexpected and could adversely impact the estimated prices for those maintenance services that we sell in connection with our aircraft.

Our aircraft, when they are produced, are anticipated to be highly technical products that will require maintenance and support. We are still developing our understanding of the long-term maintenance profile of the aircraft, and if useful lifetimes are shorter than expected, this may lead to greater maintenance costs than previously anticipated. If our aircraft and related equipment require maintenance more frequently than we plan for or at costs that exceed our estimates, that would have an impact on the sales of our aircraft and have a material adverse effect on our business, financial condition and results of operations.

Our competitors may commercialize their technology before us, either in general or in specific markets.

While we expect to be one of the pioneering companies to market eVTOL aircraft, we expect this industry to be increasingly competitive, and it is possible that our competitors could get to market before us, either generally or in specific markets. Even if we are first to market, we may not fully realize the benefits we anticipate, and we may not receive any competitive advantage or may be overcome by other competitors. If new companies or existing aerospace companies launch competing solutions in the markets in which we intend to operate and/or obtain large scale capital investment, we may face increased competition.

Additionally, our competitors may benefit from our efforts in developing consumer and community acceptance for eVTOL aircraft, making it easier for them to obtain the permits and authorizations required to sell the aircraft in the markets in which we intend to sell or in other markets. In the event we do not capture the early-mover advantage that we anticipate, it may harm our business, financial condition, operating results and prospects.

Many of our current and potential competitors are larger and have substantially greater resources than we have and expect to have in the future. They may also be able to devote greater resources to the development of their current and future technologies or the promotion and sale of their offerings, or offer lower prices. In particular, our competitors may be able to obtain the relevant certification and approvals for their aircraft before us. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies or governments, some with greater experience in the aerospace industry or greater financial resources than we possess, will seek to provide products that compete directly or indirectly with ours in the future.

We currently target many customers, suppliers and partners that are large corporations with substantial negotiating power and exacting product, quality and warranty standards. If we are unable to sell our products to these customers on satisfactory terms, our prospects and results of operations will be adversely affected.

Many of our potential customers, and current and potential suppliers and partners are large, multinational corporations with substantial negotiating power relative to us and, in some instances, may have internal solutions that are competitive to our products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies.

Meeting the technical requirements and securing design wins with any of these companies will require a substantial investment of our time and resources. We cannot assure you that our products will secure design wins from these or other companies or that we will generate meaningful revenue from the sales of our aircraft to these key potential customers. If our aircraft are not selected by these large corporations or if these corporations develop or acquire competitive technology, this may have an adverse effect on our business.

There may be a shortage of pilots and mechanics who meet the training standards required, which could reduce our ability to sell our aircraft at scale and on the timelines contemplated.

There is a shortage of pilots that is expected to exacerbate over time as more pilots in the industry approach mandatory retirement age. Similarly, trained and qualified aircraft and aviation mechanics with a variety of different skills, including battery maintenance and dealing with high voltage electrical systems, are also in short supply. This will affect the aviation industry, including AAM services and more specifically, our business.

Our service is dependent on recruiting mechanics qualified to perform the requisite maintenance activities, which may be difficult due to the corresponding personnel shortages. If we are unable to hire, train, and retain qualified mechanics, our business could be harmed, and we may be unable to implement our growth plans.

We may encounter obstacles outside of our control that slow market adoption of eVTOL aircraft or aerial rideshares, such as regulatory requirements or infrastructure limitations.

Our growth is highly dependent upon the adoption of electric aircraft by customers in the aviation industry, as well as consumers who will travel in the aircraft. The target demographics for our aircraft are highly competitive. If the market for electric aircraft does not develop at the rate or in the manner or to the extent that we expect, or if critical assumptions we have made regarding the efficiency of our electric aircraft are incorrect or incomplete, our business, prospects, financial condition and operating results will be harmed. The fleet market for electric aircraft is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

If we experience harm to our reputation and brand, our business, financial condition and results of operations could be adversely affected.

Continuing to increase the strength of our reputation and brand for high-performing, sustainable, safe and cost-effective advanced air mobility is critical to our ability to attract and retain customers and partners. In addition, our growth strategy includes international expansion through joint ventures or other partnerships with local companies that would benefit from our reputation and brand recognition. The successful development of our reputation and brand will depend on a number of factors, many of which are outside our control. Negative perception of our aircraft or company may harm our reputation and brand, including as a result of:

●	complaints or negative publicity or reviews about us, independent third-party aircraft operators, fliers or other brands or events that we associate with, even if factually incorrect or based on isolated incidents;

●	changes to our operations, safety and security or other policies that customers, end-users or others perceive as overly restrictive, unclear or inconsistent with our values;
●	illegal, negligent, reckless or otherwise inappropriate behavior by fliers, independent or other third parties involved in the operation of our business or by our management team or other employees;
●	actual or perceived disruptions or defects in our aircraft;
●	litigation over, or investigations by regulators into, our operations or those of our independent third-party aircraft operators;
●	a failure to operate our business in a way that is consistent with our values;
●	negative responses by independent third-party aircraft operators or fliers to new mobility offerings; or
●	any of the foregoing with respect to our competitors, to the extent such resulting negative perception affects the public’s perception of us or our industry as a whole.

Any of the foregoing could adversely affect our business, financial condition and results of operations.

Customer and consumer perception of us and our reputation may be impacted by the broader industry, and customers may not differentiate our aircraft from our competitors.

Potential customers and consumers may not differentiate between us and the broader aviation industry or, more specifically, the AAM service industry. If our competitors or other participants in this market have problems in a wide range of issues, including safety, technology development, engagement with aircraft certification bodies or other regulators, engagement with communities, target demographics or other positioning in the market, security, data privacy, flight delays, or bad customer service, such problems could impact the public perception of the entire industry, including our business. We may fail to adequately differentiate our brand, our services and our aircraft from others in the market which could impact our ability to attract passengers or engage with other key stakeholders. The failure to differentiate ourselves and the impact of poor public perception of the industry could have an adverse impact on our business, financial condition, and results of operations.

We are subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect our business and operating results.

We face various risks related to public health issues, including epidemics, pandemics and other outbreaks, including the ongoing COVID-19 pandemic. The effects and potential effects of COVID-19, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and overall supply chain of aircraft manufacturers and suppliers, and has led to a global decrease in aircraft sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for our aircraft if our customers delay purchases of aircraft generally, an increase in costs resulting from our efforts to mitigate the effects of COVID-19, delays in our schedule to full commercial production of electric aircraft and disruptions to our supply chain, among other negative effects.

The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect our start-up and manufacturing plans. Measures that have been relaxed may be re-implemented if COVID-19 continues to spread. If, as a result of these measures, we have to limit our number of employees at a given time, this could cause a delay in tooling efforts or in the production schedule of our electric aircraft. Further, our sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If our workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, our operations will be adversely affected.

The extent to which the COVID-19 pandemic may continue to affect our business (including our ability to test aircraft and the ability of regulators to certify our aircraft) will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, we may continue to suffer an adverse effect to our business due to the global economic effects, including any economic recession.

In order to reach production for our aircraft, we need to develop complex software and technology systems in coordination with our partners and suppliers, and there can be no assurance such systems will be successfully developed.

We anticipate that our aircraft will use a substantial amount of sophisticated software and hardware to operate. The development of such advanced technologies is inherently complex, and we will need to coordinate with our partners and suppliers in order to reach production for our aircraft. Defects and errors may be revealed over time and our control over the performance of third-party services and systems may be limited. Thus, our potential inability to develop the necessary software and technology systems may harm our competitive position.

We are relying on third-party partners to develop a number of emerging technologies for use in our products. These technologies are not today, and may not ever be, commercially viable. There can be no assurances that our partners will be able to meet the technological requirements, production timing, and volume requirements to support our business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics that we anticipate in our business plan. As a result, our business plan could be significantly adversely impacted, and we may incur significant liabilities under warranty claims, which could adversely affect its business, prospects, and results of operations.

Any material disruption in our information systems could adversely affect our business.

We rely on information technology networks and systems to operate and manage our business. Our information technology networks and systems will process, transmit and store personal and financial information, proprietary information of our business, allow us to coordinate our business across our operation bases and allow us to communicate with our employees and externally with customers, suppliers, partners and other third parties. While we believe we take reasonable steps to secure these information technology networks and systems, and the data processed, transmitted and stored thereon, such networks, systems and data may be susceptible to cyberattacks, viruses, malware or other unauthorized access or damage (including by environmental, malicious, or negligent acts), which could result in unauthorized access to, or the release and public exposure of, our proprietary information. Any of the foregoing could cause substantial harm to our business, require us to make notifications to governmental authorities, or the media, and could result in litigation, investigations or inquiries by government authorities, or subject us to penalties, fines and other losses relating to the investigation and remediation of such an attack or other unauthorized access or damage to our information technology systems and networks.

If we are unable to obtain and maintain adequate facilities and infrastructure, we may be unable to develop and manufacture the aircraft as expected.

In order to develop and manufacture our aircraft, we must be able to obtain and maintain adequate facilities and infrastructure. We intend to develop our initial final assembly facility in the United Kingdom. We may be unsuccessful in obtaining, developing and/or maintaining these facilities in a commercially viable manner. Even if we are able to begin assembly operations in these facilities, maintenance of these facilities will require considerable capital expenditure as we expand operations. We cannot provide any assurance that we will be successful in obtaining and maintaining adequate facilities and infrastructure, and any failure to do so may result in our inability to develop and manufacture our aircraft as expected or on the timelines projected, which would adversely affect our business, financial condition and results of operations.

Our aircraft and the facilities that manufacture them may not be operable due to natural disaster, permitting or other external factors.

Natural disasters, including wildfires, tornadoes, hurricanes, floods and earthquakes and severe weather conditions, such as heavy rains, strong winds, dense fog, blizzards or snowstorms, may damage our facilities or aircraft. Severe weather conditions, such as rainfall, snowfall, fog, mist, freezing conditions or extreme temperatures, may also impact the ability for flights to occur as planned, which could reduce our customers’ revenue and profitability and demand for our aircraft as a result, and cause passengers to view our aircraft as less reliable. Any of the foregoing could have an adverse effect on our business, financial condition and results of operations.

We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.

The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise and other climate-related events, could affect the operations of third-party operators, and therefore, our operations and financial results. We could incur significant costs to improve the climate resiliency of our aircraft and otherwise prepare for, respond to and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.

Market and regulatory trends to reduce climate change may not evolve in the direction and within the timing expected, which could have a negative impact in our business plan.

A number of governments globally have introduced or are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulation relating to emission levels and energy efficiency is becoming more stringent and is gaining more widespread market approval, as consumers expect companies to play a role in addressing climate change. Our aircraft operate on electricity and are designed to produce zero carbon emissions. We expect that market and regulatory trends favoring such “clean” energy and addressing climate change will continue to evolve in our favor. However, any change or reversal in such market and regulatory trends, such as less focus on climate-friendly solutions or less stringent legislation with respect to emissions, could result in lower demand for our eVTOL aircraft and have an adverse effect on our business.

As we expand into new territories, we may encounter stronger market resistance than we currently expect, including from incumbent competitors in those territories.

We may face risks associated with any potential international expansion of our operations into new territories, including possible unfavorable regulatory, political, tax and labor conditions, which could harm our business. In addition, in certain of these markets, we may encounter incumbent competitors with established technologies and customer bases, lower prices or costs and greater brand recognition. We anticipate having international operations and subsidiaries that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. However, we have no experience to date selling and servicing our aircraft internationally, and such expansion would require us to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. We will be subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our electric aircraft and require significant management attention. If we fail to successfully address these risks, our business, prospects, financial condition and operating results could be materially harmed.

The intended initial operations of our customers may be concentrated in a small number of metropolitan areas and airports, which could indirectly make our business particularly susceptible to natural disasters, outbreaks and pandemics, growth constraints, economic, social, weather and regulatory conditions or other circumstances affecting these metropolitan areas.

We intend to initially sell to customers that will service larger metropolitan areas, and these sales will be the primary source of the majority of our revenue. As a result, our business and financial results may be susceptible to natural disasters, outbreaks and pandemics, growth constraints, economic, social, weather and regulatory conditions or other circumstances applicable to metropolitan areas. In addition, any changes to local laws or regulations within key metropolitan areas that affect our customers’ ability to operate our aircraft in these markets could have an adverse effect on our business, financial condition and operating results.

Disruption of operations at vertiports, whether caused by labor relations, utility or communications issues or power outages could cause our customers to reduce the number of aircrafts that they order or to cancel their orders entirely. Certain airports may regulate our flight operations, such as limiting the number of landings per year, which could reduce our customers’ ability to operate as many aircraft as they originally forecast, which in turn could lead to a reduction in orders of our aircraft. In addition, demand for our customers’ advanced air mobility services could be impacted if drop-offs or pick-ups of fliers become inconvenient because of airport rules or regulations, or more expensive for fliers because of airport-imposed fees, which would adversely affect our business, financial condition and operating results.

We will rely on the existing vertiport network developed by third parties. The ability of such networks to support high-volume eVTOL service and our aircraft could have an adverse effect on the use of our aircraft and our expected growth potential.

In order to use our aircraft, our customers will require adequate landing infrastructure. As airports and heliports around the world become more congested, it may not be possible to ensure that our customers’ plans can be implemented in a commercially viable manner given infrastructure constraints, including those imposed by inadequate facilities at desirable locations. Access to airports, heliports and vertiports may be prohibitively expensive, not available at all, or may be inconsistent with our projections. Our customers’ advanced air mobility service will depend on the ability to develop and operate vertiports in desirable locations in metropolitan locations. Developing and operating vertiport locations will require permits and approvals from international, national and local regulatory authorities and government bodies and our customers’ ability to operate their service will depend on such permits and approvals. We cannot predict whether our customers will receive such permits and approvals or whether they will receive them in a timely manner. If any of our current or future customers are prohibited, restricted or delayed from developing and operating desirable vertiport locations, our business could be adversely affected.

The current conditional pre-orders and future sale orders of our aircraft may be subject to indexed price escalation clauses, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate.

Aircraft sales contracts are often entered into years before the aircraft are delivered. In order to help account for economic fluctuations between the contract date and delivery date, aircraft pricing in such master purchase agreements may include price escalation clauses to account for cost increases from labor, commodity and other price indices. Our revenue estimates are based on current expectations with respect to these escalation formulas, but the actual escalation amounts are outside of our control. Escalation factors can fluctuate significantly from period to period and changes in escalation amounts can significantly impact revenues and operating margins in our eVTOL business. We can make no assurance that any customer, current or future, will exercise purchase options, fulfill existing purchase commitments or purchase additional products or services from us. The terms and conditions of the pre-orders regarding price escalation clauses are yet to be determined, and there is no assurance that they will be determined in a manner that will mitigate the risks described above.

We are subject to laws and regulations concerning our collection, processing, storage, sharing, disclosure and use of customer information and other sensitive data, and our actual or perceived failure to comply with data privacy and security laws and regulations could damage our reputation and brand and harm our business and operating results.

In the ordinary course of business, we collect, store, and transmit information, including personal information, in relation to our current, past or potential customers, business partners, employees and contractors. We therefore face particular privacy, data security, and data protection risks in connection with requirements of the European Union’s General Data Protection Regulation 2016/679 (“GDPR”), national implementing legislation of the GDPR, the United Kingdom GDPR and U.K. Data Protection Act 2018 (which retains the GDPR in U.K. national law (the “U.K. GDPR”)) and other data protection regulations in the European Economic Area (“EEA”) and the U.K. Among other stringent requirements, the GDPR and U.K. GDPR restrict transfers of data outside of the EEA and U.K. to third countries deemed to lack adequate privacy protections (such as the U.S.), unless an appropriate safeguard specified is implemented. A July 16, 2020 decision of the Court of Justice of the European Union invalidated a key mechanism for lawful data transfer to the U.S. and called into question the viability of its primary alternative, the standard contractual clauses. While the European Commission has recently published revised standard contractual clauses, which be used for relevant new data transfers from September 27, 2021, the ability of companies to lawfully transfer personal data from the EEA and the U.K. to the U.S. and other third countries is presently uncertain. We currently rely on the standard contractual clauses to transfer personal data outside the EEA and the U.K., including to the U.S. among other data transfer mechanisms pursuant to the GDPR and U.K. GDPR. Other countries have enacted or are considering enacting similar cross-border data transfer rules or data localization requirements. These developments could limit our future ability to deliver our products in the EEA, the U.K. and other foreign markets.

Fines for certain breaches of the GDPR and the U.K. GDPR are significant e.g., fines for certain breaches of the GDPR or the U.K. GDPR are up to the greater of €20 million / £17.5 million or4% of total global annual turnover. In addition to the foregoing, a breach of the GDPR or U.K. GDPR could result in regulatory investigations, reputational damage, orders to cease/ change our processing of our data, enforcement notices, and/ or assessment notices (for a compulsory audit). We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm.

We are also subject to evolving EU and U.K. privacy laws on cookies and e-marketing. In the EU and U.K., informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR and the U.K. GDPR also impose conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. A recent European court decision, regulators’ recent guidance and recent campaigns by a not-for-profit organization are driving increased attention to cookies and tracking technologies. If regulators start to enforce the strict approach in the recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities.

In the U.S., there are numerous federal and state data privacy and protection laws and regulations governing the collection, use, disclosure, protection and other processing of personal information, including federal and state data privacy laws, data breach notification laws and consumer protection laws. We may become subject to these laws and regulations. For example, the California Consumer Privacy Act of 2018 (“CCPA”), which became effective in January 2020, created new privacy rights for consumer residing in the state and imposes obligations on companies that process their personal information, including an obligation to provide certain new disclosures to such residents. Specifically, among other things, the CCPA creates new consumer rights, and imposes corresponding obligations on covered businesses, relating to the access to, deletion of, and sharing of personal information collected by covered businesses, including California residents’ right to access and delete their personal information, opt out of certain sharing and sales of their personal information, and receive detailed information about how their personal information is used. The law exempts from certain requirements of the CCPA certain information that is collected, processed, sold, or disclosed pursuant to the California Financial Information Privacy Act, the federal Gramm-Leach-Bliley Act or the federal Driver’s Privacy Protection Act. The definition of “personal information” in the CCPA is broad and may encompass other information that we maintain beyond that excluded under the Gramm-Leach-Bliley Act, the Driver’s Privacy Protection Act or the California Financial Information Privacy Act exemption. Further, the CCPA allows for the California Attorney General to impose civil penalties for violations, as well as providing a private right of action for certain data breaches that result in the loss of personal information. This private right of action is expected to increase the likelihood of, and risks associated with, data breach litigation. In addition, it remains unclear how various provisions of the CCPA will be interpreted and enforced. California voters also recently passed the California Privacy Rights Act (“CPRA”), which will take effect on January 1, 2023. The CPRA significantly modifies the CCPA, including by imposing additional obligations on covered companies and expanding California consumers’ rights with respect to certain sensitive personal information, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Some observers have noted that the CCPA (and the CPRA) could mark the beginning of a trend toward more stringent privacy legislation in the United States, and multiple states have enacted, or are expected to enact, similar or more stringent laws. For example, in 2020, Nevada passed SB 220 which restricts the “selling” of personal information and, in 2021, Virginia passed the Consumer Data Protection Act (“CDPA”) which is set to take effect on January 1, 2023 and grants new privacy rights for Virginia residents. There is also discussion in Congress of a new comprehensive federal data protection and privacy law to which we likely would be subject if it is enacted. Such new laws and proposed legislation, if passed, could have conflicting requirements that could make compliance challenging, require us to expend significant resources to come into compliance, and restrict our ability to process certain personal information.

If we or our third-party service providers experience a security breach, or if unauthorized parties otherwise obtain access to our data, including our customers’ data, partners’ data or other personal data, our reputation may be harmed, demand for services may be reduced and we may incur significant liabilities.

Our services are expected to involve the storage, processing and transmission of data, including certain personal data and confidential and sensitive information. Any security breach, including those resulting from a cybersecurity attack, phishing attack or any unauthorized access, unauthorized usage, virus or similar breach or disruption could result in the loss or destruction of or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, damage to our reputation, litigation, regulatory investigations or other liabilities. These attacks may come from individual hackers, criminal groups and state-sponsored organizations. If our security measures are breached as a result of third-party action, employee error, a defect or bug in our products or those of our third-party suppliers or partners, malfeasance or otherwise, and as a result, someone obtains unauthorized access to our data, including our confidential, sensitive, personal or other information about individuals, or any of these types of information is lost, destroyed or used, altered, disclosed or acquired without authorization, our reputation may be damaged, our business may suffer, and we could incur significant liability and regulatory enforcement. Even the perception of inadequate security may damage our reputation and negatively impact our ability to win new customers and retain and receive timely payments from existing customers. Further, we could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by our insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement or other services.

We engage third-party service providers to store and otherwise process some of our and our data, including personal data and confidential and sensitive information. Our service providers may also be the targets of cyberattacks, malicious software, phishing schemes, and fraud. Our ability to monitor our vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, acquisition, disclosure, loss, alteration, or destruction of our data, including confidential data and confidential and sensitive information.

Techniques used to sabotage or obtain unauthorized access to systems or networks are constantly evolving and, in some instances, are not identified until after they have been launched against a target. We and our service providers may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative and mitigating measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access or disruption.

For the year ended December 31, 2020, VAGL’s independent registered public accounting firm has included an explanatory paragraph relating to VAGL’s ability to continue as a going concern in its report in VAGL’s audited financial statements included elsewhere in this prospectus.

The report from VAGL’s independent registered public accounting firm for the year ended December 31, 2020 includes an explanatory paragraph stating that VAGL’s recurring losses from operations and cash outflows from operating activities raise substantial doubt about VAGL’s ability to continue as a going concern. VAGL’s consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty and do not reflect the transactions contemplated by the Business Combination. If the Business Combination were not consummated and we were not able to obtain sufficient funding, our business, prospects, financial condition and results of operations would have been harmed and VAGL may be unable to continue as a going concern. If VAGL were unable to continue as a going concern, we may have to liquidate VAGL’s assets and may receive less than the value at which those assets are carried in its audited financial statements, and it is likely that investors would lose part or all of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about VAGL’s ability to continue as a going concern. If there remains substantial doubt about VAGL’s ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all, and our business may be harmed.

In addition, if we are unable to remediate our material weaknesses in internal control over financial reporting, investors, customers, rating agencies, lenders or others may lose confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, we could be subject to investigations by the SEC or other regulatory authorities or litigation that results in substantial fines, penalties or liabilities, and we may be unable to raise funds from debt and equity investors on terms favorable to us, if at all.

Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.

We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business, and that our level of capital expenditures will be significantly affected by customer demand for our aircraft. Overall, however, we expect to make significant investments in our business, including development of our aircraft and investments in our brand. These efforts may prove more expensive than currently anticipated, and we may not succeed in acquiring sufficient capital to offset these higher expenses and achieve positive revenue generation. The fact that we have a limited operating history means we have limited historical data on the demand for our aircraft. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may need to seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change its corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our shareholders. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of our ordinary shares. If we raise funds by issuing debt securities, these debt securities may have rights, preferences, and privileges senior to those of preferred and common shareholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our shareholders.

If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.

Our Convertible Senior Secured Notes issued and outstanding may impact our financial results, result in the dilution of our shareholders, create downward pressure on the price of our Ordinary Shares, and restrict our ability to raise additional capital or take advantage of future opportunities.

In connection with the Business Combination, we issued and sold an aggregate of $200 million principal amount of Convertible Senior Secured Notes to the Convertible Senior Secured Notes Investor in a private placement. The Convertible Senior Secured Notes will be convertible for Ordinary Shares at a conversion rate of 90.9091 Ordinary Shares per $1,000 principal amount of Convertible Senior Secured Note, subject to adjustments to such rate as provided in the Indenture, and will bear interest at a rate of 7.00% per annum for cash interest or 9.00% per annum for interest paid-in-kind, which is to be selected at our option and is paid semiannually. The sale of the Convertible Senior Secured Notes may affect our earnings per share figures, as accounting procedures may require that we include in our calculation of earnings per share the number of our Ordinary Shares into which the Convertible Senior Secured Notes are convertible. If our Ordinary Shares are issued to the holders of the Convertible Senior Secured Notes upon conversion, there will be dilution to our shareholders’ equity and the market price of our Ordinary Shares may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Ordinary Shares caused by the sale, or potential sale, of shares issuable upon conversion of the Convertible Senior Secured Notes could also encourage short sales by third parties, creating additional selling pressure on our Ordinary Share price.

We may still incur substantially more debt or take other actions that would diminish our ability to make payments on the Convertible Senior Secured Notes when due.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments. We are subject to certain restrictions under the terms of the Indenture, including limitations regarding incurring future indebtedness, subject to specific allowances in the Indenture. However, we will not be restricted from recapitalizing our debt or taking a number of other actions that are not limited by the terms of the Indenture that could have the effect of diminishing our ability to make payments on the Convertible Senior Secured Notes when due.

As an international business, we are exposed to fluctuations in currency exchange rates, which could adversely affect our cash flows and results of operations.

International markets are anticipated to contribute a substantial portion of our revenue, and we intend to expand our presence in these regions. The exposure to fluctuations in currency exchange rates takes on different forms. International revenue and costs are subject to the risk that fluctuations in exchange rates could adversely affect our reported revenue and profitability when translated into pounds sterling for financial reporting purposes. The majority of our revenue is expected to be denominated in U.S. dollars, and our costs are primarily in British pounds sterling. These fluctuations could also adversely affect the demand for products and services provided by us. As an international business, our businesses may occasionally invoice third-party customers in currencies other than the one in which they primarily do business (the “functional currency”). Movements in the invoiced currency relative to the functional currency could adversely impact our cash flows and our results of operations. As our international sales commence and grow, exposure to fluctuations in currency exchange rates could have a larger effect on our financial results. Our management expects to use financial instruments to hedge against currency fluctuations, but such action may be ineffective or insufficient.

We may not be able to secure adequate insurance policies, or secure insurance policies at reasonable prices.

We maintain general liability insurance, aviation flight testing insurance, aircraft liability coverage, directors and officers insurance and other insurance policies, and we believe our level of coverage is customary in our industry and adequate to protect against claims. However, there can be no assurance that it will be sufficient to cover potential claims or that present levels of coverage will be available in the future at reasonable cost. The eVTOL market is currently a nascent market for insurers, and as such, insurers may be unwilling to cover the risks associated with eVTOL technology, either partially or at all. Further, we expect our insurance needs and costs to increase as we build production facilities, manufacture aircraft, establish commercial operations and expand into new markets, and it is too early to determine what impact, if any, the commercial operation of eVTOLs will have on our insurance costs.

Changes in our tax rates, unavailability of certain tax credits or reliefs or exposure to additional tax liabilities, clawbacks or assessments could affect our profitability, and audits by tax authorities could result in additional tax payments for prior periods.

We expect to be affected by various domestic and international taxes, including direct and indirect taxes imposed on our activities, such as corporate income, withholding, customs, excise, value-added, sales and other taxes. Significant judgment is required in determining our provisions for taxes, and there are many transactions and calculations where the ultimate tax determination is uncertain.

The amount of tax we expect to pay may be subject to audits by international, domestic and local tax authorities. If audits result in payments or assessments different from our reserves, our future results may include unfavorable adjustments to our tax liabilities, and our financial statements could be adversely affected. Any significant changes to the tax system in the United Kingdom, United States, Cayman Islands or in other jurisdictions (including changes in the taxation of international income as further described below) could adversely affect our business, financial condition and results of operations.

We expect to be subject to U.K. corporation tax, which is levied on profits generated in the U.K. and abroad. The U.K. corporation tax rate is currently 19% for the 2021/22 tax year, but the U.K. government has announced that from April 1, 2023 the main U.K. corporation tax rate shall rise to 25%, which will affect our post-tax profits.

We carry out extensive research and development activities, and as a result, we expect to benefit in the United Kingdom from HM Revenue & Customs’ (“HMRC”) research and development expenditure credit (“RDEC”), which provides relief against U.K. corporation tax. Broadly, RDECs provide a tax credit currently equal to 13% of “qualifying research and development expenditure” made from April 1, 2020 (the rate was previously 12% of qualifying research and development expenditure made from January 1, 2018 to March 31, 2020) by certain companies where certain criteria are met. Based on criteria established by HMRC, a portion of expenditures incurred in relation to our research and development and manufacturing development activities are eligible for RDEC relief. Our qualifying research and development expenditures largely consist of employment costs for research staff, consumables and certain internal overhead costs incurred as part of research projects for which we do not receive revenue and are loss generating. To the extent a company cannot utilize the RDEC against U.K. corporation tax, then certain rules apply that allow the RDEC to reduce the tax liability of certain specified taxes, and to the extent it is not possible to utilize the RDEC in full, then the net tax credit is repaid to the company by HMRC. If, however, there are unexpected adverse changes to the RDEC scheme or for any reason we are unable to qualify for such advantageous tax legislation, then our business, results of operations and financial condition may be adversely affected.

We may be subject to a tax charge as a result of the issuance of warrants.

We have issued, and intend to issue in the future, a number of warrants to the public and to certain business partners which, at the time of their issuance, may be treated as a disposal of an asset for the purposes of U.K. corporation tax. Any chargeable gain arising on such a disposal may, depending on the circumstances and subject to any available exemptions or reliefs (such as loss relief), be subject to U.K. corporation tax at the prevailing rate. The U.K. tax rules provide that once the warrants are exercised, the issuance and exercise of the warrants should be treated as the same transaction, which should not be treated as a taxable event. In this instance, we should be able to reclaim any tax paid in respect of the original issuance of the warrants. There is no certainty that the warrants will be exercised or, in the event that the warrants are exercised, when such exercise will take place.

We may incur tax liabilities in relation to share options held by employees.

We have in place certain arrangements to attract talent and to motivate and incentivize our employees.

A number of our employees have been issued share options, which are intended to qualify for certain tax relief in the United Kingdom as enterprise management incentive (“EMI”) options. To qualify for tax relief, a number of strict statutory criteria must be complied with. It is possible that one or more of the relevant criteria have not been complied with. The U.K. tax rules provide that if an option does not qualify for EMI tax relief when it is exercised, Vertical would need to withhold income tax and social security contributions and remit these to the tax authority, and Vertical would need to pay employer’s social security contributions.

The tax authority can seek to recover unpaid amounts and impose penalties if we did not comply with these obligations. Vertical is reviewing the position in respect of the options with a view to approaching the U.K. tax authorities for agreement of the extent to which (if any) the options fail to meet the relevant criteria.

Our business may be adversely affected by union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the aerospace and airline industries generally for many employees to belong to a union, which can result in higher employee costs and increased risk of work stoppages. As we expand our business, there can be no assurances that our employees will not join or form a labor union or that we will not be required to become a union signatory. We are also directly or indirectly dependent upon companies with unionized work forces, such as parts suppliers, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs, it could delay the manufacture and sale of our performance electric vehicles and have a material adverse effect on our business, operating results or financial condition.

We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our facilities, which could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to many hazards and operational risks inherent to our business, including general business risks, product liability and damage to third parties, our infrastructure or properties that may be caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks (including hijacking, use of the aircraft as a weapon, or use of the aircraft to disperse a chemical or biological agent), catastrophic loss due to security related incidents, human errors and similar events. Additionally, our manufacturing operations are hazardous at times and may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties.

Any legal proceedings, investigations or claims against us could be costly and time-consuming to defend and could harm our reputation regardless of the outcome.

We may in the future become subject to legal proceedings, investigations and claims, including claims that arise in the ordinary course of business, such as claims brought by our customers or partners in connection with commercial disputes, claims by end-users, claims or investigations brought by regulators or employment claims made by our current or former employees. Any litigation, investigation or claim, whether meritorious or not, could harm our reputation, will increase our costs and may divert management’s attention, time and resources, which may in turn harm our business, financial condition and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, potentially harming our business, financial position and results of operations.

Risks Related to Our Regulatory Environment

The international nature of our business subjects us to additional risks.

We are subject to a number of risks related to doing business internationally, any of which could significantly harm our business. These risks include:

●	restrictions on the transfer of funds to and from foreign countries, including potentially negative tax consequences;

●	unfavorable changes in tariffs, quotas, trade barriers or other export or import restrictions, including navigating the changing relationships between countries such as the United States and China;
●	unfavorable foreign exchange controls and currency exchange rates;
●	increased exposure to general international market and economic conditions;
●	political and economic uncertainty and volatility;
●	the potential for substantial penalties and litigation related to violations of a wide variety of laws, treaties and regulations, including anti-corruption regulations (including the U.S. Foreign Corrupt Practices Act 1977 (as amended, the “FCPA”) and the U.K. Bribery Act 2010 (the “Bribery Act”)) and privacy laws and regulations (including the EU’s General Data Protection Regulation);
●	significant differences in regulations across international markets and the regulatory impacts on a globally integrated supply chain;
●	the difficulty and costs of designing and implementing an effective control environment across diverse regions and employee bases;
●	the difficulty and costs of maintaining effective data security;
●	global pricing pressures; and
●	unfavorable and/or changing foreign tax treaties and policies.

In addition, our financial performance on a Pounds Sterling denominated basis is subject to fluctuations in currency exchange rates, as our principal funding and sales exposure is to the U.S. dollar. See Note 24 to our consolidated financial statements included elsewhere in this prospectus.

We are subject to laws and regulations worldwide, many of which are unsettled and still developing and which could increase our costs or materially and adversely affect our business.

We are subject to a variety of laws internationally that affect our business, including, but not limited to, laws regarding employment, safety, anti-money laundering and taxation, all of which are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting and compliance with laws, regulations and similar requirements may be burdensome and expensive. Laws and regulations may be inconsistent from jurisdiction to jurisdiction, which may increase the cost of compliance and doing business. Any such costs, which may rise in the future as a result of changes in these laws and regulations or in their interpretation, could make our aircraft less attractive to our customers or cause us to change or limit our ability to sell our aircraft. We expect to put in place policies and procedures designed to ensure compliance with applicable laws and regulations, but we cannot assure you that our employees, contractors or agents will not violate such laws and regulations or our policies and procedures.

It is difficult to predict how existing or new laws may be applied. If we become liable, directly or indirectly, under these laws or regulations, we could be harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to modify our aircraft, which would harm our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business, financial condition or results of operations.

Our aircraft might not comply with all the requirements to operate according to Instrument Flight Rules.

We are subject to a variety of certification requirements in the jurisdictions in which we operate, including those relating to Instrument Flight Rules (“IFRs”). While we are working to ensure that our aircraft is certified to operate under IFRs, including at low levels and in an urban environment, there can be no assurance that we will be successful.

Existing IFRs were designed based on the capabilities of traditional aircraft. Electric aircraft have different capabilities, in particular, with respect to loiter time and diversion range. Aviation regulators acknowledge and are working towards making the appropriate revisions to accommodate these new types of aircraft, but there can be no assurance that these changes will be made in a timely manner or at all, or that globally consistent standards will be promulgated. Further, there can be no assurance that our aircraft will be capable of meeting any newly defined IFR or other similar requirements in the future.

If we are unable, either fully or partially, to certify our aircraft in accordance with the IFRs, then this could limit the ability of our aircraft to fly under certain conditions, which could impair our ability to meet our customers’ requirements and as a result, harm our sales to our customers and potential new customers. In turn, this could adversely affect our business, financial condition and results of operations.

We may be unable to obtain the relevant regulatory approvals needed to produce and sell the aircraft and prospective operators of our aircraft may not be able to obtain the relevant regulatory approvals to operate our aircraft.

The commercialization of new aircraft and the operation of an aerial mobility service requires certain regulatory authorizations and certifications. We will need to obtain production and design organizational approvals, and a type certificate for the aircraft, from the CAA, and the type certificate will subsequently need to be validated by the EASA and the FAA. While we anticipate being able to achieve these regulatory approvals, should we fail to do so, or fail to do so in a timely manner, or if these approvals or certifications are modified, suspended or revoked after we obtain them, we may be unable to provide our aircraft on the timelines projected, which could have a material adverse effect on the relationships that we have with our customers and negatively impact our reputation, which could harm our ability to attract new customers.

In addition, our customers will need to obtain regulatory approval to operate the aircraft. This will include either obtaining an air (carrier) operator’s certificate from their National Authority or amending an existing certificate to include our aircraft. If obtaining such approvals is significantly more difficult, costly or time-consuming than envisaged, this may affect demand for our aircraft. Any of the foregoing would have adverse effects on our business, financial condition and results of operations.

Regulatory authorities may disagree with our view that integrating our aircraft into the relevant national airspace system is possible without changes to existing regulations and procedures, and if changes are needed for airspace integration, we may be unable to comply with the required changes, or comply with them in a timely manner.

There are a number of existing laws, regulations and standards that may apply to our aircraft, including standards that were not originally intended to apply to electric aircraft. While our aircraft and our service are designed, at launch, to operate within the existing CAA, EASA, FAA or other regulatory frameworks in which we intend to operate, national authorities may disagree with this view, which may prohibit, restrict or delay our ability to launch in the relevant market. Regulatory authorities may introduce changes specifically to address electric aircraft or high-volume flights, which could have a negative impact on the sales of our aircraft.

In addition, the increased volume of flights resulting from AAM and AAM services may result in regulatory changes for integration into the airspace systems applicable to our operations. We may be unable to comply with such regulatory changes at all or do so in a timely manner, thereby interrupting our operations. Such regulatory changes could also result in increased costs and pricing of our services, reducing demand and adversely impacting our financial performance.

If current airspace and zoning regulations are not modified to increase air traffic capacity, our business could be subject to considerable capacity limitations.

A failure to increase air traffic capacity at and in the airspace serving key markets, including around major airports in the United States, Europe or overseas, could create capacity limitations for the future operations of the third-party operators and could have an indirect material adverse effect on our business, results of operations and financial condition. In particular, delays and disruptions to customers’ services (especially during peak travel periods or adverse weather conditions in certain markets) could be caused by capacity constraints resulting from weaknesses in the relevant airspace systems and air traffic control systems, such as legacy procedures and technologies, or from zoning restrictions that limit flight volumes at existing airports or prevent the construction of new air traffic infrastructure.

Changes in government regulations imposing additional requirements and restrictions on our manufacturing operations could increase costs and result in delays and disruptions.

Aerospace manufacturers are subject to extensive regulatory and legal requirements that involve significant compliance costs. The CAA, EASA or FAA may issue regulations relating to the operation of aircraft that could require significant expenditures in the design, production or operation of the aircraft. Implementation of the requirements created by such regulations may result in increased costs for us.

Additional laws, regulations, taxes, and airport rates and charges have been proposed from time to time that could significantly increase the cost of our operations, impact our customers’ services or generally reduce the demand for air travel. If adopted, these measures could reduce revenue and increase costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.

We are subject to stringent export and import control laws and regulations. Unfavorable changes in these laws and regulations or licensing policies, our failure to secure timely government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.

Our business may be subject to stringent U.K., U.S. and other applicable import, export and re-export control laws. We, and our suppliers, are required to import and export our products, software, technology and services, as well as run our operations in full compliance with such laws and regulations. Similar laws that impact our business exist in other jurisdictions. Pursuant to these trade control laws and regulations, we are required, among other things, to (i) determine the proper licensing jurisdiction and export classification of products, software, and technology, and (ii) where necessary, obtain licenses or other forms of government authorization to engage in the conduct of our business. The authorization requirements may include the need to obtain export licenses or similar permissions from the relevant governmental regulators in order to export or re-export controlled products, software or technology, including to release such controlled goods to foreign person employees and other foreign persons, and to ensure compliance with the terms of such licenses or permissions. These foreign trade controls may prohibit, restrict or regulate our ability to, directly or indirectly, export, deemed export, re-export, deemed re-export or transfer certain hardware, technical data, technology, software or services to certain countries and territories, entities and individuals and for end uses. U.K., U.S. or other applicable trade control laws and regulations may also change or lead to reclassifications of our products or technologies. A number of our key suppliers, including Honeywell, Rolls- Royce and GKN, are based in, or have substantial engineering resources located in, the U.S. and are also actively involved in the defense industry. Due to the cutting-edge nature of our industry and aircraft, the U.S., U.K. or other governments, could make key technologies that we, or our suppliers, are developing or are intending to use, subject to export control legislation, including the U.S. International Traffic in Arms Regulations or the Export Administration Regulations.

The inability to secure and maintain necessary export licenses and other authorizations, or the failure to comply with the terms of licenses that we have obtained, could negatively impact our ability to compete successfully or to operate our business as planned. There can be no assurance we will be successful in our future efforts to secure and maintain necessary licenses, registrations, or other U.K., U.S. or other relevant government regulatory approvals. If we, or our suppliers, are found to be in violation of these laws and regulations, it could result in civil and criminal, monetary and non-monetary penalties, the loss of export or import privileges, debarment and reputational harm.

We are subject to anti-corruption, anti-bribery, anti-money laundering, economic and trade sanctions and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition and results of operations.

We may be subject to certain anti-corruption, anti-bribery, anti-money-laundering, and economic and trade sanctions laws, including those that are administered by the U.K., EU, U.S. and United Nations Security Council, and other relevant governmental authorities.

We are also subject to the Bribery Act, FCPA, and other anti-bribery laws in countries in which we conduct our activities. The FCPA prohibits us and our officers, directors, employees, and agents and business partners acting on our behalf, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or otherwise securing an improper advantage to obtain or retain business. The FCPA further requires companies listed on U.S. stock exchanges to make and keep books and records that accurately reflect transactions and dispositions of assets and to maintain a system of internal accounting controls. The Bribery Act also prohibits:

(i)	“commercial bribery” of private parties, in addition to bribery involving domestic or foreign officials;
(ii)	the acceptance of bribes, as well as the giving of bribes, and (iii) “facilitation payments”, meaning generally low-level payments designed to secure or expedite routine governmental actions or other conduct to which persons are already under obligations to perform. The Bribery Act also creates an offence applicable corporate entities for failure to prevent bribery by our employees, officers, directors and other third parties acting on our behalf, to which the only defense is to maintain “adequate procedures” designed to prevent such acts of bribery.

As we increase our global sales and business, we may engage with partners and third-party intermediaries to market our aircraft and obtain necessary permits, licenses and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities (in addition to private customers). We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not authorize such activities.

Our customers may be subject to sanction laws of the U.K., EU, and U.S., and other applicable jurisdictions, such as those administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury and other relevant sanctions authorities, which may prohibit the sale of products or provision of services to embargoed jurisdictions (“Sanctioned Countries”) or to individuals and entities targeted by such sanctions (“Sanctioned Parties”). If we are found to be in violation of any applicable sanctions regulations, it can result in significant fines or penalties and possible incarceration for responsible employees and managers, as well as reputational harm and loss of business.

We have in place internal controls commensurate with our stage of development, and as our business matures and evolves, we intend to implement further necessary controls, policies, procedures and systems to promote compliance with anti-corruption, anti-money laundering, export control, economic and trade sanctions and other trade laws. Despite our compliance efforts and activities, there can be no assurance that our employees or representatives will comply with the relevant laws or with our policies, procedures, systems and controls, or that our internal controls will effectively detect and prevent all violations of applicable law by our employees, consultants, agents or other third-parties acting on our behalf, and we may be held responsible. Non-compliance or even suspected non-compliance with anti-corruption, anti-money laundering, export control, economic and trade sanctions and other trade laws could subject us to whistleblower complaints, investigations, prosecution, or other enforcement actions, which could lead to disclosures, sanctions, settlements, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage and other collateral consequences. If any subpoenas or investigations are initiated, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition and results of operations could be materially harmed. Responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense and compliance costs and other professional fees. As a general matter, enforcement actions and sanctions could harm our business, financial condition and results of operations.

We may need to initiate or defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive and, if adversely determined, could limit our ability to sell our aircraft or otherwise operate our business.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that could prevent or limit our ability to make, use, develop or deploy our aircraft, which could make it more difficult for us to operate our business.

We may receive inquiries and claims from patent, copyright, trademark or other intellectual property owners or holders inquiring whether, or alleging that, we infringe upon their proprietary rights or have misappropriated their confidential information or trade secrets. For example, companies owning patents or other intellectual property rights or holding confidential information or trade secrets, in particular relating to battery packs, electric motors, aircraft configurations, fly-by-wire flight control software or electronic power management systems, may allege infringement or misappropriation of such rights. In response to any determination that we have infringed upon or misappropriated a third-party’s intellectual property rights, we and our partners and/or suppliers may be required to do one or more of the following:

●	cease development, sales or use of our products that incorporate the asserted intellectual property;
●	pay substantial damages;
●	divert significant resources towards litigation or dispute resolution;
●	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms (including royalties) or available at all; or
●	re-design one or more aspects or systems of our aircraft or other offerings.

A successful claim of infringement or misappropriation against us or any of our suppliers could harm our business, prospects, financial condition and operating results. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

We may be unable to protect our proprietary information and intellectual property rights from unauthorized use by third parties.

Our success depends, in part, on our ability to protect our proprietary information and intellectual property rights, including certain technologies deployed in our aircraft. To date, we have relied primarily on trade secrets to protect our proprietary technology, and have applied for a number of patents (currently pending) in the United Kingdom. The agreements that we enter into, or will enter into in the future, with our partners, suppliers, consultants and other third parties take relevant measures to protect our intellectual property rights and proprietary information by ensuring appropriate non-disclosure, assignment or license terms are included in the agreements, as well as take other measures such as limiting access to our trade secrets and other confidential information and including confidentiality clauses in our employment contracts. We intend to continue to rely on these and other means, including patent protection, in the future. However, the steps we take to protect our intellectual property and proprietary information may be inadequate, and unauthorized parties may attempt to copy aspects of our intellectual property or obtain and use information that we regard as proprietary and, if successful, may potentially harm our ability to compete, accelerate the development programs of our competitors, and/or result in a deteriorated competitive position in the market. Moreover, our non-disclosure agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to ours, and there can be no assurance that our competitors or third parties will comply with the terms of these agreements, or that we will be able to successfully enforce such agreements or obtain sufficient remedies if they are breached. Additionally, there can be no assurance that the intellectual property rights we own or license will provide competitive advantages or will not be challenged, revoked, invalidated, opposed or circumvented by our competitors.

Further, obtaining and maintaining patent, copyright and trademark protection can be costly, and we may choose not to, or may fail to, pursue or maintain such forms of protection for our technology in the United Kingdom or other jurisdictions, which could harm our ability to maintain our competitive advantage in such jurisdictions. It is also possible that we will fail to identify patentable aspects of our technology before it is too late to obtain patent protection, that we will be unable to devote the resources to file and prosecute all patent applications for such technology, or that we will inadvertently lose protection for failing to comply with all procedural, documentary, payment and similar obligations during the patent prosecution process. The laws of some countries do not protect proprietary rights or confidential information to the same extent as the laws of the United States or the United Kingdom, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate to prevent other parties from infringing our proprietary technology. To the extent we expand our international activities, our exposure to unauthorized use of our technologies and proprietary information may increase. We may also fail to detect unauthorized use of our intellectual property, or be required to expend significant resources to monitor and protect our intellectual property rights, including engaging in litigation, which may be costly, time- consuming, and divert the attention of management and resources, and may not ultimately be successful. If we fail to meaningfully establish, maintain, protect our proprietary information and enforce our intellectual property rights, our business, financial condition and results of operations could be adversely affected.

Risks Related to Our Securities and This Offering

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Public Warrants to fall.

The Selling Securityholders can sell, under this prospectus, (i) up to 242,424,783 Ordinary Shares constituting (on a post-exercise basis and assuming the exercise of all of our warrants) and (ii) up to 4,000,000 Convertible Notes Warrants constituting (on a post-exercise basis). Sales of a substantial number of Ordinary Shares and/or warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares and warrants.

The price of our securities may be volatile, and the value of our securities may decline.

We cannot predict the prices at which our Ordinary Shares and our warrants will trade. The market price of our Ordinary Shares and our warrants may fluctuate substantially and may be lower than the current market price. In addition, the trading price of our Ordinary Shares and our warrants is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our Ordinary Shares and/or warrants as you might be unable to sell your securities at or above the price you paid. Factors that could cause fluctuations in the trading price of our securities include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;
●	variance in our financial performance from expectations of securities analysts;
●	changes in the pricing of our solutions;
●	changes in our projected operating and financial results;
●	changes in laws or regulations applicable to our platform;
●	announcements by us or our competitors of significant business developments, acquisitions or new offerings;
●	significant data breaches, disruptions to or other incidents involving our platform;
●	our involvement in litigation;
●	delays in the certification or production of our aircraft;
●	conditions or developments affecting the eVTOL industry;
●	future sales of our Ordinary Shares by us or our shareholders, as well as the anticipation of lock-up releases;
●	changes in senior management or key personnel;
●	the trading volume of securities;
●	changes in the anticipated future size and growth rate of our markets;
●	publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	general economic and market conditions; and
●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our securities. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

A market for our Ordinary Shares and/or the Convertible Notes Warrants may not develop or be sustained, which would adversely affect the liquidity and price of our Ordinary Shares.

An active trading market for our Ordinary Shares and/or the Convertible Notes Warrants may never develop or, if developed, it may not be sustained. In addition, the price of our Ordinary Shares and the Convertible Notes Warrants can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our Ordinary Shares become delisted from NYSE and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange), the liquidity and price of our Ordinary Shares may be more limited than if we were quoted or listed on the NYSE, Nasdaq or another national securities exchange. You may be unable to sell your Ordinary Shares and/or the Convertible Notes Warrants unless a market can be established or sustained.

If we do not meet the expectations of equity research analysts, if they do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our Ordinary Shares, the price of our Ordinary Shares could decline.

The trading market for our Ordinary Shares will rely in part on the research and reports that equity research analysts publish about us and our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If our results of operations are below the estimates or expectations of public market analysts and investors, the price of our Ordinary Shares could decline. Moreover, the price of our Ordinary Shares could decline if one or more securities analysts downgrade our Ordinary Shares or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

Our issuance of additional share capital in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders.

In addition to the 18,181,820 Ordinary Shares due upon the conversion of the Convertible Senior Secured Notes (excluding any interest, and subject to adjustments as provided in the Indenture) and the 4,000,000 Ordinary Shares issuable upon the exercise of the Convertible Notes Warrants, we expect to issue additional share capital in the future that will result in dilution to all other shareholders. We expect to grant equity awards to employees and directors under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may make or receive investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of our ordinary shares to decline.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Ordinary Shares.

We do not intend to pay any cash dividends in the foreseeable future, and any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of our Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of the closing of the Business Combination; (2) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates.

We cannot predict if investors will find our securities less attractive if we choose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities, and the price of our securities may be more volatile.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although we are subject to Israeli laws and regulations with regard to certain of these matters and intend to furnish certain comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2022. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the NYSE. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

As we are a “foreign private issuer” and intend to follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

The NYSE’s corporate governance rules require listed companies to have, among other things, a majority of independent board members, meetings of independent board members without executive management present, and independent director oversight of executive compensation, nomination of directors and corporate governance matters, and the audit committee is required to have at least three members. Additionally, the NYSE’s rules require that a listed company obtain, in specified circumstances, shareholder approval to adopt and materially revise equity compensation plans, as well as shareholder approval prior to an issuance (a) of more than 1% of its ordinary shares (including derivative securities thereof) in either number or voting power to related parties, (b) of more than 20% of its outstanding ordinary shares (including derivative securities thereof) in either number or voting power or (c) that would result in a change of control. As a foreign private issuer, we are permitted, and we intend, to follow certain home country corporate governance practices in lieu of the foregoing NYSE requirements, provided that we disclose the requirements we are not following and describe the corporate governance practices of the Cayman Islands that we are following.

As long as we rely on the foreign private issuer exemptions under the rules of the NYSE, a majority of the directors on our board of directors are not required to be independent directors, our compensation committee is not required to be comprised entirely of independent directors, we are not required to have a nominating and corporate governance committee composed of entirely independent directors, our audit committee is not required to have at least three members, our independent directors are not required to meet without executive management present, and shareholder approval is neither required for equity compensation plans and material revisions to those plans nor the issuance of more than 1% of our outstanding ordinary shares (including derivative securities thereof) in either number or voting power, the issuance of 20% or more of our outstanding ordinary shares (including derivative securities thereof) in either number or voting power or an issuance that would result in a change of control. Therefore, our board of directors’ approach to governance and securities issuances may be different from that of a board of directors consisting of a majority of independent directors, and, as a result, the management oversight of our Company may be more limited than if we were subject to all of the NYSE corporate governance standards and shareholder approval requirements.

We may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

As a “controlled company” within the meaning of the NYSE’s corporate governance rules, we are permitted to, and we intend to, rely on exemptions from certain of the NYSE corporate governance standards, including the requirement that a majority of our board of directors consist of independent directors.

In the event we no longer qualify as a foreign private issuer, we intend to rely on the “controlled company” exemption under the NYSE corporate governance rules. A “controlled company” under the NYSE corporate governance rules is a company of which more than 50% of the voting power is held by an individual, group or another company. Following the Business Combination, our principal shareholder controls a majority of the voting power of our outstanding Ordinary Shares, making us a “controlled company” within the meaning of the NYSE corporate governance rules. As a controlled company, we would be eligible to, and, in the event we no longer qualify as a foreign private issuer, we intend to, elect not to comply with certain of the NYSE corporate governance standards, including the requirement that a majority of directors on our board of directors are independent directors and the requirement that our compensation committee and our nominating and corporate governance committee consist entirely of independent directors.

Accordingly, our shareholders may not have the same protection afforded to shareholders of companies that are subject to all of the NYSE corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner.

Prior to the Business Combination, we have been a private company with limited accounting and financial reporting personnel and other supervisory resources, including a lack of an established audit committee to oversee the financial reporting process and our internal control over financial reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with the applicable accounting standards, which for us, is IFRS. As a result of becoming a public company, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting beginning with our second annual report on Form 20-F. This assessment will need to include disclosures of any material weaknesses identified by our management in our internal control over financial reporting. The SEC defines a “material weakness” as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the preparation of VAGL’s consolidated financial statements for the years ended December 31, 2019 and 2020, we identified material weaknesses in our internal control over financial reporting environment driven by the lack of a sufficient number of trained professionals with an appropriate level of accounting knowledge, training and experience, which lead to our inability to: (i) design and maintain controls over the segregation of duties between the creation and posting of journal entries and review of account reconciliations; (ii) design and maintain formal accounting policies, procedures and controls including those related to the recognition, approval and disclosure of related party transactions; and (iii) analyze, record and disclose complex accounting matters timely and accurately.

Each of the material weaknesses described above may result in a misstatement of one or more account balances or disclosures that would result in a material misstatement of our annual or interim consolidated financial statements that would not be prevented or detected, and accordingly, we determined that these control deficiencies constitute material weaknesses.

We are in the process of taking necessary actions to design and implement formal accounting policies, procedures and controls required to remediate these material weaknesses. This includes hiring additional finance and accounting personnel with the requisite experience and knowledge. It also includes designing our financial control environment, including the establishment of controls to account for and disclose complex transactions.

Management’s initial certification under Section 404 of the Sarbanes-Oxley Act is expected to be required with our annual report on Form 20-F for the year ending December 31, 2022. In support of such certifications, we will be required to document and make significant changes and enhancements, including hiring personnel in necessary functions with relevant experience.

We cannot assure you that the measures we have taken to date, and actions we may take in the future, will be sufficient to remediate the control deficiencies that led to these material weaknesses in our internal control over financial reporting nor that they will prevent or avoid potential future material weaknesses. We cannot assure you that all of our existing material weaknesses have been identified, or that we will not in the future identify additional material weaknesses. If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. Our remediation efforts may not enable us to avoid material weaknesses in our internal control over financial reporting in the future. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation. As a result, we anticipate investing significant resources to enhance and maintain our financial controls, reporting system and procedures over the coming years.

At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not able to obtain sufficient appropriate evidence with the level at which our controls are documented, designed or operating.

If we fail to achieve and maintain an effective internal control environment, we may not be able to prepare and disclose, in a timely manner, our financial statements and other required disclosures, or comply with existing or new reporting requirements. Any failure to report our financial results on an accurate and timely basis could result in material misstatements in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our businesses, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our securities.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 20-F. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.”

As discussed above in “— We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner,” we identified certain material weaknesses in connection with the preparation of VAGL’s financial statements for the years ended December 31, 2020 and 2019. The continued presence of these or other material weaknesses and/or significant deficiencies in any future financial reporting periods could result in financial statement errors that, in turn, could lead to errors in our financial reports, delays in our financial reporting, and that could require us to restate our operating result. Investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our securities could be materially and adversely affected. We might also not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404. In order to achieve and maintain compliance with the requirements of Section 404, we will need to expend significant resources and provide significant management oversight.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could materially and adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports or the effectiveness of internal control over financial reporting. Moreover, our business may be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.

We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective and identify material weaknesses, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies could also restrict our future access to the capital markets.

The growth and expansion of our business places a continuous, significant strain on our operational and financial resources. Further growth of our operations to support our customer base, our information technology systems and our internal controls and procedures may not be adequate to support our operations. As we continue to grow, we may not be able to successfully implement requisite improvements to these systems, controls and processes, such as system access and change management controls, in a timely or efficient manner. Our failure to improve our systems and processes, or their failure to operate in the intended manner, whether as a result of the growth of our business or otherwise, may result in our inability to accurately forecast our revenue and expenses, or to prevent certain losses. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely and reliable reports on our financial and operating results and could impact the effectiveness of our internal control over financial reporting. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud.

We are a holding company with no operations of our own and, as such, depend on our subsidiaries for cash to fund our operations and expenses, including future dividend payments, if any.

As a holding company, our principal source of cash flow will be distributions or payments from our operating subsidiaries. Therefore, our ability to fund and conduct our business, service our debt and pay dividends, if any, in the future will depend on the ability of our subsidiaries and intermediate holding companies to make upstream cash distributions or payments to us, which may be impacted, for example, by their ability to generate sufficient cash flow or limitations on the ability to repatriate funds whether as a result of currency liquidity restrictions, monetary or exchange controls or otherwise. Our operating subsidiaries and intermediate holding companies are separate legal entities, and although they are directly or indirectly wholly owned and controlled by us, they have no obligation to make any funds available to us, whether in the form of loans, dividends or otherwise. To the extent the ability of any of our subsidiaries to distribute dividends or other payments to us is limited in any way, our ability to fund and conduct our business, service our debt and pay dividends, if any, could be harmed.

We may be characterized as a PFIC for U.S. federal income tax purposes, which may cause adverse U.S. federal income tax consequences to U.S. investors.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in under “Material U.S. Federal Income Tax Considerations”) of Ordinary Shares or Convertible Notes Warrants, such U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. We are a pre-revenue early stage company that does not expect to realize revenue from our manufacturing operations before 2024. Until we generate revenue, our PFIC status would largely depend on whether we earn non-passive income, such as government grants, and whether the amount of such non-passive income exceeds 25% of our gross income for the relevant taxable year. Even after we start generating revenue, our PFIC status would depend on, among other things, the composition of the income, assets and operations of us and our subsidiaries, and there can be no assurances that we will not be treated as a PFIC again in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Furthermore, if a U.S. Holder holds our Ordinary Shares and/or Convertible Notes Warrants and we are a PFIC during such U.S. Holder’s holding period, unless the U.S. Holder makes certain elections, we will continue to be treated as a PFIC with respect to such U.S. Holder, even if we cease to be a PFIC in future taxable years.

For a further discussion, see “Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Holders—Passive Foreign Investment Company Rules.” U.S. Holders of our Ordinary Shares and/or Convertible Notes Warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to us and the ownership of our Ordinary Shares and/or Convertible Notes Warrants.

Certain of our shareholders control us following the Business Combination, and their interests may conflict with ours or yours in the future.

Immediately following the Business Combination, the VAGL Shareholders collectively owned approximately 75.0% of our issued and outstanding Ordinary Shares as of December 31, 2021. Even if and when these shareholders cease to own a majority of the outstanding Ordinary Shares, for so long as they continue to own a significant percentage of Ordinary Shares, these shareholders will still be able to significantly influence or effectively control the composition of the our board of directors and the approval of actions requiring shareholder approval through their voting power. Accordingly, for such period of time, these shareholders may have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers. In particular, for so long as these shareholders continue to own a significant percentage of the outstanding Ordinary Shares, these shareholders may be able to cause or prevent a change of control of us or a change in the composition of our board of directors and could preclude any unsolicited acquisition of us. The concentration of ownership could deprive you of an opportunity to receive a premium for your Ordinary Shares as part of a sale of us and ultimately might affect the market price of our Ordinary Shares.

We will be able to issue additional Ordinary Shares upon the exercise of outstanding Public Warrants and the Convertible Notes Warrants, and upon the exercise of the options granted pursuant to the 2021 Incentive Plan, all of which would increase the number of shares eligible for future resale in the public market and result in dilution to the our shareholders.

As of December 31, 2021, 15,701,067 Public Warrants were issued and outstanding, with each warrant entitling the registered holder to purchase one Ordinary Share at a price of $11.50 per share (subject to adjustment). The Public Warrants will become exercisable 30 days after the completion of the Business Combination and will expire at 5:00 p.m., New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. We have also adopted the 2021 Incentive Plan, the total size of which equals 5% of our outstanding issued Ordinary Shares as of immediately after the Closing. In addition, in connection with the Business Combination, VAGL Option Holders received Vertical Options that are exercisable for 23,233,602 Ordinary Shares. The Convertible Senior Secured Notes also may be converted at any time prior to the close of business on the second scheduled trading day immediately before the maturity date of the Convertible Senior Secured Notes, which would result in the issuance of additional Ordinary Shares. The Convertible Notes Warrants issued to the Convertible Senior Secured Notes Investor immediately after the Closing of the Business Combination are also exercisable for up to 4,000,000 Ordinary Shares, with an exercise price of $11.50 per share (subject to adjustment). To the extent the warrants or options are exercised, the Convertible Senior Secured Notes are converted, or awards are made under the 2021 Incentive Plan, additional Ordinary Shares will be issued, which will result in dilution to our shareholders and increase the number of Ordinary Shares eligible for resale in the public market. Sales of substantial numbers of such securities in the public market or the fact that such securities may be exercised could adversely affect the market price of our securities.

The Convertible Notes Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Convertible Notes Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.

The Convertible Notes Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Convertible Notes Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of the Convertible Notes Warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Convertible Notes Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Convertible Notes Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Convertible Notes Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains estimated and forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering and guidance for 2022 as described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	We have a limited operating history and has not yet manufactured any non-prototype aircraft or sold any aircraft to eVTOL aircraft customers;
●	We may not be able to produce or launch aircraft in the volumes or timelines projected;
●	We are an early-stage company with a history of losses, and we expect to incur significant expenses and continuing losses in the foreseeable future;
●	Our markets are still in relatively early stages of growth, and such markets may not continue to grow, grow more slowly than we expect or fail to grow as large as it expects;
●	We are dependent on our partners and suppliers for the components in our aircraft and for our operational needs;
●	Any accidents or incidents involving eVTOL aircraft, we or our competitors could harm our business;
●	Our eVTOL aircraft may not be certified by transportation authorities for production and operation within the timeline projected, or at all;
●	All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time in writing prior to July 1, 2023 (or, in the case of American Airlines, July 1, 2025);
●	Our business has grown rapidly and expects to continue to grow significantly, and any failure to manage that growth effectively could harm our business;
●	We identified material weaknesses in our internal controls over financial reporting and may be unable to remediate the material weaknesses; and
●	the other matters described in the section titled “Risk Factors” beginning on page 7.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find Additional Information” beginning on page 143.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

All of the Ordinary Shares and Convertible Notes Warrants offered pursuant to this prospectus will be sold by the Selling Securityholders or the Convertible Senior Secured Notes Investor for their respective accounts. We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Securityholders, or the sale of Convertible Notes Warrants to be offered by the Convertible Senior Secured Notes Investor.

We will receive up to an aggregate of $46 million from the exercise of the Convertible Note Warrants, assuming the exercise in full of all of the Convertible Note Warrants for cash. If the Convertible Note Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Convertible Note Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Convertible Notes Warrants.

The Selling Securityholders and/or the Convertible Senior Secured Notes Investor will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling securityholders in disposing of their securities, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

For the years ended December 31, 2021, 2020 and 2019, we did not pay any dividends.

CAPITALIZATION

The following table sets forth our total capitalization as of June 30, 2021:

●	on an actual basis; and
●	on a pro forma basis, giving effect to the Business Combination, the PIPE Financing and issuance of the Convertible Senior Secured Notes.

You should read this information in conjunction with our consolidated financial statements and the related notes appearing at the end of this prospectus, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Unaudited Pro Forma Condensed Combined Financial Information” sections and other financial information contained in this prospectus.

	As of June 30, 2021
	Actual	Pro Forma

	(in thousands)

Cash and cash equivalents	£17,144	£205,545
Equity:
Share capital	—	15
Share premium	25,739	173,011
Other reserves	4,117	4,117
Accumulated loss	(27,536)	(122,418)
Total equity:	2,320	54,725
Debt:
Convertible Senior Secured Notes	—	136,509
Loan Notes	25,000	—
Total capitalization	£27,320	£191,234

Prior to the Closing, 28,958,892 Broadstone Ordinary Shares were redeemed by the holders for an aggregate redemption payment of approximately $289,614,393.70.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus, unless defined below. As used in this unaudited pro forma condensed combined financial information, the “Vertical” refers to Vertical Aerospace Group Ltd. prior to the Business Combination and the “Company” refers to Vertical Aerospace Ltd. and its consolidated subsidiaries after giving effect to the Business Combination.

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vertical and Broadstone to give effect to the Business Combination and related transactions, including the PIPE Financing and the issuance of the Convertible Senior Secured Notes.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 combines the historical statement of financial position of Broadstone and the historical statement of financial position of the Company on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 combines the historical statements of operations of Broadstone and Vertical for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read together with Broadstone’s and Vertical’s audited financial statements and related notes, as applicable, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Description of the Business Combination

On December 16, 2021, Broadstone, Vertical and Merger Sub consummated the Business Combination pursuant to which Broadstone merged with and into Merger Sub, with Broadstone surviving the Business Combination and becoming a wholly owned subsidiary of Vertical.

Upon the consummation of the Business Combination, each issued and outstanding Class A ordinary share of Broadstone was converted automatically into one (1) Ordinary Share, following which the Class A ordinary shares ceased to be outstanding and were automatically cancelled; and each issued and outstanding Class B ordinary share of Broadstone were transferred to Vertical in consideration for the right of the holder thereof to be issued one (1) Ordinary Share.

Other Related Events in Connection with the Business Combination

In connection with the execution of the Business Combination Agreement, Vertical and Broadstone entered into: (i) Subscription Agreements to sell to certain PIPE Investors an aggregate of 9,400,000 Ordinary Shares immediately following the Closing for a purchase price of $10.00 per share and at an aggregate gross proceeds of $94,000,000 (the “PIPE Financing”) and (ii) the Convertible Senior Secured Notes Subscription Agreement to sell to the Convertible Senior Secured Notes Investor an aggregate principal amount of $200 million Convertible Senior Secured Notes. In connection with the execution of the Convertible Senior Secured

Notes Subscription Agreement, Vertical agreed to issue 4,000,000 Convertible Notes Warrants, which are exercisable for one Ordinary Share each, with an exercise price of $11.50 per Ordinary Share, to the Convertible Senior Secured Notes Investor.

Accounting for the Business Combination

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Broadstone will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Vertical issuing shares at the closing of the Business Combination for the net assets of Broadstone as of the closing date, accompanied by a recapitalization. The net assets of Broadstone will be stated at historical cost, with no goodwill or other intangible assets recorded.

Vertical has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Vertical’s shareholders will have the largest voting interest in Vertical;
●	The board of directors of the Company has six members, and Vertical has the ability to nominate the majority of the members of the board of directors;
●	Vertical’s senior management is the senior management of the Company;
●	Vertical’s operations prior to the Business Combination comprising the only ongoing operations of the Company; and
●	Vertical is the larger entity, in terms of substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since Broadstone does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of Ordinary Shares issued over the fair value of Broadstone’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred. The unaudited pro forma condensed combined financial information assumes that Public Warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of operations. However, Vertical’s evaluation of the post-Business Combination accounting for the Public Warrants is ongoing, including the possibility of accounting for the Public Warrants as equity in accordance with IFRS 2 following consummation of the Business Combination.

Basis of Pro Forma Presentation

Broadstone’s historical consolidated financial statements were prepared in accordance with U.S. GAAP and presented in USD. Vertical’s historical consolidated financial statements were prepared in accordance with IFRS and presented in GBP. The Pro Forma Financial Information includes adjustments to convert the financial information of Broadstone from U.S. GAAP to IFRS as well as reclassifications to conform Broadstone’s historical accounting presentation to Vertical’s accounting presentations, as well as translating them into Vertical’s reporting currency of GBP, in each case for the relevant periods.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events are expected to be used for general corporate purposes.

Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Vertical following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. Broadstone and Vertical have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma of our Ordinary Share ownership valued at $10.00 per share as of immediately following Closing (totals may not add up to 100% due to rounding):

	Pro Forma Combined
	Number of Shares	% Ownership
VAGL Shareholders(1)	200,996,400	92
Broadstone Public Shareholders	1,571,409	1
Sponsor	7,632,575	3
PIPE Investors	9,400,000	4
		100%

(1)	Includes (a) Ordinary Shares received by VAGL Shareholders, including the VAGL Option Holders, (b) Ordinary Shares received by the Loan Note Holders in connection with the LNH SPA, (c) Ordinary Shares received by American in connection with the American SPA, and (d) Earn Out Shares, where applicable, relating to the parties included in this footnote 1 and excludes (v) shares issuable pursuant to the 2021 Incentive Plan, (w) the Initial Avolon Warrant Shares, (x) the Initial American Warrant Shares, (y) the Initial Virgin Atlantic Warrant Shares and (z) any Ordinary Shares issuable pursuant to the Convertible Senior Secured Notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

			IFRS Policy
		Broadstone	and
	Vertical	(US GAAP,	Presentation	Transaction
	(IFRS	Restated,	Alignment	Accounting		Pro forma
	Historical)	As Converted)	(Note 2)	Adjustments		combined
ASSETS:
Property, plant and equipment	£1,407	£—	£—	£—		£1,407
Right of use assets	991	—	—	—		991
Intangible assets	2,211	—	—	—		2,211
Investments held in Trust Account	—	221,233	—	(11,386)	A	—
				(209,847)	B
Non-current assets	4,609	221,233	—	(221,233)		4,609
Trade and other receivables	11,233	—	—	—		11,233
Non-financial assets	—	—	90	—		90
Cash and cash equivalents	17,144	631	—	11,386	A	205,546
				68,110	C
				(4,401)	D
				(23,970)	E
				(2,472)	M
				139,118	N

Prepaid expenses	—	90	(90)	—		—
Current assets	28,377	721	—	187,771		216,869
TOTAL ASSETS	£32,986	£221,954	£—	£(33,462)		£221,478
EQUITY AND LIABILITIES:
Share capital	£—	£—	£—	£1	C	£15
				—	G
				1	H
				—	I
				13	J
Share premium	25,739	—	—	68,109	C	173,011
				(20,086)	E
				7,054	F
				11,368	G
				25,000	I
				(13)	J
				(31,554)	K
				87,394	L

Class A ordinary shares	—	—	—	—	G	—
				—	H
Class B ordinary shares	—	1		(1)	H	—
Other reserves	4,117	—	—	—		4,117
Additional paid-in capital	—	—	—	—		—
Accumulated Loss	(27,536)	(29,082)		(7,488)	E	(122,418)
				(2,472)	M
				31,554	K
				(87,394)	L

Equity	2,320	(29,081)	—	81,486		54,725
COMMITMENTS AND CONTINGENCIES:
Class A ordinary shares subject to redemption	—	221,215	(221,215)	—		—
LIABILITIES:
Long term lease liabilities	793	—	—	—		793
Long term Senior Secured Convertible notes (net of discount)				71,153	N	71,153
Derivative liability				65,357	N	65,357
Provisions	91	—	—	—		91
Warrant liability	—	20,327	—	(7,054)	F	15,881
				2,608	N
Deferred underwriting commissions and transaction expenses	—	7,743	—	(4,401)	D	6,946
				3,604	E
Ordinary shares subject to possible redemption	—	—	221,215	(11,368)	G	—
				(209,847)	B
Non-current liabilities	884	28,070	221,215	(89,948)		160,221
Accounts payable	—	59	(59)	—		—
Accrued expenses		1,691	(1,691)
Current portion of long term lease liabilities	175	—		—		175
Trade and other payables	4,607	—	1,750	—		6,357
Convertible notes	25,000	—	—	(25,000)	I	—
Current liabilities	29,782	1,750	—	(25,000)		6,532
Total liabilities	30,666	29,820	221,215	(114,948)		166,753
TOTAL EQUITY AND LIABILITIES:	£32,986	£221,954	£—	£(33,462)		£221,478

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

			IFRS Policy
		Broadstone	and
	Vertical	(US GAAP,	Presentation	Transaction
	(IFRS	Restated,	Alignment	Accounting		Pro forma
	Historical)	As Converted)	(Note 2)	Adjustments		combined
Revenue	£66	£—	£—	£—		£66
Cost of sales	(25)	—	—	—		(25)
Gross profit	41	—	—	—		41
Research and development expenses	(7,747)	—		—		(7,747)
General and administrative	(7,151)	(2,203)	—	79	BB	(9,275)
Related party administrative expenses	(127)	—	—	—		(127)
Expense recognized on issue of Z shares at below fair value	(16,739)	—	—	16,739	DD	—
Other operating income	9,686	—		—		9,686
Income earned on investments in Trust Account	—	12	—	(12)	AA	—
Change in fair value of warrant liability	—	(1,353)	—	473	CC	(880)

Operating loss	(22,037)	(3,544)	—	17,279		(8,302)
Interest on Convertible notes				(10,761)	EE	(10,761)
Finance income	(37)	—	—	—		(37)
Related party finance costs	(483)	—	—	—		(483)
Foreign currency translation adjustment	—	—	—	—		—
Loss before tax	(22,557)	(3,544)	—	6,518		(19,583)
Income tax expense	—	—	—			—
Net loss	£(22,557)	£(3,544)	£—	£6,518		£(19,583)
Basic and diluted net income per ordinary share – Class A	—	£(0.09)	—	—		—
Basic and diluted net income per ordinary share - Class B		£(0.09)
Pro forma weighted average ordinary shares outstanding - basic and diluted						165,539,667
Historical and pro forma net loss per share - basic and diluted	£(209.37)	—	—	—		£(0.12)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

			IFRS Policy
		Broadstone	and
	Vertical	(US GAAP,	Presentation	Transaction
	(IFRS	Restated,	Alignment	Accounting		Pro forma
	Historical)	As Converted)	(Note 2)	Adjustments		combined
Revenue	£87	£—	£—	£—		£87
Cost of sales	(44)	—	—	—		(44)
Gross profit	43	—	—	—		43
Research and development expenses	(9,971)	—	—	—		(9,971)
General and administrative	(3,760)	(715)	—	(7,488)	BB	(99,328)
				29	CC
				(87,394)	DD
Expense recognized on issuance of Z shares at less than fair value	—	—	—	(16,739)	FF	(16,739)
Related party administrative expenses	(144)	—	—	—		(144)
Other operating income	2,317	—	—	—		2,317
Income earned on investments in Trust Account	—	6	—	(6)	AA	—
Change in fair value of warrant liability	—	(6,089)	—	2,102	EE	(3,987)

Operating loss	(11,515)	(6,798)	—	(109,496)		(127,809)
Interest on Convertible notes				(18,261)	GG	(18,261)
Finance income	(98)	—	—	—		(98)
Related party finance costs	(709)	—	—	—		(709)
Loss before tax	(12,322)	(6,798)	—	(127,757)		(146,877)
Income tax expense	(4)	—	—	—		(4)
Net loss	£(12,326)	£(6,798)	£—	£(127,757)		£(146,881)
Basic and diluted net income per ordinary share – Class A	—	£(0.30)	—	—		—
Basic and diluted net income per ordinary shares - Class B		£(0.30)
Pro forma weighted average ordinary shares outstanding - basic and diluted						165,539,667
Historical and pro forma net loss per share - basic and diluted	£(123.26)		—	—		£(0.89)

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 combines the historical statement of financial position of Broadstone Acquisition Corp and the historical statement of financial position of Vertical Aerospace Group Ltd. on a pro forma basis as if the Business Combination and related transactions had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 combines the historical statements of operations of Broadstone and Vertical for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented. These periods are presented on the basis that Vertical is the accounting acquirer.

The historical financial information of Vertical was derived from Vertical’s unaudited condensed financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and Vertical’s audited financial statements as of December 31, 2020 and for the year ended December 31, 2020, included elsewhere in this prospectus. The historical financial information of Broadstone was derived from Broadstone’s unaudited condensed financial statements as of June 30, 2021 (as restated) and for the six months ended June 30, 2021 (as restated) and Broadstone’s audited financial statements as of December 31, 2020 (as restated) and for the period from May 13, 2020 (inception) through December 31, 2020 (as restated), included elsewhere in this prospectus. Such unaudited interim financial information has been prepared on a basis consistent with the audited financial statements of Vertical and Broadstone, respectively, and should be read in conjunction with the interim unaudited historical financial statements and audited historical financial statements and related notes, each of which is included elsewhere in this prospectus. This information should be read together with Vertical’s and Broadstone’s audited financial statements and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The historical financial statements of Vertical have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the British Pound Sterling (£). The historical financial statements of Broadstone have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) in its presentation and reporting currency of United States dollars ($). The financial statements of Broadstone have been translated into British Pounds Sterling for the purposes of presentation in the unaudited pro forma condensed combined financial information (“As Converted”) using the following exchange rates:

●	at the period end exchange rate as of June 30, 2021 of $1.00 to £0.724575 for the unaudited pro forma condensed combined balance sheet;
●	the average exchange rate for the period from January 1, 2021 through June 30, 2021 of $1.00 to £0.720713 for the unaudited pro forma condensed combined statement of operations for the six-months ended June 30, 2020; and,
●	the average exchange rate for the period from May 13, 2020 (inception) through December 31, 2020 of $1.00 to £0.775367 for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Vertical after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Vertical management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Vertical believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to Vertical’s management at this time and that the pro form adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes that Public Warrants will be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination and, accordingly, would be subject to ongoing mark-to-market adjustments through the statement of operations. However, Vertical’s evaluation of the post-Business Combination accounting for the Public Warrants is ongoing.

The unaudited pro forma condensed combined financial information assumes that the Convertible Senior Secured Notes, which will bear interest at a rate of 7.00% per annum for cash interest or 9.00% per annum for interest paid-in-kind, selected at the option of Vertical, paid semi-annually and will be convertible for Ordinary Shares, issued to Mudrick Capital Management L.P. (on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates) will be accounted for as a hybrid financial instrument, with a debt liability measured at amortized cost using the effective interest method, a derivative liability measured at fair value through profit and loss and a derivative asset measured at fair value through profit and loss. Management has made an initial assessment of the fair value of the debt and derivative components using a Monte Carlo simulation method. As the assessment was prepared based on preliminary best estimates, the final amounts recorded may differ materially from the information presented. For the purposes of the unaudited pro forma condensed combined statement of operations, the effective interest method was used to calculate the interest charge, at an effective interest rate of 25.7%, as if the interest was paid in kind. For the purposes of the unaudited pro forma condensed combined statement of operations, changes in the value of the derivative components, which will be marked to market through the income statement post-issuance, have not been imputed.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Vertical and Broadstone.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. Vertical’s management believes this unaudited pro forma condensed combined financial information to not be meaningful given the pro forma combined entity incurred significant cumulative net losses during the historical periods presented, resulting in Vertical concluding that any deferred taxes recognized would not be probable of being realized per IAS 12.

Note 2 — IFRS Policy and Presentation Alignment

The historical financial information of Broadstone has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert Broadstone’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify Broadstone’s ordinary shares subject to redemption to non-current financial liabilities under IFRS 2.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Broadstone’s historical financial information in accordance with the presentation of Vertical’s historical financial information.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position as of June 30, 2021

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of financial position as of June 30, 2021 are as follows:

(A)	Reflects the liquidation and reclassification of £11.4 million of investments held in the Trust Account, after recording actual redemptions described in (B), to cash and cash equivalents that becomes available following the Business Combination.

(B)	Reflects the actual redemption of 28,958,892 shares for aggregate redemption payments of £209.9 million at a redemption price of approximately $10.00 per share based on the investments held in the Trust Account at Closing of $305.3 million.
(C)	Represents the proceeds of £68.1 million from the issuance and sale of 9,400,000 Ordinary Shares at $10.00 per share in the PIPE Financing pursuant to the terms of the Subscription Agreements.
(D)	Reflects the settlement of £4.4 million in deferred underwriting commissions, with £3.3 million being deferred.
(E)	Represents preliminary estimated transaction costs expected to be incurred by Vertical of approximately £27.6 million, for advisory, banking, printing, legal, and accounting fees incurred as part of the Business Combination. £20.1 million represent equity issuance costs capitalized and recognized net of proceeds. £7.5 million, is included as an expense through accumulated loss and is reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed in (BB). Approximately £3.6 million of the fees have a deferred payment plan.
(F)	Reflects the cancellation of Broadstone’s 8,106,060 private warrants valued at £7.1 million as of June 30, 2021 upon consummation of the Business Combination.
(G)	Represents the reclassification of the redeemable Broadstone Ordinary Shares.
(H)	Represents the exchange of Broadstone’s 1,571,409 Class A ordinary shares and 7,632,575 Class B ordinary shares into 9,203,984 Ordinary Shares.
(I)	Represents the conversion of convertible notes into Vertical’s 12,893 Ordinary Shares.
(J)	Represents the exchange of 146,749 VAGL’s ordinary shares into 177,762,797 Ordinary Shares.

The table presents reconciliations to the number of ordinary shares outstanding as on June 30, 2021.

Name	Class A	Class B	Class Z	Total
Stephen Fitzpatrick	123,220	—	—	123,220
Mark Yemm	—	4,714	—	4,714
Samuel Sugden	—	118	—	118
American Airlines	—	—	5,804	5,804
Subtotal – Shares outstanding as of June 30, 2021	123,220	4,832	5,804	133,856
Add: Pro forma adjustments
Microsoft (Loan note conversions into shares)	7,736	—	—	7,736
Rocket Internet SE (Loan note conversions into shares)	5,157	—		5,157
	136,113	4,832	5,804	146,749

(K)	Reflects the elimination of Broadstone’s historical accumulated deficit.
(L)	Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of Ordinary Shares issued over the fair value of Broadstone’s identifiable net assets at the date of the Business Combination, resulting in a £87.4 million increase to accumulated loss. The net assets of Broadstone have been reduced by the expected transaction costs to be paid by Broadstone and are reflected as a reduction to cash in the unaudited pro forma condensed combined balance sheet. Vertical has determined that the fair value of the earn out shares should be accounted for as a component of the deemed cost of the listing services upon consummation of the Business Combination. However, Vertical also determined that no separate adjustment is necessary as the fair value of the earn out shares will be inherently reflected within the quoted price of Broadstone’s shares used in valuing the consideration given to Broadstone’s shareholders, in deriving the deemed cost of the listing services.

	Shares	(in 000s)
Broadstone shareholders	1,571,409
Sponsor	7,632,575
Total Ordinary Shares to be issued to Broadstone shareholders	9,203,984
Fair value as of December 16, 2021	$10.75
Exchange rate on December 16, 2021	£0.75
Conversion of $ share price into GBP exchange rate on December 16, 2021	£8.07
Estimated market value of shares		£74,263
Net assets of Broadstone as of June 30, 2021		192,134
Add: Effect of private warrant cancellation		7,054
Less: Redemptions		(209,847)
Less: Transaction costs to be paid for Broadstone		(2,472)
Net liabilities of Broadstone as of June 30, 2021		(13,131)
Difference—being IFRS 2 charge for listing services		£87,394
(M)	Represents preliminary estimated transaction costs expected to be incurred by Broadstone of approximately £2.5 million for legal and advisory fees incurred as part of the Business Combination.
(N)	Represents the initial recognition of the Convertible Senior Secured Notes and Convertible Notes Warrants issued to Mudrick Capital Management L.P. (on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates). The notes are expected to be accounted for as a hybrid financial instrument with a portion of the balance being allocated to certain embedded derivative features. Management’s initial allocation of the debt/derivative split is shown below. As the allocation has been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented.

Initial fair value
(in 000s)

Liabilities	£71,153
Derivative liability	65,357
Derivative asset	—
Warrant liability	2,608
Total	£139,118

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

(AA) Represents the elimination of interest income generated from the Trust Account for the period from January 1, 2021 through June 30, 2021.

(BB) Represents pro forma adjustment to eliminate historical expenses related to Broadstone’s office space, utilities, and secretarial and administrative services pursuant to the Administrative Services Agreement, which will terminate upon the consummation of the Business Combination.

(CC) Reflects pro forma adjustment to eliminate the change in fair value of derivative warrant liabilities, as described in (F).

(DD) Reflects pro forma adjustment to derecognize the expense which is included in adjustment (FF) of the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020.

(EE) Reflects the interest charge relating to the debt liability portion of the Convertible Senior Secured Notes issued to Mudrick Capital Management L.P. (on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates) as described in (N). The charge is calculated using the effective interest method, assuming interest is paid in kind.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(AA) Represents the elimination of interest income generated from the Trust Account for the period from May 13, 2020 (inception) through December 31, 2020.

(BB) Reflects the estimated transaction costs of £7.5 million be expensed as part of the Business Combination, as described in (D). These costs are a nonrecurring item.

(CC) Represents pro forma adjustment to eliminate historical expenses related to Broadstone’s office space, utilities, and secretarial and administrative services pursuant to the Administrative Services Agreement, which will terminate upon the consummation of the Business Combination.

(DD) Represents £94.9 million of expense recognized in accordance with IFRS 2, for the excess of the fair value of Ordinary Shares and warrants issued over the fair value of Broadstone’s identifiable net assets, as described in (L). These costs are a nonrecurring item.

(EE) Reflects pro forma adjustment to eliminate the change in fair value of derivative warrant liabilities, as described in (E).

(FF) Reflects pro forma adjustment to recognize the expense, in accordance with IFRS 2, for 5,804 Z shares issued to American Airlines, Inc. on June 10, 2021.

(GG) Reflects the interest charge relating to the debt liability portion of the Convertible Senior Secured Notes issued to Mudrick Capital Management L.P. (on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates) as described in (N). The charge is calculated using the effective interest method, assuming interest is paid in kind.

Note 4 — Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. The 35,000,000 Earn Out Shares are subject to restrictions such that they are not determined to be participating securities at issuance, and are not included in the calculation of pro forma EPS for the six months ended June 30, 2021 or the year ended December 31, 2020. VAGL Option Holders, Broadstone Public Warrants and Convertible Notes Warrants issued in connection with the Business Combination are not included in the basic earnings per share calculation as the options are not exercised at the date of the consummation of the Business Combination Agreement. VAGL Option Holders, Broadstone Warrants and Convertible Notes Warrants issued in connection with the Business Combination are not included in the diluted earnings per share calculation as they are antidilutive.

For the Six Months Ended June
30, 2021
(in 000s, except share and
per share data)
Numerator:
Pro forma net loss	£(19,583)
Denominator:
Vertical shareholders	200,996,400
Broadstone public shareholders	1,571,409
Sponsor	7,632,575
PIPE Investors	9,400,000
Less: Vertical Option Holders	(19,060,717)
Less: Earn Out Shares	(35,000,000)
Total weighted average shares outstanding – basic and diluted	165,539,667
Net loss per share – basic and diluted	£(0.12)

For the Year Ended December
31, 2020
(in 000s, except share and
per share data)
Numerator:
Pro forma net loss	£(146,881)
Denominator:
Vertical shareholders	200,996,400
Broadstone public shareholders	1,571,409
Sponsor	7,632,575
PIPE Investors	9,400,000
Less: Vertical Option Holders	(19,060,717)
Less: Earn Out Shares	(35,000,000)
Total weighted average shares outstanding – basic and diluted	165,539,667
Net loss per share – basic and diluted	£(0.89)

The options and warrants in the table above have been excluded from the diluted earnings per share calculation as they have an anti-dilutive impact.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Our mission is to make air travel personal, on-demand and carbon free. We are focused on designing, manufacturing and selling one of the world’s best zero operating emission eVTOL aircraft for use in the AAM market, using the most cutting-edge technology from the aerospace, automotive and energy industries.

Founded in 2016, we come from a deep aerospace and automotive mindset and have already designed, built and flown two prototype eVTOL aircraft. We are currently developing, and in the process of certifying, our flagship eVTOL, the VX4. Capable of transporting a pilot and four passengers across distances of over 100 miles at top speeds of over 200 mph, while producing minimal noise and zero operating emissions.

The VX4 aircraft was designed around existing and certifiable technology, using an experienced team that has previously certified and supported the development of over 30 aircraft and propulsion systems around the world. We are currently one of the only eVTOL designers and OEMs actively pursuing certification from the United Kingdom’s CAA or the EASA with a winged vehicle using already-available technology. By achieving certification for our VX4 eVTOL aircraft from CAA, we will be able to leverage the work done with our home regulator in order to have the certification validated by the EASA and the United States FAA. We are focused on selling globally certified eVTOL aircraft to commercial airlines and in-country partners, targeting a production capacity of 1,000 aircraft per annum by 2026.

We have been researching and innovating for the last six years to bring our best-in-class electric aircraft to the global market. Using superior technology, we are creating aircraft that produce minimal noise and zero operating emissions, and we aim to have our aircraft certified to the same safety standards as commercial airlines, rather than the significantly lower threshold at which helicopters are currently certified. We are developing a sophisticated eVTOL ecosystem that allows us to focus on providing a high-quality experience. Our in-house expertise covers design, certification, assembly and manufacture, pilot experience, end-user experience and base platform performance.

We aim to be the leading eVTOL aircraft OEM for commercial airlines, aircraft leasing companies, charter airlines, existing helicopter operators as well as new operators in the AAM market. We also believe there is a potential market to provide OEM sales to the cargo and logistics industry, where there is potential to partner with global logistics firms and large retail customers. There is a further opportunity to generate revenue from other sectors such as emergency services, as eVTOL aircraft can be used for emergency patient and supplies transport, particularly in densely populated areas or military transport, among other potential uses. Our focus on system integration and establishment of an industrial supply chain is expected to enable rapid scaling of production of our aircraft.

Our Business Model

We aim to be the leading eVTOL aircraft OEM for commercial airlines, aircraft leasing companies and charter airlines. We believe we will be well positioned to provide OEM sales to the cargo and logistics industry where there is potential to partner with global logistics firms and large retail customers. There is a further opportunity to generate revenue from emergency services, as eVTOL aircraft can be used for critical patient and supplies transport, particularly in densely populated areas. Our focus on systems integration and establishment of an industrial supply chain is expected to enable rapid scaling of production of our aircraft.

We intend to leverage our expertise and position as a leading eVTOL aircraft OEM to generate revenue by providing services ancillary to our aircraft. Our Services business will include battery management, pilot training and licensing and aircraft maintenance. Vertical aircraft will use our proprietary battery systems, and we will be able to service battery systems and maintain an inventory of spares to support our aircraft around the world, providing redundancy at scale. In addition, our aircraft are highly digital and will provide significant amounts of operational data that we can use to generate additional revenue for our Services business. With our OEM knowledge and high-quality cloud services, we are positioning ourselves to provide significant value-added services around aircraft equipment health monitoring, vehicle and fleet operation and maintenance and optimization of aftermarket services. We are also well advanced in developing pilot simulators as part of our ongoing aircraft certification program, which we intend to roll-out into pilot training services.

While we initially expect the majority of our revenue to come from OEM sales and services, the opportunity remains to operate our own aircraft, building a vertically integrated eVTOL transportation company. We would expect to use this structure to deliver a ridesharing service directly to consumers in the future. We would partner with existing infrastructure players and deliver our eVTOL flight services in addition to our existing OEM sales and services operations, and these operations would generate synergies for our ridesharing services. We believe this hybrid approach would allow us to efficiently capture more of the total addressable market while providing us with end-to-end control over the customer experience to optimize for customer safety, comfort and value.

Our go-to-market approach will be through two channels — a direct sales force that leverages relationships with aircraft operators, combined with indirect distribution through our strategic alliance with Avolon, an established global aircraft leasing company.

Impact of the COVID-19 Pandemic

The World Health Organization declared a global emergency on January 30, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic, and we are closely monitoring the impact of the pandemic on all aspects of our business, including how this will impact our employees, suppliers and business partners.

The effects and potential effects of COVID-19, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and overall supply chain of aircraft manufacturers and suppliers and has led to a global decrease in aircraft sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for our aircraft if our customers delay purchases of aircraft, an increase in costs resulting from our efforts to mitigate the effects of COVID-19, delays in our schedule to full commercial production of electric aircraft and disruptions to our supply chain, among other negative effects.

The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect our start-up and manufacturing plans. Measures that have been relaxed may be re-implemented if COVID-19 continues to spread. If, as a result of these measures, we have to limit our number of employees at a given time, this could cause a delay in tooling efforts or in the production schedule of its electric aircraft. Further, our sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If our workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, our operations will be adversely affected. We may also experience an increase in the cost of raw materials. We do not anticipate any material impairments as a result of COVID-19 and will continue to evaluate on an ongoing basis.

The full impact of the COVID-19 pandemic continues to evolve. As such, the full magnitude of the pandemic’s effect on our financial condition, liquidity, and future results of operations is uncertain. Our management continues to actively monitor our financial condition, liquidity, operations, suppliers, industry and workforce.

The Business Combination

On December 16, 2021, we consummated the Business Combination with Broadstone pursuant to the Business Combination Agreement dated June 10, 2021. The Business Combination is expected to have a significant impact on our future capital structure and operating results, de-risking our product development, manufacturing and commercialization. The most significant changes in our future reported financial positions are expected to be an estimated net increase in cash (as compared to our consolidated balance sheet at June 30, 2021) of between approximately $253 million, including $94 million in proceeds from the PIPE Investment and $192 million from the Convertible Senior Secured Notes, which consummated substantially simultaneously with the Business Combination, net of $48 million in transaction costs for the Business Combination, of which approximately $6 million represents deferred underwriter and legal fees related to the Broadstone Initial Public Offering. See “Unaudited Pro Forma Combined Financial Information.”

As a result of the Business Combination, we became a U.S. public company listed on the NYSE, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources.

Key Factors Affecting Our Performance

Commercialization

We are targeting to complete certification of our VX4 aircraft and commence manufacturing at the end 2024, with our first sales being made towards the end of that year. We are targeting annual unit sales of 250 aircraft in the first full year of production in 2025 and expect this to grow to 2,000 aircraft a year by 2028, with worldwide reach through a direct sales channel as well as a third-party distribution network. We believe that we are currently on target to achieve full certification and validation of our VX4 aircraft with the CAA and EASA by the end of 2024, which is essential to launching the sales of our aircraft. We expect to undertake the first unpiloted test flight of the VX4 aircraft in 2021. We expect piloted test flights to commence in 2022, followed by a progression from hover demonstration to full wing-borne flight capability in the same year.

We plan to deploy a direct sales capability with an extended timeframe to develop a sales pipeline in the period up to the release of our aircraft in late 2024. We expect our salesforce to target prospects from a pool of over 5,000 airlines with ICAO codes worldwide that are seeking to capitalize on the growth of the advanced air mobility market. The other main channel to market is third-party distribution networks, and we have begun to develop relationships within the airline sector. As part of this approach, we have entered into arrangements with several commercial partners for multiple pre-orders of our aircraft. Within our direct sales channel, American Airlines has agreed to pre-order up to 250 aircraft, subject to certain conditions precedent and future agreed upon milestones, with an option to purchase an additional 100 aircraft. Within our indirect channel sales channel, Avolon, the world’s third largest aircraft leasing company, has agreed to pre-order up to 310 aircraft, with an option to pre-order a further 190. Bristow has agreed to purchase 25 aircraft, with an option for up to 25 additional aircraft, subject to certain conditions. Iberojet has agreed to purchase 20 aircraft, with an option for up to 80 additional aircraft, subject to certain conditions. Marubeni has a pre-order option to purchase up to 200 aircraft, subject to certain conditions. Virgin Atlantic has an option to purchase between 50 and 150 aircraft. Taken together, these pre-orders totaling up to 1,350 aircraft are equivalent to the first two and a half years of our production capacity, illustrating the latent demand for our aircraft and the potential for resilience in the pricing of the VX4. Sales of 1,350 aircraft are estimated to deliver approximately $5.4 billion of revenue, with annual sales of around 100 aircraft projected to enable us to break-even in our financial performance.

Our commercial strategy focuses on selling aircraft to operators through the two channels described above. However, we expect that adopting a strategy of vertical integration along the eVTOL value chain would provide the potential to operate our own ride-sharing service in the future by leveraging the network of infrastructure developed for this sector.

Development of the Advanced Air Mobility Market

Our long-term financial performance ultimately depends on the demand for short distance (less than 200 miles) aerial transportation and the growth of the AAM market. We believe that we have a significant opportunity to meet untapped demand in the AAM market, with the urban air mobility market currently projected to grow to a total addressable market size of $1 trillion by 2040, according to Morgan Stanley. We, and the eVTOL sector more generally, seek to displace the current incumbents by taking market-share and/or benefitting from the incremental growth in demand.

There are two critical factors that will enable us to secure a prominent position in the AAM market: firstly, our ability to develop, certify and manufacture our aircraft, and secondly, the adoption of eVTOL as an alternative mode of transport by both operators and consumers. Our success in development and manufacturing will be dependent on overcoming several challenges around key manufacturing considerations, such as wing borne capability and battery efficacy. We plan to continue to invest in our infrastructure, research and development efforts and workforce to ensure that we will be able to deliver our aircraft to our customers in a timely manner.

While we believe that there will be a significant market for AAM in the future, there is a possibility that consumer resistance may be significant, as there may be misconceptions about eVTOL safety, performance and reliability. Additional factors impacting the pace of adoption of AAM and aerial transportation include but are not limited to: perceptions about eVTOL quality and cost; perceptions about the limited range over which eVTOL may be flown on a single battery charge; the evolution and availability of competing forms of transportation, such as ground or air taxi or ride-hailing services; the development of adequate infrastructure; consumers’ perception about the convenience and cost of transportation using eVTOL relative to ground-based alternatives; and, in particular, improvements in fuel efficiency, autonomy, or electrification of cars. In addition, macroeconomic factors could impact demand for AAM services, particularly if end-user pricing is at a premium to ground-based transportation alternatives. If the market for AAM does not develop as expected, this would impact our ability to generate revenue or grow our business.

Competition

We face immediate competition from other eVTOL manufacturers as well as ground-based mobility solutions, other eVTOL developers/operators and local/regional incumbent aircraft charter services. While we believe that we will be positioned to attain full certification and validation with the CAA and EASA by the end of 2024, it is possible that our competitors could get to the market before us, either generally or in specific markets. Even if we are one of the first to market, any anticipated advantages may not crystallize if new companies or existing aerospace companies launch competing solutions in the markets in which we intend to operate and/or if any of our competitors obtain large-scale capital investment to speedily scale up their distribution capability. Existing AAM operators may also take actions to protect their customer base, which could prevent us from gaining market share in markets in which we intend to operate. In the event we do not capture the first mover advantage that we anticipate, it may harm our business, financial condition and operating results. For a more comprehensive discussion, please see the section entitled “Risk Factors — Risks Related to Our Business and Industry”

Regulatory Landscape

We are, and will be, subject to significant regulation relating to aircraft safety and testing, accessibility, battery safety and testing and environmental regulation in the United States, European Union, the United Kingdom and other markets. These requirements create additional costs and possibly production delay in connection with design, testing and manufacturing of our aircraft. For more information, see the section entitled “Business — Our Regulatory Strategy” and “Risk Factors — Risks Related to Our Regulatory Environment” in this prospectus.

Components of Results of Operations

The following briefly describes the components of revenue and expenses as presented in our consolidated statements of operations.

Revenue

We are currently in the research and development phase of our journey to commercialization of eVTOL technology. We have not generated any revenue from design, development, manufacturing, engineering and sale or distribution of our aircraft. Revenue to date has been generated from the performance of engineering consultancy services to customers. These services are ad-hoc and generally undertaken where we can strategically gain knowledge enhancement and skill development.

Cost of Sales

Cost of sales for planned manufacturing operations will consist primarily of the cost of vehicle components and parts, including batteries, raw materials, direct labor costs, warranty costs and costs related to the operation of manufacturing facilities, including plant and equipment depreciation and amortization. We expect our cost of goods sold to increase in absolute dollars to support our growth. However, we expect that, over time, cost of goods sold will decrease as a percentage of net revenue, as a result of the scaling of our business. Cost of sales for the current performance of engineering consultancy services relate to staff expenditure.

Operating Expenses

Research and Development Expenses

Research and development expenses consist of the costs associated with the employment of our engineering staff, third-party engineering consultants and program consumables. Costs associated with development projects such as aircraft programs, component programs and software products are expensed rather than capitalized as intangible assets under construction. For more information about our accounting policy for intangible assets, refer to Note 2 in our financial statements included elsewhere in this prospectus. We expect research and development expenses to increase as we continue to develop our aircraft technology. The accounting treatment for research and development costs is subject to ongoing review, applying IAS 38, and may potentially be capitalized in the future.

Administrative Expenses

Administrative expenses consist of the costs associated with employment of our non-engineering staff, the costs associated with our premises, and the depreciation of our fixed assets, including depreciation of “right of use” assets in relation to our leased property. We expect administrative expenses to increase as our overall activity levels increase due to the construction and operation of our final assembly facility.

Related Party Administrative Expenses

Related party administrative expenses consists of costs from Imagination Industries Incubator Ltd., which is an entity controlled by Stephen Fitzpatrick, our majority shareholder and CEO. The nature of these costs is the provision of finance and payroll services and other back office services as required.

Other Operating Income

Other operating income consists of government grants to support our development activities and the research and development credit related to the United Kingdom research and development tax credit scheme.

Total Finance Costs

Finance Costs

Finance costs consist primarily of interest calculated on lease liabilities and both realized and unrealized foreign exchange losses that have been created due to the fluctuation of exchange rates between the US dollar, euro and the other currencies that we use for our operations.

Related Party Finance Costs

Related party finance costs comprises interest on loans from Imagination Industries Ltd., an entity which is controlled by Stephen Fitzpatrick, our majority shareholder and CEO.

Results of Operations

Comparison of the six months ended June 30, 2021 and 2020

	Six Months Ended
	June 30,
	2021	2020	Change

	(in £ thousands)		(%)
Revenue	66	49	35
Cost of sales	(25)	(25)	—
Gross profit	41	24	71
Research and development expenses	(7,747)	(5,071)	53
Administrative expenses	(7,151)	(1,997)	258
Related party administrative expenses	(127)	(72)	76
Expense recognized on issue of Z shares at below fair value	(16,739)	—	—
Other operating income	9,686	—	—
Operating loss	(22,037)	(7,116)	210
Finance costs	(37)	(59)	(37)
Related party finance costs	(483)	—	—
Total finance costs	(520)	(59)	781
Loss before tax	(22,557)	(7,175)	214
Income tax benefit/(expense)	—	—	—
Net loss for the period and total comprehensive loss	(22,557)	(7,175)	214

Revenue

Revenue increased by £17 thousand, or 35%, from £49 thousand during the six months ended June 30, 2020 to £66 thousand during the six months ended June 30, 2021. All of our revenue to date is generated from providing engineering consultancy services to customers.

Cost of sales

Cost of sales remained constant between the six months ended June 30, 2020 and the six months ended June 30, 2021.

Gross Profit

Gross profit increased by £17 thousand, or 71%, from £24 thousand during the six months ended June 30, 2020 to £41 thousand during the six months ended June 30, 2021. We currently provide engineering consultancy services that are ancillary and not core to our business. These services are ad-hoc and generally are undertaken where we can strategically gain knowledge enhancement and skills development. Consequently, the absolute monetary amounts are small in comparison to our overall cost base, and the margins can vary significantly.

Research and Development Expenses

Research and development expenses increased by £2,676 thousand, from £5,071 thousand during the six months ended June 30, 2020 to £7,747 thousand during the six months ended June 30, 2021. This increase was primarily due to an increase in staff costs of £1,140 thousand, an increase in research and development consultancy work of £452 thousand and an increased spend on research and development components of £569 thousand. These increases were the result of the acceleration of our research and development programs, which increased our headcount and consumable costs related to these programs.

Administrative Expenses

Administrative expenses increased by £5,154 thousand, or 258%, from £1,997 thousand during the six months ended June 30, 2020 to £7,151 thousand during the six months ended June 30, 2021. This increase was primarily due to an increase in staff costs of

£826 thousand, as we expanded our headcount to support our expanding research and development programs, an increase in legal costs of £2,052 thousand to support fundraising activities, and an increase in other administrative expenses of £1,366 thousand primarily relating to marketing and audit fees to support fundraising activities, an increase in consultancy costs of £526 thousand to support fundraising activities and an increase in software license costs of £226 thousand.

Related Party Administrative Expenses

Related party administrative expenses increased by £55 thousand, or 76%, from £72 thousand during the six months ended June 30, 2020 to £127 thousand during the six months ended June 30, 2021. This increase was primarily due to an increase in staff costs and overheads included in the management charge from Imagination Industries Incubator Limited under the Intercompany Services Agreement. Please see “Certain Relationships and Related Party Transactions—Intercompany Services Agreement with Imagination Industries Incubator Limited” for more information.

Expense recognized on issue of Z shares at below fair value

On June 10, 2021, in connection with the Business Combination, 5,804 Z shares in Vertical Aerospace Group Ltd. were issued to American Airlines, Inc. for a total consideration of £0.06. In return, American Airlines, Inc. entered into certain agreements regarding the ongoing commitment to commercialization of eVTOL technology. The issuance of these shares resulted in an expense being recognized in accordance with IFRS 2 and an increase in share premium of £16.7 million.

Other Operating Income

Operating income increased from nil in the six months ended June 30, 2020 to £9,686 thousand in the six months ended June 30, 2021. During 2020, we applied for a government grant with the U.K.’s Aerospace Technology Institute and Innovate U.K. to fund our development platform required to produce the VX4 prototype. The grant period commenced on October 1, 2020, and the gross award totaled £11.4 million. The receivable installments are recognized in other operating income as the matching sanctioned expenditure is incurred, with a retrospective claim process. There were no government grants in the six months ended June 30, 2020.

Finance Costs

Finance costs decreased by £22 thousand, or 37%, from £59 thousand during the six months ended June 30, 2020 to £37 thousand in the six months ended June 30, 2021. This decrease was primarily due to the change in the financing discount unwind calculation on the deferred consideration in relation to the acquisition of VAEL in connection with the Reorganization.

Related Party Finance Costs

Related party finance costs increased from nil during the six months ended June 30, 2020 to £483 thousand in the six months ended June 30, 2021. This increase was due to receiving a loan from Imagination Industries Ltd. in the latter half of 2020, which was settled in March 2021.

Comparison of years ended December 31, 2020 and 2019

The following table summarizes our historical results of operations for the periods indicated.

	Year Ended December 31,
	2020	2019	Change

	(in £ thousands)		(%)
Revenue	87	70	24
Cost of sales	(44)	(66)	33
Gross profit	43	4	975
Research and development expenses	(9,971)	(5,153)	93
Administrative expenses	(3,760)	(2,554)	47
Related party administrative expenses	(144)	(144)	—
Other operating income	2,317	399	481
Operating loss	(11,515)	(7,448)	55
Finance costs	(98)	(66)	48
Related party finance costs	(709)	—	—
Total finance costs	(807)	(66)	1,123
Loss before tax	(12,322)	(7,514)	64
Income tax (expense)/benefit	(4)	30	87
Net income/(loss)	(12,326)	(7,484)	65

Revenue

Revenue increased by £17 thousand, or 24%, from £70 thousand during the year ended December 31, 2019 to £87 thousand during the year ended December 31, 2020. All revenue to date is generated from providing engineering consultancy services to customers.

Cost of sales

Cost of sales decreased by £22 thousand, or 33%, from £66 thousand during the year ended December 31, 2019 to £44 thousand during the year ended December 31, 2020. This decrease was primarily due to fewer staff engaged on engineering consultancy projects.

Gross Profit

Gross profit increased by £39 thousand, or 975%, from £4 thousand during the year ended December 31, 2019 to £43 thousand during the year ended December 31, 2020. We currently provide engineering consultancy services that are ancillary and not core to our business. These services are ad-hoc and generally undertaken where we can strategically gain knowledge enhancement and skills development. Consequently, the absolute monetary amounts are small in comparison to our overall cost base, and the margins can vary significantly.

Research and Development Expenses

Research and development expenses increased by £4,818 thousand, or 93%, from £5,153 thousand during the year ended December 31, 2019 to £9,971 thousand during the year ended December 31, 2020. This increase was primarily due to an increase in staff costs of £4,223 thousand as we expanded our headcount of engineering staff to work on research and development programs and increased consumable costs in relation to these programs.

Administrative expenses

Administrative expenses increased by £1,206 thousand, or 47%, from £2,554 thousand during the year ended December 31, 2019 to £3,760 thousand during the year ended December 31, 2020. This increase was primarily due to an increase in staff costs of £580 thousand, as we expanded our headcount to support our expanding research and development programs, and an increase in software license costs of £376 thousand and software amortization of £193 thousand. In addition, we saw general growth in activity, which led to higher costs due to increases in professional fees and depreciation expense.

Related party administrative expenses

Related party administrative expenses remained the same year on year at £144 thousand in each of the year ended December 31, 2019 and the year ended December 31, 2020.

Other Operating Income

Operating income increased by £1,918 thousand, or 481%, from £399 thousand during the year ended December 31, 2019 to £2,317 thousand during the year ended December 31, 2020. In 2020, we applied for a government grant with the United Kingdom’s Aerospace Technology Institute and Innovate U.K. The grant period commenced on October 1, 2020. The receivable installments are recognized in other operating income as the matching sanctioned expenditure is incurred, with a retrospective claim process. We did not receive any government grants in the year ended December 31, 2019, the £399 thousand represents research and development tax credits.

Finance costs

Finance costs increased by £32 thousand, from £66 thousand during the year ended December 31, 2019 to £98 thousand during the year ended December 31, 2020. This increase was primarily due to an increase in the lease liability in late 2019, which led to a subsequent increase in the interest recognized in 2020. This was partly offset by a lower discount unwind on deferred consideration payable in connection with the accounting for the Reorganization.

Related party finance costs

Related party finance costs increased by £709 thousand, from £nil during the year ended December 31, 2019 to £709 thousand during the year ended December 31, 2020. This increase was due to receiving loan funds from Imagination Industries Ltd. in the latter half of 2020, which were settled in March 2021. We did not recognize the loan before July 1, 2020. Please see Note 2 to our consolidated financial statements included elsewhere in this prospectus for more information.

Income tax expense

Income tax expense increased by £34 thousand, or 113%, from a £30 thousand benefit during the year ended December 31, 2019 to a £4 thousand expense during the year ended December 31, 2020. The tax movements were the result of movements in our deferred tax position in one of our subsidiaries, thereby derecognizing the deferred tax liability due to offset losses within our group.

Liquidity and Capital Resources

We have incurred net losses since inception and to date have not generated any revenue from the design, development, manufacturing, engineering and sale or distribution of electric aircraft. Prior to July 2020, the principal activities of Vertical Aerospace Group Ltd. were carried out by Imagination Industries Aero Ltd. (formerly known as Vertical Aerospace Ltd.) (“IIAL”), a company incorporated under the laws of England and Wales that was founded and indirectly owned by our majority shareholder, Chief Executive Officer and Chairman of our board of directors, Stephen Fitzpatrick. IIAL owned Vertical Advanced Engineering Ltd. (“VAEL”). In July 2020, IIAL transferred all of its operations and substantially all of its net assets to Vertical (the “Vertical Aerospace Net Assets”), and in February 2021, IIAL transferred its investment in VAEL to Vertical (collectively, the “Reorganization”). The Reorganization has been accounted for retrospectively as a transfer under common control. Please see note 2 to our consolidated financial statements included elsewhere in this prospectus for more information.

Prior to the Business Combination, we funded our operations primarily through a related party loan from Imagination Industries Ltd. Prior to July 1, 2020, the loan was recognized as a net parent investment. From July 1, 2020, after the Reorganization, any new loan balances were recognized as a loan liability. As of December 31, 2020, the loan balance was £6,309 thousand. The loan was settled in March 2021.

As of December 31, 2020, we had cash and cash equivalents of £839 thousand. For the years ended December 31, 2019 and 2020, we incurred net losses of £7,441 thousand and £12,372 thousand, respectively.

Our management prepared a cash flow forecast for our consolidated group and considered the ability for us to continue as a going concern for the foreseeable future, being at least 12 months after approving the financial statements for the year ended December 31, 2020, which are included elsewhere in this prospectus. Based on this cash flow forecast, our management concluded that prior to the Business Combination, there was substantial doubt about our ability to continue as a going concern. Please refer to note 2 to our consolidated financial statements for the year ended December 31, 2020 included elsewhere in this prospectus. After the Business Combination, our management prepared an updated cash flow forecast showing our ability to continue as a going concern for the foreseeable future, being at least 12 months from the date of this prospectus.

Our management currently estimates that from the Business Combination through to our expected profitability in 2025, we will require approximately $430 million (net of transaction costs), and such funding will be used to execute our business plan, which includes researching and testing our aircraft in order to obtain certification and beginning to scale production of our flagship aircraft, the VX4, by 2024.

Within the next 12 months following the Business Combination, we expect our funding requirements to be approximately $100 million, which will be used to fund the creation and testing of our prototype aircraft, support the certification process and invest in additional personnel across both engineering and support functions required as a public company.

Our future capital requirements will depend on many factors, including:

●	research and development expenses as we continue to develop our eVTOL aircraft;
●	capital expenditures in the creation and expansion of our manufacturing capacities;
●	additional operating costs and expenses for production ramp-up and raw material procurement costs;
●	general and administrative expenses as we scale our operations;
●	interest expense from any debt financing activities; and
●	selling and distribution expenses as we build, brand and market our electric aircraft.

We expect to fund these capital requirements through the approximately $253 million we received in connection with the Business Combination, which includes $94 million in proceeds from the PIPE Investment and $192 million from the Convertible Senior Secured Notes, which consummated substantially simultaneously with the Business Combination, net of $48 million in transaction costs for the Business Combination, of which approximately $6 million represents deferred underwriter and legal fees related to the Broadstone Initial Public Offering. We have also received conditional pre-orders for up to a total of 1,350 aircraft from American Airlines, Avolon, Bristow, Iberojet, with pre-order options from Virgin Atlantic and Marubeni. Certain of these pre-orders require that the purchaser pay a pre-delivery payment, which is credited against any future amount due and payable, and we expect to receive approximately $100 million in pre-delivery payments prior to delivering aircraft to each customer by 2025.

Until we generate sufficient operating cash flow to cover our operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, we expect to utilize a combination of equity and debt financing to fund any future capital needs. If we raise funds by issuing equity securities, there may be dilution to our shareholders. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of Ordinary Shares. If we raise funds by issuing debt securities, these debt securities may have rights, preferences, and privileges senior to those of preferred and common shareholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.

Our principal uses of cash in recent periods have been funding our research and development activities and other personnel costs. Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from our customers, the expansion of sales and marketing activities, the timing and extent of spending to support our development efforts. In the future, we may enter into arrangements to acquire or invest in complementary businesses, products and technologies. We may be required to seek additional equity or debt financing. In the event that we require additional financing we may not be able to raise such financing on acceptable terms or at all. If we are unable to raise additional capital or generate cash flows necessary to continue our research and development and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition. If adequate funds are not available, we may need to reconsider our expansion plans or limit our research and development activities, which could have a material adverse impact on our business prospects and results of operations.

Convertible Senior Secured Notes

On October 26, 2021, we entered into a convertible note subscription agreement (the “Convertible Senior Secured Notes Subscription Agreement”) by and among the Company, Broadstone and Mudrick Capital Management L.P. (the “Convertible Senior Secured Notes Investor”), on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates. Concurrently with the consummation of the Business Combination, pursuant to the terms of the Convertible Senior Secured Notes Subscription Agreement, (i) the Convertible Senior Secured Notes Investor purchased Convertible Senior Secured Notes of and from the Company in an aggregate principal amount of $200,000,000 for an aggregate purchase price of $192,000,000 (the “Purchase Price”), and the Company issued and sold to the Convertible Senior Secured Notes Investor the Convertible Senior Secured Notes in consideration for the payment of the Purchase Price, and (ii) the Company issued to the Convertible Senior Secured Notes Investor 4,000,000 warrants, each representing the right to purchase one Ordinary Share at a price of $11.50 per share (the “Convertible Notes Warrants”).

The Convertible Senior Secured Notes are initially convertible into up to 18,181,820 Ordinary Shares (excluding any interest, and subject to adjustments as provided in the Indenture) at an initial conversion rate of 90.9091 Ordinary Shares per $1,000 principal amount of Convertible Senior Secured Note, subject to adjustments to such rate as provided in the Indenture, at any time prior to the close of business on the second scheduled trading day immediately before the maturity date of the Convertible Senior Secured Notes.

Upon the occurrence of a Fundamental Change (as defined in the Indenture), then the Convertible Senior Secured Notes Investor has the right, at its option, to require us to repurchase for cash all or any portion of its Convertible Senior Secured Notes in principal amounts of $1,000 or an integral multiple thereof, at a fundamental change repurchase price equal to the principal amount of the Convertible Senior Secured Notes to be repurchased plus, if repurchased before the second anniversary of issuance, certain make-whole premiums, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Convertible Senior Secured Notes will bear interest at the rate of 7.00% per annum if we elect to pay interest in cash or 9.00% per annum if we elect to pay interest in-kind, and interest will be paid semi-annually in arrears. Upon the occurrence, and during the continuation, of an event of default, an additional 2.00% will be added to the stated interest rate. The Convertible Senior Secured Notes will mature on the fifth anniversary of issuance and will be redeemable at any time by us, in whole but not in part, for cash, at par plus, if redeemed before the second anniversary of issuance, certain make-whole premiums as specified in the indenture governing the Convertible Senior Secured Notes. Subject to the terms of the indenture governing the Convertible Senior Secured Notes, Broadstone and Vertical Aerospace Group Ltd. will provide full and unconditional guarantees under the Convertible Senior Secured Notes upon consummation of the Business Combination. The Convertible Senior Secured Notes Subscription Agreement also contains other customary representations, warranties, covenants and agreements of the parties thereto.

Cash Flows

	Six Months Ended June 30		Change	Year Ended December 30		Change
	2021	2020	(%)	2020	2019	(%)

	(in £thousands)			(in £ thousands)
Net cash used in operating activities	(10,320)	(6,478)	(59)	(12,012)	(7,283)	65
Net cash used in investing activities	(496)	(203)	144	(688)	(2,833)	(76)
Net cash generated from financing activities	27,121	7,168	278	12,510	10,873	15

Net cash used in operating activities

Net cash used in operating activities increased by £3,842 thousand, or 59%, from £6,478 thousand for the six months ended June 30, 2020 to £10,320 thousand for the six months ended June 30, 2021. This increase was primarily due to the increases in costs related to the purchase of eVTOL prototype parts and staff costs, which were offset by the receipt of government grants of £1,989 thousand. We expect to see an increase in our costs related to our headcount leading up to the commencement of our commercial operations and expect that cash used in operating activities will increase significantly before the business begins to generate cash inflows.

Net cash used in operating activities increased by £4,729 thousand, or 65%, from £7,283 thousand for the year ended December 31, 2019 to £12,012 thousand for the year ended December 31, 2020. This increase was primarily due to increases in costs related to the purchase of eVTOL prototype parts and staff costs. We expect to see an increase in our costs related to our headcount leading up to the commencement of our commercial operations and expect that cash used in operating activities will increase significantly before the business begins to generate cash inflows.

Net cash used in investing activities

Net cash used in investing activities increased by £293 thousand, or 144%, from £203 thousand for the six months ended June 30, 2020 to £496 thousand for the six months ended June 30, 2021. This increase was primarily due to an increase in property, plant and equipment acquisition costs and software expenditure in intangible assets to grow the business.

Net cash used from investing activities decreased by £2,145 thousand, or 76%, from £2,833 thousand for the year ended December 31, 2019 to £688 thousand for the year ended December 31, 2020. This increase was primarily due to a decrease in acquisition of subsidiaries and a decrease in the acquisition of property plant and equipment. The acquisition of Vertical Advanced Engineering Ltd. occurred in 2019, resulting in a net cash outflow of £741 thousand in 2019 and a net cash outflow of £300 thousand in 2020. The refurbishment of certain of our premises resulted in a net cash outflow of £1,307 thousand and £47 thousand during the years ended December 31, 2019 and December 31, 2020, respectively.

Net cash generated from financing activities

Net cash generated from financing activities increased by £19,953 thousand, or 278%, from £7,168 thousand for the six months ended June 30, 2020 to £27,121 thousand for the six months ended June 30, 2021. This increase was primarily due to issuing convertible notes amounting to an aggregate of £25 million. During the six months ended June 30, 2021, we received net advances of £2,208 thousand from Imagination Industries Ltd. These loans from related parties were settled in March 2021. Prior to July 1, 2020, cash advanced from Imagination Industries Ltd. is presented as a net parent investment. The net parent investment during the six months ended June 30, 2020 was £7,255 thousand.

Net cash generated from financing activities increased by £1,637 thousand, or 15%, from £10,873 thousand for the year ended December 31, 2019 to £12,550 thousand for the year ended December 31, 2020. This increase was primarily due to funds provided by related parties. In the year ended December 31, 2020, borrowing amounted to £5,601 thousand with a net parent investment of £7,130 thousand. In the year ended December 31, 2019, there was no borrowing and there was a net parent investment of £11,003 thousand. The loans from related parties were settled in March 2021 through conversion to additional share capital, which had no impact on our cash.

Contractual Obligations and Commitments

Our significant contractual obligations as of December 31, 2020 consists of a lease liability on premises in Bristol, and this is summarized in the following table:

	Payments Due by Period December 31, 2020
		Within 2 to 5	After more
	Within 1 year	years	than 5years	Total

	(in £ thousands)
Total	175	700	397	1,272

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Significant Judgments and Estimates

Prior to the formation of our predecessor, Vertical Aerospace Group Ltd., in May 2020, our principal activities were carried out by Imagination Industries Aero Ltd. (“IIAL”), which owned Vertical Advanced Engineering Ltd (“VAEL”). In July 2020, IIAL transferred all of its operations and substantially all of its net assets to Vertical, and in February 2021, IIAL transferred its investment in VAEL to Vertical (collectively, the “Reorganization”). See note 2 to Vertical’s audited consolidated financial statements included elsewhere in this prospectus for more information.

We have provided a summary of our other significant accounting policies, estimates and judgments, as well as a discussion of our evaluation of the impact of recent accounting pronouncements, including those regarding revenue recognition, government grants, among others, in Note 2 to our consolidated financial statements, which are included elsewhere in this prospectus. The following critical accounting discussion pertains to accounting policies management believes are most critical to the portrayal of our historical financial condition and results of operations and that require significant, difficult, subjective or complex judgments. Other companies in similar businesses may use different estimation policies and methodologies, which may impact the comparability of our financial condition, results of operations and cash flows to those of other companies.

Our business incurs a significant amount of research and development cost. The point in time at which the business begins capitalization of any project is a critical accounting judgement. The business assesses the technology readiness level of its research and development projects, along with the commercialization potential and guidance from the accounting standards to assess whether a particular development project should be capitalized or not.

In 2020 and 2019, management concluded that none of the projects met the requirements for capitalization. While our management recognizes a market for the use of eVTOLs, the market is not yet established or proven. Additionally, we are developing new technologies and there are still uncertainties about the successful completion of this development.

All research is expensed as incurred and any costs relating to development project that are not capitalized are expensed as incurred and presented in research and development costs in the income statement.

Share option valuation

In 2020 and 2021, we issued share options to our employees. The fair value of our Ordinary Shares are interpolated from externally set valuations based on investment offers received from third parties (whether accepted or not). In the absence of third-party investment offers, internal valuations are used and are benchmarked against third-party investment offers when they become available. Further assumptions are applied to the imputed valuations to reflect factors such as lack of marketability and control, including lack of voting rights, where appropriate.

An internal valuation was conducted in mid-2020. This was performed prior to the emergence of an eVTOL market, and at an earlier stage of the business model when there was a much greater degree of uncertainty. A replacement value approach was adopted in the absence of comparable trading companies, forward-looking projections or external valuations. The approach was validated by subsequent investment offers. The key assumptions critical to the valuation were:

●	Our financial position, including cash on hand, historical performance and total capital deployed;
●	Adjustments for deliverability and execution risk; and
●	A discount for lack of marketability and control.

In addition, our board considered various objective and subjective factors to determine the fair value of our Ordinary Shares, including:

●	Progress of our research and development program;
●	Our stage of development and commercialization;
●	External market conditions affecting the aerospace industry and trends within the aerospace industry; and
●	A qualitative consideration based on investor sentiment.

This valuation was subsequently benchmarked against investment offers and a third-party investment, following which, no retrospective change to the internal valuation was considered necessary.

During 2021, further share options were issued to employees which were benchmarked against recent third-party investment offers. The valuation increased during this period as a result of the changing market conditions of the eVTOL industry, the emergence of market analyses, progress of the research and development program and improved investor appetite for the sector.

This momentum continued through the first half of 2021, resulting in a greater implied fair value of the current merger transaction. There are three key considerations that support the increase and difference in valuation:

●	The Business Combination will result in a number of our partners (American Airlines, Avolon, Honeywell and Rolls-Royce) investing as part of the PIPE, helping to solidify these industrial and commercial relationships creates value by reducing our certification risk and improving the go-to market strategy;
●	The conditional pre-orders for an aggregate of up to 1,350 aircraft alongside the announcement of the Business Combination; and
●	Finally, listing on the NYSE will help facilitate access to additional capital, which helps to reduce overall risk.

Recent Accounting Pronouncements

We have applied the following standards and amendments for the first time for the annual reporting period commencing January 1, 2019:

●	Definition of Material — amendments to IAS 1 and IAS 8
●	Definition of a Business — amendments to IFRS 3
●	Interest Rate Benchmark Reform — amendments to IFRS 9, IAS 39 and IFRS 7
●	Revised Conceptual Framework for Financial Reporting

The amendments listed above did not have any impact on the amounts recognized in prior periods and are not expected to significantly affect the current or future periods.

No new accounting standards and interpretations that have been published and are not mandatory for December 31, 2020 reporting periods have been early adopted by us or are expected to have a material impact on us in current or future reporting periods.

Quantitative and Qualitative Disclosures About Market Risk

Credit risk is the risk of financial loss to us if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from prepayments to suppliers and distributors and deposits with our bank.

The carrying amount of financial assets represents the maximum credit exposure. Therefore, the maximum exposure to credit risk at the balance sheet date was £2,820,000 (2019: £1,157,000) being the total of the carrying amount of financial assets excluding cash, which includes trade receivables and other receivables. All the receivables are with parties in the U.K.

The allowance account of trade receivables is used to record impairment losses unless we are satisfied that no recovery of the amount owing is possible; at that point the amounts considered irrecoverable are moved to the allowance account to be written off against the trade receivables directly. We provide for impairment losses based on estimated irrecoverable amounts determined by reference to specific circumstances and the experience of management of debtor default in the industry. On that basis, the loss allowance as at December 31, 2020 and December 31, 2019 was determined as £nil for trade receivables.

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect our financial position. Our principal exposure to market risk is exposure to foreign exchange rate fluctuations. There are currently no currency forwards, options or swaps to hedge this exposure.

We are exposed to foreign exchange risk arising from exposure to various currencies in the ordinary course of business. We hold our cash in GBP and the majority of our costs are in GBP. We also have supply contracts denominated in USD and EUR. In 2019 and 2020, we did not consider foreign exchange rate risk to have a material impact on the financial statements and therefore no sensitivity analysis is presented.

Liquidity risk is the risk that we will not be able to meet our financial obligations as they fall due. Our management team uses short and long-term cash flow forecasts to manage liquidity risk. Forecasts are supplemented by sensitivity analysis, which is used to assess funding adequacy for at least a 12 month period. We manage our cash resources to ensure we have sufficient funds to meet all expected demands as they fall due.

Internal Control over Financial Reporting

In connection with the preparation of our consolidated financial statements for the years ended December 31, 2020 and 2019, we identified several material weaknesses in the design and operation of our internal control over financial reporting. Please see “Risk Factors — Risks Related to Our Business and Industry— We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner.”

JOBS Act

We are an emerging growth company, as defined in the JOBS Act. We intend to rely on certain reduced reporting and other requirements that are otherwise generally applicable to public companies. As an emerging growth company, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, which would otherwise be required beginning with our second annual report on Form 20-F, and (ii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis).

BUSINESS

Overview

Our mission is to make air travel personal, on-demand and carbon free. We are a leading British electric vertical takeoff and landing (“eVTOL”) manufacturer pioneering the transition to carbon free aviation, focused on designing, manufacturing and selling one of the world’s best zero operating emission eVTOL aircraft for use in the AAM market, using the most cutting-edge technology from the aerospace, automotive and energy industries.

Founded in 2016, we come from a deep aerospace and automotive mindset and have already designed, built and flown two prototype eVTOL aircraft in 2018 and 2019. We are currently developing, and in the process of certifying, our flagship eVTOL, the VX4. Capable of transporting a pilot and four passengers across distances of over 100 miles at top speeds of over 200 miles per hour (“mph”), while producing minimal noise and zero operating emissions.

A REVOLUTIONARY CUSTOMER EXPERIENCE

100x	100x	zero	1/5th
SAFER[1]	QUIETER[2]	EMISSIONS	COST[3]

STATS ARE VS A CONVENTIONAL HELICOPTER

(1)	100x Safer — Based on VX4 certification to EASA standards for commercial aircraft vs. helicopter safety standards.
(2)	100x Quieter — Based on projected VX4 noise level of <70dB vs. average helicopter noise level.
(3)	1/5th Cost — Based on estimated ticket price per passenger vs. Blade per seat mile cost on an estimated 25 mile journey.

The VX4 aircraft was designed around existing and certifiable technology, using an experienced team that has previously certified and supported the development of over 30 aircraft and propulsion systems around the world. We are currently one of the only eVTOL designers and original equipment manufacturers (“OEM”) actively pursuing certification from the United Kingdom’s Civil Aviation Authority (“CAA”) or the European Union Aviation Safety Agency (“EASA”) with a winged vehicle using already-available technology. By achieving certification for our VX4 eVTOL aircraft from the CAA, we will be able to leverage the work done with our home regulator in order to have the certification validated by the EASA and the United States Federal Aviation Authority (“FAA”). We are focused on selling globally certified eVTOL aircraft to a variety of customers, including commercial airlines and in-country partners, and target a production capacity of 1,000 aircraft per annum by 2026.

VERTICAL
VERTICAL
CAPACITY
5 People
1 x pilot 4 x passengers
RANGE
100+ Miles
TOP SPEED
200+ mph
up to an altitude of 5,000ft
CO_2 EMISSIONS
0
INITIAL CERTIFICATION
EASA/CAA
OPERATING COST
c.$1.06 per seat mile
for a 25 mile journey

We have been researching and innovating for the last six years to bring our best-in-class electric aircraft to the global market. Using superior technology, we are creating aircraft that produce minimal noise and zero operating emissions, and we aim to have our aircraft certified to the same safety standards as commercial airlines, rather than the significantly lower threshold at which helicopters are currently certified. We are developing a sophisticated eVTOL ecosystem that allows us to focus on providing a high-quality experience. Our in-house expertise covers design, certification, assembly and manufacture, pilot experience, end-user experience and base platform performance.

We have forged strong relationships with industry-leading players to develop the various components of our aircraft. We are co-developing our powertrain and flight controls systems with Rolls-Royce and Honeywell, respectively, to unlock maximum performance with safe and simple to operate controls, reducing pilot workload and thereby reducing pilot training and operating costs. We are collaborating with Microsoft to create our digital systems for both our manufacturing facilities and our aircraft, which will provide rich data sets as well as deliver a truly cloud-connected aircraft. This capability will enable us to further streamline and create more efficiencies across our manufacturing processes, aircraft operations and maintenance. Our proprietary battery system utilizes small-format cylindrical cells to provide high power density while at the same time, being low-cost, highly reliable and use a sustainable supply chain, as well as utilizing safety features to ensure safety across all operations. Our advanced rotor system uses four tilting rotors at the front of the aircraft and four stowable rotors at the rear to enable high efficiency in all phases of flight and support a vehicle noise signature that we believe will be 70dBA in hover, equivalent to 30 times quieter than a helicopter in take-off and approach, and 43dBA, or 100 times quieter than a helicopter, in cruise. We are working with Solvay, one of the world’s leading chemical and advanced materials companies, to ensure that our materials and composites are high-quality and sustainably sourced, as well as with a leading aerospace and automotive engineering business, GKN Aerospace, to provide the electrical wiring interconnection systems (“EWIS”) and wings for our aircraft. Combined, these features provide a flexible design to address different markets and a scalable design to facilitate manufacturing. We believe these relationships will allow us to provide superior products at scale, while maintaining a lean cost structure and taking advantage of both internal and external research and development synergies.

Our ability to develop industry-leading aircraft is rooted in our team’s unique depth of talent, extensive experience and exceptional culture. Our senior team includes proven entrepreneurs and technical expertise handpicked from the aerospace and advanced automotive industries. As of December 31, 2021, we employed over 140 engineers who share over 1,700 total years of engineering experience where safety, efficiency and scale are paramount, together with more than 400 years of experience in Formula

1, automotive and technology sections, adding technological expertise, performance and agility to our team. The complementary skill sets of our handpicked, high-class team are critical to the success of the aircraft designs and our business.

TECHNOLOGY PARTNERSHIPS

TECHNOLOGY PARTNERSHIPS COMBINED WITH INTERNAL EXPERTISE. A SOPHISTICATED EVTOL ECOSYSTEM THAT ALLOWS US TO FOCUS ON HIGHEST VALUE ADD

VERTICAL

IN HOUSE

AIRCRAFT	BATTERY	ROTOR	SYSTEMS	CERTIFICATION
Design	System Design	Design	Integration & Simulation	Global Aviation

SPECIALIST PARTNERS

Honeywell	Rolls-Royce	Microsoft	SOLVAY	GKN	AVOLON
FLIGHT CONTROLS	POWERTRAIN	DIGITAL	COMPOSITES	HARNESS	LEASING

We aim to be the leading eVTOL aircraft OEM for commercial airlines, aircraft leasing companies, charter airlines, existing helicopter operators as well as new operators in the AAM market, providing both OEM sales and aftermarket services to our customers. We also believe there is a potential market to provide OEM sales to a variety of industries beyond traditional airline and helicopter customers, such as tourism, where this is the opportunity to replace existing transportation options like minibuses, and the cargo and logistics industry, where there is potential to partner with global logistics firms and large retail customers. There is a further opportunity to generate revenue from other sectors such as emergency services, as eVTOL aircraft can be used for emergency patient and supplies transport, particularly in densely populated areas or military transport, among other potential uses. Our strategy is to forge partnerships in key markets with partners that have existing demand and are local trusted brans with market-specific knowledge. We believe that by partnering with such market players, we can extend their business models and build a market ecosystem that will allow us to expand our proposition over time. Our focus on system integration and establishment of an industrial supply chain is expected to enable rapid scaling of production of our aircraft.

VX4 PRODUCT FAMILY

ADAPTABLE TO MULTIPLE APPLICATIONS

MEDEVAC	PASSENGER	CARGO

Medical emergency response version, enabling single patient transportation	Passenger transport vehicle tailored to mission. Different versions and options	Cargo version enabling point-to-hub, hub-to-point goods transportation

EACH VARIANT TAILORED TO OPERATING ENVIRONMENT

HEAT

CORE

WATER

Market Opportunity

We believe that deploying a new type of aerial mobility network in cities represents an extensive market opportunity that we expect to expand over time. We intend to seize on the untapped demand for getting into and out of city centers globally, as certain existing travel methods can be impractical, inconvenient or unaffordable. We believe that we have a significant opportunity to meet this untapped demand in the AAM market, with the urban air mobility market currently projected to grow to a total addressable market size of $1 trillion by 2040, according to Morgan Stanley. According to the most recent estimates from the United Nations in 2018, 55% of the world’s population lives in cities, which is expected to increase to 68% by 2050, or increase by approximately 2.5 billion people. An average of 32 billion hours are lost to congestion every year in an increasingly overwhelmed transportation network in the United States, based on a population of 153.7 million people in the United States, according to Statista Reports in 2021, and an average work week of 40 hours. According to the World Health Organization, the combined effects of outdoor and household air pollution cause about seven million premature deaths per year, largely as a result of increased mortality rates for other diseases such as stroke, heart disease and lung cancer. We believe that it has become imperative that we find new ways of connecting urban neighborhoods, local cities, airports and other well-traveled areas in order to alleviate the burden on the environment and decrease the amount of new infrastructure being built, such as bridges, tunnels, freeways and roads.

We believe that our aircraft will be competitive in several existing sectors, including helicopters, which had a total addressable market of $50 billion in 2019 and the ride hailing and taxi sector, which had a total addressable market of $302 billion in 2019, according to Statista Reports. We also see longer term future potential in the commercial airlines sector, which had a total addressable market of $538 billion in 2019, and that of private jets, which had a total addressable market of $24 billion in 2019, according to the Statista Reports, through providing an opportunity to improve the door-to-door journey time and overall experience.

eVTOL aircraft offer compelling unit economics that we believe will compete effectively with traditional methods of transport, such as taxis, trains and helicopters. At a cost of approximately $1 per seat mile, our low operating costs will enable ridesharing operators to offer prices at only a small premium to taxi travel and at approximately one-fifth of the cost of existing helicopter ride-sharing services, ensuring affordability for passengers and enabling mass adoption.

Huge Urban Air Mobility Market [1]
Upside TAM of $4.4tn by 2040[4]
EASA
CAA/EASA Certification unlocks global reach
Annual TAM of $1tn by 2040[4]
ROW
US
2021
2025
2030
2035
2040

TARGET MARKETS

$302bn	$538bn	$53bn	$23bn
Current TAM of Ride Hailing & Taxi [1]	Current TAM of Commercial Airlines [1]	Current TAM of Helicopters [2]	Current TAM of Private Jets [3]

MULTIPLE MARKETS TODAY VERTICAL'S VA-X4 WILL BE IMMEDIATELY COMPETITIVE IN

(1)	Statista Taxi/Commercial Airlines Report.
(2)	Statista Helicopter Report.
(3)	Magna.
(4)	Morgan Stanley.

With high population densities and transit activities, intercity markets will be one of the key growth drivers in the AAM market in the upcoming years. According to our analysis, in Europe there are 240 viable journeys between cities with a population of more than 300,000 people within the 100 mile range of the VX4, representing a significant opportunity to capitalize on intercity travel, such as travel from London to Bristol or Nice to Monaco. In 2019, Eurostar had 11 million passengers annually, with EU rail having 8 billion passengers in 2018, representing the high amount of transit opportunities among European cities. The graphic below represents cities with greater than 300,000 population with the blue dots representing a 100 mile electrical vehicle range and the orange representing a 500 mile hybrid range from capital cities.

Credible and attractive alternative, with improved journey times at competitive per PAX prices

25 MILE JOURNEY
JOURNEY TIME
TICKET PRICE PER PAX
eVTOL[1]
16 mins
c.$65[2]
Taxi/Uber
83 mins
$45
Light & Medium Helicopters
15 mins
$325

Extensive existing infrastructure including over 5,000 public use airports provides a ready-made network of landing sites for regional and last-leg trips

Chicago
New York
Philadelphia
Washington
Charlotte
Los Angeles
Phoenix
Dallas/Fort Worth
Miami
Public use airports and 100 mile radius
American Airlines major hub airports[3]

European population density and transit activity represent a significant number of inter and intra-city land and air journeys that Vertical is well-positioned to service

Cities over 100,000 population and 100 mile radius
Capital cities and 500 mile radius

COMPELLING PROPOSITION

(1)	Anticipated pricing/travel time.
(2)	Assumed load factor of 68% and gross margin of 40%.
(3)	Information from Bureau of Transportation Statistics, 2020.
(4)	American Airlines US hub airports.

In addition to inter-city opportunities, we see a number of very attractive hub-spoke markets such as the United Kingdom, where there are 37 towns and cities with populations over 100,000 inhabitants within 100 miles of Heathrow Airport. These towns and cities represent a target population of 7.7 million (excluding London), based on our internal analysis, that could be connected into the Heathrow hub. In addition to high-frequency central business district hub shuttle services such as JFK to Manhattan and Heathrow to London city center, there are a number of high gross domestic product per capita target markets for fast, zero operating emission air taxi services to and from similar airports, representing an attractive market for first and business class propositions.

Our Business Strategy

Focus on Certification

Safety is our highest priority. We are working to meet the most stringent aircraft certifications around the world, and our aircraft has been designed with certification in mind from the beginning. We are currently one of the only eVTOL designers and OEMs actively pursuing certification from the CAA or EASA with a winged vehicle using already-available technology. We are working to achieve type certification from the CAA for our VX4 aircraft by the end of 2024, with validation from the EASA and FAA to follow thereafter.

We have successfully flown two full-scale prototype eVTOL aircraft in the United Kingdom. The VA-X1, our first prototype, was flown in 2018 as our proof-of-concept aircraft. This was a single seater eVTOL with four electric engines, each inside a ducted fan. The VA-X2 flew in 2019 and successfully demonstrated safe flight with a deliberate “motor-out,” which is a critical step in obtaining

EASA certification. The VA-X2 was a two seater, eight rotor aircraft that was capable of carrying up to 250 kg at speeds of up to 50 mph. We have successfully tested our aircraft prototypes under CAA approvals.

To achieve type certification, new aircraft designs are required to undergo a rigorous assessment of the design where we demonstrate compliance against the strict airworthiness requirements. A type certificate for the aircraft’s design is an essential pre-requisite for any individual aircraft of that design to be issued with a Certificate of Airworthiness from the relevant local airworthiness authority, which, in turn, allows the owner to fly that aircraft. This is a time-consuming and intense process, often extending over several years, which requires extensive ground and in-flight testing with authority, engineers and flight test pilots across a fleet of multiple aircraft. We believe that we are better placed than our direct competitors to meet EASA Validation of the Type Certificate, since from the initial design phase, we designed our aircraft around meeting the criteria of the EASA. We believe that we are currently on track to obtain our type certification from the CAA on our expected timetable.

We have been working with the CAA, EASA and European Organization for Civil Aviation Equipment (“EUROCAE”) to establish the specific design criteria (certification specifications) and means of compliance that apply to eVTOL aircraft. We and our partners participate on several working groups with the EUROCAE, including chairing the EUROCAE VTOL Working Group Electrical Panel, participating on the electrical, lift/thrust, safety, flight and avionics working groups and having one-on-one discussions with the CAA and EASA to assist with tailoring and creating the requirements for eVTOL aircraft. By working closely with the CAA and EASA to obtain certification in our home markets of the United Kingdom and European Union, we believe that the knowledge and expertise that we will gain from obtaining certification in these areas can give us a competitive advantage that we can leverage to assist us with obtaining similar certifications in other global markets.

Many Airworthiness Authorities around the world have not yet declared their specific certification requirements for VTOLs; however, it is likely that they will broadly align with either the CAA, EASA or FAA’s requirements. Given the stringent and rigorous safety requirements of CAA and EASA certifications, we believe that our design will meet the certification needs for any jurisdiction of our customers. We believe that our strong strategic partnerships with our technology partners, in particular, Honeywell and Rolls-Royce, who have deep experience and pedigree in certifying against these standards, will give us a competitive advantage over our competitors. We have carefully and intentionally designed our aircraft with these standards in mind.

The VX4: One of the Most Advanced eVTOL Aircraft Globally

The VX4 is our eVTOL aircraft at the center of our go-to-market strategy. After designing, building, testing and flying two earlier prototypes, the VA-X1 and the VA-X2, we unveiled the four passenger VX4 in 2020, which we believe is one of the most advanced eVTOLs globally. The VX4 is designed to provide for a capacity of five people (one pilot, four passengers) and has a targeted range of over 100 miles, reaching top speeds of over 200 mph. In line with our mission to be carbon free, the VX4 is fully electric and will produce zero operating emissions in flight. The VX4 has four tilting frontal rotors allowing it to take off vertically. The rotors rotate after takeoff and into flight mode. Based on our internal calculations, its noise levels are expected to be 100 times quieter in cruise compared to a helicopter in cruise. The VX4 is also is expected to be up to 100 times safer than a helicopter in line with what we expect from the CAA and EASA regulations for eVTOL aircraft.

The interior of VX4 has been designed to create an outstanding passenger experience with doors on both sides of the aircraft allowing passengers to enter and exit with ease. There will be a separate luggage compartment that we expect will be capable of taking approximately 45 pounds (or 20 kilograms) of luggage per passenger plus additional room for small luggage under each passenger seat, with a total payload of approximately 990 pounds (or 450 kilograms). The VX4 has large side windows, providing spectacular views for the passengers.

Develop Strong eVTOL Ecosystem

Our business model is asset light. We have focused on creating an ecosystem that is a combination of key proprietary components that we have developed internally and strong strategic partnerships with industry leaders in order to design and manufacture the best eVTOL aircraft. We believe that this model will allow us to be more agile, flexible and reactive to future technologies and opportunities, as well as provide competitive user economics, which we expect will allow us to more rapidly scale our production once we have obtained certification. Based on our current projections, we expect to achieve break-even profitability at around 100 aircraft per year.

Creating and Investing in Proprietary Designs and Superior Technology

We have invested and will continue to invest in certain proprietary features of our aircraft, including our battery system and rotor design. Our proprietary battery system utilizes small-format cylindrical cells to provide a high performance, low-cost, highly reliable and sustainable supply chain while ingraining safety features to make them resistant to unsafe operation. Our advanced rotor system uses four tilting rotors at the front of the aircraft and four stowable rotors at the rear to enable high efficiency in all phases of flight, with an impact tolerant and redundant rotor structure that enables commercial aviation safety levels while supporting a vehicle noise signature that we believe will be 70dBA in hover, equivalent to 30 times quieter than a helicopter in take-off and approach, and 43dBA, or 100 times quieter than a helicopter, in cruise.

Combining Proprietary Systems with Strategic Partners with Industry-Leading Expertise

We believe that our strategic partnerships create a sophisticated eVTOL ecosystem that allows us to focus on creating value for our customers throughout the process. We sought out partnerships with industry leaders across critical components required to successfully design, develop and operate our aircraft. We have established strong collaborations and relationships with Rolls-Royce, Honeywell, Microsoft, Solvay and GKN Aerospace on the industrial side to develop components and support the manufacture our aircraft.

Powertrain — Rolls-Royce

Together with Rolls-Royce, one of the world’s leading industrial technology companies, we plan to co-develop our electrical propulsion unit or powertrain system to be one of the world’s lightest and safest eVTOL powertrains in order to unlock the maximum performance from our VX4. Rolls-Royce has extensive experience in the development and certification of high-criticality aerospace products and an established supply chain that is certified to deliver airworthy components globally and at scale. In connection with our collaboration with Rolls-Royce, Rolls-Royce has agreed to invest $14 million and join as an investor in the PIPE Financing in connection with the Business Combination.

Flight Controls — Honeywell

We have partnered with Honeywell, a leading technology and manufacturing company, to develop our next-generation avionics and flight controls that significantly reduce pilot workload. We believe the combination of our advanced flight control systems that have a high level of automation and state-of-the-art cockpit human machine interface will be key to reducing pilot workload, minimizing pilot training and operating costs. Our VX4 uses an advanced control system that is based on the system created for the Lockheed Martin F-35, and the triple-redundant architecture safety features of this system is expected to be certified to the same safety standards as commercial airlines. Our partnership with Honeywell provides us with globally recognized services that encompass design, development and provision of avionics, fly-by-wire navigation and connectivity solution for eVTOL. In connection with our collaboration, Honeywell has agreed to invest $10 million and join as an investor in the PIPE Financing in connection with the Business Combination.

Digital Systems — Microsoft

We are collaborating with Microsoft in two key areas: the co-development of cloud architecture and high-performance computing. We are co-developing state-of-the-art cloud architecture that will enable enterprise digital services and operational optimization. The combination of the electrification of aviation with advanced flight controls and avionics results in a significant amount of digital information to be collected and transmitted by our aircraft. We believe our partnership with Microsoft will enable highly differentiated service offerings to end-customers and vehicle operators, as well as our own industrial optimization. This includes state-of-the-art aircraft health monitoring, predictive maintenance and smart battery charging systems with advanced diagnostics, aircraft integration with the air traffic management and customer services ecosystems and the ability to fully leverage industry 4.0 across our assembly lines and supply chain. As part of this partnership, we will be working with Microsoft to jointly demonstrate a sustainable end-to-end computer system capability for designing our aircraft.

In the area of high-performance computing, Microsoft is using Vertical as a pathfinder to further enhance and optimize its cloud computing systems to support a wide range of advanced engineering simulations. This will extend the work we are already conducting on whole-aircraft aerodynamics, noise and structural analysis into increasingly sophisticated multi-physics simulations that enable a highly optimized aircraft and significant reduction in design and test iterations. In connection with our collaboration, Microsoft has agreed to invest a total of $26 million into our business, which includes a $5 million investment in the PIPE Financing in connection with the Business Combination.

Composites — Solvay

We partnered with Solvay, a global leader in materials, solutions and chemicals, to create the full suite of composite materials and adhesives for our aircraft. Solvay brings extensive expertise across aerospace, motorsport and automotive, and Solvay is pioneering the development of advanced composite materials and manufacturing technologies that bring the benefits of lightweight solutions that can be manufactured with a high degree of automation, using the minimum amounts of materials to enable high production rates and low costs. Working closely with Solvay has ensured that our aircraft structure and battery containment system are not only composed of high quality materials, but also that we are sourcing our materials in a sustainable and innovative way.

Electrical Wiring Interconnection Systems and Wings — GKN Aerospace

We are working together with GKN Aerospace, a provider of cutting-edge components for some of the world’s leading aircraft and helicopters, to create the EWIS and wings for our aircraft. GKN Aerospace designs and manufactures aerospace systems and components for a variety of aircraft and engine manufacturers around the world, and its high-volume production capabilities are expected to help drive the global production of the VX4. We expect that the EWIS and wings provided by GKN Aerospace will contribute to lower costs, weight and emissions of the VX4, as well as help improve the overall performance of our aircraft.

Building Commercial Partnerships for the Future

We have entered into strategic and commercial arrangements with American Airlines, Virgin Atlantic, Marubeni, Iberojet, Avolon and Bristow in order to further our global route to market strategy.

American Airlines

We launched a partnership with the world’s largest airline, American Airlines, as a cornerstone for our go-to-market deployment in the United States. American Airlines has agreed to pre-order, subject to certain conditions precedent, up to 250 of our aircraft, with an option to order an additional 100 aircraft, which has an aircraft order value of approximately $1 billion to $1.4 billion. Beyond aircraft sales, we expect to work together with American Airlines on creating an ecosystem to bring AAM to the United States including the necessary infrastructure, route planning, propositions, pricing, certification and regulation. As part of this partnership, American Airlines will benefit from certain equity incentives upon the fulfilment of the commitment to purchase aircraft.

Virgin Atlantic

We also are partnering with Virgin Atlantic to explore a joint venture for eVTOL ridesharing operations in the United Kingdom. The joint venture will look to develop a short-haul eVTOL network, including customer and aircraft operations and infrastructure development. We believe our partnership with Virgin Atlantic will create the blueprint for bringing eVTOL operations to other key global markets in an effort to bring ridesharing through short-haul eVTOL to other intercity opportunities around the world. As part of our agreement, Virgin Atlantic has a pre-order option for up to 50 of our aircraft, with an option to order an additional 100 aircraft, which has an aircraft order value of between $0.2 billion and $0.6 billion.

We will use our partnership with Virgin Atlantic to explore providing a ridesharing service directly to consumers. We intend to partner with other existing operators and infrastructure players in other markets to deliver our eVTOL flight services in addition to our existing OEM sales and services operations. We believe this flexible hybrid approach will allow us to access and efficiently capture more of the total addressable market while providing us with end-to-end control over the customer experience to optimize for customer safety, comfort and value.

Marubeni

We are partnering with Marubeni, a leading Japanese integrated trading and investment business conglomerate, to explore sustainable, emissions-free AAM travel solutions in Japan. Marubeni has agreed to pre-order, subject to certain conditions, up to 200 of our aircraft, with an aircraft order value of approximately $800 million. We and Marubeni will create a joint venture that will evaluate the requirements for eVTOL operations in Japan, which includes other commercial considerations such as route and network planning, infrastructure requirements and capacity, as well as engaging with other parties interested in launching AAM travel solutions in Japan.

Together with Marubeni, we expect to accelerate our entry into the Japanese market and offer Japanese consumers a safer, faster, cheaper and greener alternative to current short haul options in the country. We believe that with its regulatory and technological advantages, such as its capacity to operate high frequency eVTOL traffic in a safe environment, Japan has great potential in terms of commercializing the AAM market, and Marubeni that eVTOLs have a number of use cases in Japan, such as inter-city, intra-city, airport shuttle and life support operations, that will benefit both customers and communities.

Iberojet

We launched a partnership with Iberojet, which is part of the Avoris Group, a leading travel group in the Spanish and Caribbean markets, in order to explore business collaboration opportunities in AAM, focusing on inter-island travel in the Balearic Islands and Canary Islands, airport passenger feeder operations and the distribution of long haul customers to touristic destinations to/from resorts and airports. Iberojet has agreed to pre-order, subject to certain conditions, up to 100 aircraft, with an aircraft order value of approximately $400 million. We agreed to create a joint working group with Iberojet to evaluate the foregoing AAM opportunities, as well as collaborate on identifying key regulatory bodies in key markets of anticipated operation; analyzing demand, fleet size, infrastructure and storing requirements; identifying potential infrastructure partners, investors and developers; analyzing public acceptance and environmental requirements.

Avolon

We are partnering with Avolon, the world’s second largest aircraft lessor with an extensive global network of airline and OEM relationships, to further expand our customer base in the AAM market. Avolon has existing, long-standing relationships with over 140 airlines globally and a track record of investing in new, innovative aerospace technology. Avolon will be our global go-to-market partner packaging aircraft, asset financing and services to enable forward thinking, entrepreneurial operators to establish AAM operations in new markets. Pursuant to its partnership agreement with us, Avolon has agreed to pre-order approximately 310 of our aircraft, with an option to purchase up to 190 additional aircraft, which has an aircraft order value of between $1.25 billion and $2 billion. On September 21, 2021, Avolon also announced that it onward leased 250 of the 500 aircraft that it pre-ordered with us to Gol, one of Brazil’s largest airlines, and Grupo Comporte, one of Brazil’s largest leading transport operator, to commercialize an eVTOL ridesharing platform in Brazil. In connection with our partnership, Avolon has agreed to invest a total of $15 million in the PIPE Financing and we also agreed to issue certain equity warrants to Avolon in connection with the Business Combination.

Bristow

We launched a partnership with Bristow, a leading global provider of vertical flight solutions to government and civil organizations, to develop a joint working group to collaborate on identifying key regulatory bodies in key markets of anticipated operation; analyzing demand, fleet size, infrastructure and storing requirements; identifying potential key customers and markets; analyzing public acceptance and environmental requirements. Bristow has agreed to pre-order, subject to certain conditions, up to 50 of our aircraft, with an aircraft order value of up to $200 million. We believe that partnering with Bristow will enable us to accelerate the commercial operation of eVTOLs and effectively disrupt the helicopter market with our zero operating emissions, low operating cost VX4 as an alternative to traditional helicopters.

All of the pre-orders held by American Airlines, Virgin and Avolon are treated separately from their investments in our company through the PIPE. As of the date of this prospectus, there have been no deposits made for any pre-orders of our aircraft. For more information about the conditions for each of the pre-orders from American Airlines, Avolon, Bristow and Iberojet, as well as the pre-order options from Marubeni and Virgin Atlantic, please see “Risk Factors — Risks Related to Our Business and Industry — All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time in writing prior to July 1, 2023 (or, in the case of American Airlines, July 1, 2025). If these orders are cancelled, modified, delayed or not placed in accordance with the terms agreed with each party, our business, results of operations, liquidity and cash flow will be materially adversely affected.”

Targeted Sales Approach

As an OEM, we plan to address a very extensive and diverse customer base: (i) airlines that want to extend the passenger experience into their main hubs, creating micro feeders and catchment networks, and transit to city centers and urban areas; (ii) regional airlines that will develop point-to-point routes; (iii) business aviation companies that will complement their offerings with a last-hop service to end destination; (iv) aircraft lessors that will financially support the delivery of business opportunities; and (v) existing helicopter operators that will progressively replace their light segment by our new generation of safer, cheaper and more sustainable aircraft, enabling new operations.

In order to ensure customer and market proximity, we aim to have a global commercial presence. Our regional teams will help us be local, understand regulatory frameworks, co-create business opportunities with our customer base and develop the required ecosystem to achieve success in each market.

We are developing standards and methodologies that will helps us scale and replicate efficiently while remaining lean and agile. We will capture lessons learned and improvements for future deployments.

Because we are not selling a traditional aircraft, we will actively enable the creation of an ecosystem, seeking out local partnerships with our customers and other key industry players in certain strategic markets, with the goal of expanding beyond those particular markets once we have gained the relevant experience.

We will work with local transport and aviation authorities, airspace, infrastructure, energy and mobility providers, together with our partners, to comply with local requirements and ensure that there will be the necessary infrastructure and regulations in place for our aircraft and for our partners’ expected operations. A collective effort will be required of both us and our ecosystem partners in order to develop policies and ensure public acceptance, prepare infrastructure and airspace integration for future operations. We plan to undertake demand analysis and network simulation to allow us to anticipate societal and economical value. Our mission and concepts of operation, together with our strategic partnerships across key markets, will help us to ensure the effective integration of our aircraft and ecosystem with other existing transport means and networks.

We have already started executing our sales strategy through our partnerships with American Airlines, Avolon, Bristow, Iberojet, Marubeni and Virgin Atlantic. We also launched a partnership with Heathrow Airport, the United Kingdom’s only hub airport and one of the world’s top international aviation hubs, to explore how the VX4 could operate at Heathrow Airport. Together with Heathrow Airport, we will collaborate on identifying key regulatory challenges, identifying demand, fleet size and infrastructure requirements for eVTOL to fit into existing airport operations and identify key potential customers and stakeholders. We expect this partnership with Heathrow will help create an ecosystem for sustainable air travel in the United Kingdom. We are working together with all our commercial partners to define the roadmap for the upcoming years that will enable safe entry into service around 2024 to 2025.

We intend to continue sales both through strategic partners that are involved in our business and to other third parties.

We will listen to the voices of our customers and analyze potential market opportunities in tourism, cargo, medical and other public services, and eventually develop specific mission variants. We will explore the scaling of our vehicle into increased range and payload.

Provide Fulsome After Sales Services

After we begin sales of our aircraft, we expect to be able to provide significant additional value through our “Aircraft Services” business. Where required, we plan to partner with our customers to operate our aircraft; the expertise and knowledge we gain through the design, development, certification, manufacture and assembly of our aircraft will be critical to ongoing maintenance of our aircraft. We plan to develop global clusters, aligned to our OEM markets, to support pilot training, battery management and aircraft maintenance. We plan to partner with existing infrastructure players and deliver our eVTOL flight services over the top of existing operations.

Aircraft Services will be defined as an integrated package that will include services such as battery management, pilot training and licensing and general aircraft maintenance. Our aircraft are highly digital and will generate significant amounts of operational data. With our OEM knowledge and state-of-the-art Vertical Cloud Services that we are co-creating with Microsoft, our Aircraft Services segment will benefit from aircraft equipment health monitoring, vehicle and fleet operational and maintenance optimization and additional aftermarket services. By the time we launch our Aircraft Services, we expect to also be well-advanced in developing pilot simulators as part of our ongoing aircraft certification program, which we will be able to roll out as pilot training services.

One of the most critical components of the VX4 is our battery system, which is designed and manufactured in-house, given the unique requirements for eVTOL battery systems. The battery will be certified as part of the aircraft, and therefore, we believe that our OEM sales will drive an aftermarket revenue stream for battery replacements and upgrades. We intend to optimize battery utilization and replacement timing by leveraging the leading smart charging and advanced battery health diagnostics research we are currently undertaking. Furthermore, our battery is designed for re-use, taking out deteriorated cell packs for second life use in grid energy storage, while reusing the valuable aerospace grade electronics and composite battery packs. This is a key driver in achieving highly competitive vehicle operating costs and in the demand for our Aircraft Services. Once we have mastered this technology, we may expand these services into other industries that use similar battery systems, such as the wider electrification of transportation and stationary storage for grid applications.

Carefully Selected Team with Leading Aerospace and Automotive Expertise

We have an exceptional senior team that includes individuals handpicked from the aerospace and advanced automotive industries. Led by our Chief Executive Officer and founder, Stephen Fitzpatrick, a leading energy entrepreneur and founder of OVO Energy, Europe’s largest independent energy retailer, and our President, Michael Cervenka, who previously served as Head of Future Technologies, among other key roles, at Rolls-Royce, our team consisted of over 140 engineers as of December 31, 2021, who share over 1,700 total years of engineering experience where safety, efficiency and scale are paramount, as well as more than 400 years of experience in Formula 1, automotive and technology industries, adding technological expertise, performance and agility to our team.

We believe that our management team is crucial to our success, including our ability to create proprietary systems and work closely with our strategic partners to bring what we believe will be the best eVTOL aircraft to market.

The complementary skill sets of our handpicked, high-class team are critical to the success of the aircraft designs and our business. We are headquartered in Bristol, the United Kingdom, which is at the center of the United Kingdom’s aerospace cluster, where there are 3,000 companies in the United Kingdom alone, with the aerospace sector having the largest number of small and medium enterprises in Europe, providing over 282,000 jobs directly and indirectly. We also have an office in Oxford, the heart of the global Formula 1 cluster. Our strategic location provides us with a unique access to talent, and this depth of talent places us at the epicenter of the aerospace and Formula 1 technical and supply chain ecosystems, which we believe differentiates us from our competitors and increases the barriers to entry.

Designed for Scalable Manufacturing

We designed our aircraft with a focus on manufacturing and the fastest route to scale from day one. After receiving CAA and EASA certification, we anticipate rapid scaling as a result of the ecosystem we have built with the combination of our proprietary systems and strategic partnerships. We will be responsible for the overall manufacture and assembly of the aircraft and battery system and will leverage our partnerships with Honeywell, Rolls-Royce, Microsoft, Solvay and GKN Aerospace in order to deliver our aircraft as quickly as possible. Our strategy is to work with major aerospace suppliers to enable production ramp-up, which we believe is a significant differentiator for us.

We plan to open a state-of-the-art manufacturing and assembly facility in the United Kingdom in 2024, which we expect will have annual capacity of approximately 1,500 aircraft, as we believe this facility is expandable to 3,000 aircraft per annum production rate. We aim to begin with staged production that will align with pre-orders from our strategic partners. While the components and sub-systems will be manufactured by our supply chain partners, we will carry out final assembly of the battery systems and the overall aircraft in our purpose-built facilities. By integrating our partners and suppliers into our manufacturing line, we expect to reduce operating costs while simultaneously spreading risk across the supply chain. This strategic partnership approach leverages the significant industrialization capabilities in our supply chain ecosystem, allowing us to focus on the assembly of our aircraft and avoid having to make significant investments in individual component and sub-system manufacturing.

We expect that in the near term, there will be significant market demand for eVTOL aircraft as a replacement to helicopters, which we believe will propel further market growth and help to grow new transportation opportunities. We anticipate scaling and growing our production capacity more quickly than our competitors due to the partnership-based ecosystem that we are creating, which we believe will allow us to meet this market demand quickly and efficiently.

We expect to initially produce hundreds of aircraft per year, while continuing to plan for higher volume manufacturing in the future.

Attractive Aircraft Unit Economics Driving Adoption

Our VX4 aircraft offers compelling operating costs across a wide range of potential missions. At a cost of approximately $1 per seat mile, our low operating costs will enable ridesharing operators to offer prices at only a small premium to taxi travel and at approximately one-fifth of the cost of existing helicopter ride-sharing services, which we believe are comparable to European premium rail fares, ensuring affordability for passengers and enabling mass adoption. Due to the leading design of our VX4 aircraft, this operating economics advantage is maintained across the 100 mile flight range of the VX4, allowing flexibility in operators running both intra-city and inter-city missions not just for passenger operations but also cargo, medivac and sightseeing. Compared to helicopters, we believe some of the key cost advantages of the VX4 will be: a reduced part count and complexity, lowering maintenance costs; cheaper energy costs from increased aircraft efficiency and lower fuel costs; simplified aircraft operations through simpler training and greater accessibility, which can ultimately lead to lower costs; and an expected greater utilization of the aircraft as a result of greater landing site utilization due to reduced noise and lower costs as demand for the aircraft increases over time and they gain more popularity. Benchmarking against existing helicopter ride-sharing operations and engaging in dialogue with our key strategic partners provides us with clearer visibility on operational costs.

We believe our low production costs and ability to rapidly scale production to meet customer demands will also help to drive our future OEM sales. Through our collaborative industrial partnerships with key component providers such as Honeywell, Rolls-Royce,

GKN Aerospace and Solvay, we have strong confidence in our bottom-up component by component projected cost structure for the VX4. We have a number of production contracts both signed and under negotiation that include global aftermarket support and other services to support our production process. These cover an extensive proportion of the cost base of the aircraft and gives us strong certainty of what we can deliver in the future. Moreover, we believe our access through strategic partners to vast aerospace supply chains will allow us to rapidly increase production while maintaining our cost structure. Our strategic aerospace partners have the capabilities to manufacture at scale while meeting stringent aviation technical requirements, which gives us a competitive advantage against competitors with lower-specification automotive partnerships or start-up companies that have chosen to predominately vertically integrate their manufacturing activities.

Future Market Opportunities

We intend to leverage our expertise and position as a leading eVTOL aircraft OEM to generate revenue by providing services ancillary to our aircraft. We believe there are opportunities to address sectors that are adjacent to our core business, including delivery and logistics as well as emergency services and military applications, as well as selling and servicing battery systems and battery packs in other sectors such as automotive and stationary grid storage. Through our Aircraft Services business, we intend to leverage developments in our battery technologies and alternative methods of energy storage for use in other applications as well as other sectors in the future after we begin manufacturing our aircraft at scale.

Our Aircraft Services will include battery management, pilot training and licensing and aircraft maintenance. Our aircraft will use our proprietary battery systems, and we will be able to service battery systems by providing replacement hardware and smart diagnostics that we expect will enable optimum battery charging, operation and maintenance, as well as maintain an inventory of spares to support our aircraft around the world, providing redundancy at scale. In addition, our aircraft are highly digital and will provide significant amounts of operational data that we can use to generate additional revenue for our “Vertical Cloud Services” business.

We may also make forward investments to better address these market adjacencies over time. We are investing and will continue to invest strategically in these areas to ensure that we are well positioned to capture the benefits offered by these new technical developments. In certain cases, we expect that we may lead development and deployment efforts within our industry.

Our Regulatory Strategy

In the near term, our priorities include support for the CAA, EASA and FAA certification and validation processes and policy engagements with regulators, decision makers and communities within our key markets.

Certification Processes

Design Certification

The purpose of the aircraft design certification process, known as “type certification,” is to ensure that aircraft are designed and maintained at the highest and most meticulous safety and performance standards. Since 2018, we have engaged with the CAA and the EASA to ensure that our design and our organization will meet each regulator’s requirements for type certification as early as possible in the process. Our path to certification leverages many existing technologies, processes and procedures in order to meet both existing and evolving regulatory standards. Our certification team works on defining tests and analyses that will be utilized to prove compliance to the CAA, EASA and FAA based on the agreed certification basis.

To date, two of our prototypes have been flown under a CAA’s Exemption. We believe we are one of only eight companies in the world to have successfully flown two full-scale eVTOL prototype aircraft as of June 30, 2021. With respect to the VX4, we have both unpiloted and piloted tests planned for 2021 and 2022, which we will fly under Operational Approval and Permit to Fly. We intend to continue working side-by-side with the CAA and EASA as we design and develop our aircraft and create the manufacturing phases for our aircraft, and we expect to receive certification from the CAA by the end of 2024, with validation from the EASA and FAA to follow thereafter.

Production Certification

Aircraft manufacturing is heavily regulated in most markets. As we begin production, we expect to continue to interact with numerous government agencies and entities with respect to our production and quality systems. We are developing the systems and processes needed to obtain the required production organization approval from the CAA and intend to obtain this approval either before or shortly after we obtain a type certificate for the aircraft.

Airspace Integration

Our aircraft are designed to be operated under current flight rules and regulations with a qualified pilot in command onboard the aircraft. As such, fixed wing and rotary commercial pilots initially will be able to fly our aircraft once they have secured the necessary aircraft type rating approvals. As the eVTOL industry expands, we will work with pilots and regulators to explore opportunities to tailor the types of training required to fly eVTOL aircraft in a safe, effective manner and widen the pool of pilots qualified to safely fly the aircraft.

We also believe there are opportunities to expand ground infrastructure and create air traffic efficiencies, and we expect to work with local authorities and other stakeholders to identify and develop procedures along high-demand routes to support increased scale and operational tempo. In the long term, digital clearance deliveries, airspace authorizations and automated coordination between service providers and operators may be required to further increase airspace scalability. We expect to continue to be involved in the long-term activities to develop community-based concepts and technologies to further enable scaling towards mature and autonomous operations in order to ensure that our aircraft can provide the necessary benefits to our customers, regulators and the communities in which we operate.

Policy Engagements with Decision Makers & Communities

EASA regulations have significantly matured over the last two years, and our team has been at the forefront of shaping these regulations. We chair the EUROCAE VTOL Working Group Electrical Panel, in addition to being involved in other working groups in our industry, together with many of our strategic partners, to ensure that we are actively involved in the discussions regarding the eVTOL industry. In many cases, existing airports and heliports are subject to regulation by local authorities, and as such, we expect to engage in discussions with local authorities in the medium to long term.

Noise Regulations

Our aircraft has been designed to minimize noise to enable access not only to existing aviation infrastructure, but to also allow for operations in and out of proposed new vertiports that are nearer to where people want to live and work. At our noisiest configuration, we believe our aircraft will have a noise profile in the range of 70dBA in hover. Given our low noise profile, we believe that our operations will not be constrained to on-airport operations.

Research and Development

We conduct extensive research and development to reduce technical risks associated with manufacturing our aircraft. The testing of this aircraft helps us to evaluate candidate system architectures and components for the certified production aircraft. Additionally, we are performing research and development on battery systems and other electric powertrain components in order to maximize the performance of our aircraft.

Intellectual Property

Our success depends, in part, upon our ability to protect our core technology and intellectual property. To establish and protect our proprietary rights, we rely on a combination of intellectual property rights, such as trade secrets, patents, patent applications, trademarks and copyrights, including know-how and expertise, and contracts, such as license agreements, confidentiality and non-disclosure agreements with third parties, employee and contractor disclosure and invention assignment agreements and other similar contractual rights. In particular, unpatented trade secrets in the fields of aerospace and automotive engineering are an important aspect of our business to ensure that our technology remains confidential. We also pursue patent protection when we believe we have developed a patentable invention and the benefits of obtaining a patent outweigh the risks of making the invention public through patent filings.

As of December 31, 2021, we have four pending patent applications (all of which have been filed with the U.K. Intellectual Property Office), of which two are International (PCT) applications and two are British patent applications. Our patents relate to our vehicle, propulsion systems, thermal management, rotor arrangements and rotor assemblies.

We regularly review our development efforts to assess the existence and patentability of new inventions, and we are prepared to file additional patent applications when we determine it would benefit our business to do so.

Our Focus on Sustainable Manufacturing and Safety

We are designing our facilities and manufacturing processes to be efficient, safe and sustainable in order to minimize our carbon footprint and encourage us to be leaders in creating environmentally friendly manufacturing practices and aircraft. We have partnered with Solvay, a global leader in the future of composite materials in aerospace, to incorporate lightweight composite materials that allow our aircraft to be lighter, and therefore, more fuel efficient, while also providing a high-quality experience that exceeds that of metal parts.

Our Employees

As of December 31, 2021, we had 235 full-time employees, nine part-time employees contract employees. and two apprenticeship employees. We are actively recruiting new employees as we continue to scale our operations. Our hiring strategy has been to acquire top talent across various disciplines to help us to build our high-quality eVTOL aircraft. As a result, we have assembled a world-class engineering team with extensive experience in certification, aircraft design, systems integration, aerodynamics, noise, electric propulsion, batteries, lightweight composite structures, mechanical systems and manufacturing.

None of our employees are represented by a labor union. We believe we have good relationships with our employees and have not experienced any interruptions of operations due to labor disagreements.

Our Competition

We believe that the primary sources of competition for our service are ground-based mobility solutions, other eVTOL developers/operators and local/regional incumbent aircraft charter services.

We believe the primary factors that will drive success in the AAM market include:

●	the performance of our eVTOL aircraft relative to both competitive eVTOL aircraft and traditional aircraft,
●	the ability to certify the aircraft and service operation in a timely manner,
●	the ability to manufacture efficiently at scale,
●	the ability to develop or otherwise capture the benefits of next generation technologies and
●	the ability to deliver products and services to a high-level of quality, reliability and safety.

While there are differentiated approaches to vehicle designs and business models, we believe that our aircraft and business model offer the highest chance for success on a global scale. Our differentiated aircraft and advancement in certification position us well to be successful in the global markets.

Our Facilities

We are headquartered in Bristol, England, which is known as one of the largest aerospace areas in the United Kingdom, where we have our research and development facilities and flight test facilities. We also have a corporate office in London. All of our facilities are leased from third parties. Additionally, we are beginning the search for a manufacturing facility for assembly and production of our aircraft, which we currently expect to commence operations in 2024.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Executive Officers
Stephen Fitzpatrick	44	Chairman, Founder and Chief Executive Officer
Vincent Casey	38	Chief Financial Officer and Director
Michael Cervenka	46	President and Director
Directors
Kathy Cassidy	67	Director
Gur Kimchi	53	Director
Marcus Waley Cohen	44	Director

The current business address for our executive officers and board of directors is 140-142 Kensington Church Street, London, England, W8 4BN, United Kingdom.

Executive Officers

Stephen Fitzpatrick is our Founder and has served as our Chief Executive Officer since our founding in 2016. Mr. Fitzpatrick has also served as Chairman of our board of directors since the Closing. Prior to founding Vertical, Mr. Fitzpatrick founded OVO Group Ltd., a leading energy supply group that includes Europe’s largest independent energy retailer, and has served as the Group Chief Executive Officer of OVO Group Ltd. since 2008. Mr. Fitzpatrick sits on the board of directors for a number of privately held companies, including Imagination Industries Incubator Limited and Imagination Industries Aero Ltd. Mr. Fitzpatrick holds a Master’s degree in Business and Finance from the University of Edinburgh.

Vincent Casey has served as our Chief Financial Officer since November, 2020, and has served as a member of our board of directors since the Closing. Mr. Casey has served in a number of roles at OVO Group Ltd., a leading energy supply group that includes Europe’s largest independent energy retailer, and now serves as Chief Investment Officer, which he has done since June 2020. Mr. Casey sits on the board of directors for a number of privately held companies, including Imagination Industries Incubator Limited and Imagination Industries Aero Ltd. Mr. Casey holds a Master of Engineering (First Class Honors) in Mechanical Engineering from the University of Southampton. Mr. Casey is a Chartered Financial Analyst and Chartered Alterative Investment Analyst.

Michael Cervenka has served as our President since June 2019, and has served as a member of our board of directors since the Closing. Prior to joining Vertical, from September 2015 to June 2019, Mr. Cervenka served as the Head of Future Business Technologies at Rolls-Royce, a leading aerospace and defense company. Mr. Cervenka also served in a number of different roles at Rolls-Royce, including as Program Lead (Civil Large Engine Cost Transformation Program) from March 2014 to August 2018 and Chief Development Engineer (Civil Large Fleet Engines) from November 2010 to February 2014. Mr. Cervenka has over 20 years of civil and military aerospace experience at Rolls-Royce. Mr. Cervenka participated in the Executive Leadership Program at the Tuck School of Business at Dartmouth from 2018 to 2019. Mr. Cervenka also holds a Bachelor of Engineering (First Honors) in Aeronautical Engineering from Bristol University. Mr. Cervenka is a Chartered Engineer, a Member of the Royal Aeronautical Society and Member of the Institute of Mechanical Engineers.

Directors

Kathy Cassidy has served as a member of our board of directors since the Closing. Since 2015, Ms. Cassidy has been a board member for the Goldman Sachs Mutual Funds Complex, where she oversees more than 100 of Goldman’s registered funds. She also sits on the Audit, Governance and Compliance Committees for the Goldman Sachs Mutual Funds Complex. Ms. Cassidy previously served for thirty years at General Electric in a variety of executive positions, including serving as Senior Vice President and Treasurer for both GE and GE Capital prior to her retirement in 2015. Prior to her time at GE Treasury, Ms. Cassidy held executive leadership positions in Strategic Ventures & Mexico in GE Capital Real Estate, and prior to this, she built the Real Estate Capital Markets Business. Earlier in her career, she served as the CFO for several of GECapital’s Business Divisions. Ms. Cassidy also served on the

GE Capital Board and the GE Corporate Executive Council for ten years. Ms. Cassidy previously served on the University of Connecticut Foundation Board and the S&P Corporate Advisory Board, and she has been a noted speaker at numerous events, symposiums and forums. Since 2017, Ms. Cassidy also serves on the board of BuildOn, a not-for-profit, global organization focused on building schools in seven of the most impoverished nations in the world and working with numerous large cities on after-school youth leadership programs in some of the most challenging school districts in the United States. Ms. Cassidy holds both an MBA from Fordham University as well as a B.A. in Economics from the University of Connecticut.

Gur Kimchi has served as a member of our board of directors since the Closing. Mr. Kimchi currently sits on the board of directors for several privately held companies, including Ascent Aerosystems since November 2020. Mr. Kimchi served as Vice President at Amazon.com, Inc. from 2012 to 2020, where he co-founded the Amazon Prime Air delivery-by-drone project and led the organization to its FAA certification as a Part 135 commercial airline. Prior to Amazon, Mr. Kimchi served in a number of different roles at Microsoft where he was integral in the development of key technologies including Virtual Earth & Bing Maps, Contextual & Geosocial search, Cloud Infrastructure, Augmented and Virtual Reality, and Enterprise Communications. Mr. Kimchi is a founding member of the Federal Aviation Administration Drone Advisory Committee and worked in collaboration with the FAA, SESAR, NASA, and ICAO on the development of the Federated Airspace Management Architecture, enabling the safe integration of Unmanned Aircraft Systems and Urban Air Mobility into the airspace around the world.

Marcus Waley-Cohen has served as a member of our board of directors since the Closing. Mr. Waley-Cohen has served as a Director of SunCap Ltd. since September 2019. Mr. Waley-Cohen currently sits on the board of directors for several privately held companies, including Broadstone Sponsor LLP. Mr. Waley-Cohen holds a Master’s degree in Politics from the University of Edinburgh.

Foreign Private Issuer Status

As a foreign private issuer whose securities are listed on the NYSE, we have the option to follow certain home country corporate governance practices rather than those of the NYSE, except to the extent that such laws would be contrary to U.S. securities laws and provided that we disclose the practices we are not following and describe the home country practices we are following. We believe the following to be the significant differences between our corporate governance practices and those applicable to U.S. companies under the NYSE listing standards.

We intend to follow corporate governance practices as contained in the Cayman Companies Act and other Cayman Islands laws and regulations in lieu of NYSE corporate governance rules as follows, none of which is required under the laws of the Cayman Islands:

●	We do not intend to follow Section 303A.01 of the NYSE Listed Company Manual (“NYSE Rules”), which requires that a listed company must have a majority of independent directors;
●	We do not intend to follow Section 303A.03 of the NYSE Rules, which requires that non-management directors of a listed company must meet a regularly scheduled executive sessions without management; our non-management directors may choose to meet in executive sessions at their discretion;
●	We do not intend to follow Section 303A.04 of the NYSE Rules, which requires that a listed company must have a nominating/corporate governance committee composed entirely of independent directors;
●	We do not intend to follow Section 303.A05 of the NYSE Rules, which requires that a listed company have a compensation committee composed entirely of independent directors and that they satisfy the additional independence requirements specific to compensation committee membership set for in Rule 303A.02(a)(ii); and
●	We do not intend to follow Section 303A.07(a) of the NYSE Rules, which requires that a listed company have an audit committee that is composed of at least three members.

Section 312.03 of the NYSE Rules also requires that a listed company obtain, in specified circumstances, (1) shareholder approval to adopt or materially revise equity compensation plans, as well as (2) shareholder approval prior to an issuance (a) of more than 1% of its Ordinary Share (including derivative securities thereof) in either number or voting power to related parties, (b) of more than 20%

of its outstanding Ordinary Share (including derivative securities thereof) in either number or voting power or (c) that would result in a change of control, none of which requires shareholder approval under the laws of the Cayman Islands. We intend to follow home country law in determining whether shareholder approval is required.

Section 302 of the NYSE Rules also requires that a listed company hold an annual shareholders’ meeting for holders of securities during each fiscal year. We may follow home country law in determining when such shareholders’ meetings are required.

We may in the future decide to use other foreign private issuer exemptions with respect to some or all of the other requirements under the NYSE Rules. Following our home country governance practices may provide less protection than is accorded to investors under the NYSE listing requirements applicable to domestic issuers.

We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and NYSE listing standards. Because we are a foreign private issuer, our directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Controlled Company Exemption

Following the Business Combination, Stephen Fitzpatrick, our majority shareholder and CEO, beneficially owns approximately 66.2% of the voting power of our shares eligible to vote in the election of directors, and as a result, we are a “controlled company” under NYSE rules. As a “controlled company”, we are able to elect to take certain exemptions from the corporate governance rules of NYSE requiring: (i) that a majority of the board of directors consist of independent directors; (ii) to have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (iii) that our director nominations be made or recommended to the full board of directors, by our independent directors or by a nominations committee that is composed entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process.

In the event that we cease to be a “controlled company,” and to the extent we may not rely on similar exemptions as a foreign private issuer, we will be required to comply with these provisions within the applicable transition periods so long as our Ordinary Shares continue to be listed on the NYSE.

Board Composition

Our board of directors consists of six directors, two of whom qualify as independent directors as defined in the NYSE listing requirements. Mr. Fitzpatrick serves as the Chairman of the board of directors. Directors can be appointed and removed by an ordinary resolution of the shareholders. In addition, directors may be appointed either to fill a vacancy arising from the resignation of a former director or as an addition to the existing board by the affirmative vote of a simple majority of the directors present and voting at a board meeting, which shall include the affirmative vote of Mr. Fitzpatrick for as long as he is a director. A director may be removed by a resolution passed by all of the other directors at a meeting of the directors, or by written notice from all of the other directors. Each of our directors holds office until he or she resigns or is vacated from office.

The board of directors has determined that Ms. Cassidy and Mr. Kimchi satisfy the general independence requirements under NYSE rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing requirements of the NYSE. The board of directors has determined that Ms. Cassidy is an “independent director” under applicable SEC and NYSE rules. In connection with the Convertible Senior Secured Notes issuance, the Convertible Senior Secured Notes Investor has the right to appoint an observer to the board of directors.

Committees of the Board of Directors

We have established an audit committee, a nominating and corporate governance committee, a compensation committee and a certification committee.

Audit Committee

Our audit committee consists of Kathy Cassidy, who serves as the chairperson of the audit committee. Ms. Cassidy meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE rules. Our board of directors has determined that Ms. Cassidy is an audit committee financial expert as defined in Rule 10A-3 under the Exchange Act.

Our board of directors has determined that each member of the audit committee is independent, as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.

Audit Committee Role

Our board of directors will adopt an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the SEC rules and NYSE rules. These responsibilities include:

●	retaining and terminating our independent auditors;
●	pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;
●	overseeing our accounting and financial reporting processes;
●	overseeing audits of financial statements;
●	preparing report with respect to the audited financial statements for inclusion in our annual reports;
●	reviewing with management and the independent auditor its annual audited financial statements prior to filing to the SEC;
●	assessing annually the independence of the auditor and the auditor’s internal quality-control procedures;
●	Discussing with the independent auditor any audit problems or difficulties and resolving disagreements between management and the independent auditor regarding financial reporting;
●	discussing our policies with respect to risk assessment and risk management;
●	establishing procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters; and
●	designing and implementing our internal audit function and overseeing the internal audit function after its establishment.

The audit committee must meet at least once during each fiscal quarter. The audit committee must meet separately, periodically, with management, with the independent auditor, with the personnel primarily responsible for the design and implementation of the internal audit function, and with the internal auditor after the internal audit function has been established.

We intend to avail ourselves of certain exemptions afforded to foreign private issuers under NYSE rules, which exempt us from the requirement that we have an audit committee that is composed of at least three members.

Audit Committee Role

Our board of directors has adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the Companies Law, the SEC rules and the corporate governance rules of the NYSE and include:

●	recommending the appointment and termination of our independent auditors, subject to approval of the shareholders;

●	pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;
●	overseeing the accounting and financial reporting processes of our company and audits of our financial statements, the effectiveness of our internal control over financial reporting and making such reports as may be required of an audit committee under applicable law;
●	reviewing with management and our independent auditor our annual and quarterly financial statements prior to publication or filing (or submission, as the case may be) to the SEC;
●	recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law as well as approving the yearly or periodic work plan proposed by the internal auditor;
●	reviewing with our general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that could have a material impact on the financial statements;
●	identifying irregularities in our business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;
●	reviewing policies and procedures with respect to transactions (other than transactions related to the compensation or terms of services) between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not in the ordinary course of the Company’s business and deciding whether to approve such acts and transactions if so required under the Companies Law; and
●	establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Stephen Fitzpatrick and Vincent Casey. Our board of directors has adopted a nominating and corporate governance committee charter setting forth the responsibilities of the committee, which include:

●	identifying and recommending to the board of directors for its approval nominees for election of directors;
●	reviewing annually the board committee structure and recommending to the board of directors for its approval directors to serve as members of each committee;
●	overseeing annual self-evaluations of the board of directors and management; and
●	reviewing and reassessing the adequacy of corporate governance guidelines and recommending proposed changes to the board of directors for approval.

We intend to avail ourselves of certain exemptions afforded to foreign private issuers under NYSE rules, which exempt us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.

Compensation Committee

Our compensation committee consists of Stephen Fitzpatrick and Vincent Casey. Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the committee. The purpose of the compensation committee is to review and approve compensation paid to our officers and directors and to review, approve or make recommendations to the board of directors regarding our incentive compensation plans.

We intend to avail ourselves of certain exemptions afforded to foreign private issuers under NYSE rules, which exempt us from the requirement that we have a compensation committee composed entirely of independent directors.

Certification Committee

Our certification committee consists of Gur Kimchi (as chair), Michael Cervenka and certain senior engineering and program employees. The purpose of the certification committee is to assist our board of directors in its oversight of the successful delivery of the VX4 aircraft certification. The members of the certification committee are appointed, and may be removed, by the board of directors with or without cause.

Code of Ethics

We have adopted a Code of Ethics that applies to all of its employees, officers, and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to disclose on our website, https://investor.vertical-aerospace.com, any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or directors from provisions in the Code of Ethics to the extent required under the rules of the SEC or the NYSE. The information contained on our website is not incorporated by reference in this prospectus.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. In addition, we have entered into indemnification agreements with each of our directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Cayman Islands law, subject to certain exceptions contained in those agreements. We have also purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

2021 Incentive Award Plan

Overview

In connection with the Business Combination, our board of directors adopted, and our shareholders approved, the 2021 Incentive Award Plan (the “2021 Incentive Plan”) in order to facilitate the grant of cash and equity incentives to its directors, employees (including executive officers) and consultants and its affiliates and to enable it and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success.

Purpose of the 2021 Incentive Plan

The purpose of the 2021 Incentive Plan is to assist us in attracting and retaining selected individuals who will serve as its directors, officers, employees, consultants and advisors, whose judgment, interest and special effort is critical to the successful conduct of our operation. We believe that the awards to be issued under the 2021 Incentive Plan will strengthen these individuals’ commitment to its welfare and align their interests with the interests of its shareholders following the completion of the Business Combination. We believe that grants of incentive awards are necessary to enable us to attract and retain top talent.

Summary of the 2021 Incentive Plan

This section summarizes certain principal features of the 2021 Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the 2021 Incentive Plan.

Authorized Shares. The aggregate number of Ordinary Shares initially reserved for issuance under the 2021 Incentive Plan is 5% of the sum total number of issued and outstanding ordinary shares as of the completion of the Business Combination. The number of shares initially reserved for issuance will be increased on January 1 of each calendar year beginning in 2022 and ending in 2032, by an amount equal to the lesser of (A) 5% of the Ordinary Shares outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of Ordinary Shares as determined by the our board of directors.

Administration. Our board of directors or the Compensation Committee have authority to interpret the terms of the our 2021 Incentive Plan and determine eligibility of participants. If any right granted under the 2021 Incentive Plan shall for any reason terminate without having been exercised, the shares not purchased under such right shall again become available for issuance under the 2021 Incentive Plan. The Compensation Committee is the initial administrator of the 2021 Incentive Plan (the “Committee”). Under the 2021 Incentive Plan, our board of directors may delegate administration of the 2021 Incentive Plan to another committee or a subcommittee of our board.

Eligibility. Our employees (and directors) are generally eligible to participate in the 2021 Incentive Plan. However, the plan administrator may provide that other groups of employees, including without limitation those who do not meet designated service requirements or those whose participation would be in violation of applicable foreign laws, will not be eligible to participate in the 2021 Incentive Plan.

Awards Available for Grant. The Committee may grant awards of nonqualified share options, ISOs, share appreciation rights (“SARs”), restricted share awards, restricted share units, other share-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing.

Options. The Committee is authorized to grant options to purchase Ordinary Shares that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2021 Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum aggregate number of 2021 Ordinary Shares that may be issued through the exercise of ISOs granted under the 2021 Incentive Plan is 5% of the Ordinary Shares outstanding (on an as-converted basis) on the date the 2021 Incentive Plan is adopted by the board. In general, the exercise price per share of Ordinary Shares for each option granted under the 2021 Incentive Plan will not be less than the fair market value of such share at the time of grant or, for purposes of ISOs, if granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all of our classes of shares, or of any parent or subsidiary (a “10% Shareholder”), less than 110% of the fair market value of such share at the time of grant. The maximum term of an option granted under the 2021 Incentive Plan will be 10 years from the date of grant (or five years in the case of ISOs granted to a 10% Shareholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent such method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date such cashless exercise or net exercise would no longer violate applicable securities laws (so long as such extension does not violate Section 409A of the Code), but not later than the expiration of the original exercise period. Payment in respect of the exercise of an option may be made in cash, by check or other cash equivalent, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, the surrender of other property having a fair market value on the date of exercise equal to the exercise price or by such other method as the Committee may determine to be appropriate.

Share Appreciation Rights. The Committee is authorized to award SARs under the 2021 Incentive Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, Ordinary Shares or any combination of cash and Ordinary Shares, the appreciation, if any, in the value of an Ordinary Share over a certain period of time. An option granted under the 2021 Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. The exercise price of SARs cannot be less than 100% of the fair market value of a share of Ordinary Share at the time of grant.

Restricted Shares. The Committee is authorized to award restricted shares under the 2021 Incentive Plan. Restricted share awards are Ordinary Shares that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Each award of restricted shares will be subject to the terms and conditions established by the Committee, including any dividend or voting rights. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted share will be forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in Ordinary Shares having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).

Restricted Share Unit Awards. The Committee is authorized to award restricted share unit awards under the 2021 Incentive Plan. The Committee will determine the terms of such restricted share unit awards. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of Ordinary Shares equal to the number of units earned or an amount in cash equal to the fair market value of that number of Ordinary Shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Other Stock-Based Awards. The Committee may grant to participants other share-based awards under the 2021 Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, Ordinary Shares. The form of any other stock-based awards will be determined by the Committee and may include a grant or sale of unrestricted Ordinary Shares. The number of Ordinary Shares related to other share-based awards and the terms and conditions, including vesting conditions, of such other share-based awards will be determined by the Committee when the award in made. Other share-based awards will be paid in cash, Ordinary Shares, or a combination of cash and shares, as determined by the Committee, and the Committee will determine the effect of a termination of employment or service on a participant’s other share-based awards.

Other Cash-Based Awards. The Committee may grant to participants a cash award that is not otherwise described by the terms of the 2021 Incentive Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the 2021 Incentive Plan. The form, terms, and conditions, including vesting conditions, of any other cash-based awards will be established by the Committee when the award is made, and any other cash-based awards will be paid to participants in cash. The Committee will determine the effect of a termination of employment or service on a participant’s other cash-based awards.

Dividend Equivalents. The Committee may provide for the payment of dividend equivalents with respect to Ordinary Shares subject to an award, such as restricted share units, but not on awards of share options or SARs. However, no dividend equivalents will be paid prior to the issuance of shares. Dividend equivalents may be credited as of the dividend payment dates, during the period between the grant date and the date the award becomes payable or terminates or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the issuance of shares underlying the award and will be subject to forfeiture to the same extent as the underlying award. Dividend equivalents may be paid on a current or deferred basis, in cash, additional Ordinary Shares, or converted to full-value awards, calculated and subject to such limitations and restrictions as the Committee may determine.

Performance Compensation Awards. The Committee is authorized to grant any award, including in the form of cash, under the 2021 Incentive Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals, measured on an absolute or relative basis, for a particular performance period. The Committee may establish performance criteria that will be used to establish these performance goals with reference to one or more of the following, without limitation:

●	net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense);
●	gross or net sales or revenue or sales or revenue growth;
●	net income (either before or after taxes);
●	adjusted net income;
●	operating earnings or profit (either before or after taxes);
●	cash flow (including, but not limited to, operating cash flow and free cash flow);
●	return on assets;
●	return on capital (or invested capital) and cost of capital;
●	return on shareholders’ equity;
●	total shareholder return;
●	return on sales;
●	gross or net profit or operating margin;
●	costs, reductions in costs and cost control measures;
●	expenses;
●	working capital;
●	earnings or loss per share;
●	adjusted earnings or loss per share;
●	price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends);
●	regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product);
●	implementation or completion of critical projects;
●	market share;
●	economic value;

●	individual employee performance, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or other employees or to market performance indicators or indices; or
●	any combination of the foregoing.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or shareholders are the participant and his or her family members or anyone else approved by it.

Amendment and Termination; Repricing. In general, our board of directors may amend, alter, suspend, discontinue or terminate the 2021 Incentive Plan at any time. However, shareholder approval to amend the 2021 Incentive Plan may be necessary if the law or the 2021 Incentive Plan so requires. No amendment, alteration, suspension, discontinuance or termination will materially impair the rights of any participant or recipient of any award without the consent of the participant or recipient, unless the terms of an award expressly provide otherwise. Shareholder approval will generally be required for any amendment that reduces the exercise price of any share option or SAR, or cancels any share option or SAR that has an exercise price that is greater than the then-current fair market value of Ordinary Shares in exchange for cash, other awards or share options or SARs with an exercise price per share that is less than the exercise price per share of the original share options or SARs.

Change in Control. In the event of a “Change in Control” (as defined in the 2021 Incentive Plan), unless the Committee elects to terminate an award in exchange for cash, rights or property, or cause an award to become fully exercisable and no longer subject to any forfeiture restrictions (see below). Otherwise, awards under the 2021 Incentive Plan (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent award may be substituted, and the portion of such award subject to performance-based vesting shall be subject to the terms and conditions of the applicable award agreement and, in the absence thereof, the Committee’s discretion.

Adjustments for certain corporate events. In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation or certain other corporate events, in general the Committee may adjust the number of shares of Ordinary Shares or our other securities (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure or other terms and conditions, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards or the termination of outstanding awards in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of the award or realization of the holder’s rights (which may include the consideration received by holders of the Ordinary Shares in connection with such Change in Control transaction).

New Plan Benefits

Grants of awards under the 2021 Incentive Plan are subject to the discretion of the Committee and are not currently determinable. The value of the awards granted under the 2021 Incentive Plan will depend on a number of factors, including the fair market value of our Ordinary Shares on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

PRINCIPAL SHAREHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Ordinary Shares issued and outstanding as of December 31, 2021 by:

●	each person known by us who is the beneficial owner of 5% or more of our outstanding Ordinary Shares;
●	each of our executive officers and directors individually; and
●	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares (of the applicable type) beneficially owned by them. Unless otherwise noted below, each shareholder’s address is 140-142 Kensington Church Street, London, W8 4BN, United Kingdom.

	Number of Ordinary Shares
	Amount and Nature
	of Beneficial	Percentage of
Name of Beneficial Owner(1)	Ownership	Outstanding shares(2)
All 5% or Greater Shareholders, Directors and Named Executive Officers
American Airlines Inc.(3)	11,250,000	5.4%
Stephen Fitzpatrick(4)	150,552,510	72.0%
Vincent Casey(5)	7,501,407	3.5%
Michael Cervenka(6)	717,566	* %
Kathy Cassidy	—	—
Gur Kimchi	—	—
Marcus Waley-Cohen(7)	663,282	* %
All executive officers and directors as a group (6 persons)(8)	159,409,329	73.3%
*	Less than one percent (1%) of our outstanding Ordinary Shares.
(1)	Except as otherwise indicated, and subject to applicable community property laws, we believe based on the information provided to us that the persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.
(2)	Percentage of outstanding shares is based on 209,135,382 of our Ordinary Shares, issued and outstanding as of December 31, 2021.
(3)	American Airlines Inc. is a wholly owned subsidiary of American Airlines Group Inc. The business address of both entities is 1 Skyview Drive, Fort Worth, Texas 76155.
(4)	Mr. Fitzpatrick holds and has sole voting and investment power over 150,552,510 Ordinary Shares.
(5)	Represents options to purchase 7,501,407 Ordinary Shares of held by Vincent Casey that are exercisable within 60 days of December 31, 2021. The percentage ownership shown above includes the total amount of options held by Vincent Casey that are exercisable within 60 days of December 31, 2021.
(6)	Represents options to purchase 717,566 Ordinary Shares of held by Michael Cervenka that are exercisable within 60 days of December 31, 2021. The percentage ownership shown above includes the total amount of options held by Michael Cervenka that are exercisable within 60 days of December 31, 2021.

(7)	Represents a 7.8431% membership interest in Broadstone Sponsor LLP, which represents 7,632,575 Sponsor Shares and a 12.9304% interest in the 500,000 PIPE Shares held by Broadstone Sponsor LLP.
(8)	Comprised of (i) 151,190,356 Ordinary Shares held by executive officers and directors, and (ii) 8,218,973 Ordinary Shares underlying options, held by executive officers and directors that have vested or that will vest within 60 days of December 31, 2021. Please see footnotes (5) through (8) above for details concerning the beneficial ownership of those individual executive officers and directors who beneficially own more than one percent (1%) of our Ordinary Shares.

The table above includes the Earnout Shares but does not include the Ordinary Shares underlying the MWC Options , the Virgin Atlantic Commercial Warrant Shares, the American Commercial Warrant Shares and the Avolon Commercial Warrant Shares because these securities are not exercisable within 60 days of this prospectus.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the Ordinary Shares being offered for resale by this prospectus, which consists of:

●	up to 9,400,000 PIPE Shares;
●	up to 155,936,731 VAGL Shares;
●	up to 7,632,575 Sponsor Shares;
●	up to 15,701,067 Ordinary Shares received by the Loan Note Holders pursuant to the LNH SPA;
●	up to 6,125,000 Ordinary Shares received by American pursuant to the American SPA;
●	up to 15,393,600 Warrant Shares;
●	up to 28,235,810 Convertible Senior Secured Shares; and
●	up to 4,000,000 Ordinary Shares issuable upon exercise of the Convertible Note Warrants.

With respect to the Convertible Senior Secured Shares, we have assumed the maximum aggregate principal amount of PIK Interest will be issued as paid-in-kind interest payments on the currently outstanding Convertible Senior Secured Notes.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Ordinary Shares for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Ordinary Shares registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders. Unless otherwise noted below, each Selling Securityholder’s address is: 140-142 Kensington Church Street, London, W8 4BN, United Kingdom.

	Number of
	Ordinary
	Shares	Number of	Number of	Percentage of
	Beneficially	Ordinary	Ordinary	Outstanding
	Owned	Shares	Shares	Ordinary Shares
	Prior to	Being	After	Owned Before
Name of Selling Securityholders	Offering	Offered (1)	Offering	Offering (2)
BROADSTONE SPONSOR LLP(3)	8,132,575	8,132,575	—	3.1%
AMERICAN AIRLINES, INC.(4)	11,250,000	11,250,000	—	4.3%
MICROSOFT CORPORATION(5)	15,920,640	15,920,640	—	3.8%
ROCKET INTERNET SE(6)	6,280,427	6,280,427	—	2.4%
KOUROS SA(7)	500,000	500,000	—	*
STANDARD LATITUDE MASTER FUND LTD.(8)	1,000,000	1,000,000	—	*
ROLLS ROYCE PLC(9)	1,400,000	1,400,000	—	*
HONEYWELL INTERNATIONAL INC.(10)	1,000,000	1,000,000	—	*
CHATSWORTH AVIATION LIMITED(11)	5,557,600	5,557,600	—	2.1%
MAPLES TRUSTEE SERVICES (CAYMAN) LIMITED(12)	6,086,000	6,086,000	—	2.4%
AFFILIATES OF MUDRICK CAPITAL MANAGEMENT L.P.(13)	32,235,810	32,235,810	—	12.4%
VIRGIN ATLANTIC LIMITED(14)	2,625,000	2,625,000	—	1.0%
STEPHEN FITZPATRICK	150,552,510	150,552,510	—	58.1
MARK NICHOLAS YEMM	5,740,525	5,740,525	—	2.2%
WILLIAM SAMUEL SUGDEN	143,696	143,696	—	*

*	Less than 1%.
(1)	The amounts set forth in this column are the number of Ordinary Shares that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other of our Ordinary Shares that the Selling Securityholder may own beneficially or otherwise.
(2)	The percentage of Ordinary Shares to be beneficially owned after completion of the offering is calculated on the basis of 259,261,342 Ordinary Shares (on a post-exercise basis and assuming the exercise of all of our warrants, including the Convertible Notes Warrants, and the conversion of the Convertible SeniorSecured Notes and the issuance of the Convertible Senior Secured PIK Shares), which represents all Ordinary Shares to be offered by the Selling Securityholders hereby.
(3)	The Management Committee of Broadstone Sponsor LLP may only vote or dispose of the shares with the unanimous consent of Broadstone Sponsor LLP’s members, which consists of Hugh Osmond (for Xercise2 Ltd), Marc Jonas, Edward Hawkes (for Overway Capital Ltd), Marcus Waley-Cohen, Matthew Allen (for Molly and the Band Ltd), Stephen Farrugia, Jamie Mount, Tiffany Sword, Rory Cullinan, Philip Bassett and Ian Cormack. The address for Broadstone Sponsor LLP is 2nd floor, 7 Portman Mews South, London W1H 6AY, United Kingdom.
(4)	American Airlines, Inc. is the direct holder of these Ordinary Shares. The three members of the board of directors of American Airlines, Inc. have voting and dispositive power over the Ordinary Shares held of record by American Airlines, Inc. and approval of a majority of directors is required to approve an action. However, under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting and dispositive decisions require approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Therefore, none of the individual members of the board of directors of American Airlines, Inc. is a beneficial owner of the Ordinary Shares and each such member disclaims beneficial ownership of all Ordinary Shares held directly by American Airlines, Inc. American Airlines, Inc. is a wholly owned subsidiary of American Airlines Group Inc. As a result, American

Airlines Group Inc. may be deemed to share beneficial ownership of the Ordinary Shares held of record by American Airlines, Inc. American Airlines Group Inc. is a publicly traded company with common stock listed on the Nasdaq Global Select Market. The address for each of American Airlines, Inc. and American Airlines Group Inc. is 1 Skyview Drive, Fort Worth, Texas 76155 United States.
(5)	The Ordinary Shares held by Microsoft Corporation are beneficially owned by Microsoft Corporation, a publicly traded company with common stock listed on the Nasdaq Global Select Market. The Board of Directors of Microsoft Corporation has investment and voting control over such Ordinary Shares. The address for Microsoft Corporation is One Microsoft Way, Redmond, Washington 98052 United States.
(6)	The Ordinary Shares are held directly by Rocket Internet SE, and its address is Rocket Internet SE, Charlottenstrasse 4, 10969 Berlin, Germany.
(7)	Represents 500,000 Ordinary Shares beneficially owned by Joost Anton Mees. The address for Joost Anton Mees is Kouros SA 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg (Luxembourg).
(8)	Represents 1,000,000 Ordinary Shares beneficially owned by David S. Winter and David J. Millstone, who are the sole managers of Standard Investments LLC, which holds the sole voting power for Standard Latitude Master Fund Ltd. (formerly known as 40 North Latitude Master Fund Ltd.). The address for Standard Latitude Master Fund Ltd. is 9 West 57th Street, 47th Floor, New York, New York 10019 United States. [Standard Latitude to confirm]
(9)	The board of directors of Rolls-Royce Plc from time to time has voting and dispositive power over the Ordinary Shares held by Rolls-Royce Plc. However, under the so-called “rule of three,” if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. As a result, none of the individual directors on the board of directors of Rolls-Royce Plc is deemed to have beneficial ownership of such shares. The address of Rolls-Royce Plc is Kings Place 90 York Way, London, United Kingdom, N1 9FX.
(10)	The Ordinary Shares are held directly by Honeywell International Inc., and the address for Honeywell International Inc. is 855 S. Mint Street, Charlotte, North Carolina 28202 United States.
(11)	Chatsworth Aviation Limited (“Chatsworth”) is a wholly owned subsidiary of Avolon Aerospace Leasing Limited (“AALL”), which, in turn, is an indirect, wholly-owned subsidiary of Avolon Holdings Limited. Chatsworth is controlled by a board of directors consisting of five directors appointed by AALL. The board of directors of Chatsworth from time to time has voting and dispositive power over the Ordinary Shares beneficially owned by Chatsworth, and the approval of a majority of the directors is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. As a result, none of the individual directors on the board of directors of Chatsworth is deemed to have beneficial ownership of such shares. The address of Chatsworth is Number One Ballsbridge, Building 1, Shelbourne Road, Ballsbridge, Dublin 4, Ireland.
(12)	Maples Trustee Services (Cayman) Limited (“Holder”) is the trustee of Avolon e Trust II (the “Trust”), and the shares form part of the property of the Trust. In its capacity as trustee of the Trust, Holder holds the Ordinary Shares pursuant to arrangements under which Domhnal Slattery and Andy Cronin jointly, and not severally, control the voting of the relevant Ordinary Shares, while the disposition of the relevant Ordinary Shares is controlled by 16 individuals associated with Avolon, each of whom controls disposition of the Shares in which he or she has a beneficial interest in the Trust. The address for Maples Trustee Services (Cayman) Limited is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(13)	Represents 32,235,810 Ordinary Shares that consist of: (a) 18,181,820 Convertible Senior Secured Notes Shares, (b) 10,053,990 Ordinary Shares, which represents the maximum number of Convertible Senior Secured PIK Shares that are issuable to certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management, L.P. or its affiliates pursuant to the Convertible Senior Secured Subscription Agreement and (c) the 4,000,000 Ordinary Shares issuable upon conversion of the Convertible Notes Warrants. Jason Mudrick is the founder, general partner and Chief Investment Officer of Mudrick Capital Management, L.P. Mr. Mudrick, through Mudrick Capital Management, L.P., is responsible for the voting and investment decisions relating to such Ordinary Shares. Each of the aforementioned entities and individuals disclaims beneficial ownership of the Ordinary Shares held of record by any other entity or individual explicitly named in this footnote except to the extent of such entity or individual's pecuniary interest therein, if any. The address of each of the entities and individuals explicitly named in this footnote is c/o Mudrick Capital Management, L.P., 527 Madison Avenue, 6th Floor, New York, NY 10022.
(14)	The board of directors of Virgin Atlantic Limited from time to time has voting and dispositive power over the Ordinary Shares held by Virgin Atlantic Limited. However, under the “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. As a result, none of the individual directors on the board of directors of Virgin Atlantic Limited is deemed to have beneficial ownership of such shares. The address of Virgin Atlantic Limited is The Vhq, Fleming Way, Crawley, West Sussex, United Kingdom, RH10 9DF.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of related party transactions we have entered into since January 1, 2019 with any of our members of our board or executive officers and the holders of more than 5% of our ordinary shares.

Intercompany Loan Facility with Imagination Industries Limited

VAGL entered into an intercompany loan facility agreement with Imagination Industries Limited (“IIL”) on July 1, 2020 (the “Intercompany Loan Facility”). The terms of the Intercompany Loan Facility provide that Vertical may borrow from IIL such amounts in British pound sterling as may be agreed from time to time. Interest on the outstanding balance of any loans under the Intercompany Facility accrue at a rate of 7% per annum. On December 31, 2020, the outstanding amount under the Intercompany Loan Facility was £6,309,000. On March 10, 2021, the Intercompany Loan Facility was amended to provide for interest to accrue at a rate of 30% per annum for all amounts advanced by IIL under the Intercompany Loan Facility, including past amounts. At the same time, VAGL agreed to repay £737,000 of the loan and reallocate the remaining amount due under the Intercompany Loan Facility, or £9,000,000, to Mr. Fitzpatrick. VAGL settled the loan by issuing 23,220 newly issued class A ordinary shares in the share capital of VAGL to Mr. Fitzpatrick. As of June 30, 2021, there were no amounts outstanding under the Intercompany Loan Facility. Imagination Industries Limited is wholly owned by Mr. Fitzpatrick.

Intercompany Services Agreement with Imagination Industries Incubator Limited

VAGL entered into an intercompany services agreement with Imagination Industries Incubator Limited (“Incubator”) on July 1, 2020 (the “Intercompany Services Agreement”), which was subsequently amended. Pursuant to the Intercompany Services Agreement, Incubator provides finance department services and monthly payroll services to Vertical for approximately £9,000 per month. For the years ended December 31, 2020 and 2019, VAGL paid £144,000 to Incubator for services provided under the Intercompany Services Agreement. The term of the Intercompany Services Agreement is indefinite. Incubator is indirectly owned by Mr. Fitzpatrick.

Relationship with Stephen Fitzpatrick

On October 22, 2021, VAGL entered into a loan agreement with Mr. Fitzpatrick (the “October Loan Agreement”) pursuant to which Mr. Fitzpatrick agreed to provide a loan in the aggregate amount of $5 million. Pursuant to the terms of the October Loan Agreement, VAGL agreed to repay Mr. Fitzpatrick either in cash or by paying, in whole or in part, through the issuance of our Ordinary Shares at a price of $10.00 per Ordinary Share, and VAGL may choose to repay in one or several installments and may repay the loan at any time prior to December 31, 2022 without penalties.

Relationship with OVO Group Ltd.

OVO Group Ltd. (“OVO”) is controlled by Mr. Fitzpatrick. Mr. Fitzpatrick, our CEO and Chairman of our board of directors, currently serves as the Group Chief Executive Officer of OVO, and Vinny Casey, our CFO and a member of our board of directors, currently serves as the Chief Investment Officer of OVO. We and OVO have an informal arrangement in which we receive certain services from OVO, which primarily includes sharing an office space in London. We do not pay any fees to OVO under this arrangement.

Director and Officer Indemnification

Our Amended and Restated Memorandum and Articles of Association provides for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted under Cayman Islands laws, subject to certain limited exceptions. In connection with the Business Combination, we have entered into indemnification agreements with each of our directors. See also “Management — Limitation on Liability and Indemnification of Officers and Directors.”

Policies and Procedures for Related Person Transactions

Effective upon the Closing, our board of directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or directors;
●	any person who is known by us to be the beneficial owner of more than 5% of our voting shares;
●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother in- law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting shares; and
●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee will have the responsibility to review related party transactions.

DESCRIPTION OF SECURITIES AND ARTICLES OF ASSOCIATION

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the amended and restated memorandum and articles of association (for purposes of this section, the “Articles”), a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. We urge to you read the Articles in its entirety for a complete description of the rights and preferences of our securities.

Share Capital

We are a Cayman Islands exempted company (company number 376116) and our affairs are governed by the Articles, the Cayman Companies Act and the common law of the Cayman Islands. We are authorized to issue 500,000,000 Ordinary Shares, US$0.0001 par value each and 100,000,000 preferred shares of a par value of US$0.0001 each (“Preferred Shares”).

We currently have only one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another.

As of the date of this prospectus, there were 209,135,382 Ordinary Shares issued and outstanding and no Preferred Shares issued and outstanding.

Ordinary Shares

Holders of Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of Ordinary Shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Ordinary Shares.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our board of directors.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Ordinary Shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Differences in Company Law

Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution (usually the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued Ordinary Shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands courts. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
●	the shareholders have been fairly represented at the meeting in question;
●	the arrangement is such as a businessman would reasonably approve; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;
●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue shares with no par value;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors that will provide such persons with additional indemnification beyond that provided in our Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Articles

Some provisions of the Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our Ordinary Shares may fall and the voting and other rights of the holders of our Ordinary Shares may be materially adversely affected.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

●	Under Cayman Islands law, directors and officers owe the following fiduciary duties:
●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;
●	duty to exercise powers fairly as between different sections of shareholders;
●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles or alternatively by shareholder approval at general meetings.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Articles do not permit our shareholders to requisition either an annual general meeting or an extraordinary general meeting. However, if an annual general meeting or an extraordinary general meeting is called by the Directors, shareholders meeting certain minimum ownership thresholds who are entitled to vote at the meeting and who comply with the notice provisions in the Articles may put forth a proposal. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed only for cause by a special resolution (usually the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued Ordinary Shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting). A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of directors without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office; or (v) all of the other directors (being not less than two in number) determine that he or she should be removed as a director for “Cause” (i.e., a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a director or the Company into disrepute or which results in a material financial detriment to the Company) (and not otherwise), either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other directors.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of an ordinary resolution of the shareholders and any other sanction required by law.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.

Waiver of Certain Corporate Opportunities

Under the Articles, the Company has renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, certain opportunities where such opportunities come into the possession of one of our directors other than in his or her capacity as a director (as more particularly described in the Articles). This is subject to applicable law and may be waived by the relevant director.

Directors

Appointment and removal

Each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

There is no cumulative voting with respect to the appointment of directors.

An ordinary resolution under Cayman Islands law, which usually requires the affirmative vote of the holders of a majority of the issued Ordinary Shares that are present in person or represented by proxy and entitled to vote thereon and who vote at the extraordinary general meeting, is required to appoint a director. In the event that there is a vacancy on the board in the time between an annual general meeting and an extraordinary general meeting, the majority of the currently appointed directors are able to fill the vacancy until the next meeting is held.

The office of a Director shall be vacated if all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise) (as such term is defined in our amended and restated memorandum and articles of association), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

Warrants

This description of warrants in this section applies to both our Public Warrants and the Convertible Notes Warrants. Unless specified otherwise, the term “warrant” refers to both the Public Warrant and the Convertible Notes Warrant, and the term “warrantholder” refers to both a holder of the Public Warrants and a holder of the Convertible Notes Warrants.

Each whole warrant entitles the registered holder to purchase one Ordinary Share at a price of  $11.50 per share, subject to adjustment as discussed below. The warrants will expire five years after the date on which the Business Combination is completed, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue an Ordinary Share upon exercise of a warrant unless the Ordinary Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed to use our commercially reasonable efforts to maintain the effectiveness of a registration statement filed with the SEC and a current prospectus relating to those Ordinary Shares until the warrants expire or are redeemed, as specified in the relevant warrant agreement; provided that if our Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.361 per whole warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

No fractional Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Ordinary Shares to be issued to the holder.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Redemption of warrants for cash when the price per Ordinary Share equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption to each warrantholder; and
●	if, and only if, the closing price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrantholders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants   —  Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants for Ordinary Shares when the price per Ordinary Share equals or exceeds $10.00.  Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Ordinary Shares (as defined below) except as otherwise described below;
●	if, and only if, the closing price of our Ordinary Shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrantholders; and
●	if the closing price of the Ordinary Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Anti-Dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Ordinary Shares that a warrantholder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Pubco Ordinary Shares
(period to expiration of warrants)	≤ $10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
60 months	0.261	0.280	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Ordinary Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Ordinary Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Ordinary Shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Ordinary Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Ordinary Shares.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Ordinary Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Ordinary Shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our Ordinary Shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants for cash when the price per Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrantholders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrantholders.

As stated above, we can redeem the warrants when the Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of  $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for Ordinary Shares if and when such Ordinary Shares were trading at a price higher than the exercise price of  $11.50.

Anti-Dilution Adjustments. If the number of outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of  (x) the price per Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Ordinary Shares on account of such Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Ordinary Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of Ordinary Shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Ordinary Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrantholder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the relevant warrant agreement. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the relevant warrant agreement based on the Black-Scholes value (as defined in the relevant warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a Convertible Notes Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Convertible Notes Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Convertible Notes Warrant Agreement to the description of the terms of the warrants and the Convertible Notes Warrant Agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Convertible Notes Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Convertible Notes Warrant Agreement as the parties to the Convertible Notes Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the Convertible Notes Warrant Agreement, which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrantholders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the warrantholder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Convertible Notes Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — The Convertible Notes Warrant Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Convertible Notes Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.” We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, these provisions of the Convertible Notes Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Enforceability of Civil Liability under Cayman Islands Law

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize, or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands court. The Cayman Islands court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act ( As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of our rights and obligations under any purchase agreements;
●	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
●	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Continental Stock Transfer & Trust Company.

Listing

Our Ordinary Shares and Public Warrants are listed on the NYSE under the symbols “EVTL” and “EVTL-W,” respectively.

SHARES ELIGIBLE FOR FUTURE SALE

We have 500,000,000 Ordinary Shares authorized and 209,135,382 Ordinary Shares issued and outstanding as of December 16, 2021 (the closing date of the Business Combination).

All of the Ordinary Shares that were issued in connection with the Business Combination are freely transferable without restriction or further registration under the Securities Act, other than any Ordinary Shares issued to our “affiliates.” The PIPE Shares were not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder, and are not freely transferable. The shares issued to our “affiliates” and the PIPE Shares are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act (see description below).

The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of Ordinary Shares by us to the PIPE Investors and the Convertible Senior Secured Notes Investor. We cannot make any prediction as to the effect, if any, that sales of our Ordinary Shares or the availability of our Ordinary Shares for sale will have on the market price of our Ordinary Shares. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market price of our Ordinary Shares.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Ordinary Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of Ordinary Shares then issued and outstanding; or
●	the average weekly reported trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Lock-up Agreements

In connection with the Business Combination, each of (i) VAGL Shareholders, (ii) the Sponsor, (iii) the Avolon Warrantholders, (iv) American, (v) the Loan Note Holders and (vii) Virgin Atlantic, entered into lock-up agreements with us, each as described below.

VAGL Shareholder Lock-Up Agreement

The VAGL Shareholder Lock-Up Agreement contains certain restrictions on transfer with respect to 90% of the Ordinary Shares received by the VAGL Shareholders pursuant to the Business Combination Agreement, and excludes shares purchased in the public market or in the PIPE Financing. Such restrictions begin at the Closing and end on the third anniversary of the Closing, with 30% of such Ordinary Shares being released from such restrictions on each anniversary of the Closing, subject to the earlier release of such restrictions if at any time the closing price of Ordinary Shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing on or after the two-year anniversary of Closing.

The VAGL Shareholder Lock-Up Agreement also contains restrictions on voting rights, pre-emption rights, dividends and other rights as our shareholder, over Earn Out Shares, being 20% of the Ordinary Shares held by the VAGL Shareholders immediately following the Closing. Such restrictions in respect of the Earn Out Shares are released as to 50% on the date the closing price of Ordinary Shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period and as to 50% on the date the closing price of Ordinary Shares equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period. If such dates do not occur prior to the fifth-year anniversary of the Closing then such Ordinary Shares will be forfeited and surrendered to us for cancellation and for nil consideration.

The Sponsor Lock-Up Agreement

The Sponsor Lock-Up Agreement contains certain restrictions on transfer with respect to 90% of the Ordinary Shares received by the Sponsor pursuant to the Business Combination Agreement, and excludes shares purchased in the public market or in the PIPE Financing. Such restrictions begin at the Closing and end on the third anniversary of the Closing, with 30% of such Ordinary Shares being released from such restrictions on each anniversary of the Closing, subject to the earlier release of such restrictions if at any time the closing price of Ordinary Shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing on the two-year anniversary of Closing.

The American Lock-Up Agreement

The American Lock-Up Agreement contains certain restrictions on transfer with respect to 90% of the Ordinary Shares received by American pursuant to the American SPA, and excludes shares purchased in the public market or in the PIPE Financing. Such restrictions begin at the Closing and end on the third anniversary of the Closing, with 30% of such Ordinary Shares being released from such restrictions on each anniversary of the Closing, subject to the earlier release of such restrictions if at any time the closing price of Ordinary Shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing on or after the two-year anniversary of the Closing.

The LNH Lock-Up Agreement

The LNH Lock-Up Agreement contains certain restrictions on transfer with respect to 90% of the Ordinary Shares received by the Loan Note Holders pursuant to the LNH SPA, and excludes shares purchased in the public market or in the PIPE Financing. Such restrictions begin at the Closing and end on the third anniversary of the Closing, with 30% of such Ordinary Shares being released from such restrictions on each anniversary of the Closing, subject to the earlier release of such restrictions if at any time the closing price of Ordinary Shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing on or after the two-year anniversary of the Closing.

The LNH Lock-Up Agreement also contains restrictions on voting rights, pre-emption rights, dividends and other rights as our shareholder, over Earn Out Shares, being 20% of the Ordinary Shares held by the Loan Note Holders immediately following the Closing. Such restrictions in respect of the Earn Out Shares are released as to 50% on the date the closing price of Ordinary Shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period and as to 50% on the date the closing price of Ordinary Shares equals or exceeds $20.00 per share for any 20 trading days within any 30-trading day period. If such dates do not occur prior to the five-year anniversary of the Closing then such Ordinary Shares will be forfeited and surrendered to us for cancellation and for nil consideration.

The Avolon Lock-Up Agreements

The Avolon Lock-Up Agreements contain certain restrictions on transfer with respect to 90% of the Ordinary Shares represented by Warrant A1 and Warrant A2 (as defined in the Avolon Warrant Instrument) received by the Avolon Warrantholders pursuant to the Avolon Warrant Instrument. Such restrictions begin at the Closing and end on the third anniversary of the Closing, with 30% of the Ordinary Shares held by the Avolon Warrantholders being released from such restrictions on each anniversary of the Closing, subject to the earlier release of such restrictions if at any time the closing price of Ordinary Shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing on the two-year anniversary of Share Acquisition Closing.

The Virgin Atlantic Lock-Up Agreement

The Virgin Atlantic Lock-Up Agreement contains certain restrictions on transfer with respect to 90% of the Initial Virgin Atlantic Warrant Shares and excludes shares purchased in the public market or in the PIPE Financing. Such restrictions begin at the Closing and end on the third anniversary of the Closing, with 30% of such Ordinary Shares being released from such restrictions on each anniversary of the Closing, subject to the earlier release of such restrictions if at any time the closing price of Ordinary Shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing on or after the two-year anniversary of the Closing.

Registration Rights

At the Closing of the Business Combination, we entered into a registration right agreement (the “New Registration Rights Agreement”) with American, the Avolon Warrantholders, the Sponsor and the VAGL Shareholders (collectively, the “Holders”), pursuant to which, subject to certain requirements and customary conditions, the Holders may demand at any time or from time to time, that we file a registration statement with the SEC to register certain of our securities held by such Holders.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our Ordinary Shares and/or Convertible Notes Warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Material Cayman Islands Tax Considerations

The following discussion is a summary of the material Cayman Islands tax considerations relating to the purchase, ownership and disposition of our Ordinary Shares. There is, at present, no direct taxation in the Cayman Islands and interest, dividends and gains payable to us will be received free of all Cayman Islands taxes. We have applied for and can expect to receive an undertaking from the Financial Secretary of the Cayman Islands to the effect that, for a period of twenty years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property comprised in or any income arising under the Company, or to the shareholders thereof, in respect of any such property or income.

No stamp duty in the Cayman Islands is payable in respect of the issue of any Ordinary Shares or an instrument of transfer in respect of an Ordinary Share.

Material United Kingdom Tax Considerations

The following discussion is a summary of the material United Kingdom tax considerations relating to the purchase, ownership and disposition of our Ordinary Shares.

The following statements are of a general nature and do not purport to be a complete analysis of all potential UK tax consequences of acquiring, holding and disposing of Ordinary Shares. They are based on current UK tax law and on the current published practice of Her Majesty’s Revenue and Customs (“HMRC”) (which may not be binding on HMRC), as of the date of this prospectus, all of which are subject to change, possibly with retrospective effect. They are intended to address only certain UK tax consequences for holders of Ordinary Shares who are tax resident in (and only in) the UK (or, in the case of corporate holders, who are not so resident but carry on business in the UK through a branch, agency or permanent establishment with which their investment in the Company is connected), and in the case of individuals, domiciled in (and only in) the UK (except where expressly stated otherwise) who are the absolute beneficial owners of the Ordinary Shares and any dividends paid on them and who hold the Ordinary Shares as investments (other than in an individual savings account or a self-invested personal pension). They do not address the UK tax consequences which may be relevant to certain classes of holders of Ordinary Shares such as traders, brokers, dealers, banks, financial institutions, insurance companies, investment companies, collective investment schemes, tax-exempt organizations, trustees, persons connected with us or our group, persons holding their Ordinary Shares as part of hedging or conversion transactions, holders of Ordinary Shares who have (or are deemed to have) acquired their Ordinary Shares by virtue of an office or employment, and holders of Ordinary Shares who are or have been our officers or employees or a company forming part of our group. The statements do not apply to any holder of Ordinary Shares who either directly or indirectly holds or controls 10% or more of our share capital (or class thereof), voting power or profits.

The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular prospective subscriber for, or purchaser of, Ordinary Shares. Accordingly, prospective subscribers for, or purchasers of, Ordinary Shares who are in any doubt as to their tax position regarding the acquisition, ownership and disposition of Ordinary Shares or who are subject to tax in a jurisdiction other than the UK should consult their own tax advisers.

The following discussion does not consider the United Kingdom tax considerations relating to the purchase, ownership or disposition of the Convertible Notes Warrants.

The Company

It is the intention of the directors to conduct our affairs so that our central management and control is exercised in the UK. As a result, we are expected to be treated as resident in the UK for UK tax purposes. Accordingly, we expect to be subject to UK taxation on our income and gains, except where an exemption applies.

Taxation of Dividends

Withholding Tax

We will not be required to withhold UK tax at source when paying dividends. The amount of any liability to UK tax on dividends paid by us will depend on the individual circumstances of a holder of Ordinary Shares.

Income Tax

An individual holder of Ordinary Shares who is resident for tax purposes in the UK may, depending on his or her particular circumstances, be subject to UK tax on dividends received from the Company. Dividend income is treated as the top slice of the total income chargeable to UK income tax. An individual holder of Ordinary Shares who is not resident for tax purposes in the UK should not be chargeable to UK income tax on dividends received from us unless he or she carries on (whether solely or in partnership) any trade, profession or vocation in the UK through a branch or agency to which the Ordinary Shares are attributable. There are certain exceptions for trading in the UK through independent agents, such as some brokers and investment managers.

All dividends received by a UK resident individual holder of Ordinary Shares from us or from other sources will form part of the holder’s total income for income tax purposes and will constitute the top slice of that income. For the tax year 2021/22, a nil rate of income tax will apply to the first £2,000 of taxable dividend income received by the holder of Ordinary Shares in a tax year. Income within the nil rate band will be taken into account in determining whether income in excess of the nil rate band falls within the basic rate, higher rate or additional rate tax bands. Where the dividend income is above the £2,000 dividend allowance, the first £2,000 of the dividend income will be charged at the nil rate and any excess amount will be taxed at 7.5% to the extent that the excess amount falls within the basic rate tax band, 32.5% to the extent that the excess amount falls within the higher rate tax band and 38.1% to the extent that the excess amount falls within the additional rate tax band. For the tax year 2022/23, the rate of dividend taxation for each band will be increased by 1.25% such that the applicable rates shall be 8.75% for the basic rate tax band, 33.75% for the higher rate tax band and 39.35% for the additional rate tax band.

Corporation Tax

Corporate holders of Ordinary Shares which are resident for tax purposes in the UK should not be subject to UK corporation tax on any dividend received from us so long as the dividends qualify for exemption (as is likely) and certain conditions are met (including anti-avoidance conditions). Corporate holders of Ordinary Shares who are not resident in the UK will not generally be subject to UK corporation tax on dividends unless they are carrying on a trade, profession or vocation in the UK through a permanent establishment in connection with which the Ordinary Shares are used, held, or acquired.

A holder of Ordinary Share who is resident outside the UK may be subject to non-UK taxation on dividend income under local law.

Taxation of Capital Gains

UK Resident Holders of Ordinary Shares

A disposal or deemed disposal of Ordinary Shares by an individual or corporate holder of Ordinary Shares who is tax resident in the UK may, depending on the holder’s circumstances and subject to any available exemptions or reliefs, give rise to a chargeable gain or allowable loss for the purposes of UK taxation of chargeable gains.

Any chargeable gain (or allowable loss) will generally be calculated by reference to the consideration received for the disposal of Ordinary Shares less the allowable cost to the holder of acquiring such Ordinary Shares.

The applicable tax rates for individual holders of Ordinary Shares realizing a gain on the disposal of Ordinary Shares for the tax year 2021/22 is, broadly, 10% for basic rate taxpayers and 20% for higher and additional rate taxpayers. The applicable tax rates for corporate holders of Ordinary Shares realizing a gain on the disposal of Ordinary Shares for the tax year 2021/22 is, broadly, 19%.

Non-UK Resident Holders of Ordinary Shares

Holders of Ordinary Shares who are not resident in the UK and, in the case of an individual holder, not temporarily non-resident, should not be liable for UK tax on capital gains realized on a sale or other disposal of Ordinary Shares unless such shares are used, held or acquired for the purposes of a trade, profession or vocation carried on in the UK through a branch or agency or, in the case of a corporate holder, through a permanent establishment. Holders of Ordinary Shares who are not resident in the UK may be subject to non-UK taxation on any gain under local law.

Generally, an individual holder of Ordinary Shares who has ceased to be resident in the UK for tax purposes for a period of five years or less and who disposes of Ordinary Shares during that period may be liable on their return to the UK to UK taxation on any capital gain realized (subject to any available exemption or relief).

UK Stamp Duty (“stamp duty”) and UK Stamp Duty Reserve Tax (“SDRT”)

The following statements are intended as a general guide to the current position relating to stamp duty and SDRT and apply to any holders of Ordinary Shares irrespective of their place of tax residence.

No stamp duty will be payable on the issue of Ordinary Shares.

Stamp duty will in principle be payable on any instrument of transfer of Ordinary Shares that is executed in the UK or that relates to any property situated, or to any matter or thing done or to be done, in the UK. An exemption from stamp duty is available on an instrument transferring Ordinary Shares where the amount or value of the consideration is £1,000 or less and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions in respect of which the aggregate amount or value of the consideration exceeds £1,000. Holders of Ordinary Shares should be aware that, even where an instrument of transfer is in principle subject to stamp duty, stamp duty is not required to be paid unless it is necessary to rely on the instrument for legal purposes, for example to register a change of ownership or in litigation in a UK court.

Provided that Ordinary Shares are not registered in any register maintained in the UK by or on behalf of us and are not paired with any shares issued by a UK incorporated company, the issue or transfer of (or agreement to transfer) Ordinary Shares will not be subject to SDRT. We currently do not intend that any register of Ordinary Shares will be maintained in the UK.

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares and Convertible Notes Warrants. This discussion applies only to our Ordinary Shares and Convertible Notes Warrants that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership and disposal of our Ordinary Shares and Convertible Notes Warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have neither sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	banks, insurance companies, and certain other financial institutions;
●	regulated investment companies and real estate investment trusts;
●	brokers, dealers or traders in securities;
●	traders in securities that elect to mark to market;
●	tax-exempt organizations or governmental organizations;
●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons holding our Ordinary Shares and/or Convertible Notes Warrants as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Ordinary Shares and/or Convertible Notes Warrants being taken into account in an applicable financial statement;
●	persons that actually or constructively own 5% or more (by vote or value) of the outstanding issued Ordinary Shares;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);
●	U.S. Holders having a functional currency other than the U.S. dollar;
●	persons who hold or received our Ordinary Shares and/or Convertible Notes Warrants, as the case may be, pursuant to the exercise of any employee share option or otherwise as compensation; and
●	tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Ordinary Shares and/or Convertible Notes Warrants that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares and/or Convertible Notes Warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSEQUENCE OF OWNING OUR ORDINARY SHARES AND/OR CONVERTIBLE NOTES WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR ORDINARY SHARES AND/OR CONVERTIBLE NOTES WARRANTS.

Distributions on Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us with respect to the Ordinary Shares generally will be includable in a U.S. Holder’s gross income as foreign-source dividend income in the year actually or constructively received by such U.S. Holder, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions to a U.S. Holder in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the Ordinary Shares and thereafter as capital gain. In the event we make distributions to U.S. Holders of Ordinary Shares, we may or may not calculate our earnings and profits under U.S. federal income tax principles. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. U.S. Holders should therefore assume that all cash distributions will be reported as ordinary dividend income, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. U.S. Holders should consult their own tax advisors to determine whether and to what extent they will be entitled to foreign tax credits in respect of any dividend income received.

With respect to non-corporate U.S. Holders (including individuals, estates, and trusts), dividends received with respect to our Ordinary Shares may be considered “qualified dividend income” subject to lower capital gains rates, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the income tax treaty between the United States and the United Kingdom, (2) we are not a PFIC (as discussed below) for either our taxable year in which the dividend was paid or the preceding taxable year and (3) certain holding period requirements are met. In this regard, the Ordinary Shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as we intend the Ordinary Shares will be. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for the dividends paid with respect to the Ordinary Shares.

Subject to certain exceptions, dividends paid by us with respect to the Ordinary Shares will generally constitute foreign-source “passive category income” and will not be eligible for the dividends-received deduction generally allowed to corporate U.S. Holders in respect of dividends received from U.S. corporations.

Sale or Other Taxable Disposition of Ordinary Shares and Convertible Notes Warrants

Subject to the PFIC rules discussed below, upon a sale or other disposition of the Ordinary Shares and/or Convertible Notes Warrants, a U.S. Holder generally will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Ordinary Shares and/or Convertible Notes Warrants. A U.S. Holder’s adjusted tax basis in such Ordinary Shares and/or Convertible Notes Warrants generally will be such U.S. Holder’s purchase price for the Ordinary Shares and/or Convertible Notes Warrants. Any such gain or loss generally will be U.S.-source gain or loss and will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Ordinary Shares and/or Convertible Notes Warrants exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the income tax treaty between the United States and the United Kingdom to such U.S. Holder’s particular circumstances.

Exercise or Lapse of a Convertible Notes Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an Ordinary Share on the exercise of a Convertible Notes Warrant for cash. A U.S. Holder’s tax basis in Ordinary Shares received upon exercise of the warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Convertible Notes Warrant exercised therefore and the exercise price. The U.S. Holder’s holding period for an Ordinary Share received upon exercise of the Convertible Notes Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will generally not include the period during which the U.S. Holder held the warrant. If a Convertible Notes Warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in such warrant.

The tax consequences of a cashless exercise of a Convertible Notes Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the Ordinary Shares received would equal the U.S. Holder’s basis in the warrants exercised therefor. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise of a Convertible Notes Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “ —Sale or Other Taxable Disposition of Ordinary Shares and Convertible Notes Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of Ordinary Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the Convertible Notes Warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Ordinary Shares received would equal the sum of (i) U.S. Holder’s tax basis in the Convertible Notes Warrants deemed exercised and (ii) the exercise price of such warrants. A U.S. Holder’s holding period for the Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of Convertible Notes Warrants.

Possible Constructive Distributions

The terms of each Convertible Notes Warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed under “Description of Securities—Warrants—Anti-dilution Adjustments.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Convertible Notes Warrant would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Ordinary Shares which is taxable to the holders of such shares as described under “ —Distributions on Ordinary Shares” above. Such constructive distribution would generally be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrant received a cash distribution from us equal to the fair market value of such increased interest. However, it is unclear whether a distribution treated as a dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions on Ordinary Shares.”

Passive Foreign Investment Company

We will be classified as a PFIC within the meaning of Section 1297 of the Code, for any taxable year if either: (1) at least 75% of the gross income of the Company is “passive income” for purposes of the PFIC rules or (2) at least 50% of the value of our assets

(determined on the basis of a quarterly average) produce or are held for the production of passive income. For this purpose, we will be treated as owning the proportionate share of the assets, and earning the proportionate share of the income, of any other corporation in which we own, directly or indirectly, 25% or more measured by value of the stock. We are a pre-revenue early stage company that does not expect to realize revenue from our manufacturing operations before 2024. Until we generate revenue, our PFIC status would largely depend on whether we earn non-passive income, such as government grants, and whether the amount of such non-passive income exceeds 25% of our gross income for the relevant taxable year. Even after we start generating revenue, our PFIC status would depend on, among other things, the composition of the income, assets and operations of us and our subsidiaries and there can be no assurances that we will not be treated as a PFIC again in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

If we are considered a PFIC for any taxable year that a U.S. Holder holds Ordinary Shares or Convertibles Notes Warrants, we would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) we ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Ordinary Shares and/or Convertible Notes Warrants at their fair market value on the last day of the last taxable year in which we are classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Ordinary Shares or Convertible Notes Warrants with respect to which the deemed sale election was made will not be treated as shares or warrants in a PFIC unless we subsequently become a PFIC.

For each taxable year that we are treated as a PFIC with respect to a U.S. Holder’s Ordinary Shares or Convertible Notes Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Ordinary Shares or warrants (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Ordinary Shares will be treated as excess distributions. Under the Excess Distribution Rules:

●	the excess distribution or gain (including gain on a sale of disposition of warrants) will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or warrants;
●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, will be treated as ordinary income; and
●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Ordinary Shares or warrants cannot be treated as capital gains, even though the U.S. Holder holds the Ordinary Shares or warrants as capital assets.

Once we are a PFIC, U.S. Holders may also be subject to the Excess Distribution Rules with respect to subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

If we are a PFIC, a U.S. Holder of Ordinary Shares (but generally not warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Ordinary Shares only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because we do not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to our Ordinary Shares and a QEF election is not available with respect to warrants.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its Ordinary Shares to elect out of the Excess Distribution Rules discussed above if we are treated as a PFIC. If a U.S. Holder makes a mark-to-

market election with respect to its Ordinary Shares, such U.S. Holder will include in income for each year that we are treated as a PFIC with respect to such Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Ordinary Shares previously included in income. A U.S. Holder’s basis in the Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions we make would generally be subject to the rules discussed above under “ —Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of Convertible Notes Warrants will not be able to make a mark-to-market election with respect to their Convertible Notes Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Ordinary Shares, which are listed on NYSE, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election is generally not available for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for the Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which we are a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the Ordinary Shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.

U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Ordinary Shares, and the proceeds received on sale or other taxable the disposition of Ordinary Shares and/or Convertible Notes Warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares and/or Convertible Notes Warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of their Ordinary Shares and/or Convertible Notes Warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Distributions paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares and/or Convertible Notes Warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus, unless defined below. As used in this “Plan of Distribution,” unless specified otherwise, “Selling Securityholders” include the Convertible Senior Secured Notes Investor for the resale of the Convertible Notes Warrants.

We are registering the resale of (i) 242,424,783 Ordinary Shares, par value $0.0001 per share, issued to certain of the Selling Securityholders, which includes 28,235,810 Ordinary Shares due upon the conversion of the Convertible Senior Secured Notes, and 10,053,990 Ordinary Shares that are issuable as PIK Interest and (ii) 4,000,000 Ordinary Shares issuable upon the exercise of the Convertible Notes Warrants.

We will not receive any proceeds from any sale by the Selling Securityholders of the Ordinary Shares registered hereunder, or any sale by the Convertible Senior Secured Investor of the Convertible Notes Warrants. However, we will receive cash proceeds equal to the total exercise price of the Convertible Notes Warrants that are exercised for cash, or up to $46 million. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders and the Convertible Senior Secured Notes Investor will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling

Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);
●	the specific securities involved;
●	the initial price at which such securities are to be sold;
●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and
●	other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

EXPENSES

We estimate that our expenses in connection with the offer and sale of our Ordinary Shares by the Selling Securityholders and the Convertible Notes Warrants by the Convertible Senior Secured Notes Investor will be as follows:

Expenses	Amount
SEC registration fee		$204,132.49
FINRA filing fee		*
Transfer agent’s fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*	To be filed by amendment.

All amounts in the table are estimates except the SEC registration fee, the stock exchange listing fee and the FINRA filing fee. Under agreements to which we are party with the Selling Securityholders and the Convertible Senior Secured Notes Investor, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of Cayman law will be passed upon for us by Maples and Calder (Cayman) LLP. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The financial statements of Vertical Aerospace Group Limited as of December 31, 2020 and December 31, 2019, and for the years then ended, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph relating to Vertical Aerospace Group Limited’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is a member of the Institute of Chartered Accountants of England and Wales. The registered address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

In connection with the Business Combination, PricewaterhouseCoopers LLP (“PwC”) completed an independence assessment to evaluate the services and relationships with Vertical and its affiliates that may bear on PwC’s independence under the SEC and the PCAOB (United States) independence rules for an audit period commencing January 1, 2019. PwC informed us that it had been engaged to perform non-audit services by entities that were under common control by Stephen Fitzpatrick. These non-audit services are not in accordance with the auditor independence standards of Regulation S-X and the Public Company Accounting Oversight Board and are described below.

●	Commencing in June 2020 and continuing through February 2021, PwC provided certain human resources advisory services to an entity under common control by Stephen Fitzpatrick. The fees for these services were approximately £431,000 (approximately $589,000). As part of this arrangement, PwC provided some project management support, which resulted in the provision of a management function. These services had ceased prior to the point at which PCAOB independence had been contemplated or any procedures were performed. The PwC staff members who provided the services are not associated with the audit of the Vertical Aerospace Group Limited financial statements and were not part of the audit engagement team. The total fees received by PwC in connection with the services provided to the entity under common control were immaterial to the entity to which the services were provided.
●	Commencing in February 2020 and continuing through January 2021, PwC provided permissible pension advisory services to an entity under common control by Stephen Fitzpatrick. The fees for these services were approximately £180,000 (approximately $246,000). The fee arrangement was originally set up as a contingent fee arrangement, which is prohibited under SEC and PCAOB rules, but was changed to a fixed fee and the fee paid was not contingent. These services had ceased prior to the point at which PCAOB independence had been contemplated or any procedures were performed.
●	PwC noted the non-audit services were entered into with an affiliate under common control with the Company and not to the Company itself and when the entities were not considered affiliates of the Company pursuant to the standards under which the audit engagement was performed (ISAs (U.K.)). SEC independence was not contemplated at the time, and it is only the filing of the registration statement of which this prospectus is a part that necessitates compliance with the SEC’s independence rules from January 1, 2019. Vertical’s board and management and PwC have separately considered the impact that the non-audit services may have had on PwC’s independence with respect to Vertical.

After consideration of the relevant facts and circumstances, management, Vertical’s Board and PwC have concluded that PwC is capable of exercising objective and impartial judgment in connection with their audits of Vertical’s financial statements for each of the years ended December 31, 2019 and 2020 and that no reasonable investor would conclude otherwise.

The financial statements of Broadstone Acquisition Corp. (“Broadstone”) for the periods from May 13, 2020 (inception) through December 31, 2020 and for the year ended December 31, 2020 included in this prospectus, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to Broadstone’s restatement of its financial statements), and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

Statements made in this prospectus concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely.

We are subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Condensed Consolidated Financial Statements of Vertical Aerospace Group Ltd.
Consolidated Financial Statements:
Consolidated Statement of Comprehensive Income for the six months ended June 30, 2021 and 2020	F-2
Consolidated Statement of Financial Position as at June 30, 2021 and 2020	F-3
Consolidated Statement of Cash Flows for the six months ended June 30, 2021 and 2020	F-4
Consolidated Statement of Equity for the six months ended June 30, 2021 and 2020	F-5
Notes to Consolidated Financial Statements	F-6

Audited Consolidated Financial Statements of Vertical Aerospace Group Ltd.
Report of Independent Registered Public Accounting Firm	F-13
Consolidated Financial Statements:
Consolidated Statement of Comprehensive Income for the years ended December 31, 2020 and 2019.	F-14
Consolidated Statement of Financial Position as at December 31, 2020 and 2019	F-15
Consolidated Statement of Cash Flows for the years ended December 31, 2020 and 2019	F-16
Consolidated Statement of Equity for the years ended December 31, 2020 and 2019	F-17
Notes to Consolidated Financial Statements	F-18

Unaudited Financial Statements of Broadstone Acquisition Corp.
Financial Statements:
Condensed Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020 (As Restated)	F-46
Condensed Statement of Operations for the three and nine months ended September 30, 2021 and the period from May 13, 2020 (inception) through September 30, 2020 (Unaudited) (As Restated)	F-47

Condensed Statement of Changes in Shareholder’s Deficit for the three and nine months ended September 30, 2021 and the period from May 13, 2020 (inception) through September 30, 2020 (Unaudited) (As Restated)

F-48
Condensed Statement of Cash Flows for the nine months ended September 30, 2021 and the period from May 13, 2020 (inception) through September 30, 2020 (Unaudited) (As Restated)	F-50
Notes to Unaudited Condensed Financial Statements	F-51

Audited Financial Statements of Broadstone Acquisition Corp.
Report of Independent Registered Public Accounting Firm	F-67
Financial Statements:
Balance Sheet as of December 31, 2020 (As Restated)	F-68
Statement of Operations for the period from May 13, 2020 (inception) through December 31, 2020 (As Restated)	F-69
Statement of Changes in Shareholder’s Equity for the period from May 13, 2020 (inception) through December 31, 2020 (As Restated)	F-70
Statement of Cash Flows for the period from May 13, 2020 (inception) through December 31, 2020 (As Restated)	F-71
Notes to Financial Statements	F-72

VERTICAL AEROSPACE GROUP LTD

Consolidated Interim Statement of Comprehensive Income for the Period from January 1 to June 30, 2021

(unaudited)

			6 months
		6 months ended	ended
		June 30,	June 30,
	Note	2021	2020
		£ 000	£ 000
Revenue	5	66	49
Cost of sales		(25)	(25)
Gross profit		41	24
Research and development expenses	7	(7,747)	(5,071)
Administrative expenses	7	(7,151)	(1,997)
Related party administrative expenses	7	(127)	(72)
Expense recognized on issue of Z shares at below fair value	8	(16,739)	—
Other operating income	6	9,686	—
Operating loss	7	(22,037)	(7,116)
Finance costs		(37)	(59)
Related party finance costs	9	(483)	—
Total finance costs		(520)	(59)
Loss before tax		(22,557)	(7,175)
Income tax benefit/(expense)		—	—
Net loss for the period and total comprehensive loss		(22,557)	(7,175)

	£	£
Basic and diluted loss per share	(209.37)	(71.75)

The accompanying accounting policies and notes form an integral part of these consolidated interim financial statements.

VERTICAL AEROSPACE GROUP LTD

Consolidated Interim Statement of Financial Position as at June 30, 2021

(unaudited)

		June 30,	December 31,
	Note	2021	2020
		£ 000	£ 000
			(Audited)
Assets
Non-current assets
Property, plant and equipment		1,407	1,422
Right of use assets		991	1,062
Intangible assets		2,211	2,030
		4,609	4,514
Current assets
Trade and other receivables		11,233	3,532
Cash and cash equivalents		17,144	839
		28,377	4,371
Total assets		32,986	8,885
Equity
Share capital	8	—	—
Share premium		25,739	—
Net parent investment	2	—	—
Other reserves		4,117	4,117
Accumulated deficit		(27,536)	(5,055)
Total equity		2,320	(938)
Non-current liabilities
Long term lease liabilities		793	846
Provisions		91	88
		884	934
Current liabilities
Current portion of long term lease liabilities		175	175
Trade and other payables		4,607	2,401
Loans from related parties	8	—	6,309
Income tax liability		—	4
Convertible notes	10	25,000	—
		29,782	8,889
Total liabilities		30,666	9,823
Total equity and liabilities		32,986	8,885

The accompanying accounting policies and notes form an integral part of these consolidated interim financial statements.

VERTICAL AEROSPACE GROUP LTD

Consolidated Interim Statement of Cash Flows for the Period from January 1 to June 30, 2021

(unaudited)

			6 months
		6 months ended	ended
		June 30,	June 30,
	Note	2021	2020
		£ 000	£ 000
Cash flows from operating activities
Loss for the period		(22,557)	(7,175)
Adjustments to cash flows from non-cash items
Depreciation and amortization	7	330	251
Depreciation on right of use assets		70	70
Finance costs		37	59
Related party finance costs		483	—
Share based payment transactions		76	—
Expense recognized on issue of Z shares at below fair value		16,739	—
		(4,822)	(6,795)
Working capital adjustments
(Increase)/decrease in trade and other receivables		(7,654)	619
Increase/(decrease) in trade and other payables		2,160	(302)
Cash generated from operations		(10,316)	(6,478)
Income taxes paid		(4)	—
Net cash flows used in operating activities		(10,320)	(6,478)
Cash flows from investing activities
Acquisitions of property plant and equipment		(147)	(44)
Acquisition of intangible assets		(349)	(159)
Net cash flows used in investing activities		(496)	(203)
Cash flows from financing activities
Proceeds from related party borrowings	9	2,208	—
Proceeds from issue of convertible notes	10	25,000	—
Payments to finance lease creditors		(87)	(87)
Movement in net parent investment		—	7,255
Net cash flows generated from financing activities		27,121	7,168
Net increase in cash and cash equivalents		16,305	487
Cash and cash equivalents at January 1		839	1,029
Cash and cash equivalents at June 30		17,144	1,516

The accompanying accounting policies and notes form an integral part of these consolidated interim financial statements.

VERTICAL AEROSPACE GROUP LTD

Consolidated Interim Statement of Changes in Equity for the Period from January 1 to June 30, 2021

(unaudited)

		Share	Share	Net parent	Other	Accumulated
	Note	capital	premium	investment	reserves	deficit	Total
		£ 000	£ 000	£ 000	£ 000	£ 000	£ 000
At January 1, 2020		—	—	4,162	—	—	4,162
Total comprehensive loss		—	—	(7,175)	—	—	(7,175)
Movement in net parent investment	2	—	—	7,255	—	—	7,255
At June 30, 2020		—	—	4,242	—	—	4,242

		Share	Share	Net parent	Other	Accumulated
	Note	capital	premium	investment	reserves	deficit	Total
		£ 000	£ 000	£ 000	£ 000	£ 000	£ 000
At January 1, 2021		—	—	—	4,117	(5,055)	(938)
Total comprehensive loss		—	—	—	—	(22,557)	(22,557)
New share capital subscribed	8	—	9,000	—	—	—	9,000
Share based payment transactions	8	—	16,739	—	—	76	16,815
At June 30, 2021		—	25,739	—	4,117	(27,536)	2,320

The accompanying accounting policies and notes form an integral part of these consolidated interim financial statements.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Period from January 1 to June 30, 2021

1General information

Vertical Aerospace Group Ltd (the “Company” or the “Group” if together with its subsidiaries) is a private company limited by share capital, incorporated and domiciled in UK.

The address of its registered office is:

140-142 Kensington Church Street
London
W8 4BN
United Kingdom

Principal activities

The principal activity of the Company and its wholly owned subsidiary, Vertical Advanced Engineering Ltd (“VAEL”), is the development and commercialization of vertical take-off and landing electrically powered aircraft (‘eVTOL’). The Group’s main operations are in the United Kingdom.

Prior to the Company’s formation, the principal activities of the Group were carried out by Imagination Industries Aero Ltd (“IIAL”) (formerly Vertical Aerospace Ltd), an entity indirectly but wholly owned by the Founder through an investment in Imagination Industries Ltd (“IIL”).

2Significant accounting policies

Presentation of these financial statements

The consolidated interim financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and reflect the historical operations of the Vertical Aerospace business further to the corporate reorganization as described below.

In July 2020 IIAL, transferred all of its operations and substantially all of its net assets to VAGL (the “Vertical Aerospace Net Assets”), and in February 2021 IIAL transferred its investment in VAEL to VAGL (together, the “Reorganization”). Prior to the transfer VAGL only engaged in activities incidental to its formation.

The Reorganization has been considered as a reorganization under common control for the purpose of the preparation of these consolidated financial statements and resulted in the Vertical Aerospace Net Assets being recognised by VAGL at their historical net book values. Following the transfer IIAL changed its name to Imagination Industries Aero Ltd (together with IIL, the “Parent Group”) as its remaining net assets were no longer related to or included in the Vertical Aerospace business.

Through the Reorganization as described above, the Company’s principal activities became the development and commercialization of eVTOL aircraft following the contribution of the Vertical Aerospace Net Assets, and the Company became the parent of VAEL. Accordingly, the consolidated financial statements were prepared as if the Reorganization had been completed prior to the earliest period presented (except for the acquisition of VAEL which was acquired by IIAL in July 2019 as discussed in note 14 Business combinations of the consolidated financial statements for the year ended December 31, 2020) using the historical book values of IIAL. Prior to the Reorganization the Vertical Aerospace Net Assets had not presented standalone financial statements, and, as a result, financial information for the period up to July 2020 were derived from IIAL’s historical financial records as if the Vertical Aerospace Net Assets (including VAEL from July 2019) had been a standalone business. Accordingly, the financial information for that period is shown on a carve-out basis to present the results of operations.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Period from January 1 to June 30, 2021 (continued)

2Significant accounting policies (continued)

All transactions and balances between the Vertical Aerospace Net Assets and the Parent Group during the period prior to July 2020 which were not historically settled in cash, were considered to be effectively settled in cash in the consolidated financial statements at the time the transaction was recorded. The total net effect of the settlement of these transactions between the Vertical Aerospace Net Assets and the Parent Group are reflected in the Consolidated statement of cash flows as Movement in net parent investment in financing activity, and in the Consolidated statement of financial position and Statement of changes in equity as Net parent investment.

During the period prior to July 2020, the Group’s equity balance represented the excess of total assets over total liabilities and was recorded within the account Net parent investment. Net parent investment represents the cumulative financing by the Parent Group and the Founder in the Vertical Aerospace Net Assets through to the Reorganization. In connection with the Reorganization the Net parent investment balance was reclassified to Other reserves. The legal form of such financing to IIAL during the period prior to July 2020 was an intercompany loan from IIL which was not included in the Vertical Net Assets, as such no interest expense related to the loan is recognized in these consolidated financial statements.

Assets and liabilities that were specifically identifiable or attributable to the Vertical Aerospace Net Assets have been included in the carve-out financial information, in addition to the assets and liabilities of VAEL after its acquisition in July 2019. The deferred consideration related to the VAEL acquisition with a fair value of £820,000 at the date of acquisition has been reflected in the carve-out financial information up to July 2020. The outstanding deferred consideration balance at July 2020 with a fair value of £542,000 at that date was not included in the Vertical Aerospace Net Assets, and is treated as an increase to Net Parent Investment immediately prior to the reclassification to Other reserves. The carve-out financial information also includes all income and expenses incurred by IIAL up to July 2020 as management believes this to be a reasonable representation, however it may not reflect the income and expenses that would have been incurred if the Vertical Aerospace Net Assets operated as an independent business for the period prior to the Reorganization.

Basis of preparation

These condensed unaudited consolidated interim financial statements for the six months ended June 30, 2021 have been prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB, and should be read in conjunction with the Group’s last annual consolidated financial statements for year ended December 31, 2020. They do not include all of the information required for a complete set of financial statements prepared in accordance with IFRS Standards. However selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s consolidated financial position and consolidated performance since the last annual financial statements.

These condensed unaudited consolidated interim financial statements were authorized for issue by the Management Board on September 20, 2021.

Items included in the financial statements are measured using the currency of the primary economic environment in which the entity and its subsidiaries operate (‘the functional currency’). The financial statements are presented in pounds sterling (‘£’ or ‘GBP’), which is the Group’s functional and presentation currency.

Going concern

Management has prepared a cash flow forecast for the Group and has considered the ability for the Group to continue as a going concern for the foreseeable future, being at least 12 months after approving these financial statements.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Period from January 1 to June 30, 2021 (continued)

2Significant accounting policies (continued)

The Group is currently in the research and development phase of its journey to commercialization of eVTOL technology. It is generating minimal revenue, has a limited amount of cash on hand and has incurred net losses and net cash outflows from operations since inception. To date, the cash funding for the Group has come from private investors. Since December 31, 2020, the Group has raised £25 million through the issue of convertible notes (see Note 10 Convertible notes) and has also converted a £9 million loan to equity.

As of June 30, 2021, the Group had approximately £17,144 thousand of cash and cash equivalents on hand. Prior to the issuance of the consolidated financial statements for the year ended December 31, 2020 in July 2021, management prepared a cash flow model detailing the cash inflows and outflows of the Group and determined that the Group had sufficient cash to fund its activity for a period of 18 months from the date of approval of the financial statements.

Subsequent to the July 2021 release of the consolidated financial statements for the year ended December 31, 2020, management increased its investment into research and development activities. The increased activities, including hiring additional engineers and other staff, resulted in increased cash outflows, reducing cash and cash equivalents significantly. The Group is therefore dependent on additional financing for research and development activities and operational activities. Management plans to finance these activities with the proceeds from the contemplated US public listing via a merger with a Special Purpose Acquisition Company (‘SPAC’), which is expected to be completed in the fourth quarter of 2021. The timely realization of the transaction is imperative for the Group’s ability to continue as a going concern.

Based on the Group’s cash flow forecast and the need to raise additional capital to finance future operations, management has concluded that there is substantial doubt about the Group’s ability to continue as a going concern. The financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary in the event the Group can no longer continue as a going concern.

Summary of significant accounting policies and key accounting estimates

The accounting policies applied in these condensed unaudited consolidated interim financial statements are the same as those applied in the Group’s consolidated financial statements for the year ended December 31, 2020.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Period from January 1 to June 30, 2021 (continued)

3Critical accounting judgements and key sources of estimation uncertainty

Capitalization of development costs

The business incurs a significant amount of research and development cost. The point in time at which the business begins capitalization of any project is a critical accounting judgement. The business assesses the technology readiness level of its research and development projects, along with the commercialization potential and guidance from the accounting standards to assess whether a particular development project should be capitalized or not.

Costs for internally generated research and development are capitalized only if:

●	the product or process is technically feasible;
●	adequate resources are available to successfully complete the development;
●	the benefits from the assets are demonstrated;
●	the costs attributable to the projects are reliably measured;
●	the Group intends to produce and market or use the developed product or process and can demonstrate its market relevance.

Management has concluded that for the current and comparative period, none of the projects met the requirements for capitalization. Whilst management recognizes a market for the use of eVTOLs, the market is not yet established or proven. Additionally, the Group is developing new technologies and there are still uncertainties about the successful completion of this development.

If costs relating to a research and development project are not capitalized, they are expensed as incurred and presented in Research and development costs in the Income statement.

4Operating segments

The Group operates as a single operating segment and one reporting segment, being the development and commercialization of eVTOL technology. The Chief Operating Decision Maker, being the Chief Executive Officer, reviews all financial information as a single segment.

5Revenue

The analysis of the company’s revenue for the period from continuing operations is as follows:

	2021	2020
	£ 000	£ 000
Rendering of engineering consultancy services	66	49

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Period from January 1 to June 30, 2021 (continued)

6Other operating income

The analysis of the Group’s other operating income for the period is as follows:

	6 months ended	6 months ended
	June 30,	June 30,
	2021	2020
	£ 000	£ 000
Government grants	8,999	—
R&D tax credit	687	—
	9,686	—

Government grants

At June 30, 2021, the Company had a receivable of £8,943,000 from Aerospace Technology Institute (ATI) relating to the research and development of eVTOL technologies. The grant is made to fund research and development expenditure, and is recognised in the period to which the expense it is intended to fund relates.

R&D tax credit scheme

The R&D tax credit relates to the UK’s research and development expenditure credit scheme.

7Expenses by nature

Included within administrative expenses and research and development expenses are the following expenses/(income).

	6 months ended	6 months ended
	June 30,	June 30,
	2021	2020
	£ 000	£ 000
Staff costs excluding share based payments	5,546	3,580
Share based payment expenses	76	—
Software costs	497	271
Depreciation expense	162	134
Depreciation on right of use assets – Property	70	70
Amortization expense	168	117
Consultancy costs	1,501	523
Foreign exchange (losses)/gains	(16)	26
Expense on short term leases	30	36
Research and development components	2,478	1,909
Related party administrative expenses	127	72
Legal costs	2,060	8
Other administrative expenses	1,574	208
Other research and development costs	625	115
	14,898	7,068

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Period from January 1 to June 30, 2021 (continued)

8Share capital

Allotted, called up and fully paid shares

	June 30,		December 31,
	2021		2020
	No.	£	No.	£
A ordinary of £0.00001 each	123,220	1.23	100,000	1.00
B ordinary of £0.00001 each	4,832	0.05	4,832	0.05
Z ordinary of £0.00001 each	5,804	0.06	—	—
	133,856	1.34	104,832	1.05

New shares allotted

During the period 23,220 A ordinary shares having an aggregate nominal value of £0.2322 were allotted for an aggregate consideration of £9,000,000 and a weighted average fair value per share of £387.60, being the fair value at the time, which was based on investment offers from external third parties received at the time. There were no expected dividends or other features of the shares that needed to be incorporated into the valuation.. The shares were issued to Stephen Fitzpatrick in exchange for releasing a loan due to him. Share premium of £9,000,000 was recognised on issue and there were no transaction costs.

On 10 June 2021, in connection with the potential transaction with Broadstone Acquisition Corp., 5,804 Z shares in Vertical Aerospace Group Ltd, having a probability weighted fair value per share of £2,884, were issued to American Airlines, Inc. for a total consideration of £0.06. In return, American Airlines, Inc. entered into certain agreements regarding the ongoing commitment to commercialization of eVTOL technology. The issuance of these shares resulted in an expense being recognized in accordance with IFRS 2 and an increase in share premium of £16,738,000.

The Z shares carry full dividend and voting rights. The Z shares only share in other distributions of capital in the event of a combination with a special purpose acquisition company (‘SPAC transaction’). The valuation of the Z shares for the purposes of IFRS 2 was made with reference to the ongoing transaction with Broadstone Acquisition Corp, subject to certain discounts due to restrictions placed on the Z shares and their conversion to shares in the newly formed public company should the SPAC transaction be consummated as intended. Restrictions on the shares include a period of restrictions on sale of the shares in the American Lock Up Agreement, and a call option agreement between Vertical Aerospace Ltd., a Cayman Islands exempted company (“Pubco”), and American Airlines Inc., the Call Option Agreement. A probability adjustment was also made for the value of the shares if the transaction is not consummated as intended. Expected dividends were not incorporated into the valuation.

The Call Option Agreement, which was removed from the fair value of the underlying shares granted, had the following inputs:

June 10,
2021
Share price at date of grant ($)	9.93
Option strike price ($)	18.00
Expected volatility (%)	75.00
Maximum term to exercise (years)	3 and 4
Risk-free interest rate (%)	0.75

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Period from January 1 to June 30, 2021 (continued)

9Loans from related parties

On March 10, 2021, the Group agreed to reallocate its debt from Imagination Industries Ltd (a company wholly owned by Stephen Fitzpatrick) to Stephen Fitzpatrick. The loan was released by Stephen Fitzpatrick in exchange for newly issued share capital.

Movements on loan balances in the period were as follows:

	2021	2020
	£ 000	£ 000
As at January 1	6,309	—
Amounts advanced	2,945	—
Interest charge	483	—
Amounts repaid	(737)	—
Conversion to equity	(9,000)	—
As at June 30	—	—

10Convertible notes

In March 2021, the Company issued convertible notes resulting in gross proceeds of £25 million.

No interest accrues or is payable on the notes.

The Company can raise up to a further £50 million in convertible notes without recourse. Issuing notes in excess of £50m requires the consent of the existing noteholders.

The notes are convertible in the event of the Company entering a transaction with a special purpose acquisition company (“SPAC”) or any new equity funding raise prior to a SPAC transaction. A SPAC transaction means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination of the Company by or with a SPAC.

The notes convert to A Ordinary Shares in the capital of the Company by reference to the price per security value in the SPAC transaction or new equity fund raise.

The notes are redeemable by the Company only by agreement of the noteholders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders of Vertical Aerospace Group Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Vertical Aerospace Group Ltd. and its subsidiary (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of comprehensive income, of change in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and cash outflows from operating activities and requires additional capital to fund the research and development activities necessary to commercialize the technology. These events raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Bristol, United Kingdom

July 9, 2021, except with respect to the matters that raise substantial doubt about the Company’s ability to continue as a going concern discussed in Note 2, as to which the date is September 20, 2021.

We have served as the Company’s auditor since 2017.

VERTICAL AEROSPACE GROUP LTD

Consolidated Statement of Comprehensive Income for the Years Ended

December 31, 2020 and December 31, 2019

	Note	2020	2019
		£ 000	£ 000
Revenue	5	87	70
Cost of sales		(44)	(66)
Gross profit		43	4
Research and development expenses	7	(9,971)	(5,153)
Administrative expenses	7	(3,760)	(2,554)
Related party administrative expenses	7	(144)	(144)
Other operating income	6	2,317	399
Operating loss		(11,515)	(7,448)
Finance costs	8	(98)	(66)
Related party finance costs	8	(709)	—
Total finance costs	8	(807)	(66)
Loss before tax		(12,322)	(7,514)
Income tax (expense)/benefit	10	(4)	30
Net loss for the period and total comprehensive loss		(12,326)	(7,484)

		£	£
Basic and diluted loss per share	9	(123.26)	(74.84)

The accompanying accounting policies and notes form an integral part of these consolidated financial statements.

VERTICAL AEROSPACE GROUP LTD

Consolidated Statement of Financial Position as at December 31, 2020

and December 31, 2019

		December 31,	December 31,
	Note	2020	2019
		£ 000	£ 000
Assets
Non-current assets
Property, plant and equipment	11	1,422	1,545
Right of use assets	12	1,062	1,202
Intangible assets	13	2,030	2,060
		4,514	4,807
Current assets
Trade and other receivables	15	3,532	1,470
Cash and cash equivalents		839	1,029
		4,371	2,499
Total assets		8,885	7,306
Equity
Share capital	16	—	—
Other reserves	16	4,117	—
Net parent investment	2,16	—	4,162
Accumulated deficit		(5,055)	—
Total equity		(938)	4,162
Non-current liabilities
Long term lease liabilities	18	846	947
Provisions	19	88	83
Trade and other payables	20	—	524
		934	1,554
Current liabilities
Current lease liabilities	18	175	219
Trade and other payables	20	2,401	1,371
Loans from related parties	17	6,309	—
Income tax liability	10	4	—
		8,889	1,590
Total liabilities		9,823	3,144
Total equity and liabilities		8,885	7,306

The accompanying accounting policies and notes form an integral part of these consolidated financial statements.

VERTICAL AEROSPACE GROUP LTD

Consolidated Statement of Cash Flows for the Year Ended December 31, 2020

and December 31, 2019

	Note	2020	2019
		£ 000	£ 000
Cash flows from operating activities
Net loss for the period		(12,326)	(7,484)
Adjustments to cash flows from non-cash items
Depreciation and amortization	11,13	542	159
Depreciation on right of use assets	12	140	171
Finance costs	8	98	66
Related party finance costs	8	709	—
Share based payment transactions	22	96	—
Income tax expense/(benefit)	10	4	(30)
		(10,737)	(7,118)
Working capital adjustments
Increase in trade and other receivables	15	(2,062)	(848)
Increase in trade and other payables	20	787	683
Net cash flows used in operating activities		(12,012)	(7,283)
Cash flows from investing activities
Acquisition of subsidiaries, net of cash acquired		—	(731)
Acquisitions of property plant and equipment	11	(155)	(1,527)
Acquisition of intangible assets	13	(233)	(575)
Deferred consideration payments		(300)	—
Net cash flows used in investing activities		(688)	(2,833)
Cash flows from financing activities
Proceeds from related party borrowings	17	5,600	—
Payments to finance lease creditors	18	(220)	(130)
Movement in net parent investment		7,130	11,003
Net cash flows generated from financing activities		12,510	10,873
Net (decrease)/increase in cash and cash equivalents		(190)	757
Cash and cash equivalents at January 1		1,029	272
Cash and cash equivalents at December 31		839	1,029

The accompanying accounting policies and notes form an integral part of these consolidated financial statements.

VERTICAL AEROSPACE GROUP LTD

Consolidated Statement of Changes in Equity for the Year Ended

December 31, 2020 and December 31, 2019

		Share	Other	Net parent	Accumulated
	Note	capital	reserves	investment	deficit	Total
		£ 000	£ 000	£ 000	£ 000	£ 000
At January 1, 2019		—	—	643	—	643
Total comprehensive loss		—	—	(7,484)	—	(7,484)
Movement in net parent investment	2	—	—	11,003	—	11,003
At December 31, 2019		—	—	4,162	—	4,162

		Share	Other	Net parent	Accumulated
	Note	capital	reserves	investment	deficit	Total
		£ 000	£ 000	£ 000	£ 000	£ 000
At January 1, 2020		—	—	4,162	—	4,162
Total comprehensive loss		—	—	(7,175)	(5,151)	(12,326)
Share based payment transactions	22	—	—	—	96	96
Movement in net parent investment		—	—	7,130	—	7,130
Transfer to Other reserves		—	4,117	(4,117)	—	—
At December 31, 2020		—	4,117	—	(5,055)	(938)

The accompanying accounting policies and notes form an integral part of these consolidated financial statements.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020

1 General information

Vertical Aerospace Group Ltd (“VAGL”, the “Company”, or the “Group” if together with its subsidiaries) is a private company limited by share capital, incorporated and domiciled in UK formed and fully capitalized in May 2020 by Stephen Fitzpatrick (the “Founder”).

The address of its registered office is:

140-142 Kensington Church Street

London

W8 4BN

United Kingdom

These financial statements were authorised for issue by the Management Board on July 9, 2021, except with respect to the matters that raise substantial doubt about the Company’s ability to continue as a going concern discussed in Note 2, as to which the date is September 20, 2021.

Principal activities

The principal activity of the Company and its wholly owned subsidiary, Vertical Advanced Engineering Ltd (“VAEL”), is the development and commercialization of vertical take-off and landing electrically powered aircraft (‘eVTOL’). The Group’s main operations are in the United Kingdom.

Prior to the Company’s formation, the principal activities of the Group were carried out by Imagination Industries Aero Ltd (“IIAL”) (formerly Vertical Aerospace Ltd), an entity indirectly but wholly owned by the Founder through an investment in Imagination Industries Ltd (“IIL”).

2 Significant accounting policies

Presentation of these financial statements

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and reflect the historical operations of the Vertical Aerospace business further to the corporate reorganization as described below.

In July 2020 IIAL transferred all of its operations and substantially all of its net assets to VAGL (the “Vertical Aerospace Net Assets”), and in February 2021 IIAL transferred its investment in VAEL to VAGL (together, the “Reorganization”). Prior to the transfer VAGL only engaged in activities incidental to its formation.

The Reorganization has been considered as a reorganization under common control for the purpose of the preparation of these consolidated financial statements and resulted in the Vertical Aerospace Net Assets being recognised by VAGL at their historical net book values. Following the transfer IIAL changed its name to Imagination Industries Aero Ltd (together with IIL, the “Parent Group”) as its remaining net assets were no longer related to or included in the Vertical Aerospace business.

Through the Reorganization as described above, the Company’s principal activities became the development and commercialization of eVTOL aircraft following the contribution of the Vertical Aerospace Net Assets, and the Company became the parent of VAEL. Accordingly, the consolidated financial statements were prepared as if the Reorganization had been completed prior to the earliest period presented (except for the acquisition of VAEL which was acquired by IIAL in July 2019 as discussed in note 14 Business combinations) using the historical book values of IIAL. Prior to the Reorganization the Vertical Aerospace Net Assets had not presented standalone financial statements, and, as a result, financial information for the period up to July 2020 were derived from IIAL’s historical financial records as if the Vertical Aerospace Net Assets (including VAEL from July 2019) had been a standalone business. Accordingly, the financial information for that period is shown on a carve-out basis to present the results of operations.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

All transactions and balances between the Vertical Aerospace Net Assets and the Parent Group during the period prior to July 2020 which were not historically settled in cash, were considered to be effectively settled in cash in the consolidated financial statements at the time the transaction was recorded. The total net effect of the settlement of these transactions between the Vertical Aerospace Net Assets and the Parent Group are reflected in the Consolidated statement of cash flows as Movement in net parent investment in financing activity, and in the Consolidated statement of financial position and Statement of changes in equity as Net parent investment.

During the period prior to July 2020, the Group’s equity balance represented the excess of total assets over total liabilities and was recorded within the account Net parent investment. Net parent investment represents the cumulative financing by the Parent Group and the Founder in the Vertical Aerospace Net Assets through to the Reorganization. In connection with the Reorganization the Net parent investment balance was reclassified to Other reserves.

Assets and liabilities that were specifically identifiable or attributable to the Vertical Aerospace Net Assets have been included in the carve-out financial information, in addition to the assets and liabilities of VAEL after its acquisition in July 2019. The deferred consideration related to the VAEL acquisition with a fair value of £820,000 at the date of acquisition has been reflected in the carve-out financial information up to July 2020. The outstanding deferred consideration balance at July 2020 with a fair value of £542,000 at that date was not included in the Vertical Aerospace Net Assets, and is treated as an increase to Net Parent Investment immediately prior to the reclassification to Other reserves. The carve-out financial information also includes all income and expenses incurred by IIAL up to July 2020 as management believes this to be a reasonable representation, however it may not reflect the income and expenses that would be been incurred if the Vertical Aerospace Net Assets operated as an independent business for the period prior to the Reorganization.

Basis of preparation

All intercompany balances and transactions have been eliminated in consolidation.

The financial statements have been prepared under historical cost accounting rules, apart from certain financial liabilities which are recognised at fair value. If the Company had derivative financial instruments, these would have been measured at fair value.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the company’s accounting policies.

Items included in the financial statements are measured using the currency of the primary economic environment in which the entity and its subsidiaries operate (‘the functional currency’). The financial statements are presented in pounds sterling (‘£’ or ‘GBP’), which is the Group’s functional and presentation currency and all amounts are presented in and rounded to the nearest thousand unless otherwise indicated.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Basis of consolidation

Vertical Aerospace Group Ltd is the parent of the Group. Details of the subsidiaries are as follows:

			Proportion of
			ownership
			interest and
			voting rights held
Name of subsidiary	Principal activity	Registered office	2020	2019
Vertical Advanced Engineering Ltd	Sale of engineering consultancy services	140-142 Kensington Church Street, London, W8 4BN UK	100%	100%

Summary of significant accounting policies and key accounting estimates

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

Going concern

Management has prepared a cash flow forecast for the Group and has considered the ability for the Group to continue as a going concern for the foreseeable future, being at least 12 months after approving these financial statements.

The Group is currently in the research and development phase of its journey to commercialization of eVTOL technology. It is generating minimal revenue, has a limited amount of cash on hand and has incurred net losses and net cash outflows from operations since inception. To date, the cash funding for the Group has come from private investors. Since December 31, 2020, the Group has raised £25m through the issue of convertible notes (see Note 27 Non adjusting events after the reporting period) and has also converted a £9m loan to equity.

As of December 31, 2020, the Group had approximately £839 thousand of cash and cash equivalents on hand. Prior to the issuance of the financial statements in July 2021, management prepared a cash flow model detailing the cash inflows and outflows of the Group and determined that the Group had sufficient cash to fund its activity for a period of 18 months from the date of approval of the financial statements.

Subsequent to the July 2021 release of the financial statements, management increased its investment into research and development activities. The increased activities, including hiring additional engineers and other staff, resulted in increased cash outflows, reducing cash and cash equivalents significantly. The Group is therefore dependent on additional financing for research and development activities and operational activities. Management plans to finance these activities with the proceeds from the contemplated US public listing via a merger with a Special Purpose Acquisition Company (‘SPAC’), which is expected to be completed in the fourth quarter of 2021. The timely realization of the transaction is imperative for the Group’s ability to continue as a going concern.

Based on the Group’s cash flow forecast and the need to raise additional capital to finance future operations, management has concluded that there is substantial doubt about the Group’s ability to continue as a going concern. The financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary in the event the Group can no longer continue as a going concern.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Changes in accounting policy

The Group early adopted the following standards and amendments for the first time from the annual reporting period commencing January 1, 2019:

●	Definition of Material — amendments to IAS 1 and IAS 8
●	Definition of a Business — amendments to IFRS 3
●	Interest Rate Benchmark Reform — amendments to IFRS 9, IAS 39 and IFRS 7
●	Revised Conceptual Framework for Financial Reporting

The amendments listed above did not have any impact on the amounts recognised in prior periods and are not expected to significantly affect the current or future periods.

No new accounting standards and interpretations that have been published and are not mandatory for December 31, 2020 reporting periods have been early adopted by the Group or are expected to have a material impact on the Group in current or future reporting periods.

Revenue recognition

Revenues are minimal to the Group and are generated from the performance of engineering consultancy services to customers.

IFRS 15 deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers.

IFRS principles are applied using the following 5 step model:

1.	Identify the contracts with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognise revenue when or as the entity satisfies its performance obligations

The revenue for the Group relates solely to engineering consultancy services and revenue is recognised once the Group has satisfied the performance conditions. The contracts that the Group enters into comprise payments when certain milestones are met. Revenue is recognised at each milestone event and only if the milestone is met.

Government grants

Government grants are recognised as Other operating income and are recognised in the period when the expense to which the grant relates is incurred. Grants are only recognised when there is a signed grant offer letter or equivalent from the government body and there is reasonable assurance that the Group will be able to satisfy all conditions of the grant.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Receivables relating to government grants are presented in Trade and other receivables at their fair value.

Research and development expenses

Research expenditure is charged to the income statement in the period in which it occurred.

Development expenditure is recognised as an intangible asset when it is probable that the project will generate future economic benefit, considering factors such as technological, commercial and regulatory feasibility. Other development expenditure is charged to the income statement in the period in which it occurred. Refer to note 3 Critical accounting judgements and key sources of estimation uncertainty for a discussion on the judgement of this classification.

The amounts included in research and development expenses include staff costs for staff working directly on research and development projects and for expenses directly attributable to a research project, excluding software costs.

Finance income and costs policy

Financing expense comprises interest payable on loans from related parties and is recognised in profit or loss using the effective interest method.

Interest income and interest payable is recognised in profit or loss as it accrues, using the effective interest method.

Foreign currency transactions and balances

Transactions in foreign currencies are initially recorded at the functional currency rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated into the respective functional currency of the entity at the rates prevailing on the reporting period date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the initial transaction dates.

Non-monetary items measured in terms of historical cost in a foreign currency are not retranslated.

Tax

The tax expense for the period comprises current tax and deferred tax. Tax is recognised in profit or loss, except that a change attributable to an item of income or expense recognised as other comprehensive income is also recognised directly in other comprehensive income.

The current income tax charge is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the reporting date in the countries where the company operates and generates taxable income.

Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Deferred tax is provided on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: the initial recognition of goodwill; the initial recognition of assets or liabilities that affect neither accounting nor taxable profit other than in a business combination, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Deferred tax assets are recognized only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.

Deferred tax assets and liabilities are offset where there is a legally enforceable right to offset current tax assets and liabilities and where the deferred tax balances relate to the same taxation authority.

The Group is the recipient of R&D tax credits in the UK. These tax credits are presented within the other operating income.

Property, plant and equipment

Property, plant and equipment is stated in the statement of financial position at cost, less any subsequent accumulated depreciation and subsequent accumulated impairment losses.

The cost of property, plant and equipment includes directly attributable incremental costs incurred in their acquisition and installation.

Depreciation

Depreciation is charged so as to write off the cost of assets over their estimated useful lives, as follows:

Asset class	Depreciation method and rate
Leasehold property	Straight line over term of lease
Computer equipment	3 years straight line
Leasehold improvements	5 – 9 years straight line

Intangible assets

Intangible assets are carried at cost, less accumulated amortization and impairment losses.

Computer software licences acquired for use within the Company are capitalised as an intangible asset on the basis of the costs incurred to acquire and bring to use the specific software.

Amortization

Amortization is provided on intangible assets so as to write off the cost on a straight line basis, less any estimated residual value, over their expected useful economic life as follows:

Asset class	Amortization method and rate
IT software	3 years straight line

Business combinations and goodwill

The purchase method is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange. Identifiable assets acquired and liabilities and contingent liabilities assumed are measured initially at their fair values on the date of acquisition. The excess of the cost of acquisition over the fair value of the Group’s share of identifiable net assets, including intangible assets acquired, is recorded as goodwill. If the cost of acquisition is less than the fair value of the Group’s share of net assets of the subsidiary acquired, the difference is recognised directly in the income statement.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Goodwill is stated at cost, less any accumulated impairment losses. Goodwill is tested annually for impairment or when there are indicators of impairment.

Cash and cash equivalents

Cash and cash equivalents include cash at bank and in hand.

Trade and other receivables

Trade receivables are amounts due from customers for services performed in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Trade receivables are recognised initially at the transaction price. They are subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for the impairment of trade receivables is established using an expected credit loss model as per the Group’s accounting policy for the impairment of financial assets.

Other receivables represent amounts due from parties who are not customers and are measured at amortized cost.

Trade and other payables

Trade and other payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade and other payables are recognised initially at the transaction price and subsequently measured at amortized cost using the effective interest method.

Borrowings

All borrowings are initially recorded at the amount of proceeds received, net of transaction costs. Borrowings are subsequently carried at amortized cost, with the difference between the proceeds, net of transaction costs, and the amount due on redemption being recognised as a charge to the income statement over the period of the relevant borrowing.

Borrowings are classified as current liabilities unless the company has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

Provisions

Provisions are recognised when the company has a present obligation (legal or constructive) as a result of a past event, it is probable that the group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

Provisions are measured at management’s best estimate of the expenditure required to settle the obligation at the reporting date and are discounted to present value where the effect is material.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Leases

Definition

A lease is a contract, or part of a contract, that conveys the right to use an asset or a physically distinct part of an asset (‘the underlying asset’) for a period of time in exchange for consideration. Further, the contract must convey the right to the company to control the asset or a physically distinct portion thereof. A contract is deemed to convey the right to control the underlying asset, if throughout the period of use, the company has the right to:

Obtain substantially all the economic benefits from the use of the underlying asset, and;

Direct the use of the underlying asset (eg direct how and for what purpose the asset is used).

Initial recognition and measurement

The company initially recognizes a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term.

The lease liability is measured at the present value of the lease payments to be made over the lease term. The lease payments include fixed payments, purchase options at exercise price (where payment is reasonably certain), expected amount of residual value guarantees, termination option penalties (where payment is considered reasonably certain) and variable lease payments that depend on an index or rate.

The right-of-use asset is initially measured at the amount of the lease liability, adjusted for lease prepayments, lease incentives received, the company’s initial direct costs (e.g., commissions) and an estimate of restoration, removal and dismantling costs.

Subsequent measurement

After the commencement date, the company measures the lease liability by:

(a)	Increasing the carrying amount to reflect interest on the lease liability;
(b)	Reducing the carrying amount to reflect the lease payments made; and
(c)	Re-measuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in substance fixed lease payments or on the occurrence of other specific events.

Interest on the lease liability in each period during the lease term is the amount that produces a constant periodic rate of interest on the remaining balance of the lease liability. Interest charges are included in finance costs in the income statement, unless the costs are included in the carrying amount of another asset applying other applicable standards. Variable lease payments not included in the measurement of the lease liability, are included in operating expenses in the period in which the event or condition that triggers them arises.

The related right-of-use asset is accounted for using the Cost model in IAS 16 and depreciated and charged in accordance with the depreciation requirements of IAS 16 Property, Plant and Equipment as disclosed in the accounting policy for Property, Plant and Equipment. Adjustments are made to the carrying value of the right of use asset where the lease liability is re-measured in accordance with the above. Right of use assets are tested for impairment in accordance with IAS 36 Impairment of assets as disclosed in the accounting policy in impairment.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Short term and low value leases

The company has made an accounting policy election, by class of underlying asset, not to recognize lease assets and lease liabilities for leases with a lease term of 12 months or less (i.e., short-term leases).

The company has made an accounting policy election on a lease-by-lease basis, not to recognize lease assets on leases for which the underlying asset is of low value.

Lease payments on short term and low value leases are accounted for on a straight line bases over the term of the lease or other systematic basis if considered more appropriate. Short term and low value lease payments are included in operating expenses in the income statements.

Impairment (non-financial assets)

All assets are reviewed for impairment when there is an indicator of impairment. In addition, goodwill is reviewed for impairment at least annually.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount.

Share capital

Ordinary shares are classified as equity. Equity instruments are measured at the fair value of the cash or other resources received or receivable, net of the direct costs of issuing the equity instruments. If payment is deferred and the time value of money is material, the initial measurement is on a present value basis.

Defined contribution pension obligation

A defined contribution plan is a pension plan under which fixed contributions are paid into a separate entity and has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

For defined contribution plans contributions are paid into publicly or privately administered pension insurance plans on a mandatory or contractual basis. The contributions are recognized as employee benefit expense when they are due.

Share based payments

Vertical Aerospace Group Ltd operates an equity-settled, share based compensation plan, under which the entity receives services from employees as consideration for equity instruments (share options or shares) of Vertical Aerospace Group Ltd. The fair value of the employee services received in exchange for the grant of the shares is recognised as an expense. The total amount to be expensed is determined by reference to the fair value of the shares granted:

●	including any market performance conditions (for example, an entity’s share price);
●	excluding the impact of any service and non-market performance vesting conditions (for example, remaining an employee of the entity over a specified time period); and
●	including the impact of any non-vesting conditions.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Non-market performance and service conditions are included in assumptions about the number of shares that are expected to vest. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. In addition, in some circumstances employees may provide services in advance of the grant date and therefore, the grant date fair value is estimated for the purposes of recognizing the expense during the period between service commencement period and grant date.

The fair value of ordinary shares in the Group are interpolated from externally set valuations based on investment offers received from third parties (whether accepted or not). In the absence of third party investment offers, internal valuations are used and are benchmarked against third party investment offers when they become available. Further assumptions are applied to the imputed valuations to reflect factors such as lack of marketability and control, including lack of voting rights, where appropriate.

At the end of each reporting period, the Group revises its estimates of the number of shares that are expected to vest based on the non-market vesting conditions. They recognize the impact of the revision to original estimates, if any, in the income statement, with a corresponding adjustment to equity.

Financial instruments

Initial recognition

Financial assets and financial liabilities comprise all assets and liabilities reflected in the statement of financial position, although excluding property, plant and equipment, intangible assets, deferred tax assets, prepayments, deferred tax liabilities and employee benefits plan.

The company recognizes financial assets and financial liabilities in the statement of financial position when, and only when, the company becomes party to the contractual provisions of the financial instrument.

Financial assets are initially recognized at fair value. Financial liabilities are initially recognized at fair value, representing the proceeds received net of premiums, discounts and transaction costs that are directly attributable to the financial liability.

All regular way purchases and sales of financial assets and financial liabilities classified as fair value through profit or loss (“FVTPL”) are recognized on the trade date, i.e. the date on which the company commits to purchase or sell the financial assets or financial liabilities.

All regular way purchases and sales of other financial assets and financial liabilities are recognized on the settlement date, i.e. the date on which the asset or liability is received from or delivered to the counterparty. Regular way purchases or sales are purchases or sales of financial assets that require delivery within the time frame generally established by regulation or convention in the market place.

Subsequent to initial measurement, financial assets and financial liabilities are measured at either amortized cost or fair value.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Classification and measurement

Financial instruments are classified at inception into one of the following categories, which then determine the subsequent measurement methodology: -

I. Financial Assets

Financial assets are classified into one of the following three categories:

●	financial assets at amortized cost;
●	financial assets at fair value through other comprehensive income (FVTOCI); or
●	financial assets at fair value through the profit or loss (FVTPL).

Criteria for measurement of Financial asset at amortized cost

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	the assets are held within a business model whose objective is to hold assets in order to collect contractual cash flows; and
●	the contractual terms of the financial assets give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

If either of the above two criteria is not met, the financial assets are classified and measured at fair value through the profit or loss (FVTPL).

Additionally, if a financial asset meets the amortized cost criteria, the company may choose to designate the financial asset at FVTPL. Such an election is irrevocable and applicable only if the FVTPL classification significantly reduces a measurement or recognition inconsistency.

II. Financial liabilities

Financial liabilities are classified into one of the following two categories:

●	financial liabilities at amortized cost; or
●	financial liabilities at fair value through the profit or loss (FVTPL).

Financial liabilities at amortized cost

All financial liabilities, other than those classified as financial liabilities at FVTPL, are measured at amortized cost using the effective interest rate method.

Financial liabilities at fair value through the profit or loss

Financial liabilities not measured at amortized cost are classified and measured at FVTPL.

The classification of financial instruments is as follows:

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

2 Significant accounting policies (continued)

Amortized cost: Trade receivables, Other receivables excluding other non-financial receivables, Cash and cash equivalents, Loans and borrowings, Trade payables, Lease liabilities, Other current liabilities excluding non-financial liabilities, Accrued liabilities excluding non-financial liabilities, and Deferred consideration.

Derecognition of financial assets and liabilities

Financial assets are derecognized when the contractual rights to the cash flow have expired or been transferred together with substantially all risks and rewards. Financial liabilities are derecognized when they are extinguished.

Impairment of financial assets

Measurement of Expected Credit Losses

The company recognises loss allowances for expected credit losses (ECL) on financial instruments that are not measured at FVPTL, namely Trade and other receivables. The company applies the simplified approach, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

To measure the expected credit losses, trade receivables have been grouped based on shared credit risk characteristics and the days past due.

The expected loss rates are based on the payment profiles of sales over a period of 18 months before 31 December 2020 and the corresponding historical credit losses experienced within this period. The historical loss rates are adjusted to reflect current and forward-looking information on macroeconomic factors affecting the ability of the customers to settle the receivables.

3 Critical accounting judgements and key sources of estimation uncertainty

Capitalization of development costs

The business incurs a significant amount of research and development cost. The point in time at which the business begins capitalization of any project is a critical accounting judgement. The business assesses the technology readiness level of its research and development projects, along with the commercialization potential and guidance from the accounting standards to assess whether a particular development project should be capitalized or not.

Costs for internally generated research and development are capitalized only if:

●	the product or process is technically feasible;
●	adequate resources are available to successfully complete the development;
●	the benefits from the assets are demonstrated;
●	the costs attributable to the projects are reliably measured;
●	the Group intends to produce and market or use the developed product or process and can demonstrate its market relevance.

Management has concluded that in 2020 and 2019, none of the projects met the requirements for capitalization. Whilst Management recognizes a market for the use of eVTOLs, the market is not yet established or proven. Additionally, the Group is developing new technologies and there are still uncertainties about the successful completion of this development.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

3 Critical accounting judgements and key sources of estimation uncertainty (continued)

If costs relating to a research and development project are not capitalized, they are expensed as incurred and presented in Research and development costs in the Income statement.

4 Operating segments

The Group operates as a single operating segment and one reporting segment, being the development and commercialization of eVTOL technology. The Chief Operating Decision Maker, being the Chief

Executive Officer, reviews all financial information as a single segment.

5 Revenue

The analysis of the company’s revenue for the year from continuing operations is as follows:

	2020	2019
	£ 000	£ 000
Rendering of engineering consultancy services	87	70

All revenue is generated within the UK, based on the location where the engineering consultancy are delivered.

6 Other operating income

The analysis of the Group’s other operating income for the year is as follows:

	2020	2019
	£ 000	£ 000
Government grants	1,989	—
R&D tax credit	328	399
	2,317	399

Government grants

At December 31, 2020, the Group had a receivable of £1,989,000 from Aerospace Technology Institute (ATI) relating to the research and development of eVTOL technologies. The grant is made to fund research and development expenditure, and is recognised in the period to which the expense it is intended to fund relates. The amounts outstanding at December 31, 2020 were received in February 2021.

R&D tax credit scheme

The R&D tax credit relates to the UK’s research and development expenditure credit scheme.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

7 Expenses by nature

Included within administrative expenses and research and development expenses are the following expenses/(income).

	2020	2019
	£ 000	£ 000
Staff costs excluding share based payment expenses	8,445	3,642
Share based payment expenses	96	—
Software costs	579	191
Depreciation expense	279	89
Depreciation on right of use assets – Property	140	171
Amortisation expense	263	70
Consultancy costs	745	518
Foreign exchange gains/(losses)	26	(6)
Expense on short term leases	64	8
Research and development components	2,095	1,933
Related party administrative expenses	144	144
Other administrative expenses	539	929
Other research and development costs	460	163
Total administrative and research and development expenses	13,875	7,851

Staff costs excluding share based payment expenses relates primarily to salary and salary related expenses, including social secuirty and pension contributions.

Research and development components represents the amount spent on hardware and testing for building eVTOL prototypes.

8 Finance costs

	2020	2019
	£ 000	£ 000
Finance costs
Interest on loans from related parties	(709)	—
Discount unwind on deferred consideration	(19)	(14)
Interest expense on leases-Property	(74)	(46)
Other finance costs	(5)	(6)
Total finance costs	(807)	(66)

Interest on loans from related parties represents the interest charge by Imagination Industries Ltd, a company wholly owned by Stephen Fitzpatrick.

Discount unwind on deferred consideration represents the discount unwind on deferred consideration payable from the acquisition of Vertical Advanced Engineering Ltd.

Other finance costs represent discount unwind on provisions for dilapidations.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

9 Loss per share

Basic earnings per share, in this case a loss per share, is calculated by dividing the loss for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted earnings per share is calculated by dividing the loss attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

The calculation of loss per share is based on the following data:

	2020	2019
	£ 000	£ 000
Net loss for the period	(12,326)	(7,484)

Number of share in issue:

	2020	2019
	No. of shares	No. of shares
Weighted average issued shares	100,000	100,000

The loss per share calculation does not include B ordinary shares as these are non dividend bearing and therefore do not participate in the profit or loss for the period.

Due to the Reorganization as described in note 2 Significant accounting policies, the number of shares at the 2019 reporting period has been restated to reflect the current share structure of in order to present loss per share on a comparable basis. Vertical Aerospace Group Ltd was incorporated in May 2020, therefore, were it not for the restatement due to the Reorganization, the number of shares would be nil.

	2020	2019
	£	£
Basic and diluted loss per share	(123.26)	(74.84)

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

10 Taxation

Tax charged/(credited) in the income statement

	2020	2019
	£ 000	£ 000
Current taxation
UK corporation tax	(4)	30

The tax on profit before tax for the year is higher than the standard rate of corporation tax in the UK (2019 — higher than the standard rate of corporation tax in the UK) of 19% (2019 – 19%).

The differences are reconciled below:

	2020	2019
	£ 000	£ 000
Loss before tax	(12,322)	(7,514)
Corporation tax benefit at standard rate	2,341	1,428
Decrease in tax benefit from effect of expenses not deductible in determining taxable profit (tax loss)	(135)	—
Decrease in tax benefit from tax losses for which no deferred tax asset was recognised	(841)	—
Decrease in tax benefit arising from group relief tax reconciliation (pre Reorganization)	(1,369)	(1,428)
Deferred tax credit from unrecognised temporary difference from a prior period	—	30
Total tax (expense)/benefit	(4)	30

The main rate of UK corporation tax for the years to March 31, 2019, March 31, 2020 and March 31, 2021 was 19%.

At the March Budget 2021, the UK government announced that the Corporation Tax main rate (for all profits except ring fence profits) for the years starting April 1, 2023 be 25%. At the time of signing these financial statements the change had not been substantively enacted by the UK government.

There are £4,476,000 of unused tax losses (2019 — £Nil) for which no deferred tax asset is recognised in the statement of financial position. The tax losses have no expiry date.

No deferred tax assets or liabilities have been recognised as the Group has a surplus of UK tax losses which offset in the same jurisdiction as any deferred tax liabilities. A deferred tax asset for the surplus tax losses has not been recognised as the Group has not yet been profitable and therefore there is uncertainty over the availability of future taxable profits against which to utilise the tax losses.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

11 Property, plant and equipment

		Leasehold
	Note	improvements	Office equipment	Total
		£ 000	£ 000	£ 000
Cost or valuation
At January 1, 2019		25	53	78
Additions		1,311	216	1,527
Acquired through business combinations	14	14	35	49
December 31, 2019		1,350	304	1,654
Additions		18	137	155
December 31, 2020		1,368	441	1,809
Depreciation
At January 1, 2019		1	18	19
Charge for year		31	58	89
At December 31, 2019		32	76	108
Charge for the year		174	105	279
At December 31, 2020		206	181	387
Net book value
At December 31, 2020		1,162	260	1,422
At December 31, 2019		1,318	227	1,545
At January 1, 2019		24	35	59

Leasehold improvements represents improvements to leased property in Bristol, UK.

All property, plant and equipment is attributable to the UK.

12 Right of use assets

Property
£ 000
Cost or valuation
At January 1, 2019	867
Additions	578
At December 31, 2019	1,445
At December 31, 2020	1,445
Depreciation
At January 1, 2019	72
Charge for year	171
At December 31, 2019	243
Charge for the year	140
At December 31, 2020	383
Net book value
At December 31, 2020	1,062
At December 31, 2019	1,202
As at January 1, 2019	795

The right of use asset is a leasehold property at Camwal Court, Bristol, UK. Further information on the lease liability of this lease can be found in note 18 Leases.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

13 Intangible assets

	Note	Goodwill	IT software	Total
		£ 000	£ 000	£ 000
Cost or valuation
At January 1, 2019		—	56	56
Additions		—	575	575
Acquired through business combinations	14	1,473	51	1,524
At December 31, 2019		1,473	682	2,155
Additions		—	233	233
At December 31, 2020		1,473	915	2,388
Amortisation
At January 1, 2019		—	25	25
Amortisation charge		—	70	70
At December 31, 2019		—	95	95
Amortisation charge		—	263	263
At December 31, 2020		—	358	358
Net book value
At December 31, 2020		1,473	557	2,030
At December 31, 2019		1,473	587	2,060
At January 1, 2019		—	31	31

The amortisation charge of £263,000 (2019: 70,000) is shown in Administrative expenses.

All intangible assets are attributable to the UK.

The goodwill was recognised on the acquisition of Vertical Advanced Engineering Ltd in July 2019. See note 14 Business combinations.

IT software is third party software licences which includes perpetual licences and implementation costs.

Included within IT software are product lifecycle management software licences with a carrying value of £263,000 (2019: £406,000) and a remaining useful life of 22 months (2019: 34 months).

There was no indication of impairment of the software or goodwill during the year. The carrying amounts of the software was reviewed at the reporting date and management determined that there were no indicators of impairment.

When performing the impairment testing for goodwill, management views the business as one cash generating unit (‘CGU’) being the commercialization and development of eVTOLs. The recoverable amount for the CGU was determined as its fair value less costs of disposal. The key assumption on which management has based its impairment assessment in the fair value of level 2 equity instruments which approximate to the value of the CGU — based on recent transactions and potential future transactions of the Group’s level 2 equity instruments.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

14 Business combinations

On July 29, 2019, acquired 100% of the issued share capital of MGI Motorsport Ltd (subsequently renamed to Vertical Advanced Engineering Ltd), obtaining control. The principal activity of Vertical Advanced Engineering Ltd is the supply of engineering consultancy services. Vertical Advanced Engineering Ltd was acquired in order to acquire Formula 1 expertise, resulting in a Group which combines the Formula 1 and aerospace skillsets.

The amounts recognised in respect of the identifiable assets acquired and liabilities assumed are as set out in the table below:

December 31,
2019
£ 000
Assets and liabilities acquired
Financial assets	352
Property, plant and equipment	49
Identifiable intangible assets	51
Financial liabilities	(96)
Total identifiable net assets	356
Goodwill	1,473
Total consideration	1,829
Satisfied by:
Cash	1,009
Fair value of deferred consideration	820
Total consideration transferred	1,829
Cash flow analysis:
Cash consideration	1,009
Less: cash and cash equivalent balances acquired	(278)
Net cash outflow arising on acquisition	731

Deferred consideration of £900,000 is payable in three equal instalments of £300,000 per annum over the course of 3 years. The deferred consideration is recognised at amortized cost. Due to the Reorganization, the Group has no deferred consideration payable at December 31, 2020; refer to note 2 Significant accounting policies.

Included within Financial assets acquired are trade receivables with a fair value and gross contractual value of £57,000. All the trade receivables have since been collected.

The goodwill of £1,483,000 arising from the acquisition consists of workforce and Formula 1 expertise. None of the goodwill is expected to be deductible for UK corporation tax purposes.

Vertical Advanced Engineering Ltd contributed £70,000 revenue and £4,000 to the company’s profit for the period between the date of acquisition and the 2019 balance sheet date.

If the acquisition of Vertical Advanced Engineering Ltd had been completed on the first day of the 2019 financial year, company revenues for the period would have been £509,000 and company loss would have been £8,045,000.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

15 Trade and other receivables

	December 31,	December 31,
	2020	2019
	£ 000	£ 000
Trade receivables	—	41
Government grants receivable	1,989	—
Prepayments	733	334
Other receivables	810	1,095
	3,532	1,470

Included within Other receivables is £328,000 for the R&D tax credit receivable (2019: £549,000).

The fair value of trade and other receivables classified as financial instruments are disclosed in note 23 Financial instruments. Expected credit losses were not significant in 2020 or 2019.

The Group’s exposure to credit and market risks, including impairments and allowances for credit losses, relating to trade and other receivables is disclosed in note 24 Financial risk management and impairment of financial assets.

16 Share capital and other reserves

Allotted, called up and fully paid shares

	December 31,		December 31,
	2020		2019
	No.	£	No.	£
A ordinary of £0.00001 each	100,000	1.00	100,000	1.00
B ordinary of £0.00001 each	4,832	0.05	4,832	0.05
	104,832	1.05	104,832	1.05

The 2019 share capital is the deemed share capital based on the structure at December 31, 2020 in line with the treatment of the Reorganization. Refer to note 2 Significant accounting policies.

In addition to the allotted shares, a further 25,973 B ordinary shares have been authorized for allotment to fulfil future option exercises.

No other shares had been authorized for allotment at December 31, 2020.

A ordinary shares have full voting rights, full dividend rights.

B ordinary shares have no voting or dividend rights and have rights to capital distribution on liquidation on par with A ordinary shares. Options have been granted to employees to be able to acquire B shares. Refer to note 22 Share-based payments.

Other reserves

Other reserves comprises capital contributions from shareholders. In 2020, a capital contribution of £4,160,000 arose on the Reorganization. Refer to note 2 Significant accounting policies.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

16 Share capital and other reserves (continued)

Net parent investment

The net parent investment relates to money invested by the parent prior to the transfer of business on July 1, 2020 as described in more detail in note 2 Significant accounting policies. Cash investments of £7,130,000 were received in the 6 months to June 30, 2020 (full year 2019: £11,003,000). On July 1, 2020, in line with the Reorganization accounting, the total balance of £4,160,000 was reclassified to Other reserves.

17 Loans from related parties

	December 31,	December 31,
	2020	2019
	£ 000	£ 000
Current loans and borrowings
Loans from related parties	6,309	—

Loans from related parties represents a loan from Imagination Industries Ltd, a company wholly owned by Stephen Fitzpatrick. Movements in the year were as follows:

	2020	2019
	£ 000	£ 000
As at January 1	—	—
Amounts advanced	5,600	—
Interest charged	709	—
As at December 31	6,309	—

The loans with Imagination Industries Ltd attracted an interest rate of 30% (2019: not applicable) and are repayable on demand.

The loans and borrowings classified as financial instruments are disclosed in note 23 Financial instruments.

The company’s exposure to market and liquidity risk; including maturity analysis, in respect of loans and borrowings is disclosed in note 24 Financial risk management and impairment of financial assets.

18 Leases

The balance sheet shows the following amounts relating to lease liabilities:

	December 31,	December 31,
	2020	2019
	£ 000	£ 000
Long term lease liabilities	846	947
Current lease liabilities	175	219
	1,021	1,166

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

18 Leases (continued)

Lease liabilities maturity analysis

A maturity analysis of lease liabilities based on undiscounted gross cash flow is reported in the table below:

	December 31,	December 31,
	2020	2019
	£ 000	£ 000
Less than one year	175	219
Within 2 – 5 years	700	700
More than 5 years	397	572
Total lease liabilities (undiscounted)	1,272	1,491

Total cash outflows related to leases

Total cash outflows related to leases are presented in the table below:

	December 31,	December 31,
Payment	2020	2019
	£ 000	£ 000
Right of use assets	220	130
Low value leases	—	2
Short term leases	64	8
Total cash outflow	284	140

A reconciliation of the finance lease creditors is shown below:

£000
As at January 1, 2019	673
Additions due to changes in estimates	577
Interest element of payments to finance lease creditors	(46)
Principal element of payments to finance lease creditors	(84)
Interest expense on leases	46
As at December 31, 2019	1,166
Interest element of payments to finance lease creditors	(74)
Principal element of payments to finance lease creditors	(145)
Interest expense on leases	74
As at December 31, 2020	1,021

In 2018, the Company entered into a 10 year lease agreement with a 5 year option to terminate for a property in Bristol, UK. The right of use asset was originally valued using the 5 year period. In 2019, after a refurbishment of the premises, management revised its estimate to the full 10 year lease, resulting in an addition to the right of use asset and an increase in the long term lease liability.

The Group also uses serviced office space which is cancellable at short notice. Such leases are accounted for as short term leases. Refer to note 7 Expenses by nature.

The cost, depreciation charge and carrying value for the right-of-use asset is disclosed in note 12 Right of use assets.

The interest expense on lease liabilities is disclosed in note 8 Finance costs.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

19 Provisions

Dilapidation
Provision
£ 000
As at January 1, 2019	77
Unwinding of discount	6
As at December 31, 2019	83
Unwinding of discount	5
As at December 31, 2020	88

The dilapidation provision was recognized as a result of the obligation to return the leased property in Bristol, UK to its original condition at the end of the lease which currently expires in 2028. The provision is recognized at amortized cost with discount unwind being recognized each year. The provision is expected to be utilized at the end of the lease period.

20 Trade and other payables

Amounts falling due within one year:

	December 31,	December 31,
	2020	2019
	£ 000	£ 000
Trade payables	846	703
Accrued expenses	1,226	356
Amounts due to related parties	56	4
Social security and other taxes	203	—
Outstanding defined contribution pension costs	70	—
Other payables	—	8
Deferred consideration payable	—	300
	2,401	1,371

Amounts falling due after more than one year:

	December 31,	December 31,
	2020	2019
	£ 000	£ 000
Deferred consideration payable	—	524

The Group’s exposure to market and liquidity risks, including maturity analysis, related to trade and other payables is disclosed in note 24 Financial risk management and impairment of financial assets. As a result of the Reorganization, the Group has no deferred consideration payable at December 31, 2020; refer to note 2 Significant accounting policies.

21 Pension and other schemes

Defined contribution pension scheme

The Group operates a defined contribution pension scheme. The pension cost charge for the year represents contributions payable by the Group to the scheme and amounted to £271,000 (2019: £102,000).

Contributions totalling £70,000 (2019: £nil) were payable to the scheme at the end of the year and are included in creditors.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

22 Share-based payments

Scheme details and movements

On September 11, 2020, the Group implemented an Enterprise Management Incentive scheme. The scheme comprises options over B ordinary shares which are exercisable over a set period, dependent upon when the employee joined the scheme.

The movements in the number of share options during the year were as follows:

December 31,
2020
Number
Outstanding, start of period	—
Granted during the period	16,817
Outstanding, end of period	16,817

The movements in the weighted average exercise price of share options during the year were as follows:

December 31,
2020
£ 000
Outstanding, start of period	—
Granted during the period	143.28
Outstanding, end of period	143.28

Outstanding share options

Details of share options outstanding at the end of the year are as follows:

31 December
2020
Weighted average exercise price (£)	143.28
Number of share options outstanding	16,817
Expected weighted average remaining vesting period (years)	1.13

The number of options which were exercisable at December 31, 2020 was 7,635 (2019: nil) with exercise prices ranging from £38.22 to £204.

Fair value of options granted

The weighted average fair value per option of options granted during the period at measurement date was £6.70 (2019 – Nil).

The option pricing model used was Black Scholes and the main inputs are set out in the table below. The date of grant of the options was between September 11, 2020 and November 20, 2020 (2019 — n/a).

December 31,
2020
Share price at date of grant (£)	40.36
Expected volatility (%)	50.00
Vesting period in years	1.13
Option life in years	4.00
Risk-free interest rate (%)	(0.13)

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

22 Share-based payments (continued)

Volatility

Given the lack of share price history and volatility, the volatility has been estimated with reference to other industry competitors, on a listed stock market, with a premium attached for the uncertainty around an unlisted investment.

Share based payments charge

During the year, a charge of £96,000 was recognised for equity settled share based payment transactions (2019: £nil). Refer to note 7 Expenses by nature.

23 Financial instruments

Financial assets

Financial assets at amortized cost

	Carrying value		Fair value
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
	£ 000	£ 000	£ 000	£ 000
Cash and cash equivalents	839	1,029	839	1,029
Trade and other receivables	2,799	1,316	2,799	1,316
	3,638	2,165	3,638	2,165

Financial assets:

The fair value of financial assets is based on the expectation of recovery of balances. All balances are expected to be received in full.

Financial liabilities

Financial liabilities at amortized cost

	Carrying Value		Fair Value
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
	£ 000	£ 000	£ 000	£ 000
Trade and other payables	2,128	1,895	2,128	1,895
Borrowings	6,309	—	6,309	—
Lease liabilities	1,021	1,166	1,021	1,166
	9,458	3,061	9,458	3,061

Valuation methods and assumptions

Financial liabilities at amortized cost

The fair value of trade and other payables is estimated as the present value of future cash flows, discounted at the market rate of interest at the balance sheet date if the effect is material. Due to their short maturities, the fair value of the trade and other payables approximates to their book value.

The total interest expense for financial liabilities not held at fair value through profit or loss is £801,000 (2019: £61,000).

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

24 Financial risk management and impairment of financial assets

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk.

Credit risk and impairment

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from prepayments to suppliers and distributors and deposits with the Group’s bank.

The carrying amount of financial assets represents the maximum credit exposure. Therefore, the maximum exposure to credit risk at the balance sheet date was £2,799,000 (2019: £1,136,000) being the total of the carrying amount of financial assets excluding cash, which includes trade receivables and other receivables. All the receivables are with parties in the UK.

The allowance account of trade receivables is used to record impairment losses unless the Group is satisfied that no recovery of the amount owing is possible; at that point the amounts considered irrecoverable are moved to the allowance account to be written off against the trade receivables directly. The Group provides for impairment losses based on estimated irrecoverable amounts determined by reference to specific circumstances and the experience of management of debtor default in the industry.

On that basis, the loss allowance as at December 31, 2020 and December 31, 2019 was determined as £nil for trade receivables.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Group’s financial position. The Group’s principal exposure to market risk is exposure to foreign exchange rate fluctuations. There are currently no currency forwards, options or swaps to hedge this exposure.

Foreign exchange risk

The Group is exposed to foreign exchange risk arising from exposure to various currencies in the ordinary course of business. The Group holds its cash in GBP and the majority of the Group’s costs are in GBP. The Group also has supply contracts denominated in USD and EUR. In 2019 and 2020, the Group did not consider foreign exchange rate risk to have a material impact on the financials statements and therefore no sensitivity analysis is presented.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due.

The Group’s management team uses short and long-term cash flow forecasts to manage liquidity risk. Forecasts are supplemented by sensitivity analysis which is used to assess funding adequacy for at least a 12 month period.

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

24 Financial risk management and impairment of financial assets (continued)

The Company manages its cash resources to ensure it has sufficient funds to meet all expected demands as they fall due.

	Maturity analysis	Between 2 and 5	After more than
2020	Within 1 year	years	5 years	Total
	£ 000	£ 000	£ 000	£ 000
Trade and other payables	2,401	—	—	2,401
Lease liabilities	175	700	397	1,272
Other borrowings	6,309	—	—	6,309
	8,885	700	397	9,982

		Between 2 and 5	After more than
2019	Within 1 year	years	5 years	Total
	£ 000	£ 000	£ 000	£ 000
Trade and other payables	1,371	524	—	1,895
Lease liabilities	219	700	572	1,491
	1,590	1,224	572	3,386

Capital risk management

Capital management

The Group’s objective when managing capital is to ensure the Group continues as a going concern; and grows in a sustainable manner.

The Group considers its capital to be its cash balance. The Group has no borrowings from unrelated third parties; should debt be introduced into the capital structure in the future then the debt to equity ratio would be managed and monitored.

There are no externally imposed capital requirements.

Given the ongoing development of eVTOL aircraft with minimal revenues, the Group relies on funding from its shareholders and other equity investors. The finance department reviews the cash the Group has available on a monthly basis and forecasts the use of that cash. Equity fundraising processes are ongoing in order to ensure that the Group has sufficient capital in order to achieve its targets.

25 Related party transactions

Key management personnel

In 2020 and 2019 key management personnel are the CEO and the first line of reporting into the CEO, excluding support staff. There were 3 key management personnel in 2020 (2019: 2).

Key management compensation

	December 31, 2020	December 31, 2019
	£ 000	£ 000
Salaries and other short term employee benefits	374	181
Payments to defined contribution pension schemes	39	24
Share-based payments	92	—
	504	205

VERTICAL AEROSPACE GROUP LTD

Notes to the Financial Statements for the Year Ended December 31, 2020 (continued)

25 Related party transactions (continued)

Summary of other transactions with key management

During the year ended December 31, 2020, the Group made payments to key management personnel for consideration for the acquisition of Vertical Advanced Engineering Ltd of £300,000 (2019: £1,019,000). Refer to note 14 Business combinations.

Summary of transactions with other related parties

During the year ended December 31, 2020, the Group received loan funds from Imagination Industries Ltd of £5,600,000 (2019: £nil). The loan incurred an interest charge at 30% (2019: not applicable) of £709,000 (2019: £nil). As at 31 December 2020, the total balance owed to Imagination Industries Ltd was £6,309,000 (2019: £nil).

During the year ended December 31, 2020, Imagination Industries Incubator Ltd charged the Group management fees of £144,000 (2019: £144,000). As at 31 December 2020, the total balance outstanding was £72,000 (2019: £nil).

During the year ended December 31, 2020, the Group received funds from Imagination Industries Aero Ltd of £440,000 (2019: £nil). No interest was charged (2019: £nil). During the year £457,000 was repaid (2019: £nil). As at 31 December 2020, the total balance receivable from Imagination Industries Aero Ltd was £17,000 (2019: £nil).

During the year ended December 31, 2020, the business of Vertical Aerospace was transferred from Imagination Industries Aero Ltd to the Group for £1. Refer to note 2 Significant accounting policies for further discussion.

26 Ultimate controlling party

The ultimate controlling party is Stephen Fitzpatrick.

27 Non adjusting events after the reporting period

In March 2021, the Company issued convertible notes worth £25m. The notes are fully equity settled. The full value of the notes will be shown as a liability.

In March 2021, the Company issued 23,220 A ordinary shares to Stephen Fitzpatrick for a consideration of £9m. The consideration was settled by releasing the Company’s debt owed to Stephen Fitzpatrick.

On June 10, 2021, the Group entered into a business combination agreement with Broadstone Acquisition Corp. The business combination agreement was entered into to raise capital from a combination of private investment through a PIPE mechanism and access to share capital via a merger with Broadstone Acquisition Corp, an NYSE-listed entity, and includes a $US240m minimum cash closing condition.

On June 10, 2021, the Group issued 5,804 Z ordinary shares for nominal value to American Airlines, Inc. in relation to their involvement in the PIPE.

BROADSTONE ACQUISITION CORP.

CONDENSED BALANCE SHEETS

(As Restated)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash	$707,084	$1,605,045
Prepaid expenses	95,417	187,865
Total current assets	802,501	1,792,910
Investment held in Trust Account	305,332,346	305,311,303
Total Assets	$306,134,847	$307,104,213

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$80,274	$155,683
Accrued expenses	2,762,980	219
Total current liabilities	2,843,254	155,902
Warrant liabilities	25,240,908	26,175,756
Deferred underwriting commissions	10,685,605	10,685,605
Total liabilities	38,769,767	37,017,263

Commitments and Contingencies

Class A ordinary shares; 30,530,301 shares subject to possible redemption at $10 per share as of September 30, 2021 and December 31, 2020	305,303,010	305,303,010

Shareholders’ deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; zero issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; zero non-redeemable shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,632,575 shares issued and outstanding at September 30, 2021 and December 31, 2020	763	763
Additional paid-in capital	—	—
Accumulated deficit	(37,938,693)	(35,216,823)
Total shareholders’ deficit	(37,937,930)	(35,216,060)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$306,134,847	$307,104,213

The accompanying notes are integral part of these unaudited condensed financial statements

BROADSTONE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(As Restated)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020(1)
General and administrative expenses	$620,994	$732,832	$3,675,107	$743,564
Loss from operations	(620,994)	(732,832)	(3,675,107)	(743,564)

Other income (expense)
Income earned on investments in Trust Account	4,611	2,200	21,043	2,200
Change in fair value of warrant liabilities	2,812,651	76,000	934,848	76,000
Foreign exchange gain/(loss)	—	—	(2,654)	—
Total other income (expense), net	2,817,262	78,200	953,237	78,200

Net income(loss)	$2,196,268	$(654,632)	$(2,721,870)	$(665,364)

Weighted average ordinary shares outstanding, basic and diluted – Class A	30,530,301	5,309,618	30,530,301	3,404,255
Basic and diluted net income(loss) per ordinary share - Class A	$0.06	$(0.05)	$(0.07)	$(0.06)

Weighted average ordinary shares outstanding, basic and diluted – Class B	7,632,575	8,625,000	7,632,575	8,255,357
Basic and diluted net income(loss) per ordinary share - Class B	$0.06	$(0.05)	$(0.07)	$(0.06)
(1)For the period from May 13, 2020 (inception) to September 30, 2020.

The accompanying notes are integral part of these unaudited condensed financial statements

BROADSTONE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

(As Restated)

	Ordinary Shares				Additional		Total
	Class A(1)		Class B		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2020	—	$—	7,632,575	$763	$—	$(35,216,823)	$(35,216,060)
Net income	—	—	—	—	—	9,810,764	9,810,764
Balance - March 31, 2021 (unaudited)	—	$—	7,632,575	$763	$—	$(25,406,059)	$(25,405,296)
Net loss	—	—	—	—	—	(14,728,902)	(14,728,902)
Balance - June 30, 2021 (unaudited)	—	—	7,632,575	$763	$—	$(40,134,961)	$(40,134,198)
Net income	—	—	—	—	—	2,196,268	2,196,268
Balance – September 30, 2021 (unaudited)	—	$—	7,632,575	$763	$—	$(37,938,693)	$(37,937,930)
(1)	Class A ordinary shares subject to possible redemption are classified within temporary equity (Note 1).

BROADSTONE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM MAY 13, 2020 (INCEPTION) TO SEPTEMBER 30, 2020

(Unaudited)

(As Restated)

	Ordinary Shares				Additional		Total
	Class A(1)		Class B		Paid-In	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – May 13, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(10,732)	(10,732)
Balance – June 30, 2020 (unaudited)	—	$—	8,625,000	$863	$24,137	$(10,732)	$14,268
Excess fair value of private placement warrants	—	—	—	—	1,654,167	—	1,654,167
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(1,678,304)	(26,264,790)	(27,943,094)
Net loss	—	—	—	—	—	(654,632)	(654,632)
Balance – September 30, 2020 (unaudited)	—	$—	8,625,000	$863	$—	$(26,930,154)	$(26,929,291)
(1)	Class A ordinary shares subject to possible redemption are classified within temporary equity (Note 1).

The accompanying notes are integral part of these unaudited condensed financial statements

BROADSTONE ACQUISITION CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND FOR THE PERIOD FROM

MAY 13, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

(As Restated)

		For the Period
		from
		May 13, 2020
	Nine Months	(inception)
	Ended	through
	September 30, 2021	September 30, 2020
Cash Flows from Operating Activities:
Net loss	$(2,721,870)	$(665,364)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related parties	—	12,232
Income earned on investments in Trust Account	(21,043)	(2,200)
Change in fair value of warrant liabilities	(934,848)	(76,000)
Transactions allocated to warrant liabilities	—	677,570
Changes in operating assets and liabilities:
Prepaid expenses	92,488	(225,767)
Accounts payable	(75,409)	16,194
Accrued expenses	2,762,761	2,300
Net cash used in operating activities	(897,961)	(261,035)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(300,000,000)
Net cash used in investing activities	—	(300,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related parties	—	(132,713)
Proceeds received from initial public offering, gross	—	300,000,000
Proceeds received from private placement	—	8,000,000
Offering costs paid	—	(5,923,016)
Net cash provided by financing activities	—	301,994,271

Net change in cash	(897,961)	1,683,236

Cash - beginning of the period	1,605,045	—
Cash - ending of the period	$707,084	1,683,236

Supplemental disclosure of non-cash investing and financing activities:
Deferred underwriting commissions		$10,500,000
Initial measurement of warrants issued in connection with initial public offering and private placement accounted for as liabilities		$18,323,000
Offering costs paid in exchange for issuance of Class B ordinary shares to sponsor		$25,000
Offering costs included in accrued expenses		$75,000
Offering costs included in note payable		$120,481

The accompanying notes are integral part of these unaudited condensed financial statements

BROADSTONE ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations and Basis of Presentation

Broadstone Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on May 13, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from May 13, 2020 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”) and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Broadstone Sponsor LLP, a United Kingdom limited liability partnership (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective on September 10, 2020. On September 15, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $16.6 million, inclusive of approximately $10.5 million in deferred underwriting commissions (Note 3). The Company granted the underwriters in the Initial Public Offering a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. On October 14, 2020, the underwriters partially exercised the over-allotment option to purchase an additional 530,301 units (the “Over-Allotment Units”). On October 14, 2020, the Company completed the sale of the Over-Allotment Units to underwriters (the “Over-Allotment”), generating gross proceeds of approximately $5.3 million, and incurred additional offering costs of approximately $292,000 in underwriting fees (inclusive of approximately $186,000 in deferred underwriting commissions).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 8,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of approximately $8.0 million (Note 4). Simultaneously with the closing of the Over-Allotment Units, on October 14, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 106,060 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $106,060.

Upon the closing of the Initial Public Offering, the Over-Allotment and the Private Placement, $305.3 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and was invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001, sold in the Initial Public Offering (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem its Public Shares irrespective of whether it votes for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. Subsequent to the consummation of the Initial Public Offering, the Company will adopt an insider trading policy which will require insiders to (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (A) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or September 15, 2022 (the “Combination Period”) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

The Sponsor, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amount will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A Amendment No. 2 for the period from May 13, 2020 (inception) through December 31, 2020, as filed with the SEC on November 22, 2021, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 31, 2020. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risk and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an Initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an Initial Business Combination in a timely manner. The Company’s ability to consummate an Initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by September 15, 2022, then the Company will cease all operations except for the purpose of liquidating. Further, as of September 30, 2021, we had approximately $0.7 million in our operating bank account and working capital deficit of approximately $(2.0) million. The date for mandatory liquidation and subsequent dissolution as well as the Company’s current cash balance and working capital deficit raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 15, 2022. The Company intends to complete a Business Combination before the mandatory liquidation date.

Note 2 — Restatement of Previously Issued Financial Statements

Restatement of Previously Issued Financial Statements

Management identified errors made in its historical financial statements where, at the closing of the Company’s initial public offering (“Initial Public Offering”), the Company improperly valued its ordinary shares subject to possible redemption. The Company previously determined the ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per share of ordinary shares while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the Public Shares issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all ordinary shares subject to possible redemption, resulting in the ordinary shares subject to possible redemption being equal to their redemption value. As a result, management has noted an error related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital and ordinary shares. In addition, in connection with the change in presentation for the Public Shares, the Company determined it should restate its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. In addition, management identified an error as it relates to the accounting for accrued expenses as of September 30, 2021 and the related general and administrative expenses for the three months ended September 30, 2021.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates and for the period indicated:

	As
	Previously
	Reported	Adjustment	As Restated
Balance Sheet as of March 31, 2021
Class A ordinary shares subject to possible redemption	$274,897,708	$30,405,302	$305,303,010
Class A ordinary shares	304	(304)	—
Additional paid-in capital	3,954,702	(3,954,702)	—
Retained earnings (accumulated deficit)	1,044,237	(26,450,296)	(25,406,059)
Total shareholders’ equity (deficit)	$5,000,006	$(30,405,302)	$(25,405,296)

Balance Sheet as of June 30, 2021
Class A ordinary shares subject to possible redemption	$260,168,806	$45,134,204	$305,303,010
Class A ordinary shares	451	(451)	—
Additional paid-in capital	18,683,457	(18,683,457)	—
Accumulated deficit	(13,684,665)	(26,450,296)	(40,134,961)
Total shareholders’ equity (deficit)	$5,000,006	$(45,134,204)	$(40,134,198)

Balance Sheet as of September 30, 2021
Accrual expenses	$5,097,232	$(2,334,252)	$2,762,980
Total current liabilities	5,177,506	(2,334,252)	2,843,254
Total liabilities	41,104,019	(2,334,252)	38,769,767
Accumulated deficit	(40,272,945)	2,334,252	(37,938,693)
Total shareholders’ deficit	$(40,272,182)	$2,334,252	$(37,937,930)

Statement of Operations for the three months ending September 30, 2021
General and administrative expenses	$2,955,246	$(2,334,252)	$620,994
Loss from operations	(2,955,246)	2,334,252	(620,994)
Net income (loss)	(137,984)	2,334,252	2,196,268
Basic and diluted net income per ordinary share, Class A	0.00	0.06	0.06
Basic and diluted net income per ordinary share, Class B	$0.00	$0.06	$0.06

Statement of Operations for the nine months ending September 30, 2021
General and administrative expenses	$6,009,359	$(2,334,252)	$3,675,107
Loss from operations	(6,009,359)	2,334,252	(3,675,107)
Net loss	(5,056,122)	2,334,252	(2,721,870)
Basic and diluted net loss per ordinary share, Class A	(0.13)	0.06	(0.07)
Basic and diluted net loss per ordinary share, Class B	$(0.13)	$0.06	$(0.07)

Statement of Cash Flows for the three months ended March 31, 2021
Supplemental disclosure of non-cash investing and financing activities:
Change in value of Class A ordinary shares subject to redemption	$9,810,764	$(9,810,764)	$—

Statement of Cash Flows for the six months ended June 30, 2021
Supplemental disclosure of non-cash investing and financing activities:
Change in value of Class A ordinary shares subject to redemption	$(4,897,138)	$4,897,138	$—

Statement of Cash Flows for the nine months ended September 30, 2021
Cash Flows from Operating Activities:
Net Loss	$(5,056,122)	$2,334,252	$(2,721,870)
Changes in operating assets and liabilities
Accrued expenses	$5,097,013	$(2,334,252)	$2,762,761

Note 3—Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $305,332,346 and $305,311,303 in cash equivalents held in the Trust Account as of September 30, 2021 and December 31, 2020, respectively.

Investments Held in Trust Account

The Company’s portfolio of investments held in trust is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in income earned on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Company coverage of $250,000, and investments held in Trust Account. At September 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value of Financial Instruments

As of September 30, 2021, and December 31, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. As of September 30, 2021, the Company’s portfolio of investments held in the Trust Account is comprised entirely of investments in money market funds that invest in U.S. government securities. The Company uses NAV as a practical expedient to fair value for its investments in money market funds with published NAV.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the statements of operations. Offering costs associated with the Class A ordinary shares issued were initially charged to temporary equity and then accreted to ordinary shares subject to redemption upon the completion of the Initial Public Offering.

Warrant Liabilities

The Company evaluated the Public Warrants and Private Placement Warrants (collectively, “Warrants”, which are discussed in Note 3, Note 6, Note 7 and Note 8) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Statement of Operations in the period of change.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2021 and December 31, 2020, 30,530,301 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net Income (Loss) Per Ordinary Share

Net income (loss) per share is computed by dividing net (loss) income by the weighted-average number of ordinary shares outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 23,371,211, of the Company’s Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method.

In connection with the change in presentation for the Class A ordinary shares subject to redemption, the Company also revised its earnings per share calculations to allocate net income/loss evenly to Class A and Class B ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of stock share pro rata in the income/loss of the Company. The contractual formula utilized to calculate the redemption amount approximates fair value. The Class feature to redeem at fair value means that there is effectively only one class of stock. Changes in fair value are not considered a dividend for the purposes of the numerator in the earnings per share calculation. The calculation of diluted income per ordinary stock does not consider the effect of the warrants issued in connection with the IPO since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The following table reflects the calculation of basic and diluted net income per ordinary share:

	For the three months		For the nine months ended
	ended September 30, 2021		September 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$1,757,014	$439,254	$(2,177,496)	$(544,374)
Denominator:
Basic and diluted weighted average shares outstanding	30,530,301	7,632,575	30,530,301	7,632,575
Basic and diluted net income (loss), per ordinary share	$0.06	$0.06	$(0.07)	$(0.07)

			For the period
			from May 13, 2020
	For the three months		(inception) through
	ended September 30, 2020		September 30, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(246,740)	$(407,892)	$(194,223)	$(471,141)
Denominator:
Basic and diluted weighted average shares outstanding	5,217,391	8,625,000	3,404,255	8,255,357
Basic and diluted net loss per ordinary share	$(0.05)	$(0.05)	$(0.06)	$(0.06)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021 and December 31, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts were accrued for interest and penalties for the three months and nine months ended September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by U.S. federal, U.S. state or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, deferred tax assets and income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on the financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

Note 4—Initial Public Offering

On September 15, 2020, the Company consummated the Initial Public Offering of 30,000,000 Units, at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $16.6 million, inclusive of approximately $10.5 million in deferred underwriting commissions. On October 14, 2020, the Company completed the sale of the Over-Allotment Units to the underwriters, generating gross proceeds of approximately $5.3 million, and incurred additional offering costs of approximately $292,000 in underwriting fees (inclusive of approximately $186,000 in deferred underwriting commissions).

Each Unit consists of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 5—Related Party Transactions

Founder Shares

On May 19, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs of the Company in consideration for 8,625,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”). Up to 1,125,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On October 14, 2020, the underwriters partially exercised the Unit Over-Allotment Option to purchase an additional 530,301 Units. The remaining over-allotment option expired unexercised on October 25, 2020; thus, the Company forfeited 992,425 Class B ordinary shares.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (i) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 8,000,000 Private Placement Warrants to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of approximately $8.0 million. Simultaneously with the closing of the Over-Allotment Units, on October 14, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 106,060 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $106,060.

Each warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Sponsor Loan

On May 19, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $133,000 under the Note. The Company fully repaid this balance on September 15, 2020. As of September 30, 2021, and December 31, 2020, there were no amounts outstanding on the Note and the facility is no longer available to the Company.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $1.00 per warrant. To-date, the Company has no borrowings under any Working Capital Loans.

Administrative Support Agreement

Commencing on the date the Company’s securities were first listed on the New York Stock Exchange, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company recognized $30,000 and $90,000 in connection with such services for the three months and nine months ended September 30, 2021, respectively, in general and administrative expenses in the accompanying statement of operations. As of September 30, 2021, $30,000 is included in accounts payable in the condensed balance sheet.

Note 6—Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants, and securities that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On October 14, 2020, the Underwriters partially exercised the over-allotment option to purchase an additional 530,301 Over-Allotment Units. The remaining over-allotment option expired unexercised on October 25, 2020.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.0 million and approximately $0.1 million in the aggregate, paid upon the closing of the Initial Public Offering in September 2020 and the Over-Allotment in October 2020, respectively. The underwriters reimbursed $390,000 to the Company to reimburse certain expenses in connection with the Initial Public Offering.

In addition, $0.35 per unit, or approximately $10.7 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement

On June 10, 2021, the Company, Broadstone Sponsor LLP, Vertical Aerospace Ltd., a Cayman Islands exempted company with limited liability (“Pubco”), Vertical Merger Sub Ltd., a Cayman Islands exempted company with limited liability and a wholly owned subsidiary of Pubco (“Merger Sub”), Vertical Aerospace Group Ltd., a private limited company incorporated in England and Wales (“Vertical”), Vincent Casey, solely in his capacity as the representative of the shareholders of Vertical and the shareholders of the Vertical thereto (the “Vertical Shareholders”) entered into a Business Combination Agreement (the “Business Combination Agreement”), which, among other things, provides for (a) the merger of the Company with Merger Sub (the “Merger”), with the Company surviving the Merger and the shareholders of the Company becoming shareholders of Pubco, which will become a new public company, and (b) upon the effectiveness of such Merger, the exchange of 100% of the outstanding ordinary shares of Vertical by the Vertical Shareholders for ordinary shares of Pubco. Pubco is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.

The Business Combination Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Business Combination Agreement.

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement, Pubco and Broadstone entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pubco agreed to issue and sell to such PIPE Investors, an aggregate of 9,400,000 ordinary shares, par value $0.0001 per share, of Pubco (the “Pubco Ordinary Shares”), at $10.00 per share for gross proceeds of $94,000,000 (the “PIPE Financing”) on the date of closing of the Business Combination. The Pubco Ordinary Shares to be issued under the Subscription Agreements are being issued in private placement transactions pursuant to an exemption from registration requirements of the Securities Act and have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended. Pubco will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the closing of the Business Combination.

In addition, Pubco entered into a subscription agreement dated October 26, 2021 (the “Convertible Senior Secured Notes Subscription Agreement”) with a certain third-party investor (the “Convertible Senior Secured Notes Investor”), pursuant to which such investor has agreed to purchase $200 million aggregate principal amount of convertible senior secured notes, which will bear interest at a rate of 7.00% per annum for cash interest or 9.00% per annum paid-in-kind, selected at the option of the Company, will be paid semi-annually and will be convertible for Pubco ordinary shares (the “Convertible Senior Secured Notes”). In connection with the execution of the Convertible Senior Secured Notes Subscription Agreement, Pubco agreed to issue 4,000,000 warrants which will be exercisable for one Pubco Ordinary Share each, with an exercise price of $11.50 per Pubco Ordinary Share. (the “Convertible Notes Warrants”), to the Convertible Senior Secured Notes Investor immediately after Closing. The offering of the Convertible Senior Secured Notes and Convertible Notes Warrants is conditioned upon and expected to close concurrently with the closing of the Business Combination.

Note 7—Shareholders’ Equity

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021, and December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. At September 30, 2021 and December 31, 2020, there were 30,530,301 Class A ordinary shares issued and outstanding, including 30,530,301 Class A ordinary shares subject to possible redemption which have been reflected as temporary equity on the condensed balance sheets.

Class B Ordinary Shares

The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each Class B ordinary share. As of September 30, 2021, and December 31, 2020, there were 7,632,575 Class B ordinary shares issued and outstanding.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the appointment of the Company’s directors prior to the initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis (as adjusted). In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 8—Warrant Liabilities

The Public Warrants will become exercisable at $11.50 per share on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and, following the effective date of the registration statement, the Company will use commercially reasonable efforts to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the

Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital-raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, plus interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the Class A ordinary shares during the 10-trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price”.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

Once the warrants become exercisable, the Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the last reported sale price (the “closing price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, once the warrants become exercisable, the Company may call but is not obligated to the warrants for redemption:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A ordinary shares;

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
●	if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted).

The “fair market value” of the Class A ordinary shares for the above purpose shall mean the volume-weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 9— Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		September 30,
Description	Level	2021
Assets:
Marketable securities held in the Trust Account (1)	1	$305,332,346
Liabilities:
Private Placement Warrants (2)	2	8,754,545
Public Warrants (2)	1	16,486,363

		December 31,
Description	Level	2020
Assets:
Marketable securities held in the Trust Account (1)	1	$305,311,303
Liabilities:
Private Placement Warrants (2)	2	9,078,787
Public Warrants (2)	1	17,096,969
(1)	The fair value of the marketable securities held in the Trust account approximates the carrying amount primarily due to their short-term nature.
(2)	Measured at fair value on a recurring basis.

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis and were initially measured at fair value as Level 3 financial liabilities using a Binomial Lattice based approach as of the Company’s public offering date. The subsequent measurement of the Public Warrants as of September 30, 2021,  and December 31, 2020 are classified as Level 1 due to the use of an observable market quote in an active market under the ticker BSN.WS. As the transfer of Private Placement Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant, with an insignificant adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2

As of September 30, 2021, the aggregate values of the Private Placement Warrants and Public Warrants were $8.8 million and $16.5 million, respectively.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement Warrants	Public Warrants	Warrant Liabilities(2)
Fair value as of December 31, 2020	$9,078,787	$17,096,969	$26,175,756
Change in valuation inputs or other assumptions(1)	(324,242)	(610,606)	(934,848)
Fair value as of September 30, 2021	$8,754,545	$16,486,363	$25,240,908
(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the Statement of Operations.
(2)	Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement and the estimated fair value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 measurement during the period ended December 31, 2020 when the Public Warrants were separately listed and traded. The measurement for the Private Placement Warrants remains unchanged for the nine months ended September 30, 2021.

Note 10—Subsequent Events

Management evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements other than those already disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Broadstone Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Broadstone Acquisition Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from May 13, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from May 13, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the 2020 financial statements have been restated to correct certain misstatements.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by September 15, 2022 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

June 9, 2021, except for the effects of the restatement discussed in Note 2, as to which the date is November 22, 2021

BROADSTONE ACQUISITION CORP.

BALANCE SHEET

DECEMBER 31, 2020

(As Restated)

Assets
Current assets:
Cash	$1,605,045
Prepaid expenses	187,865
Total current assets	1,792,910
Investment held in Trust Account	305,311,303
Total Assets	$307,104,213

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$155,683
Accrued expenses	219
Total current liabilities	155,902
Warrant liability	26,175,756
Deferred underwriting commissions	10,685,605
Total liabilities	37,017,263

Commitments and Contingencies

Class A ordinary shares; 30,530,301 shares subject to possible redemption at redemption value	305,303,010

Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; zero shares issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,632,575 shares issued and outstanding	763
Additional paid-in capital	—
Accumulated deficit	(35,216,823)
Total shareholders' deficit	(35,216,060)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders' Deficit	$307,104,213

The accompanying notes are integral part of these financial statements

BROADSTONE ACQUISITION CORP.

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM MAY 13, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

General and administrative expenses	$922,064
Loss from operations	(922,064)

Other income (expense)
Income earned on investments in Trust Account	8,293
Change in fair value of warrant liabilities	(7,852,756)
Total other income (expense), net	(7,844,463)

Net loss	$(8,766,527)

Weighted average ordinary shares outstanding, basic and diluted – Class A	14,320,851
Basic and diluted net loss per ordinary share - Class A	$(0.39)

Weighted average ordinary shares outstanding, basic and diluted – Class B	8,113,263
Basic and diluted net loss per ordinary share - Class B	$(0.39)

The accompanying notes are integral part of these financial statements

BROADSTONE ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM MAY 13, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

	Ordinary Shares				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - May 13, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Excess of cash received over fair value of private placement warrants	—	—	—	—	1,654,167	—	1,654,167
Forfeited Class B ordinary shares	—	—	(992,425)	(100)	—	—	(100)
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(1,678,304)	(26,450,296)	(28,128,600)
Net loss	—	—	—	—	—	(8,766,527)	(8,766,527)
Balance - December 31, 2020	—	$—	7,632,575	$763	$—	$(35,216,823)	$(35,216,060)

The accompanying notes are integral part of these financial statements

BROADSTONE ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 13, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

Cash Flows from Operating Activities:
Net loss	$(8,766,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Income earned on investments in Trust Account	(8,293)
General and administrative expenses funded with note payable to related party	12,232
Change in fair value of warrant liabilities	7,852,756
Transaction costs allocable to warrant liabilities	677,570
Changes in operating assets and liabilities:
Prepaid expenses	(187,865)
Accounts payable	155,683
Accrued expenses	(74,781)
Net cash used in operating activities	(339,225)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(305,303,010)
Net cash used in investing activities	(305,303,010)

Cash Flows from Financing Activities:
Repayment of note payable to related party	(132,713)
Proceeds received from initial public offering, gross	305,303,010
Proceeds received from private placement	8,106,060
Offering costs paid	(6,029,077)
Net cash provided by financing activities	307,247,280

Net change in cash	1,605,045

Cash - beginning of the period	—
Cash - ending of the period	$1,605,045

Supplemental disclosure of non-cash investing and financing activities:
Offering costs paid in exchange for issuance of Class B ordinary shares to Sponsor	$25,000
Offering costs included in accrued expenses	$75,000
Offering costs included in note payable	$120,481
Deferred underwriting commissions	$10,685,605
Initial measurement of warrants issued in connection with initial public offering and private placement accounted for as liabilities	$18,620,362

The accompanying notes are integral part of these financial statements

BROADSTONE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations and Basis of Presentation

Broadstone Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on May 13, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from May 13, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”) and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Broadstone Sponsor LLP, a United Kingdom limited liability partnership (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective on September 10, 2020. On September 15, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $16.6 million, inclusive of approximately $10.5 million in deferred underwriting commissions (Note 5). The Company granted the underwriters in the Initial Public Offering a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. On October 14, 2020, the underwriters partially exercised the over-allotment option to purchase an additional 530,301 units (the “Over-Allotment Units”). On October 14, 2020, the Company completed the sale of the Over-Allotment Units to underwriters (the “Over-Allotment”), generating gross proceeds of approximately $5.3 million, and incurred additional offering costs of approximately $292,000 in underwriting fees (inclusive of approximately $186,000 in deferred underwriting commissions).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 8,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of approximately $8.0 million (Note 4). Simultaneously with the closing of the Over-Allotment Units, on October 14, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 106,060 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $106,060.

Upon the closing of the Initial Public Offering, the Over-Allotment and the Private Placement, $305.3 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a non-interest bearing trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee. The net proceeds are not yet invested. If, in the future, the proceeds are held in an interest-bearing account, then the net proceeds may be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide holders (the “Public Shareholders”) of its Class A ordinary shares, par value $0.0001, sold in the Initial Public Offering (the “Public Shares”), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem its Public Shares irrespective of whether it votes for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. Subsequent to the consummation of the Initial Public Offering, the Company will adopt an insider trading policy which will require insiders to (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (A) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or September 15, 2022 (the “Combination Period”) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

The Sponsor, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amount will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.

As described in the Company’s Form 8-K filed on November 22, 2021 and in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements as of and for the period from May 13, 2020 (inception) through December 31, 2020, and the unaudited interim financial statements as of September 30, 2020, and for the three months ended September 30, 2020, and the period from May 13, 2020 (inception) through September 30, 2020 (collectively, the “2020 Affected Periods”), were restated in the Company’s Annual Report on Form 10-K/A (Amendment No. 2) (the “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s Public Shares in the Company’s previously issued audited and unaudited condensed financial statements for such periods and related to the Company’s calculation of earnings per share. The restated financial statements are indicated as “Restated” in the audited and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Risk and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete an Initial Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate an Initial Business Combination in a timely manner. The Company’s ability to consummate an Initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn.

Liquidity and Capital Resources

As of December 31, 2020, the Company had approximately $1.6 million in its operating bank account and working capital of approximately $1.6 million. To date, the Company’s liquidity needs have been satisfied through a payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for the issuance of the Founder Shares (as defined in Note 4), a loan of approximately $133,000 pursuant to the Note issued to the Sponsor (Note 4) and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on September 15, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s officers, directors and Initial Shareholders may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). To date, there were no amounts outstanding under any Working Capital Loans.

The Company will be using funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2— Restatement of Previously Issued Financial Statements

The Company concluded it should restate its previously issued financial statements by amending Amendment No. 1 to its Annual Report on Form 10-K/A, filed with the SEC on June 10, 2021, to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity, or total stockholders’ equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company revised this interpretation to include temporary equity in net tangible assets. Also, in connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company also revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a

Business Combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. As a result, the Company restated its previously filed financial statements to present all redeemable Class A ordinary shares as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480. The Company’s previously filed financial statements that contained the error were initially reported in the Company’s Form 8-K filed with the SEC on September 21, 2020 (the “Post-IPO Balance Sheet”), the Company’s Form 10-Q for the quarterly period ended September 30, 2020, the Company’s Form 8-K filed with the SEC on October 20, 2020 (the “As Adjusted Balance Sheet”) for partial exercise of over-allotment option by the underwriters, and the Company's Annual Report on 10-K for the annual period ended December 31, 2020, which were previously restated in the Company's Amendment No. 1 to its Form 10-K/A as filed with the SEC on June 10, 2021, as well as the Form 10-Qs for the quarterly periods ended September 30, 2020 (the “Affected Period”). These financial statements restate the Company’s previously issued audited and unaudited financial statements covering the periods through December 31, 2020. The quarterly periods ended March 31, 2021 and June 30, 2021 will be restated in the Company’s Form 10-Q for the quarterly period ended September 30, 2021. Please see Note 3, Note 7 and Note 8, which have been updated to reflect the restatement of the financials contained in the Annual Report.

Subsequent to our previously issued Form 10-K/A on June 9, 2021, in connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by September 15, 2022, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution as well as the Company’s current cash balance and working capital deficit raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 15, 2022. The Company intends to complete a Business Combination before the mandatory liquidation date.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates and for the period indicated:

	As Reported
	As Previously
	Restated in
	10 K/A Amendment
	No. 1	Adjustment	As Restated
Balance Sheet as of September 15, 2020 (unaudited)
Class A ordinary shares subject to possible redemption	$268,023,290	$31,976,710	$300,000,000
Class A ordinary shares	320	(320)	—
Additional paid-in capital	5,711,600	(5,711,600)	—
Retained earnings (accumulated deficit)	(712,775)	(26,264,790)	(26,977,565)
Total shareholders’ equity (deficit)	$5,000,008	$(31,976,710)	$(26,976,702)

Balance Sheet as of September 30, 2020 (unaudited)
Class A ordinary shares subject to possible redemption	$268,070,700	$31,929,300	$300,000,000
Class A ordinary shares	319	(319)	—
Additional paid-in capital	5,664,191	(5,664,191)	—
Retained earnings (accumulated deficit)	(665,364)	(26,264,790)	(26,930,154)
Total shareholders’ equity (deficit)	$5,000,009	$(31,929,300)	$(26,929,291)

Balance Sheet as of October 14, 2020 (unaudited)
Class A ordinary shares subject to possible redemption	$272,992,338	$32,310,672	$305,303,010
Class A ordinary shares	324	(324)	—
Additional paid-in capital	5,859,953	(5,859,953)	—
Retained earnings (accumulated deficit)	(861,137)	(26,450,395)	(27,366,562)
Total shareholders’ equity (deficit)	$5,000,003	$(32,310,672)	$(27,310,669)

Balance Sheet as of December 31, 2020
Class A ordinary shares subject to possible redemption	$265,086,944	$40,216,066	$305,303,010
Class A ordinary shares	402	(402)	—
Additional paid-in capital	13,765,368	(13,765,368)	—
Retained earnings (accumulated deficit)	(8,766,527)	(26,450,296)	(35,216,823)
Total shareholders’ equity (deficit)	$5,000,006	$(40,216,066)	$(35,216,060)

Statement of Operations for the three months ended September 30, 2020 (unaudited)
Net loss	$(654,632)	$—	$(654,632)
Weighted average shares outstanding – Class A	30,000,000	(24,690,382)	5,309,618
Basic and diluted net loss per ordinary share – Class A	$0.00	$(0.05)	$(0.05)
Weighted average shares outstanding – Class B	8,625,000	—	8,625,000
Basic and diluted net loss per ordinary share – Class B	$(0.01)	$(0.04)	$(0.05)

Statement of Operations for the period from May 13, 2020 (inception) through September 30, 2020 (unaudited)
Net loss	$(665,364)	$—	$(665,364)
Weighted average shares outstanding – Class A	30,000,000	(26,752,096)	3,247,904
Basic and diluted net loss per ordinary share – Class A	$0.00	$(0.06)	$(0.06)
Weighted average shares outstanding – Class B	8,625,000	(369,643)	8,255,357
Basic and diluted net loss per ordinary share – Class B	$(0.01)	$(0.05)	$(0.06)

Statement of Operations for the period from May 13, 2020 (inception) through December 31, 2020
Net loss	$(8,766,527)	$—	$(8,766,527)
Weighted average shares outstanding – Class A	30,387,905	(16,067,054)	14,320,851
Basic and diluted net loss per ordinary share – Class A	$0.00	$(0.39)	$(0.39)
Weighted average shares outstanding – Class B	7,539,714	573,549	8,113,263
Basic and diluted net loss per ordinary share – Class B	$(1.16)	$0.77	$(0.39)

Statement of Cash Flows for the period from May 13, 2020 (inception) through September 30, 2020
Supplemental disclosure of non-cash investing and financing activities:
Initial value of Class A ordinary shares subject to possible redemption	$267,994,700	$(267,994,700)	$—
Change in value of Class A ordinary shares subject to possible redemption	$76,000	$(76,000)	$—

Statement of Cash Flows for the period from May 13, 2020 (inception) through December 31, 2020
Supplemental disclosure of non-cash investing and financing activities:
Initial value of Class A ordinary shares subject to possible redemption	$268,023,290	$(268,023,290)	$—
Change in value of Class A ordinary shares subject to possible redemption	$(2,936,346)	$2,936,346	$—

Note 3—Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $305,311,303 in cash equivalents held in the Trust Account as of December 31, 2020.

Investments Held in Trust Account

The Company’s portfolio of investments held in trust is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in income earned on investments in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in Trust Account. At December 31, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Fair Value of Financial Instruments

As of December 31, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. As of December 31, 2020, the Company’s portfolio of investments held in the Trust Account is comprised entirely of investments in money market funds that invest in U.S. government securities. The Company uses NAV as a practical expedient to fair value for its investments in money market funds with published NAV.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin ("SAB") Topic 5A - "Expenses of Offering". Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO and were charged to shareholders’ equity upon the completion of the IPO. Offering costs amounted to $16,935,162, of which $16,173,600 were charged to temporary equity upon the completion of the Initial Public Offering and $677,570 were charged as general and administrative expenses to the statement of operations.

Warrant Liabilities

The Company evaluated the Public Warrants and Private Placement Warrants (collectively, “Warrants”, which are discussed in Note 4, Note 7, Note 8 and Note 9) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Statement of Operations in the period of change.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 26,508,694 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Components of Equity

Upon the IPO, the Company issued Class A ordinary shares and Warrants. The Company allocated the proceeds received from the issuance using the with-and-without method. Under that method, the Company first allocated the proceeds to the Public Warrants based on their initial fair value measurement of $11,955,000 and then allocated the remaining proceeds, net of underwriting discounts and offering costs of $16,935,163, to the Class A ordinary shares. All of the 30,530,301 Class A ordinary shares are presented within temporary equity, as shares are subject to redemption upon the occurrence of events not solely within the Company’s control. Similarly, the Company first allocated the proceeds of the Private Placement Warrants based on their initial fair value measurement of $6,368,000 and then allocated the remaining proceeds of $1,654,167 to the Class A ordinary shares.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is calculated by dividing the net income (loss) by the weighted average of ordinary shares outstanding for the respective period.

The Company did not consider the effect of the warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 23,371,211 shares of ordinary shares in the calculation of diluted loss per share because their exercise is contingent upon future events and since their inclusion would be anti-dilutive under the treasury stock method. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary shares:

	For the period
	From May 13, 2020
	(inception) through
	December 31, 2020
	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(5,596,126)	$(3,170,401)
Denominator:
Basic and diluted weighted average shares outstanding	14,320,851	8,113,263
Basic and diluted net loss per ordinary share	$(0.39)	$(0.39)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts were accrued for interest and penalties for the period from May 13, 2020 (inception) through December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by U.S. federal, U.S. state or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, deferred tax assets and income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the Company’s financial statements.

Note 4—Initial Public Offering

On September 15, 2020, the Company consummated the Initial Public Offering of 30,000,000 Units, at $10.00 per Unit, generating gross proceeds of $300.0 million, and incurring offering costs of approximately $16.6 million, inclusive of approximately $10.5 million in deferred underwriting commissions. On October 14, 2020, the Company completed the sale of the Over-Allotment Units to the underwriters, generating gross proceeds of approximately $5.3 million, and incurred additional offering costs of approximately $292,000 in underwriting fees (inclusive of approximately $186,000 in deferred underwriting commissions).

Each Unit consists of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 5—Related Party Transactions

Founder Shares

On May 19, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain offering costs of the Company in consideration for 8,625,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”). Up to 1,125,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On October 14, 2020, the underwriters partially exercised the Unit Over-Allotment Option to purchase an additional 530,301 Units. The remaining over-allotment option expired unexercised on October 25, 2020; thus, the Company forfeited 992,425 Class B ordinary shares.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (i) one year after the completion of the initial Business Combination or (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 8,000,000 Private Placement Warrants to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of approximately $8.0 million. Simultaneously with the closing of the Over-Allotment Units, on October 14, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 106,060 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $106,060.

Each warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Sponsor Loan

On May 19, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $133,000 under the Note. The Company fully repaid this balance on September 15, 2020.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors, may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company will repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $1.00 per warrant. To-date, the Company has no borrowings under any Working Capital Loans.

Administrative Support Agreement

Commencing on the date the Company’s securities are first listed on the New York Stock Exchange, the Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company recognized $37,000 in connection with such services for the period from May 13, 2020 (inception) through December 31, 2020 in general and administrative expenses in the accompanying statement of operations.

Note 6—Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants, and securities that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On October 14, 2020, the Underwriters partially exercised the over-allotment option to purchase an additional 530,301 Over-Allotment Units. The remaining over-allotment option expired unexercised on October 25, 2020.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.0 million and approximately $0.1 million in the aggregate, paid upon the closing of the Initial Public Offering in September 2020 and the Over-Allotment in October 2020, respectively. The underwriters reimbursed $390,000 to the Company to reimburse certain expenses in connection with the Initial Public Offering.

In addition, $0.35 per unit, or approximately $10.7 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7—Shareholders’ Equity

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 30,530,301 Class A ordinary shares issued and outstanding, including 26,508,694 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares

The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each Class B ordinary share. As of December 31, 2020, there were 7,632,575 Class B ordinary shares issued and outstanding.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the appointment of the Company’s directors prior to the initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination on a one-for-one basis (as adjusted). In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 8—Class A Ordinary Shares Subject to Possible Redemption

The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 200,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were 30,530,301 shares of Class A ordinary shares outstanding, which were all subject to possible redemption and classified outside of permanent equity in the balance sheets.

The Class A ordinary shares subject to possible redemption reflected on the balance sheet is reconciled on the following table:

Gross Proceeds	$305,303,010
Less:
Proceeds allocated to Public Warrants	(11,955,000)
Class A Ordinary Shares issuance costs	(16,173,600)
Add:
Accretion of carrying value to redemption value	28,128,600
Class A Ordinary Shares subject to possible redemption at December 31, 2020	$305,303,010

Note 9—Warrant Liabilities

The Public Warrants will become exercisable at $11.50 per share on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and, following the effective date of the registration statement, the Company will use commercially reasonable efforts to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital-raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial shareholders or their affiliates, without taking into account any Founder Shares held by the initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, plus interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the Class A ordinary shares during the 10-trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price”.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

Once the warrants become exercisable, the Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the last reported sale price (the “closing price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, once the warrants become exercisable, the Company may call but is not obligated to the warrants for redemption:

●	in whole and not in part;
●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A ordinary shares;
●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
●	if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted).

The “fair market value” of the Class A ordinary shares for the above purpose shall mean the volume-weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 10—Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Marketable securities held in Trust Account (1)	1	$305,311,303
Liabilities:
Private Placement Warrants (2)	2	9,078,787
Public Warrants (2)	1	17,096,969
(1)	The fair value of the marketable securities held in Trust account approximates the carrying amount primarily due to their short-term nature.
(2)	Measured at fair value on a recurring basis.

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

Initial Measurement

The Company established the initial fair value for the Warrants on September 15, 2020, the date of the Company’s Initial Public Offering, using a Binomial Lattice based approach for both the Public Warrants and the Private Placement Warrants. Specifically, the Cox-Rubenstein-Ross (“CRR”) methodology of constructing lattice models. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-half of one Public Warrant), and (ii) the sale of Private Placement Warrants, and first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption, Class A ordinary shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Lattice simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:

September 15,
2020
(Initial
Input	Measurement)
Risk-free interest rate	0.28%
Expected term (years)	5.19
Expected volatility	16.0%
Exercise price	$11.50
Fair value of Units	$9.60

The Company’s use of a Binomial Lattice based approach required the use of subjective assumptions:

●	The risk-free interest rate assumption was based on the five-year U.S. Treasury rate, which was commensurate with the contractual term of the Warrants, which expire on the earlier of (i) five years after the completion of the initial business combination and (ii) upon redemption or liquidation. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.
●	The expected term was determined to be slightly over five years, in-line with a typical equity investor assumed holding period
●	The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of business combinations by similar special purpose acquisition companies. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.
●	The fair value of the Units, which each consist of one Class A ordinary share and one-third of one Public Warrant, represents the closing price on the measurement date as observed from the ticker BSN.U.

Based on the applied volatility assumption and the expected term to a business combination noted above, the Company determined that the risk-neutral probability of exceeding the $18.00 redemption value by the start of the exercise period for the Warrants resulted in a nominal difference in value between the Public Warrants and Private Placement Warrants across the valuation dates utilized in the Binomial Lattice based approach. Therefore, the resulting valuations for the two classes of Warrants were determined to be approximately the same. On September 15, 2020, the Private Placement Warrants and Public Warrants were determined to be $0.797 and $0.796 per warrant, respectively. The aggregate values were $6.4 million for the Private Placement Warrants and $12.0 million for the Public Warrants.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis and were initially measured at fair value as Level 3 financial liabilities using a Binomial Lattice based approach as of the Company’s public offering date. The subsequent measurement of the Public Warrants as of December 31, 2020 are classified as Level 1 due to the use of an observable market quote in an active market under the ticker BSN.WS. As the transfer of Private Placement Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant, with an insignificant adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2.

As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $9.1 million and $17.1 million, respectively.

The following table presents the changes in the fair value of warrant liabilities:

	Private		Warrant
	Placement	Public	Liabilities
Fair value as of May 13, 2020 (inception)	$—	$—	$—
Initial measurement on September 15, 2020	6,368,000	11,955,000	18,323,000
Initial measurement on October 14, 2020	83,893	209,469	293,362
Change in valuation inputs or other assumptions(1)	2,626,894	4,932,500	7,559,394
Fair value as of December 31, 2020	$9,078,787	$17,096,969	$26,175,756
(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the Statement of Operations.
(2)	Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 measurement and the estimated fair value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 measurement during the period ended December 31, 2020 when the Public Warrants were separately listed and traded.

Note 11—Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through June 9, 2021, the date the financial statements were issued, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

Vertical Aerospace Ltd.

Ordinary Shares

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except where any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.Recent Sales of Unregistered Securities.

During the past three years, we issued securities which were not registered under the Securities Act as set forth below. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act:

●	In connection with the Business Combination Agreement, we issued an aggregate of 9,400,000 Ordinary Shares at $10.00 per share for gross proceeds of $94,000,000. The PIPE Financing closed on December 16, 2021 immediately after the Business Combination.
●	Pursuant to the Business Combination Agreement, at the closing of the Business Combination on December 16, 2021, we acquired all of the issued and outstanding share capital of VAGL from shareholders of VAGL for 200,996,400 Ordinary Shares.
●	In connection with the Business Combination, we issued and sold to the Convertible Senior Secured Notes Investor in a private placement: (i) an aggregate of $200 million principal amount of Convertible Senior Secured Notes and (ii) 4,000,000 warrants exercisable for one Ordinary Share each, with an exercise price of $11.50 per Ordinary Share.
●	Immediately after closing of the Business Combination, we entered into the American Warrant Instrument pursuant to which, among other things, American received warrants to purchase Ordinary Shares, subject to the terms of such warrant instrument. The American Warrant Instrument provides for a warrant over 2,625,000 Ordinary Shares, which were issued immediately after closing of the Business Combination, with a warrant over a further 1,750,000 Ordinary Shares being issued on each occasion American places a legally binding commitment for 50 aircraft, up to a maximum of 8,750,000 Ordinary Shares in total.
●	Immediately after closing of the Business Combination, we entered into the Avolon Warrant Instrument pursuant to which, among other things, the Avolon Warrantholders received warrants to purchase Ordinary Shares, subject to the terms of such warrant instrument. The Avolon Warrant Instrument provides for warrants over 10,143,600 Ordinary Shares (in aggregate) which were issued immediately after closing of the Business Combination, with warrants over a further 3,765,000 Ordinary Shares (in aggregate) being issued in the event Avolon places a binding order for aircraft for $1.25 billion or more (or such pro rata amount thereof).

●	On October 29, 2021, we and Virgin Atlantic entered into the Virgin Atlantic Warrant Instrument pursuant to which, among other things, Virgin Atlantic received warrants to purchase Ordinary Shares upon closing of the Business Combination, subject to the terms of such warrant instrument. The Virgin Atlantic Warrant Instrument provides for: a warrant over 2,625,000 Ordinary Shares that was issued immediately after the Share Acquisition Closing (the “Virgin Atlantic Initial Warrant”), with a warrant over a further 1,312,500 Ordinary Shares to be issued in the event Virgin Atlantic or any of its affiliates enters into a legally-binding commitment to purchase not less than 50 aircraft, a warrant over a further 656,250 Ordinary Shares to be issued in the event Virgin Atlantic or any of its affiliates enters into a legally-binding commitment to purchase an additional 25 aircraft and a warrant over a further 656,250 Ordinary Shares to be issued in the event Virgin Atlantic or any of its affiliates enters into a legally-binding commitment to purchase an additional 25 aircraft.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

Item 8.Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.
(b)	Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date	Filed / Furnished
2.1†	Business Combination Agreement, dated as of June 10, 2021, by and among Broadstone, Vertical, Merger Sub, VAGL and the VAGL Shareholders.	F-4	333-257785	2.1	July 9, 2021
3.1	Amended and Restated Memorandum and Articles of Association of Broadstone.	F-4	333-257785	3.1	July 9, 2021
3.2	Amended and Restated Memorandum and Articles of Association of Vertical.	6-K	001-41169	1.1	December 16, 2021
4.1	Specimen Unit Certificate of Broadstone	F-4	333-257785	4.1	July 9, 2021
4.2	Specimen Ordinary Share Certificate of Broadstone	F-4	333-257785	4.2	July 9, 2021
4.3	Specimen Warrant Certificate of Broadstone.	F-4	333-257785	4.3	July 9, 2021
4.4	Warrant Agreement between Broadstone and Continental Stock Transfer & Trust Company, dated as of September 10, 2020	F-4	333-257785	4.4	July 9, 2021
4.5	Form of Assignment, Assumption and Amendment Agreement (Warrant Agreement) between Broadstone and Continental Stock Transfer & Trust Company, dated as of September 10, 2020	F-4	333-257785	4.5	September 20, 2021
4.6	Specimen Vertical Ordinary Share Certificate	F-4	333-257785	4.6	November 1, 2021
4.7	Form of Indenture between Vertical, Broadstone as guarantor, VAGL as guarantor and U.S. Bank National Association as trustee and collateral agent for the Convertible Senior Secured Notes.	F-4	333-257785	4.7	November 1, 2021
4.8	Warrant Agreement between Mudrick Capital Management L.P. and Vertical Aerospace Ltd. dated as of October 26, 2021.
5.1	Opinion of Maples and Calder (Cayman) LLP as to the validity of the Ordinary Shares to be issued.
5.2	Opinion of Winston & Strawn LLP.	F-4	333-257785	5.2	November 1, 2021
8.1	Opinion of Winston & Strawn LLP regarding certain federal income tax matters.	F-4	333-257785	8.1	November 1, 2021
10.1	Letter Agreement, dated September 10, 2020, by and among Broadstone, its executive officers, its directors and Sponsor.	F-4	333-257785	10.1	July 9, 2021
10.2	Investment Management Trust Agreement, dated September 10, 2020, by and between Broadstone and Continental Stock Transfer & Trust Company, as trustee.	F-4	333-257785	10.2	July 9, 2021
10.3	Administrative Services Agreement, dated September 10, 2020, by and between Broadstone and Sponsor.	F-4	333-257785	10.3	July 9, 2021
10.4	Private Placement Warrants Purchase Agreement, dated September 10, 2020, by and between Broadstone and Sponsor.	F-4	333-257785	10.4	July 9, 2021
10.5	Form of Registration Rights Agreement, by and among Vertical, Sponsor, Broadstone and other parties as set forth thein.	F-4	333-257785	10.5	July 9, 2021
10.6	Form of Subscription Agreement, by and among Vertical and the subscribers party thereto.	F-4	333-257785	10.6	July 9, 2021
10.7	Form of Shareholder Support Letter, by and among Vertical, the Sponsor, Broadstone, VAGL and Merger Sub.	F-4	333-257785	10.7	July 9, 2021

10.8	Form of Sponsor Support Letter, by and among Vertical, Broadstone, VAGL and the parties named thereto.	F-4	333-257785	10.8	July 9, 2021
10.9††	Form of Vertical Aerospace Ltd. 2021 Incentive Award Plan.	F-4	333-257785	10.9	July 9, 2021
10.10	Form of Avolon Warrant Instrument, by and among Vertical, Broadstone, the Sponsor, Merger Sub, VAGL and other parties listed therein.	F-4	333-257785	10.10	November 1, 2021
10.11	Form of American Warrant Instrument, by and among Vertical, Broadstone, the Sponsor, Merger Sub, VAGL and other parties listed therein.	F-4	333-257785	10.11	August 24, 2021
10.12	Form of Loan Note Holder Share Purchase Agreement, by and among Vertical, Broadstone, the Sponsor, Merger Sub, VAGL and other parties listed therein.	F-4	333-257785	10.12	July 9, 2021
10.13	Form of American Share Purchase Agreement, by and among Vertical, Broadstone, the Sponsor, Merger Sub, VAGL and other parties listed therein.	F-4	333-257785	10.13	July 9, 2021
10.14	Form of Call Option Agreement, by and among American and VAGL.	F-4	333-257785	10.14	July 9, 2021
10.15	Avolon Partnership Agreement, dated March 16, 2021, between VAGL and Avolon Aerospace Leasing Limited.	F-4	333-257785	10.15	August 24, 2021
10.16	Rent Deposit Deed, dated July 15, 2021, between Anthony Nigel Samson, VAGL	F-4	333-257785	10.16	August 24, 2021
10.17	Licence to Assign, dated July 15, 2021, between Anthony Nigel Samson, Vertical, Imagination Industries Limited and VAGL.	F-4	333-257785	10.17	August 24, 2021
10.18‡	Memorandum of Understanding, dated June 10, 2021, by and between American and VAGL.	F-4	333-257785	10.18	October 8, 2021
10.19	Memorandum of Understanding, dated June 8, 2021, by and between Virgin Atlantic and VAGL.	F-4	333-257785	10.19	November 1, 2021
10.20	Virgin Atlantic Warrant Instrument, dated October 29, 2021, and among Vertical, Broadstone, the Sponsor, Merger Sub, VAGL and other parties listed therein.	F-4	333-257785	10.20	November 1, 2021
10.21	Loan Agreement dated October 22, 2021, between Stephen Fitzpatrick and VAGL.	F-4	333-257785	10.21	November 1, 2021
10.22	Form of Indemnification and Advancement Agreement.	6-K	001-41169	10.1	December 16, 2021
10.23	Form of Director Appointment Letter.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of WithumSmith+Brown, PC.
23.3	Consent of Maples and Calder (included in Exhibit 5.1)
23.4	Consent of Winston & Strawn LLP (included in Exhibit 5.2).	F-4	333-257785	23.4	November 1, 2021
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††	Indicates a management contract or compensatory plan.
‡

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, the United Kingdom on this 18th day of January, 2022.

VERTICAL AEROSPACE LTD.

By:	/s/ Stephen Fitzpatrick
Name: Stephen Fitzpatrick
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Stephen Fitzpatrick and Vincent Casey, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of Vertical Aerospace Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Stephen Fitzpatrick	Founder, Chief Executive Officer and Chairman (Principal Executive Officer)	January 18, 2022
Stephen Fitzpatrick

/s/ Vincent Casey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 18, 2022
Vincent Casey

/s/ Michael Cervenka	President and Director	January 18, 2022
Michael Cervenka

/s/ Kathy Cassidy	Director	January 18, 2022
Kathy Cassidy

/s/ Gur Kimchi	Director	January 18, 2022
Gur Kimchi

/s/ Marcus Waley-Cohen	Director	January 18, 2022
Marcus Waley-Cohen

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vertical Aerospace Ltd. has signed this registration statement in the City of New York, State of New York, on January 18, 2022.

COGENCY GLOBAL INC.

By:	/s/ Colleen De Vries
Name: Colleen De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.